REDWOOD MORTGAGE INVESTORS VIII

                $30,000,000 Units of Limited Partnership Interest
                                   $1 per Unit

     We are engaged in business as a mortgage lender. We make loans to individuals and business entities secured primarily by first and second deeds of trust on California real estate. Loans are arranged and serviced by Redwood Mortgage Corp.

     Our investment objectives are to make investments that:

     - Yield a high rate of return from mortgage  lending

     - Preserve and protect our capital

     A maximum of 30,000,000 units ($30,000,000) are being offered on a "best efforts" basis, which means that no one is guaranteeing that any minimum number of units will be sold, through broker dealer member firms of the National Association of Securities Dealers. We have sold $18,893,383.13 as of November 30, 1999. As this is not our first offering of units, all proceeds from the sale of units will be immediately available to us for investment.

     There are risks associated with an investment in the partnership (See "RISK FACTORS") including the following:

     - We will be subject to various conflicts of interest arising out of our relationship to the general partners and their affiliates.

     - Due to the speculative nature of the investment, there is a risk that you could lose your entire investment.

     - The formation loan to be made to Redwood Mortgage Corp. will be unsecured and non-interest bearing, and repayment is not guaranteed.

     - An investment in units involves material tax risks.

     - Transfer of units is restricted; no public market for the units exists and none is likely to develop.

     - You will have a limited ability to liquidate your investment; you will be subject to early withdrawal penalties and other restrictions and may be required to accept less than you paid for your units.

     - Our use of leverage may reduce the partnership's profitability or cause losses through liquidation.

     - We will rely on appraisals which may not be accurate to determine the fair market value of the real property used to secure loans made by the partnership.

     - Loan defaults and foreclosures may adversely affect the partnership.

     - You have no right to participate in the management of the partnership and may only vote on those matters which are set forth in the limited partnership agreement; all decisions with respect to the management of the partnership will be made exclusively by the general partners.

                  ---------------------------------------------

================================================================================
                         Price to Public           Underwriting      Proceeds to
                                                  commission (1)     partnership
--------------------------------------------------------------------------------
Per Unit (Minimum
Investment 2,000 units)           $1                   $0                     $1
Total Maximum             30,000,000                   $0            $30,000,000
================================================================================
[FN]
     (1) Underwriting commissions will be paid by Redwood Mortgage Corp. from proceeds borrowed from the partnership. This loan is called the formation loan and will be repaid by Redwood Mortgage Corp. over time.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The use of projections in this offering is prohibited. Any representation to the contrary and predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in the partnership is not permitted.

                The date of this prospectus is February 28, 2000

                                TABLE OF CONTENTS

                                                                            Page
SUMMARY OF THE OFFERING........................................................1
The Partnership................................................................1
General Partners...............................................................1
Risk Factors...................................................................1
Terms Of The Offering..........................................................1
Estimated Use Of Proceeds......................................................2
Compensation Of The General Partners And Affiliates............................2
Conflicts Of Interest..........................................................2
Prior Performance Summary......................................................2
Investment Objectives And Criteria.............................................2
Federal Income Tax Consequences................................................3
Liquidity, Capital Withdrawal And Early Withdrawals............................3
Summary Of Limited Partnership Agreement.......................................3
Additional Information.........................................................3
Subscription Procedures........................................................3
RISK FACTORS...................................................................4
REAL ESTATE AND OPERATING RISKS................................................4
We Have Not Identified Any New Loans From Additional Proceeds Of
  This Offering................................................................4
Loan Defaults And Foreclosures By Borrowers May Adversely Affect
  Partnership..................................................................4
We Must Rely On Appraisals Which May Not Be Accurate Or May Be
  Affected By Subsequent Events................................................4
Risks Associated With Junior Encumbrances......................................5
Risks Associated With Construction Loans.......................................5
Risk Of Real Estate Ownership After Foreclosure................................5
Risks Of Real Estate Development On Property Acquired By Us....................5
Bankruptcy And Legal Limitations On Personal Judgements May
  Adversely Affect Our Profitability...........................................6
Risks Associated With Unintended Violations Of Usury Statutes..................6
Risks Associated With High Cost Mortgages......................................6
Loan- To-Value Ratios Are Determined By Appraisals Which May Be
  In Excess Of The Ultimate Purchase Price Of The Underlying Property..........7
Use Of Borrowed Money May Reduce Our Profitability Or Cause Losses
  Through Liquidation..........................................................7
Changes In Interest Rates May Affect Your Return On Your Investment............7
Marshaling Of Assets Could Delay Or Reduce Recovery Of Loans...................8
Potential Liability For Toxic Or Hazardous Substances If We Are
  Considered Owner Of Real Property............................................8
Potential Loss Of Revenue In The Event Of The Presence Of Hazardous
  Substances...................................................................8
Potential Conflicts And Risks If We Invest In Loans With General
  Partners Or Affiliates.......................................................9
INVESTMENT RISKS...............................................................9
There Is No Assurance You Will Receive Cash Distributions......................9
Your Ability To Recover Your Investment On Dissolution And
  Termination Will Be Limited..................................................9
Certain Kinds Of Losses Can Not Be Insured Against.............................9
Risks Related To Concentration Of Mortgages In The San Francisco
  Bay Area....................................................................10
You Must Rely On General Partners For Management Decisions....................10
You Will Be Bound By Decision Of Majority Vote................................10
Net Worth Of The General Partners May Affect Ability Of General
  Partners To Fulfill Their Obligations To The Partnership....................10
Operating History Of The Partnership..........................................10
Risks Regarding Formation Loan And Repayment Thereof..........................11
Delays In Investment Could Adversely Affect Your Return.......................11
No Assurance Of Limitation Of Liability Of Limited Partners...................11
No Assurance That California Law Will Apply With Respect To Limitation
  Of Liability Of Limited Partners............................................12
We Cannot Precisely Determine Compensation To Be Paid To General
  Partners And Affiliates.....................................................12
Working Capital Reserves May Not Be Adequate..................................12
Purchase Of Units Is A Long Term Investment...................................12
We May Be Required To Forego More Favorable Investment To Avoid Regulation
  Under Investment Company Act of 1940........................................12
Use Of Forward Looking Statements.............................................13
TAX RISKS.....................................................................13
Material Tax Risks Associated With Investment In Units........................13
Risks Associated With Partnership Status For Federal Income Tax Purposes......13
Risks Associated With Characterization Of Partnership Income As Portfolio
  Income......................................................................13
Risks Of Partnership Characterization As A Publicly Traded Partnership........14
Risks Relating To Taxation Of Undistributed Revenues And Gain.................14
Risks Relating To Creation Of Unrelated Business Taxable Income...............14
Risks Of Applicability Of Alternative Minimum Tax.............................14
Risks Of Audit And Adjustment.................................................14
Risks Of Effects Of State And Local Taxation..................................14
ERISA RISKS...................................................................15
Risks Of Investment By Tax-Exempt Investors...................................15
INVESTOR SUITABILITY STANDARDS................................................16
Minimum Suitability Standards.................................................16
Minimum Purchase Amount.......................................................16
IRA Investors.................................................................16
ERISA Investors...............................................................16
Blue Sky Requirements.........................................................16
Subscription Agreement Warranties.............................................17
Subscription Procedure........................................................17
NOTICE TO CALIFORNIA RESIDENTS................................................17
TERMS OF THE OFFERING.........................................................17
No Escrow Established.........................................................17
Investment Of Subscriptions...................................................17
Purchase By General Partners And Affiliates...................................18
Guaranteed Payment For Offering Period........................................18
Election To Receive Periodic Cash Distributions...............................18
ESTIMATED USE OF PROCEEDS.....................................................19
CAPITALIZATION OF THE PARTNERSHIP.............................................20
COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES...........................20
OFFERING STAGE................................................................21
OPERATING STAGE...............................................................21
LIQUIDATION STAGE.............................................................22
CONFLICTS OF INTEREST.........................................................23
Conflicts Arising As A Result Of The General Partners' Legal and Financial
  Obligations to Other Partnerships...........................................24
Conflicts Arising From The General Partners' Allocation Of Time Between
  The Partnership And Other Activities........................................24
Amount Of Loan Brokerage Commissions Affects Rate Of Return To
  Limited Partners............................................................25
Terms Of Formation Loan Are Not A Result Of Arms Length Negotiations..........25
Potential Conflicts If We Invest In Loans With General Partners
     Or Affiliates............................................................25
General Partners Will Represent Both Parties In Sales Of Real Estate
  Owned to Affiliates.........................................................25
Professionals Hired By General Partners Do Not Represent You Or Any
  Other Limited Partner.......................................................26
FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS..............................26
Present State Of The Law......................................................27
Terms Of The Partnership Agreement............................................27
PRIOR PERFORMANCE SUMMARY.....................................................27
Experience And Background Of General Partners.................................27
PUBLICLY OFFERED MORTGAGE PROGRAMS............................................28
PRIVATELY OFFERED MORTGAGE PROGRAMS...........................................28
Corporate Mortgage Investors..................................................29
Additional Information........................................................29
No Major Adverse Developments.................................................29
Prior Public Partnerships.....................................................29
Three Year Summary Of Loans Originated By Prior Limited Partnerships..........30
MANAGEMENT....................................................................31
General.......................................................................31
The General Partners..........................................................31
D. Russell Burwell............................................................31
Michael R. Burwell............................................................31
Gymno Corporation.............................................................31
Redwood Mortgage Corp.........................................................31
The Redwood Group, Ltd........................................................31
Theodore J. Fischer...........................................................32
SELECTED OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................32
SELECTED FINANCIAL DATA.......................................................33
ORGANIZATIONAL CHART..........................................................34
INVESTMENT OBJECTIVES AND CRITERIA............................................35
Principal Objectives..........................................................36
General Standards For Loans...................................................35
Priority Of Mortgages.........................................................35
Geographic Area Of Lending Activity...........................................35
Construction Loans............................................................36
Loan-To-Value Ratios..........................................................36
Terms Of Loans................................................................36
Equity Interests In Real Property.............................................36
Escrow Conditions.............................................................37
Loans To General Partners And Affiliates......................................37
Purchase Of Loans From Affiliates And Other Third Parties.....................37
Note Hypothecation............................................................37
Joint Ventures................................................................37
Diversification...............................................................37
Reserve Fund..................................................................38
Credit Evaluations............................................................38
Loan Brokerage Commissions....................................................38
Loan Servicing................................................................38
Sale Of Loans.................................................................38
Borrowing.....................................................................38
Other Policies................................................................38
CERTAIN LEGAL ASPECTS OF LOANS................................................38
Foreclosure...................................................................39
Tax Liens.....................................................................39
Anti-Deficiency Legislation...................................................39
Special Considerations In Connection With Junior Encumbrances.................39
"Due-On-Sale" Clauses.........................................................40
Due-On-Sale...................................................................40
Due-On-Encumbrance............................................................40
Prepayment Charges............................................................41
Real Property Loans...........................................................41
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION OF THE PARTNERSHIP.............................................41
BUSINESS......................................................................46
FEDERAL INCOME TAX CONSEQUENCES...............................................50
Summary Of Material Tax Aspects...............................................50
Opinion Of Counsel............................................................51
     Partnership Tax Status...................................................52
     Publicly Traded Partnerships.............................................52
     Results If Partnership Is Taxable As An Association......................53
     Anti-Abuse Rules.........................................................54
Taxation Of Partners - General................................................54
Allocation Of Profits And Losses..............................................54
Sale Of Partnership Units.....................................................54
Character Of Income Or Loss...................................................55
Treatment Of Loans Containing Participation Features..........................56
Repayment Or Sale Of Loans....................................................56
Property Held Primarily For Sale; Potential Dealer Status.....................56
Tax Consequences Of Reinvestment In Loans.....................................57
Partnership Organization, Syndication Fees And Acquisition Fees...............57
Original Issue Discount.......................................................57
Deduction Of Investment Interest..............................................57
Section 754 Election..........................................................58
Termination Of The Partnership................................................58
Tax Returns...................................................................58
Audit Of Tax Returns..........................................................58
Investment By Tax-Exempt Investors............................................59
Investment By Charitable Remainder Trusts.....................................60
Foreign Investors As Limited Partners.........................................60
State And Local Taxes.........................................................60
ERISA CONSIDERATIONS..........................................................61
General.......................................................................61
Fiduciaries Under ERISA.......................................................61
Prohibited Transactions Under ERISA And The Code..............................61
Plan Assets...................................................................62
Annual Valuation..............................................................62
Potential Consequences Of Treatment As Plan Assets............................63
DESCRIPTION OF UNITS..........................................................63
SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT..................................64
Rights And Liabilities Of Limited Partners....................................64
Capital Contributions.........................................................64
Rights, Powers And Duties Of General Partners.................................64
Profits And Losses............................................................64
Cash Distributions............................................................65
Meeting.......................................................................65
Accounting And Reports........................................................65
Restrictions On Transfer......................................................65
General Partners' Interest....................................................65
Term Of Partnership...........................................................65
Winding Up....................................................................66
Dissenting Limited Partners' Rights...........................................66
TRANSFER OF UNITS.............................................................66
Restrictions On The Transfer Of Units.........................................66
Withdrawal From Partnership...................................................67
DISTRIBUTION POLICIES.........................................................68
Distributions To The Limited Partners.........................................68
Cash Distributions............................................................68
Allocation Of Net Income And Net Losses.......................................69
REPORTS TO LIMITED PARTNERS...................................................69
PLAN OF DISTRIBUTION..........................................................69
Sales Commissions.............................................................69
Sales By Registered Investment Advisors.......................................69
Payment Of Sales Commission...................................................70
Payment Of Other Fees To Participating Broker Dealers.........................70
Suitability Requirements......................................................70
Formation Loan................................................................71
Escrow Arrangements...........................................................72
Termination Date Of Offering..................................................72
Subscription Account..........................................................72
SUPPLEMENTAL SALES MATERIAL...................................................72
LEGAL PROCEEDINGS.............................................................73
LEGAL OPINION.................................................................73
EXPERTS.......................................................................73
ADDITIONAL INFORMATION........................................................73
TABULAR INFORMATION CONCERNING PRIOR PROGRAMS.................................74
GLOSSARY......................................................................74
INDEX TO THE FINANCIAL STATEMENTS.............................................76
APPENDIX I - PRIOR PERFORMANCE TABLES
EXHIBIT A - AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
EXHIBIT B - AMENDED AND RESTATED SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

                             SUMMARY OF THE OFFERING

     This summary highlights selected information contained elsewhere in this prospectus. It does not contain all the information that is important to your decision to invest in the partnership. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements.

     The Partnership We are Redwood Mortgage Investors VIII and we commenced operations on or about April 12, 1993. We are located at 650 El Camino Real, Suite G, Redwood City, California 94063 and our telephone number is (650) 365-5341.

     We are  engaged  in  business  as a  mortgage  lender.  We  make  loans  to individuals and business entities secured by residential, investment or commercial property. In order to secure repayment of the loans, the loans are secured by first and second, and in some limited cases, third deeds of trust on the property.

     General Partners The general partners of the partnership are D. Russell Burwell, Michael R. Burwell and Gymno Corporation, a California corporation and Redwood Mortgage Corp., a California corporation. Redwood Mortgage Corp. was admitted as a general partner on February 7, 2000. The general partners manage and control the partnership affairs and will make all investment decisions for us. The loans are arranged and serviced by Redwood Mortgage Corp.

     Risk Factors An investment in the partnership involves certain risks. The following are the most significant risks relating to an investment in the partnership:

     -Although you will have an opportunity to review the partnership's existing portfolio, you will not have an opportunity to review loans to be made by the partnership from the proceeds of this offering until after the loans have been made. Such decisions will be made exclusively by the general partners.

     -No escrow will be established. All proceeds from the sale of units will be immediately available for investment in loans.

     -The general partners and their affiliates will receive fees from the partnership. Most fees will be paid regardless of the economic return to you and other limited partners or how successful the partnership is. The compensation to be received by the general partners and their affiliates is based, in large part, upon the principal balances of the loans. The principal balances of the loans will be continually changing as new investments are made.

     -There are limits on your ability to transfer units. No public market exists for units and none is likely to develop. Thus you may not be able to sell your units quickly or profitably if the need arises.

     -Before you invest in the partnership, you should see the complete discussion of the "Risk Factors" beginning on page 4 of this prospectus.

     Terms of the Offering Up to 30,000,000 units ($30,000,000) of limited partnership interest in the partnership are offered in units of $1 each. As of November 30, 1999, we had sold $18,893,383.13 in units. The units are being offered by selected registered broker dealers who are members of the National Association of Securities Dealers, Inc. (the "participating broker dealers"). They are being offered on a "best efforts" basis, which means that no one is guaranteeing that any minimum number of units will be sold. We may also accept orders from you if you utilize the services of a registered investment advisor.

     Estimated Use of Proceeds. The partnership will use the proceeds from the sale of its units to make loans and pay expenses relating to the organization and operation of the partnership. After the repayment of the formation loan, we estimate that approximately 96% of the proceeds of this offering will be used to make loans. The remaining proceeds will be used to pay expenses relating to the organization and operation of the partnership. Until the formation loan is repaid, a minimum of 84% of the proceeds will be used to make loans. However, because of the time value of money, the amount of proceeds available to make loans (96%) upon the repayment of the formation loan may be less than if 96% of the proceeds of this offering were available to make loans today. If all of the units we are offering are not sold, the amount of proceeds available to make loans will be less.

     Compensation of the General Partners and Affiliates The general partners and their affiliates have received and will continue to receive substantial compensation in connection with the offering and the investment and management of the partnership's assets. An affiliate of a general partner includes generally any entity in which a general partner owns 10% or more or otherwise controls any person owning directly or indirectly, 10% or more, of a general partner and any officer, director or partner or a general partner. The receipt of this compensation is not the result of arms length negotiations (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" at page 20). The amount of compensation to be paid to the general partners and their affiliates are estimates and actual amounts paid may vary. Except as noted, there is no limit on the dollar amount of compensation and fees to be paid to the general partners and their affiliates.

     Conflicts of Interest The general partners and their affiliates will experience conflicts of interest in connection with the management of the partnership, including the following:

     -The general partners and their affiliates have legal and financial obligations with respect to other partnerships which are similar to their obligations with respect to the partnership.

     -The general partners and their affiliates have to allocate their time between the partnership and other activities, including other real estate partnerships in which they are involved.

     -The amount of the loan brokerage commission payable to affiliates of the general partners will affect the overall rate of return to the limited partners.

     In the event of default of the formation loan, a conflict of interest would arise on the general partners' part in connection with the enforcement of the formation loan and continued payment of other fees and compensation to Redwood Mortgage Corp., including, but not limited to, the loan servicing fee and the loan brokerage fee.

     Prior Performance Summary We have previously sponsored 8 prior partnerships with investment objectives similar to the partnership. We have been engaged in mortgage lending in the San Francisco Bay Area since 1977. For a description of operations of the partnership and prior programs of the general partners and their affiliates, see "PRIOR PERFORMANCE SUMMARY" at page 27. Certain statistical data relating to prior partnerships with investment objectives similar to ours is also provided in the "Prior Performance Tables" included at the end of this prospectus.

                       Investment Objectives and Criteria

Our investment objectives are:

     -To yield a high rate of return from mortgage lending, after the payment of certain fees and expenses to the general partners and their affiliates, and

     -Preserve and protect the partnership's capital.

     Federal Income Tax Consequences The section of this prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES" at page 50 contains a discussion of the most significant federal income tax issues pertinent to the partnership. Other tax issues of relevance to other taxpayers should be reviewed carefully by such investors to determine special tax consequences of an investment prior to their subscription.

     Liquidity, Capital Withdrawals and Early Withdrawals You have no right to withdraw from the partnership or to obtain the return of all or any portion of sums paid for the purchase of units (or reinvested earnings with respect thereto) for one (1) year after the date such units are purchased. In order to provide a certain degree of liquidity, after the one year period, you may withdraw all or part of your capital accounts from the partnership in four equal quarterly installments beginning the calendar quarter following the quarter in which the notice of withdrawal is given. Such notice must be given thirty (30) days prior to the end of the preceding quarter subject to a ten percent (10%) early withdrawal penalty. The ten percent (10%) penalty is applicable to the amount withdrawn as stated in the notice of withdrawal. The ten percent (10%) penalty will be deducted, pro rata, from the four quarterly installments paid to the limited partner. Withdrawal after the one year holding period and before the five year holding period will be permitted only upon the terms set forth above.

     You will also have the right after five years from the date of purchase of the units to withdraw from the partnership. This will be done on an installment basis, generally, over a five-year period (in 20 equal quarterly installments), or over such longer period of time as the limited partner may desire or as may be required in light of partnership cash flow. During this five-year (or longer) period, we will pay any distributions with respect to units being liquidated directly to the withdrawing limited partner. No penalty will be imposed on withdrawals made in twenty quarterly installments or longer. There is also a limited right of liquidation for your heirs upon death.

     Summary of Limited Partnership Agreement Your rights and obligations in the partnership and your relationship with the general partners will be governed by the partnership agreement. Please refer to the "SUMMARY OF LIMITED PARTNERSHIP AGREEMENT" section at page 64 of this prospectus for more detailed information concerning the terms of the partnership agreement. A complete copy of the partnership agreement is attached as Exhibit A to this prospectus.

     Additional Information We have filed a registration statement under the Securities Act of 1933, as amended. The partnership has filed with the Securities and Exchange Commission, Washington, D.C. 20549, as amended, with respect to the units offered pursuant to this prospectus. For further information regarding the partnership, the general partners and their activities, you should review the registration statement and to the exhibits thereto which are available for inspection at no fee in the Office of the Commission in Washington, D.C. 20549. Additionally, the Commission maintains a website that contains reports, proxy information statements and other information regarding registrants such as the partnership who file electronically. The address of the Commission website is http://www.sec.gov. Subscription Procedures In order to subscribe for units, you will be required to deliver the following:

     1. One executed copy of the subscription agreement, which incorporates a power of attorney to the general partners.

     2. A check in the amount of $1 for each unit subscribed for. The minimum purchase is 2,000 units ($2,000). All checks should be made payable to "Redwood Mortgage Investors VIII," and should be delivered to the partnership's offices.

     The subscription documents referred to above are contained in the "Investor Subscription Documents" provided to prospective investors under separate cover herewith.

                                  RISK FACTORS

     Investing in units involves a high degree of risk. You should specifically consider the following risks:

Real Estate And Operating Risks

     We Have Not Identified Any New Loans From Additional Proceeds of This Offering We have not yet identified any specific investments with respect to the additional proceeds we will receive from this offering. Thus, this offering presents increased uncertainties to you. You must rely entirely on the judgment of the general partners in investing the proceeds of this offering. This means you will be unable to evaluate, in advance, any of the terms of the loans including the selection of borrowers, and the terms of the loans that will be made.

     Additionally, you will have no ability to evaluate the identification or location of, or any other important economic and financial data pertaining to, the underlying properties that secure the loans. No assurance can be given that we will be successful in obtaining investments that meet our goals or that, if investments are made, our objectives will be realized. Our current loan portfolio is summarized in the sections of the prospectus entitled "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF THE PARTNERSHIP" at page 41 and "BUSINESS" at page 46 of this prospectus.

     Loan Defaults and Foreclosures By Borrowers May Adversely Affect Partnership We are in the business of lending money and, as such, take the risk that borrowers may be unable to repay the loan we have made to them. Most loans will be interest only or interest with small repayments of principal. This means the loans are structured to provide for relatively small monthly payments with a large "balloon" payment of principal due at the end of the term. Many borrowers are unable to repay such loans at maturity out of their own funds and are compelled to refinance or sell their property. Fluctuations in interest rates and the unavailability of money could make it difficult for borrowers to refinance their loans at maturity or sell their property. If a borrower is unable to repay the loan and defaults, we may be forced to purchase the property at a foreclosure sale. If we cannot quickly sell or refinance such property, and the property does not produce any significant income, the partnership's profitability will be adversely affected. The partnership may be required to spend substantial funds if it is required to foreclose on a borrower. As of September 30, 1999, the partnership's loan portfolio included four (4) loans delinquent over 90 days representing 4.29% of the total portfolio and no loans had a filed notice of default.

     We Must Rely On Appraisals Which May Not Be Accurate or May Be Affected By Subsequent Events We are an "asset" rather than a "credit" lender. We are relying primarily on the real property securing the loans to protect our investment and not the credit worthiness of the borrower. We rely on appraisals, prepared by unrelated third parties, to determine the fair market value of real property used to secure loans made by the partnership. We cannot guarantee that such appraisals will, in any or all cases, be accurate. Additionally, since an appraisal fixes the value of real property at a given point in time, subsequent events could adversely affect the value of real property used to secure a loan. These subsequent events may include general or local economic conditions, neighborhood values, interest rates and new construction. Subsequent changes in applicable governmental laws and regulations may also have the effect of severely limiting the permitted uses of the property. This could also drastically reduce the property's value. Accordingly, if an appraisal is not accurate or subsequent events adversely effect the value of the property, the loan would not be as secure as anticipated. In the event of foreclosure, we may not be able to recover our entire investment.

     Risks Associated With Junior Encumbrances In the event of foreclosure under a second or third deed of trust the debt secured by a senior deed(s) of trust must be satisfied before any proceeds from the sale of the property can be applied toward the debt owed to us. Furthermore, to protect our junior security interest, we may be required to make substantial cash outlays for such items as loan payments to senior lienholders to prevent their foreclosure, property taxes, insurance, repairs, maintenance and any other expenses associated with the property.

Risks Associated With Construction Loans

     We may make construction loans up to a maximum of ten percent (10%) of the partnership's loan portfolio. Investing in construction loans subjects us to greater risk than loans related to properties with operating histories. If the partnership forecloses on property under construction, construction will generally have to be completed before the property can begin to generate an income stream or could be sold. We may not have adequate cash reserves on hand with respect to junior-encumbrances and/or construction loans at all times to protect our security. If we did not have adequate cash reserves, we could suffer a loss of our investment. (See "CERTAIN LEGAL ASPECTS OF LOANS" at page 38).

     Risks of Real Estate Ownership After Foreclosure If a borrower is unable to pay our loan or refinance it when it is due, we will be required to institute foreclosure proceedings against the borrower. Although we may immediately be able to sell the property, sometimes we will be required to own the property for a period of time. Regardless of how long we own the property, we will be subject to certain economic and liability risks attendant to all property ownership. Depending of the type of property (whether it is a single family, multifamily or commercial property, land, or a property under construction), the risks of ownership will include the following:

     -It is possible that the property could generate less income for us when we could have earned interest on the loan

     -If it is a rental property (either residential or commercial) we will be required to find and keep tenants

     -We will be required to oversee and control operating expenses

     -We will be subject to general and local real estate and economic market conditions which could adversely affect the value of the property

     -We will be subject to any change in laws or regulations regarding taxes, use, zoning and environmental protection and hazards

     -We will be potentially liable for any injury that occurs on or to the property

     -We will obtain the type of insurance customarily held by owners of real property. The type and nature of the insurance will vary depending on the type of property, the use of the property and the anticipated length of ownership.

     Risks of Real Estate Development On Property Acquired By Us Although we have not done so in the past, if we have acquired property through foreclosure or otherwise, there may be circumstances in which it would be in the best interest of the partnership not to immediately sell the property, but to develop it ourselves. Depending upon the location of the property and market conditions, the development done by us could be either residential (single or multifamily) or commercial. It is likely that any development done by us would be done in combination with other affiliated or nonaffiliated parties including a general contractor. Development of any type of real estate involves certain additional risks including the following:

     -We will be required to rely on the skill and financial stability of third party developers and contractors

     -Any development or construction will involve obtaining local government permits. We will be subject to the risk that our project does not meet the requirements necessary to obtain those permits

     -Any type of development and construction is subject to delays and cost overruns

     -There can be no guarantee that upon completion of the development that we will be able to sell the property or realize a profit from the sale

     -Economic factors and real estate market conditions could adversely affect the value of the property

     Bankruptcy and Legal Limitations On Personal Judgments May Adversely Affect Our Profitability Any borrower has the ability to delay a foreclosure sale for a period ranging from several months to several years or more by filing a petition in bankruptcy. The filing of a petition in bankruptcy automatically stops or "stays" any actions to enforce the terms of the loan. The length of this delay and the costs associated with it will generally have an adverse impact on our profitability. Certain provisions of California law applicable to all real estate loans may prevent us from obtaining a personal judgment against a borrower if the proceeds from a foreclosure sale are insufficient to pay the loans in full. This would result in a loss to the partnership. (See "CERTAIN LEGAL ASPECTS OF LOANS" at page 38). As of the date of this prospectus, no borrowers are currently in bankruptcy.

     Risks Associated With Unintended Violations of Usury Statutes Usury laws impose restrictions on the maximum interest that may be charged on our loans. Potential penalties for violation of the usury law generally include restitution of actual usurious interest paid by the borrower, damages in an amount equal to three times the interest collected by the lender and unenforceability of the loan. Under California law, a loan arranged by a licensed California real estate broker will be exempt from applicable California usury provisions. Since Redwood Mortgage Corp., a licensed California real estate broker, will arrange our loans, our loans should be exempt from applicable state usury provisions. Nevertheless, unintended violations of the usury statutes may occur. In such an event, the partnership may have insufficient cash to pay any damages, thereby adversely affecting the operations of the partnership. We could also lose our entire investment.

     Risks Associated With High Cost Mortgages In March 1995, the Federal Reserve Board issued final regulations governing high cost mortgages. A high cost mortgage is any loan made to a consumer secured by the consumer's principal residence if either (i) the annual percentage rate exceeds by more than ten points the yield on Treasury securities having comparable periods of maturity or
(ii) the total fees payable by a consumer at or before closing exceeds the greater of eight percent (8%) of the total loan amount or $400. These regulations primarily focus on:

     -additional disclosure with respect to the terms of the loan to the borrower, the timing of such disclosures, and -the prohibition of certain terms in the loan including balloon payments and negative amortization.

     The failure to comply with the regulations, even the unintended failure will render the loan rescindable for up to three (3) years. The lender could also be held liable for attorneys' fees, finance charges and fees paid by the borrower and certain other money damages. Although the partnership anticipates making relatively few loans that would qualify as high cost mortgages, the
failure  to  comply  with  the  new  regulations   could  adversely  affect  the
partnership.

     Loan-To-Value Ratios Are Determined By Appraisals Which May Be In Excess of the Ultimate Purchase Price of the Underlying Property The general partners will determine the principal amount of each loan. Generally, the amount of the loan combined with the outstanding debt secured by a senior deed of trust on the security property, the so-called "loan to value ratio" will not exceed the following:

       -eighty percent (80%) of the appraised value for residential properties, -seventy percent (70%) of the appraised value for commercial property and -fifty percent (50%) of the appraised value for unimproved land.

     Any of the foregoing loan-to-value ratios may be increased if, in the sole discretion of the general partners, a given loan is supported by credit or other factors adequate to justify a higher loan-to-value ratio. These factors include high net worth, previous borrowing experience with us, and additional collateral. To date, there have been no adjustments to the foregoing loan-to-value ratios.

     The foregoing loan-to-value ratios will not apply in the event we agree to help finance the purchase of property we have acquired through foreclosure. They will also not apply in the event we refinance a loan in default upon maturity. However, in no event will the loan-to-value ratio for construction loans exceed eighty percent (80%) of the independently appraised completed value of the property. The loan-to-value ratios set forth above relate to the appraised value of a property which may be in excess of the ultimate purchase price of the underlying property. No assurance can be given that such appraisals will reflect the actual amount buyers will pay for the property. Further, if the value of the property declines to a value below the amount of the loan, the loan could become under-collateralized. This would result in a risk of loss for the partnership if the borrower defaults on the loan.

     Use Of Borrowed Money May Reduce Our Profitability or Cause Losses Through Liquidation We may and have borrowed funds for the purpose of making loans, for increased liquidity, reducing cash reserve needs or for any other proper partnership purpose on any terms commercially available. We may assign all or a portion of our loan portfolio as security for such loans. The maximum amount we may borrow is fifty percent (50%) of the outstanding principal balance of our total loan portfolio. We anticipate engaging in such borrowing when the interest rate at which we can borrow funds is somewhat less than the rate that can be earned on our loans (See "INVESTMENT OBJECTIVES AND CRITERIA - Borrowing" at page 38).

     Changes in the interest rate have a particularly adverse effect on us if we have borrowed money to fund loans. Borrowed money will bear interest at a variable rate, whereas we are likely to be making fixed rate loans. Thus, if prevailing interest rates rise, we may have to pay more in interest on the borrowed money than we make on loans to our borrowers. This will reduce our profitability or cause losses through liquidation of loans in order to repay the debt on the borrowed money. It is possible that we could default on our obligation if we cannot cover the debt on the borrowed money.

     Changes in interest rates may affect your return on your investment Mortgage interest rates are subject to abrupt and substantial fluctuations. We have made, and anticipate to continue to make a large number of medium to long range term (three to fifteen year) loans. Your purchase of units is an illiquid investment. If prevailing interest rates rise above the average interest rate being earned by our loan portfolio, you may be unable to quickly sell your units in order to take advantage of higher returns available from other investments. In addition, an increase in interest rates accompanied by a tight supply of mortgage funds may make refinancing by borrowers with balloon payments difficult or impossible. This is true regardless of the market value of the underlying property at the time such balloon payments are due. In such event, the property may be foreclosed upon (See "CERTAIN LEGAL ASPECTS OF LOANS" at page 38).

     Marshaling of Assets Could Delay Or Reduce Recovery of Loans As security for a single loan, we may require a borrower to execute deeds of trust on other properties owned by the borrower in addition to the property the borrower is purchasing or refinancing. This provides us with additional security for the borrower's loan. In the event of a default by the borrower, we may be required to "marshal" the assets of the borrower, if there are lienholders junior to us. Marshaling is an equitable doctrine used to protect a junior lienholder with a security interest in a single property from being "squeezed out" by a senior lienholder, such as us, with security interest not only in the property, but in one or more additional properties. Accordingly, if another creditor of the borrower forced us to marshal the borrower's assets, foreclosure and eventual recovery of the loan could be delayed or reduced, and our costs associated therewith could be increased.

     Potential Liability For Toxic Or Hazardous Substances If We Are Considered Owner of Real Property If we take an equity interest in, management control of, or foreclose on any of the loans, we may be considered the owner of the real property securing such loans. If foreclosure on any loan becomes necessary and we acquire record ownership of the property through a foreclosure sale to protect our investment, we will conduct our management of the property primarily to protect our security interest in the property.

     We will oversee the management of any facility on the property in order to minimize the potential for liability for cleanup of any environmental contamination under applicable federal, state, or local laws. In the event of any environmental contamination, there can be no assurance that we would not incur full recourse liability for the entire cost of any such removal and cleanup, even if we did not know about or participate in the contamination. Full recourse liability means that any of our property, including the contaminated property, could be sold in order to pay the costs of cleanup in excess of the value of the property at which such contamination occurred. Additionally, we would have to bear the cost of such removal and cleanup which may exceed the value of the property. In addition, we could incur liability to tenants and other users of the affected property, or users of neighboring property, including liability for consequential damages. Consequential damages are damages which are a consequence of the contamination but are not costs required to clean up the contamination, such as lost profits of a business.

     Potential Loss Of Revenue In The Event Of The Presence of Hazardous Substances If we became the "owner" of any real property, we would also be exposed to risk of lost revenues during any cleanup, the risk of lower lease rates or decreased occupancy if the existence of such substances or sources on the property were a health risk. If we fail to remove the substances or sources and clean up the property, it is possible that federal, state, or local environmental agencies could perform such removal and cleanup. Such agencies would impose and subsequently foreclose liens on the property for the cost thereof. A "lien" is a charge against the property of which the holder may cause the property to be sold and use the proceeds in satisfaction of the lien. We may find it difficult or impossible to sell the property prior to or following any such cleanup. If such substances are discovered after we sell the property, we could be liable to the purchaser thereof if the general partners knew or had reason to know that such substances or sources existed. In such case, we could also be subject to the costs described above. If toxic or hazardous substances are present on real property, the owner may be responsible for the costs of removal or treatment of the substance. The owner may also incur liability to users of the property or users of neighboring property for bodily injury arising from exposure to such substances. If we are required to incur such costs or satisfy such liabilities, this could have a material adverse effect on our profitability. Additionally, if a borrower is required to incur such costs or satisfy such liabilities, this could result in the borrower's inability to repay its loan from us. If we anticipate that we may become the owner of property that may be subject to toxic or hazardous clean-up, the general partners may, in their discretion, seek to transfer or sell the loan to an affiliated or unaffiliated entity.

     Potential Conflicts and Risks If We Invest In Loans With General Partners or Affiliates We may invest in loans acquired by the general partners or affiliates. Our portion of the total loan may be smaller or greater than the portion of the loan made by the general partners or affiliates, but will generally be on terms substantially similar to the terms of the our investment. Such an investment would be made after a determination by the general partners that the entire loan is in an amount greater than would be suitable for the partnership to make on its own, or that we will benefit through broader diversification of our loan portfolio. However, you should be aware that investing with the general partners or affiliates could result in a conflict of interest between the partnership and the general partners or affiliates in the event that the borrower defaults on the loan and both the partnership and the general partners or affiliates protect their own interest in the loan and in the underlying security.

     In order to minimize the conflicts of interest which may arise if we invest in loans with the general partners or affiliates, we will acquire our interest in the loan on the same terms and conditions as does the general partners or affiliates and the terms of the loan will conform to the investment criteria established by the partnership for the origination of loans. By investing in a loan on the same terms and conditions as do the general partners or an affiliate, we will be entitled to enforce the same rights as the general partners or affiliate in such a loan and the general partners and affiliate will not have greater rights in the loan than do we. As a result, in the event of a default by the borrower, any efforts by the general partners, an affiliate, or us to enforce the terms of the loan will benefit those persons with interests in the loan based upon their respective ownership interests. (See "CONFLICTS OF INTEREST" at page 23).

Investment Risks

     There Is No Assurance You Will Receive Cash Distributions The general partners and their affiliates are paid and reimbursed by the partnership for certain services performed for the partnership and expenses paid on behalf of the partnership (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" at page 2). The general partners may retain other firms to perform other services. The partnership bears all other expenses incurred in its operations. All of these fees and expenses are deducted from cash funds generated by the operations of the partnership prior to computing the amount that is available for distribution to the general and limited partners. Therefore, the general partners and affiliates may benefit as a result of our activities, irrespective of any cash distributions to you. The general partners, in their discretion, may also retain any portion of cash funds generated from operations for working capital purposes of the partnership. Accordingly, there is no assurance as to when or whether cash will be available for distributions to you. Further, if you elect to acquire additional units in lieu of receiving periodic cash distributions you will be entitled to receive a larger portion of the cash available for distribution solely because of your election to acquire additional units.

     Your Ability To Recover Your Investment On Dissolution and Termination Will Be Limited In the event of dissolution or termination of the partnership, the proceeds realized from the liquidation of assets, if any, will be distributed to the partners only after the satisfaction of claims of creditors. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

     Certain Kinds of Losses Cannot Be Insured Against We will require comprehensive insurance, including fire and extended coverage, which is customarily obtained for or by a lender, on properties in which it acquires a security interest. Generally, such insurance will be obtained by and at the cost of the borrower. However, there are certain types of losses (generally of a catastrophic nature, such as civil disturbances and acts of God such as earthquakes, floods and slides) which are either uninsurable or not economically insurable. Should such a disaster occur to, or cause the destruction of, any property serving as collateral for a loan, we could lose both our invested capital and anticipated profits from such investment. In addition, on certain real estate owned by us as a result of foreclosure, we may require homeowner's liability insurance. However, insurance may not be available for theft, vandalism, land or mud slides, hazardous substances or earthquakes on all real estate owned and losses may result from destruction or vandalism of the property thereby adversely effecting our profitability.

     Risks Related To Concentration of Mortgages in the San Francisco Bay Area As of September 1999, 73.1% ($27,366,247) of our loans are secured by properties located in 6 counties that comprise the San Francisco Bay Area. While the San Francisco Bay Area economy has recently enjoyed strong growth and low unemployment, there is no guarantee that economic and real estate market conditions will not change in the future. Our concentration of loans in the San Francisco Bay Area exposes us to greater risk of loss if the economy in the San Francisco Bay Area should change than if our loans were spread throughout California or the nation. The San Francisco Bay Area economy and/or real estate market conditions could be weakened by:

     -An economic recession in the area

     -Overbuilding of commercial and residential properties

     -Relocation of businesses outside of the area due to economic factors such as high cost of living and of doing business within the region

     If the economy were to weaken it is likely that there would be more property available for sale, values would fall, and lending opportunities would decrease. In addition, a weak economy and increased unemployment could adversely affect borrowers resulting in an increase in the number of loans in default.

     You Must Rely on the General Partners For Management Decisions All decisions with respect to the management of the partnership will be made exclusively by the general partners. Our success will, to a large extent, depend on the quality of the management of the partnership, particularly as it relates to lending decisions. You have no right or power to take part in the management of the partnership. Accordingly, you should not purchase any of the units offered hereby unless you are willing to entrust all aspects of the management of the partnership to the general partners. You should carefully evaluate the general partners' capabilities to perform such functions (See "MANAGEMENT" at page 31).

     You Will Be Bound By Decision of Majority Vote Subject to certain limitations, limited partners holding a majority of units may vote to, among other things:

     -amend or terminate contracts for services and goods between the general partners and the partnership,

     -remove the general partners,

     -dissolve the partnership,

     -approve or disapprove the sale of all or substantially all of the partnership's assets and amend the partnership agreement.

     If you do not vote with the majority in interest of the other limited partners, you nonetheless will be bound by the majority vote. The general partners shall have the right to increase this offering or conduct an additional offering of securities without obtaining your consent or the consent of any other limited partner. (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT at page 64" and "TRANSFER OF UNITS" at page 66).

     Net Worth of the General Partners May Affect Ability of the General Partners To Fulfill Their Obligations To The Partnership The general partners have represented that they have an aggregate net worth on a GAAP basis in excess of $1,000,000, a significant portion of which consists of assets which are illiquid. This may be relevant in evaluating the ability of the general partners to fulfill their obligations and responsibilities to the partnership (See "MANAGEMENT" at page 31).

Operating History of the Partnership

     In addition to the partnership, the general partners have been the general partners of 8 prior partnerships with similar investment objectives. Our continued success depends on the extent to which we will continue to operate in accordance with the expectations and assumptions set forth in this prospectus (See "PRIOR PERFORMANCE SUMMARY" at page 27).

     Risks Regarding Formation Loan and Repayment Thereof The partnership will loan to Redwood Mortgage Corp. funds in an amount equal to the sales commissions (See "PLAN OF DISTRIBUTION - Formation Loan" at page 71). The formation loan will be unsecured, will not bear interest and will be repaid in annual installments. Redwood Mortgage Corp. shall make annual installments of one-tenth of the principal balance of the formation loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year. Prior to the termination of this offering, the principal balance of the formation loan will increase as additional sales of units are made each year. Upon completion of this offering, the balance of the formation loan will be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year this offering terminates. Redwood Mortgage Corp., at its option may prepay all or any part of the formation loan. Redwood Mortgage Corp. intends to repay the formation loan principally from loan brokerage commissions earned on loans and other fees paid by the partnership.

     A portion of the amount we receive from withdrawing limited partners as early withdrawal penalties may first be applied to reduce the principal balance of the formation loan. This will have the effect of reducing the amount owed by Redwood Mortgage Corp. to the partnership. If all or any one of the initial general partners are removed as a general partner by the vote of a majority of limited partners and a successor or additional general partner(s) begins using any other loan brokerage firm for the placement of loans or loan servicing, Redwood Mortgage Corp. will be immediately released from any further payment obligation under the formation loan (except for a proportionate share of the principal installment due at the end of that year, pro rated according to the days elapsed). If all of the general partners are removed, no other general partners are elected, the partnership is liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, the debt on the formation loan shall be forgiven by the partnership. Redwood Mortgage Corp. will be immediately released from any further obligations under the formation loan. As noted above, the formation loan will not bear interest. The non-interest bearing feature of the formation loan will have the effect of slightly diluting your rate of return, but to a much lesser extent than if the partnership were required to bear all of its own syndication expenses out of the offering proceeds.

     Delays In Investment Could Adversely Affect Your Return A delay will occur between the time you purchase your units and the time the net proceeds of the offering are invested. This delay could adversely affect the return paid to you. In order to mitigate this risk, pending the investment of the proceeds of this offering, funds will be placed in such highly liquid, short-term investments as the general partners shall designate. The interest earned on such interim investments is expected to be less than the interest earned by the partnership on loans. The general partners estimate, based upon their historical experience, that it will be no longer than ninety (90) days from the time your funds are received by us until they are invested in loans.

     No Assurance of Limitation of Liability of Limited Partners As a limited partner, you have no right to, and you take no part in, control and management of the partnership's business. However, the partnership agreement authorizes all limited partners to exercise the right to vote on certain matters, including the right to remove the general partners and elect a successor general partner(s) (See "SUMMARY OF PARTNERSHIP AGREEMENT - Rights and Liabilities of Limited Partners" at page 64). The California Revised Limited Partnership Act expressly provides that the right to vote on those matters will not cause you or any other limited partner to have personal liability for partnership obligations in excess of the amount of your capital contributions which have not been previously returned to you. However, you may be required to return amounts distributed to you as a return of your capital contribution if we are unable to pay creditors who extended credit to us prior to the date of such return of capital.

     No Assurance That California Law Will Apply With Respect To Limitation Of Liability Of Limited Partners Landels, Ripley & Diamond, LLP, counsel for the partnership, has advised that strong arguments may be made in support of the conclusion that California law governs in all states as to the liability of the limited partners and that neither the possession nor the exercise of such rights should affect the liability of the limited partners. However, Landels, Ripley & Diamond, LLP, counsel for the partnership, has also advised that since there is no authoritative precedent on this issue, a question exists as to whether the exercise, or perhaps even the existence, of such voting rights might provide a basis on which a court in a state other than California could hold that you are not entitled to the limitation on liability for which the partnership agreement provides. This is only a concern if you are not a California resident.

     We Cannot Precisely Determine Compensation To Be Paid General Partners and Affiliates The general partners and their affiliates are unable to predict the amounts of compensation to be paid to them as set forth under "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" at page 20. Any such prediction would necessarily involve assumptions of future events and operating results which cannot be made at this time.

     Working Capital Reserves May Not Be Adequate We intend to maintain working capital reserves to meet our obligations, including carrying costs and operating expenses of the partnership (See "ESTIMATED USE OF PROCEEDS" at page 19). The general partners believe such reserves are reasonably sufficient for our contingencies. If for any reason those reserves are insufficient, the general partners will have to borrow the required funds or require the partnership to liquidate some or all of our loans. In the event the general partners deem it necessary to borrow funds, there can be no assurance that such borrowing will be on acceptable terms or even available to us. Such a result might require us to liquidate our investments and abandon our activities.

     Purchase of Units is a Long Term Investment No public trading market for the units exists. It is highly unlikely that a public trading market will ever develop. Article VII of the partnership agreement imposes substantial restrictions upon your ability to transfer units (See "SUMMARY OF LIMITED PARTNERSHIP AGREEMENT" at page 64 and "TRANSFER OF UNITS" at page 66). In addition, the partnership agreement does not provide for the buy-back or repurchase of units by the partnership or the general partners. It does however, provide you with a limited right to withdraw capital from the partnership after one year from the date of purchase subject to an early withdrawal penalty of 10% of the amount withdrawn. You may also withdraw after five years from the date of purchase without penalty subject to certain limitations. (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Withdrawal from Partnership" at page 67). You may not, therefore, be able to liquidate your investment in the event of an emergency before the five year period without the ten percent (10%) penalty and any such liquidation is subject to certain restrictions, including the availability of cash. There is no assurance that the value of units for purposes of this withdrawal in any way reflects the fair market value of the units. In addition, units may not be readily accepted as collateral for a loan. Consequently, you should consider the purchase of units only as a long-term investment.

     We May Be Required to Forego More Favorable Investments to Avoid Regulation Under Investment Company Act of 1940 The general partners intend to conduct the operations of the partnership so that we will not be subject to regulation under the Investment Company Act of 1940. Among other things, they will monitor the proportions of our funds which are placed in various investments and the form of such investments so that we do not come within the definition of an investment company under such Act. As a result, we may have to forego certain investments which would produce a more favorable return.

     Use of Forward Looking Statements Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they: (1) discuss our future expectations; (2) contain projections of our future results of operations or of our financial condition; or (3) state other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or over which we have no control. These events may include future operating results, our efforts to address year 2000 issues and potential competition among other things. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in the partnership, you should be aware that the occurrence of events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

Tax Risks

     Material Tax Risks Associated With Investment In Units An investment in units involves material tax risks for you. You are urged to consult your own tax adviser with respect to the federal (as well as state and local) income tax consequences of such an investment. For a more detailed description of the tax consequences of an investment in units, you should review the section of this prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES at page 50."

     Risks Associated With Partnership Status For Federal Income Tax Purposes We will not seek a ruling from the Internal Revenue Service that the partnership will be treated as a partnership for federal income tax purposes. We have received an opinion from Landels, Ripley & Diamond, LLP, (counsel) that the partnership should be treated as a partnership for federal income tax purposes. Counsel's opinion represents only its best legal judgment, and has no binding effect on the IRS or any court, and no assurance can be given that the conclusions reached in said opinion would be sustained by a court if contested. Any such contest to a determination by the IRS may impose an additional litigation expense on the limited partners. If we are taxed as a corporation we would, among other things, pay income tax on our earnings in the same manner and at the same rate as a corporation, and losses, if any, would not be deductible by the limited partners. Also, limited partners would be taxed upon distributions substantially in the manner that corporate shareholders are taxed on dividends. Thus, if we were treated as an association taxable as a corporation, many of the tax benefits that would otherwise be realized by the limited partners would be lost (See "FEDERAL INCOME TAX CONSEQUENCE - Partnership Status" at page 52).

     Risks Associated With Characterization of Partnership Income as Portfolio Income We are engaged in the trade or business of mortgage lending (See "FEDERAL INCOME TAX CONSEQUENCES - Character of Income or Loss" at page 55) and we anticipate that we will likely be considered an "equity financed lending activity" such that most of our income will be considered portfolio income not passive income. Since such treatment is dependent upon a number of factors not yet determined such as whether we are engaged in a trade or business, whether we incur liabilities in connection with our activities, and the proper matching of the allocable expenses incurred in the production of partnership income, there can be no assurance that we will be treated as an equity financed lending activity. If we are not, it is possible that we would be unable to allocate expenses to the income produced, in which case investors might find their ability to offset income with allocable expenses limited by the two percent (2%) floor on miscellaneous investment expenses.

     Furthermore, the partnership's guaranteed payment period will likely be treated as a guaranteed payment to investors. As such, it should be treated as a payment to partners for the use of capital and, to that extent, will be treated as a payout of interest which again should be treated as portfolio income. If such guaranteed payment period were treated as a partnership distributive share, it is possible although unlikely, that such payment would constitute passive income.

     The determination of whether investors' share of income will constitute passive, non-passive, or portfolio income is a technical one subject to the interpretation of recent and complex regulations whose full impact has not yet been determined. It is possible that the treatment of partnership income will be different than what we currently anticipate.

     Risks of Partnership Characterization As a Publicly Traded Partnership Landels, Ripley & Diamond, LLP, counsel for the partnership has given its opinion that it is more likely than not that the partnership will not be treated as a "publicly traded partnership" for federal income tax purposes. If the partnership were classified as a "publicly traded partnership" it could result in:

     -taxation of the partnership as a corporation;

     -application of the passive activity loss rules in a manner that could adversely affect investors; and

     -taxation of a tax-exempt organization's share of the gross income of the partnership as taxable unrelated trade or business income (See "FEDERAL INCOME TAX CONSEQUENCES - Publicly Traded Partnerships" at page 52).

     Risks Relating to Taxation of Undistributed Revenues and Gain We do not anticipate that we will generate so-called "phantom income." The problem of phantom income is commonly associated with leveraged real estate investment programs. Whereas a leveraged real estate program would typically provide for tax sheltered cash flow in its early years, such a program generally reaches a cross-over point when the taxable income from the program exceeds the cash distributions (due to decreasing depreciation and increasing non-deductible principal payments under the typical amortization schedule for real estate loans). As the partnership will not generally be claiming depreciation or interest deductions on real estate, except in the case of a foreclosure of one of the partnership's loans, the general partners anticipate, based upon historical experience, that the partnership's taxable income will not differ substantially from the cash flow generated by our lending activities.

     Risks Relating to Creation of Unrelated Business Taxable Income A tax-exempt investor (such as an employee pension benefit plan or an IRA) may be subject to tax to the extent that income from the partnership is treated as unrelated business taxable income ("UBTI"). Landels, Ripley & Diamond, LLP, counsel to the partnership, has opined that it is more likely than not that the income of the partnership will not constitute UBTI. We may borrow funds on a limited basis. We do not currently intend to own and lease personal property. If we borrow funds or lease personal property, we will use reasonable efforts to do so in a manner that does not cause any significant amount of partnership income to be treated as UBTI. As a result of the possibility that some portion, although likely an insignificant portion, of partnership income may be treated as UBTI, if you are a tax-exempt investor you should consult your own tax advisors. An investment in units may not be suitable for charitable remainder trusts.

     Risks of Applicability of Alternative Minimum Tax The application of the alternative minimum tax to an investor could reduce certain tax benefits associated with the purchase of units. The effect of the alternative minimum tax upon an investor depends on his particular overall tax situation, and you should consult with your own tax adviser regarding the possible application of this tax.

     Risks of Audit and Adjustment The IRS could challenge certain federal income tax positions taken by the partnership if we are audited. Any adjustment to the partnership's return resulting from an audit by the IRS would result in adjustments to the tax returns of each investor and might result in an examination of items in such returns unrelated to the partnership or an examination of tax returns for prior or later years. Moreover, the partnership and investors could incur substantial legal and accounting costs in contesting any IRS challenge, regardless of the outcome. The general partners generally will have the authority and power to act for and bind the partnership in connection with any such audit or adjustment for administrative or judicial proceedings in connection therewith.

     Risks of Effects of State and Local Taxation The state in which you reside may impose an income tax upon your share of the taxable income of the partnership. Furthermore, states in which the partnership will own property generally impose income tax upon each partner's share of a partnership's taxable income considered allocable to such states. Differences may exist between federal income tax laws and state and local income tax laws. You are urged to consult with your own tax advisers with respect to state and local taxation. The partnership may be required to withhold state taxes from distributions to investor in certain instances.

Erisa Risks

     Risks of Investment By Tax-Exempt Investors. In considering an investment in the partnership, a pension or profit-sharing plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a), should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"); (ii) whether the investment is prudent, since units are not freely transferable and there may not be a market created in which he can sell or otherwise dispose of the units; and (iii) whether interests in the partnership or the underlying assets owned by the partnership constitute "Plan Assets" for purposes of Section 4975 of the Code. ERISA requires that the assets of a plan be valued at their fair market value as of the close of the plan year, and it may not be possible to adequately value the units from year to year, since there will not be a market for those units and the appreciation of any property may not be shown in the value of the units until the partnership sells or otherwise disposes of its investments (See "ERISA CONSIDERATIONS" at page 61).

                         INVESTOR SUITABILITY STANDARDS

     You should only purchase units if you have adequate financial means, desire a relatively long term investment, and do not anticipate any need for immediate liquidity.

     Minimum Suitability Standards. We have established a minimum suitability standard which requires that an investor have either:

     -a net worth (exclusive of home, furnishings and automobiles) of at least $30,000 plus an annual gross income of at least $30,000, or

     -irrespective of annual gross income, a net worth of $75,000 (determined with the same exclusions). In the case of sales to fiduciary accounts, such conditions must be met by the fiduciary, by the fiduciary account or by the donor who directly and indirectly supplied the funds for the purchase of units.

     We have established these standards for two reasons: (1) the purchase of units based upon the lack of liquidity of the units and (2) the fact that the relative financial benefit of an investment with us may depend upon your tax bracket. You will be required to represent in writing to us that: you comply with the applicable standards; or you are purchasing in a fiduciary capacity for a person meeting such standards; or the standards are met by a donor who directly or indirectly supplies the funds for the purchase of units. The participating broker dealers will make reasonable inquiry to assure that every prospective investor complies with the investor suitability standards. The general partners will not accept subscriptions from you if you are unable to represent in your subscription agreement that you meet such standards. Under the laws of certain states, transferees may be required to comply with the suitability standards set forth herein as a condition to substitution as a limited partner. We will require certain assurances that such standards are met before agreeing to any transfer of the units.

     Minimum Purchase Amount. The general partners have established the minimum purchase at 2,000 units ($2,000). The general partners may accept subscriptions in excess of $2,000 in increments of one unit ($1). No person may become an assignee of record or a substituted limited partner unless he is the owner of a minimum of 2,000 units ($2,000). In addition to the transfer restrictions imposed by the partnership, any investor seeking to transfer his units will be subject to the securities or "blue sky" laws of the state in which the transfer is to take place (See "DESCRIPTION OF UNITS" at page 63 and "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT -Restrictions on Transfer" at page 65).

     IRA Investors. A minimum of 2,000 units ($2,000) may be purchased, transferred, assigned or retained by an Individual Retirement Account ("IRA") and incremental amounts in excess thereof for spousal IRA's established under
Section 408 of the Internal Revenue Code of 1986, as amended ("Code"). You should be aware, however, that an investment in the partnership will not, in and of itself, create an IRA for you and that, in order to create an IRA, you must comply with the provisions of Section 408 of the Code.

     ERISA Investors. The investment objectives and policies of the partnership have been designed to make the units suitable investments for employee benefit plans under current law. In this regard, the Employee Retirement Income Security Act of 1974 ("ERISA") provides a comprehensive regulatory scheme for "plan assets." In accordance with final regulations published by the Department of Labor in the Federal Register on November 13, 1986, the general partners will manage the partnership so as to assure that an investment in the partnership by a qualified plan will not, solely by reason of such investment, be considered to be an investment in the underlying assets of the partnership so as to make the assets of the partnership "plan assets." The final regulations are also applicable to an IRA. (See "TAX RISKS -Investment by Tax-Exempt Entities." at page 15)

     The general partners are not permitted to allow the purchase of units with assets of any qualified plans if the general partners (i) have investment discretion with respect to the assets of the qualified plan invested in the partnership, or (ii) regularly give individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. This prohibition is designed to prevent violation of certain provisions of ERISA.

     Blue Sky Requirements. If we qualify units for sale in states which have established suitability standards and minimum purchase requirements different from those set by the partnership, such suitability standards and minimum purchase requirements shall be set forth in a supplement to this prospectus. No such additional requirements exist at this time.

     Subscription Agreement Warranties. The subscription agreement requires that you warrant that:

     -you have received, read and understood the prospectus and that you are relying on it for your investment;

     -you meet the applicable suitability standards set forth in the prospectus;

     -you are aware that the subscription may be rejected by the general partners;

     -the investment is subject to certain risks described in the prospectus and there will be no public market for the units;

     -you have been informed by the participating broker dealer of all facts relating to lack of liquidity or marketability;

     -you understand the restrictions on transferability;

     -you have sufficient liquid assets to provide for current needs and personal contingencies or, if a trustee, that limited liquidity

     -will not affect its ability to make timely distributions;

     -you have the power, capacity and authority to make the investment;

     -you are capable of evaluating the risks and merits of the investment; and

     -you are making the investment for your own account or your family's or in your fiduciary capacity and not as an agent for another.

     The purpose of the warranties is to ensure that you fully understand the terms of our offering, the risks of an investment with us and that you have the capacity to enter into a subscription agreement. The general partners, on behalf of the partnership, intend to rely on the warranties in accepting a subscription. In any claim or action against the general partners or partnership, the general partners or partnership may use the warranties against you as a defense or basis for seeking indemnity from you.

     Subscription Procedure. In order to subscribe to units in the partnership, you must read carefully and execute the "SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY." For each unit subscribed, you must tender the sum of $1 per unit. The minimum investment is 2,000 units ($2,000).


                         NOTICE TO CALIFORNIA RESIDENTS

     All certificates of limited partnership interests resulting from any offer and/or sale in California will bear the following legend restricting transfer:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.


                              TERMS OF THE OFFERING

     We are offering a maximum of 30,000,000 units ($30,000,000) on a "best efforts" basis. A best efforts basis means no one is guaranteeing that any minimum number of units will be sold. The units are being sold through selected broker dealers (the "Participating Broker Dealers") who are members of the National Association of Securities Dealers, Inc. ("NASD"), at a price of $1 per unit. The minimum subscription is 2,000 units ($2,000). We may also accept orders directly from you if you utilize the services of a registered investment advisor. The general partners have the option to accept subscriptions for fractional units in excess of the minimum subscription. For purposes of meeting this minimum investment requirement, you may cumulate units you purchased individually with those units purchased by your spouse or units purchased by your pension or profit sharing plan, IRA or Keogh plan. You must pay $1 cash for each unit upon subscription. The offering will terminate one year from the effective date of this prospectus, unless the general partners, in their discretion, terminate the offering earlier, or unless the general partners, in their sole discretion, extend the offering for additional one-year periods.

     No Escrow Established. There is no escrow. As this is not our first offering of units in this partnership, all proceeds from the sale of units will be immediately available to us for investment and will not be held in an escrow account.

     Investment of Subscriptions. Your subscription proceeds will be deposited into a subscription account at a federally insured commercial bank or other depository selected by the general partners. They will be invested in short-term certificates of deposit, money market or other liquid asset accounts. You will be admitted into the partnership only when your subscription funds are required by us to fund a loan, or the formation loan, to create appropriate reserves or to pay organizational expenses or other proper partnership purposes. During the period prior to your admittance as a limited partner, proceeds of the sale are irrevocable and will be held by the general partners for your account in the subscription account. Your funds will be transferred from the subscription account into the partnership's operating account on a first-in, first-out basis. Upon your admission as a limited partner to the partnership, your subscription funds will be released to the partnership and units will be issued to you at the rate of $1 per unit or fraction thereof. Interest earned on subscription funds while in the subscription account will be returned to you, or if you elect to compound earnings, the amount equal to such interest will be added to your investment in the partnership. If you elect to have such amount added to your investment, the number of units actually issued shall be increased accordingly.

     Purchase by General Partners and Affiliates. The general partners and their affiliates may, in their discretion, purchase units for their own account. Any units so purchased will be counted for the purpose of obtaining the required maximum subscriptions. The maximum amount of units that may be purchased by the general partners or their affiliates is 50,000 units ($50,000). However, it is not anticipated that such purchases will be made by the general partners and their affiliates. To date, no purchases have been made. Purchases of units by the general partners or their affiliates will be made for investment purposes only on the same terms, conditions and prices as to unaffiliated parties.

     Guaranteed Payment for Offering Period. The limited partners shall receive a guaranteed payment from the earnings of the partnership for the offering period, calculated on a monthly basis, equal to the greater of (i) the partnership's earnings or (ii) the interest rate established by the Monthly Weighted Average Cost of Funds for the 11th District Savings Institutions, as announced by the Federal Home Loan Bank of San Francisco during the last week of the preceding month, plus two points, up to a maximum interest rate of twelve percent (12%). The Weighted Average Cost of Funds is derived from interest paid on savings accounts, Federal Home Loan Bank advances, and other borrowed money adjusted for valuation in the number of days in each month. The adjustment factors are 1.086 for February, 1.024 for 30 day months and 0.981 for 31 day months. As of the date of this prospectus, the Monthly Weighted Average Cost of Funds for the 11th District as announced August 31, 1999, for the period ended July, 1999, and in effect until September 30, 1999, is 4.50%. The guaranteed payment period is the period commencing on the day you are admitted to the partnership and ending three (3) months after the offering termination date. The guaranteed payment period shall not be made over the life of the partnership. To the extent the payment to be paid is in excess of the partnership's earnings, the general partners will contribute sufficient capital to the partnership so that the guaranteed payment may be made. (See "RISK FACTORS - Guaranteed Payment for Offering Period" at page 18). Since the offering period may be for a period of one year, with additional one year periods, or such shorter period as when all the units are sold, there is uncertainty regarding the exact length of the guaranteed payment period.

     Election to Receive Periodic Cash Distributions. To date, we have provided you with an election to receive periodic cash distributions from the partnership or to have earnings retained in your capital account that will increase it in lieu of receiving periodic cash distributions. This election, once made, is irrevocable for investors who choose to receive periodic cash distributions from the partnership. However, you may change whether such distributions are received on a monthly, quarterly or annual basis. If you initially elect to retain earnings to increase your capital account in lieu of periodic cash distributions you may, after three (3) years, elect to receive periodic cash distributions. If you elect to retain your earnings in your capital account, we will use those earnings for making further loans or other proper partnership purposes. The earnings from these further loans will be allocated among all investors; however; if you elected to retain your earnings, you will be credited with an increasingly larger proportionate share of such earnings than investors who receive periodic cash distributions, since your capital account will be increasing over time. Annual cash distributions will be made shortly after the calendar year end.

     In order to provide you greater flexibility if you initially elect to receive cash distributions and subsequently change your mind, we are going to register with the SEC, a dividend reinvestment plan. The dividend reinvestment plan will be on substantially the same terms as our current election to receive distributions. However, it will provide plan participants with greater flexibility. We anticipate that the dividend reinvestment plan will be filed in the first half of 2000 and take effect immediately. Until that time, you will still have the election to receive cash distributions or to receive additional units as described herein.

                            ESTIMATED USE OF PROCEEDS

     The following table sets forth our use of the proceeds received from this offering and estimated application of the gross proceeds of the sale of the maximum number of units being offered hereby. Upon the repayment of the formation loan, we estimate that approximately 96% of the proceeds of this offering will be used to make loans. Until the formation loan is repaid, we estimate that after deduction of the public offering expenses, that approximately eighty-four percent (84%) of the proceeds of this offering will be used for making loans assuming all units are sold. Currently, 88.48% of the gross offering proceeds received to date are being used to make loans. Many of the figures set forth are estimated, cannot be precisely calculated at this time and consequently should not be relied upon as being definitive.

                                              Use of Proceeds                  Maximum Offering(1)           Maximum Offering(2)
                                           As of September 30, 1999             30,000,000 Units               30,000,000 Units
                                                                               ($30,000,000) sold             ($30,000,000) sold
                                                                                                             with leveraged funds
=================================== ====================================== ============================ ============================
                                                Dollar Amount     Percent      Dollar Amount     Percent   Dollar Amount     Percent
--------------------------------------------- ---------------- ----------- ------------------ ----------- --------------- ----------
Gross Proceeds                                    $16,828,969      79.08%        $30,000,000     100.00%     $30,000,000      66.67%

Leveraged Funds                                    $4,452,000       20.92                  0           0     $15,000,000      33.33%

Total Partnership Funds                           $21,280,969     100.00%        $30,000,000     100.00%     $45,000,000     100.00%

Less Public Offering Expenses: (3)

Organizational and Offering Expenses                  548,179       2.58%         $1,200,000       4.00%      $1,200,000       2.67%

Total Offering Expenses                              $548,179       2.58%         $1,200,000       4.00%      $1,200,000       2.67%

Amount Available for Investment                   $20,732,790      97.42%        $28,800,000      96.00%     $43,800,000      97.35%

Less:

Formation Loan (4)                                 $1,306,185       6.14%         $2,700,000       9.00%      $2,700,000       6.00%

Working Capital Reserves (5)                         $595,000       2.80%           $900,000       3.00%        $900,000       2.00%

Cash Available for Extension of Loans (6)         $14,379,605      88.48%        $25,200,000      84.00%     $40,200,000      89.33%



     _________________________
[FN]
     (1) Does not include a capital contribution of the general partners in the amount of 1/10th of 1% of the gross proceeds (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Capital Contributions" at page 64).

     (2) This assumes that the general partners can leverage approximately fifty percent (50%) of the gross offering proceeds.

     (3) Consists of expenses incurred in connection with the organization and formation of the partnership. These expenses include legal and accounting fees and expenses, printing costs, filing fees and other disbursements in connection with the sale and distribution of units. These expenses also include reimbursements to participating broker dealers for bona fide expenses incurred for due diligence purposes in a maximum amount of one-half of one percent (.5%) of gross proceeds). (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" at page 20).

     (4) The amount of the formation loan set forth in this table is based upon the maximum sales commissions allowable. The formation loan will not exceed nine percent (9%) of the total gross proceeds of the offering based upon the maximum sales commissions payable, (See "PLAN OF DISTRIBUTION - Formation Loan" at page
71). However, the general partners anticipate, based upon historical experience and knowledge of professionals in the industry, that the formation loan will be in the amount of (7.6%) of gross proceeds if the maximum is raised assuming that sixty-five percent (65%) of the investors elect to reinvest their earnings and acquire additional units and thirty-five percent (35%) and elect to receive distributions. To the extent the actual amount of the formation loan is less than the amount stated in the table, the cash available for extension of loans will be increased proportionately. Except for the formation loan made to Redwood Mortgage Corp., and reimbursement of organizational and offering expenses, no other offering proceeds will be paid to the general partners or their affiliates.

     (5) The partnership anticipates maintaining an average balance of working capital reserve equal to three percent (3%) of the gross proceeds of the offering.

     (6) These proceeds will be used to make loans (See "INVESTMENT OBJECTIVES AND CRITERIA" at page 35). The exact amount of the cash available for extension of loans will depend upon the amount of the formation loan, organization and operating expenses, use of leveraged funds and cash reserves. (See Footnote (1)

                        CAPITALIZATION OF THE PARTNERSHIP

     The capitalization of the partnership as of September 30, 1999, and as adjusted to give effect to the sale of the balance of the maximum number of units offered hereby, excluding any contributions of the general partners is as follows:

                                       Actual                    As Adjusted (1)
Units ($1.00 per unit)              $ 16,280,790                    $ 29,100,000
_______________________
[FN]

     (1)  Amount   determined  after  deduction  of  certain  offering  expenses aggregating $900,000. (See "Estimated Use of Proceeds" at page 2).

               COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES

     Set forth below in tabular form is a description of compensation that we may pay the general partners and their affiliates. No other compensation will be paid to the general partners or any affiliates from the partnership. These compensation arrangements have been established by the general partners and are not the result of arms-length negotiations. The general partners have compared their compensation arrangements to those of unrelated parties providing the same services. They have determined the following compensation levels are fair and reasonable. In their review, the general partners have:

     -analyzed the compensation arrangements in other offerings,

     -spoken to other professionals in the industry including issuers, promoters and broker dealers,

     -examined "rate sheets" from banks and savings & loans which set forth the rates being charged by those institutions for the same or similar services

     -collected data regarding compensation from trade association meetings and/or other relevant periodicals. Thus, the amounts are approximately equivalent to those which would customarily be paid to unrelated parties for the same services.

     Exact compensation payable cannot be determined. The compensation to be received by the general partners is based primarily upon the net asset value of the partnership and the loan balances. The net asset value of the partnership is the partnership's total assets less its total liabilities. The net asset value will fluctuate due to the reinvestment of income, earnings distributions and the level of liquidations. Loan balances outstanding will fluctuate during the term of the partnership because loans will be continually maturing and "turning over". Accordingly, the exact amount of fees to be paid to the general partners and their affiliates cannot be determined. However, based upon the general partners' prior experience with this partnership and in similar programs and upon certain assumptions made as a result of that experience as set forth below, the general partners can estimate on an annual average basis, assuming a minimum partnership life of twelve (12) years, the amount of fees they and their affiliates will receive. Except as noted below, there is no limit on the dollar amount of compensation and fees paid to the general partners and their affiliates.

     The amount of fees to be paid will vary from those estimated below due to varying economic factors, over which the general partners have no control, including, but not limited to, the state of the economy, lending competition in the area where partnership loans are made, interest rates and partnership earnings. We are subject to public reporting requirements and the partnership will file quarterly and annual reports with the Securities and Exchange Commission. These reports will be available to you and will set forth, among other things, the exact amount of compensation and/or fees being paid to the general partners and their affiliates.

     The general partners' or their affiliates' ability to effect the nature of the compensation by undertaking different actions is extremely limited. Because we are only one of many lenders in the industry, the general partners' ability to affect fees charged is virtually non-existent. Additionally, to a large extent, the amount of fees paid to the general partners and their affiliates is based upon decisions made by the borrower regarding, among other things, type and amount of loan, prepayment on the loan and possible default on the loan. The relationships with the general partners of the various entities referred to herein are described under the caption "MANAGEMENT" at page 31.

                                 OFFERING STAGE
Entity Receiving                                                    Estimated
Compensation         Form and Method of Compensation                Amount

General Partners     Reimbursement of organization and offering     Maximum of
and/or Affiliates    expenses including, but not limited to,        $1,200,000
                     attorneys' fees, accounting fees, printing costs and other selling expenses
                     (other than underwriting commissions)
                     equal to the lesser of ten percent (10%) of the gross proceeds of the offering or $1,200,000. The general partners will pay any offering and organization expenses in excess of this amount.(1)



                                 OPERATING STAGE

Entity Receiving     Form and Method of Compensation                Estimated
Compensation                                                        Amount

Redwood              Loan brokerage commissions average             $285,000 per
Mortgage Corp.       approximately three to six percent (3-6%) of   year(5)
General Partner      the principal amount of each loan, but may
                     be higher or lower depending upon market conditions. Loan brokerage commissions are limited to an amount not to exceed four percent (4%) of the total partnership assets per year. Such commissions are payable solely by the borrower and not by us. (See
                     "TERMS OF THE OFFERING" at page 17).

Redwood              Processing and escrow fees for services in     $19,200 per
Mortgage Corp        connection with notary, document               year(5)
General Partner      preparation, credit investigation, and escrow
                     fees in an amount equal to the fees
                     customarily charged by Redwood Mortgage
                     Corp. for comparable services in the
                     geographical area where the property
                     securing the loan is located, payable solely by the borrower and not by the partnership

Redwood              Loan servicing fee payable monthly in an       $310,000 per
Mortgage Corp        amount up to 1/8 of 1% of the outstanding      year(5)
General Partner      principal amount of each loan. (2) (3)

General Partners     Asset management fee payable monthly in        $119,000 per
                     an amount up to 1/32 of 1% of the "net asset   year(5)
                     value."(2)

Redwood              Reimbursement of expenses relating to          $92,000 per
Mortgage Corp.       administration of the partnership, subject to  year(5)
General Partner      certain limitations, see Article 10 of the
                     partnership agreement.(1)(4)

Gymno                Reconveyance fee for reconveyance of          Approximately
Corporation          property upon full payment of loan, payable   $65 per deed
General Partner      by borrower                                   of trust or
                                                                   market rate.

Redwood              Assumption fee for assumption of loans        $5,000 per
Mortgage Corp.       payable by borrower as either a set fee or    year(5)
General Partner      a percentage of the loan.

Redwood              Extension fee for extending the loan period   $2,500 per
Mortgage Corp.       payable by borrower as a percentage of the    year(5)
General Partner      loan.

Redwood              Interest earned, if any, between the date    $0 per year(5)
Mortgage Corp.       of deposit of borrower's funds into Redwood
General Partner      Mortgage Corp.'s trust account and date of
                     payment of such funds by Redwood
                     Mortgage Corp.

General Partners     One percent (1%) interest in profits,        $28,000 per
                     losses and distributions of earnings         year(5)
                     and cash available for distribution.

                                LIQUIDATING STAGE

Entity Receiving                                                  Estimated
Compensation         Form and Method of Compensation              Amount

Redwood              Early withdrawal penalty equal to a          $36,516 per
Mortgage Corp.       percentage of the sums withdrawn by an       year(5)
General Partner      early withdrawing limited partner, a portion
                     of which will be paid, based upon the ratio between the formation loan and the total amount of organizational and syndication costs, to the partnership as an early withdrawal penalty, to reduce the principal amount owed by Redwood Mortgage Corp.
                     for the formation loan and the balance of which will be retained by the partnership for its own account. After the formation loan has been paid, amounts received from the early withdrawal penalty will be retained by the partnership for its own account (See
                     "SUMMARY OF THE LIMITED PARTNERSHIP
                     AGREEMENT - Withdrawal from Partnership" at page 67).


[FN]
     (1) The general partners will endeavor to minimize such expenses to the extent possible and to the extent consistent with the terms of the offering. (See "TERMS OF THE OFFERING" at page 17).

     (2) The general partners have assumed that the estimated amount of the loan servicing fee payable will be approximately one percent (1%) per year. The general partners are entitled to receive a loan servicing fee of up to one and one-half percent (1- 1/2%) per year. The general partners and their affiliates, in their sole discretion, may elect to lower the loan servicing fee or asset management fee for any period of time and thereafter raise the fees up to the stated limits.

     (3) On any property foreclosed upon, the loan servicing fee is payable by the borrower up until the time of foreclosure. If, at the time of foreclosure, the loan servicing fee has not been paid out of the cash proceeds from a trustee's sale of the foreclosed property, the loan servicing fee will be payable by the partnership.

     (4) We shall reimburse the general partners or their affiliates for the actual cost of goods and materials used for or by the partnership and obtained from unaffiliated parties. In addition, we shall reimburse the general partners or their affiliates for the cost of administrative services necessary to the prudent operation of the partnership provided that such reimbursement will be the lesser of (a) the actual cost of such services or (b) ninety percent (90%) of the amount which the partnership would be required to pay independent parties for comparable services. The partnership's annual report to limited partners will provide a breakdown of the services performed and the amount reimbursed to the general partners or affiliates.

     (5) The amount of fees to be paid to the general partners and their affiliates are based on certain assumptions made in light of the general partners' past experience with similar programs. In determining the average annual fees to be paid to the general partners and their affiliates the general partners have assumed, based upon their historical experience the following: (i) a minimum partnership life of twelve (12) years assuming $15,000,000 is raised in year one (1) and $15,000,000 is raised in year two (2); (ii) sixty percent (60%) of the investors elect to reinvest earnings and forty percent (40%) elect to receive periodic cash distributions; (iii) a nine percent (9%) yield in the first three (3) years of operation, an eight percent (8%) yield in years four
(4), five (5) and six (6) and a nine percent (9%) yield thereafter; (iv) withdrawal rates similar to those experienced by past partnerships; (v) a turnover rate on loans of ten percent (10%) in year three (3), fifteen percent (15%) in year four (4) and twenty percent (20%) thereafter; and (vi) no leveraging of the portfolio has been considered. However, because the estimated amount of fees to be paid to the general partners and their affiliates are based on certain assumptions and conditions, including, historical experience, which may not provide an exact measurement of the fees to be paid, the general state of the economy, interest rates, the turnover rate of loans, partnership earnings, the duration and type of loans the partnership will make, and the election of investors to receive periodic cash distributions or additional units, the actual amount of fees paid will vary from those set forth above.

     The following table summarizes the forms and amounts of compensation and reimbursed expenses paid to the general partners or their affiliates for the year ended December 31, 1998, and the period January 1, 1999, through September 30, 1999, showing actual amounts and the maximum allowable amounts for management and servicing fees. No other compensation was paid to the general partners during such periods. Such fees were established by the general partners and were not determined by arms-length negotiation.

                                                   Year Ended December 31, 1998            Period Ended January 1, 1999
                                                                                                September 30, 1999

                                                                                                                       Maximum
                                                                            Maximum                                     Amount
                                                                             Amount                                  Allowable
Form                                                   Actual             Allowable                Actual           For Period

                                                                            PAID BY PARTNERSHIP

Servicing Fee                                        $295,052              $442,578              $295,354             $443,031

Management Fee                                        $31,651               $94,953               $30,248              $90,744

Reimbursement of Operating Expenses                   $67,453               $67,453               $60,541              $60,541

1% of Profits, Losses and Disbursements               $20,758               $20,758               $19,831              $19,831


                                                                             PAID BY BORROWERS

Loan Brokerage Fees (1)                              $604,836              $604,836              $492,343             $492,343

Processing and Servicing Fees                         $13,813               $13,813                $9,181               $9,181


________________________
(footnotes to table)
[FN]

     (1) Although Redwood Mortgage Corp. can receive loan brokerage fees of up to six percent (6%) or higher if such fees could have been negotiated with borrowers, the figures reflect actual loan brokerage fees charged on the loans.

                              CONFLICTS OF INTEREST

     The partnership is subject to various conflicts of interest arising out of its relationship with the general partners and their affiliates. These conflicts include conflicts related to the arrangements pursuant to which the general partners will be compensated by the partnership. Because the partnership was organized and is operated by the general partners, these conflicts will not be resolved through arms length negotiations but through the exercise of the general partners' judgment consistent with their fiduciary responsibility to you and the other limited partners and the partnership's investment objectives and policies.

     The general partners are, and will be subject to, public reporting requirements for prior public programs and for this program. They will continue to have an obligation to keep you appraised of material developments with respect to all partnerships in which they are the general partners, including material developments or events which give rise to a conflict of interest. (See "PRIOR PERFORMANCE SUMMARY" at page 27).

     Additionally, the partnership agreement also imposes upon the general partners an obligation to disclose and keep you appraised of any developments that would otherwise be disclosed in accordance with public reporting requirements, including those developments which would give rise to a conflict of interest. Your power as a limited partner with respect to any such developments including the power, subject to a majority vote to amend the partnership agreement, remove the general partners and/or amend or terminate contracts for services or goods between the general partners and the partnership act as a check to the actions of general partners. (See "FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS" at page 26 and "INVESTMENT OBJECTIVES AND CRITERIA" at page 35). These conflicts include, but are not limited to, the following:

     1. Conflicts Arising As A Result Of The General Partners' Legal And Financial Obligations To Other Partnerships. The general partners and their affiliates serve as the general partners of other limited partnerships. These partnerships include real estate mortgage limited partnerships with investment objectives similar to those of the partnership. They may also organize other real estate mortgage limited partnerships in the future, including partnerships which may have investment objectives similar to those of the partnership. The general partners and such affiliates have legal and financial obligations with respect to these partnerships which are similar to their obligations with respect to the partnership. As general partners, they may have contingent liability for the obligations of such partnerships as well as those of the partnership.

     The  level  of  compensation  payable  to the  general  partners  or  their affiliates in connection with the organization and operation of other partnerships may exceed that payable in connection with the organization and operation of the partnership. However, the general partners and their affiliates do not intend to offer for sale, interests in any public programs (but not private programs) with investment objectives similar to the partnership, before substantially all initial proceeds of this offering are invested or committed.

     The general partners believe that they have sufficient financial and legal resources to meet and discharge their obligations to the partnership and to the other partnerships. In the event that a conflict were to arise, however, the general partners will undertake the following steps: (i) they will seek the advice of counsel with respect to the conflict; (ii) in the event of a short fall of resources, they will seek to allot the partnerships' financial and legal resources on a pro rata basis among the partnerships; (iii) in the event a pro rata allotment would materially adversely affect the operations of any partnership, the general partners will use their best efforts to apply available resources to that partnership so as to attempt to prevent a material adverse effect, and the remainder of the resources, if any, would be applied on a pro rata basis.

     2. Conflicts Arising From The General Partners' Allocation Of Time Between The Partnership And Other Activities. The general partners and their affiliates have conflicts of interest in allocating their time between the partnership and other activities in which they are involved. However, the general partners believe that they, and their affiliates, have sufficient personnel to discharge fully their responsibilities to the partnership and to other affiliated partnerships and ventures in which they are involved. Redwood Mortgage Corp. also provides loan brokerage services to investors other than the partnership. As a result, there will exist conflicts of interest on the part of the general partners between the partnership and the other partnerships or investors with which they are affiliated at such time. The general partners will decide which loans are appropriate for funding by the partnership or by such other partnerships and investors after consideration of all relevant factors, including:

     -the size of the loan,

     -portfolio diversification,

     -quality and credit worthiness of borrower,

     -amount of uninvested funds,

     -the length of time that excess funds have remained uninvested.

     To date, the individual general partners have each allocated approximately 12-17 hours per week, exclusively on partnership activities and estimate that they will continue to allocate approximately the same amount of time in the future. This amount may be higher during the offering and marketing stages and may be lower thereafter. The general partners believe that they will have sufficient time, based upon the organization and personnel that they have built and retained over the last twenty-two (22) years, to fully discharge their obligations to the partnership. In the event that a conflict were to arise, however, the general partners will take the following action: (i) they will seek the advice of counsel with respect to the conflict; (ii) in the event of a short fall of resources, they would seek to allot the partnership's financial and legal resources on a pro rata basis among the partnerships; (iii) in the event a pro rata allotment would materially adversely affect the operations of any partnership, the general partners will use their best efforts to apply resources to that partnership to attempt to prevent a material adverse effect, and the remainder of the resources, if any, would be applied on a pro rata basis.

     3. Amount Of Loan Brokerage Commissions Affects Rate Of Return To You. None of the compensation payable to the general partners was determined by arms length negotiations. We anticipate that the loan brokerage commissions charged to borrowers by Redwood Mortgage Corp. will average approximately three to six percent (3-6%) of the principal amount of each loan, but may be higher or lower depending upon market conditions. The loan brokerage commission shall be capped at four percent (4%) per annum of the partnership's assets. Any increase in the loan brokerage commission charged on loans may have a direct, adverse effect upon the interest rates charged by the partnership on loans and thus the overall rate of return to you. Conversely, if the general partners reduced the loan brokerage commissions charged by Redwood Mortgage Corp. a higher rate of return might be obtained for the partnership and the limited partners. This conflict of interest will exist in connection with every loan transaction, and you must rely upon the fiduciary duties of the general partners to protect their interests. In an effort to partially resolve this conflict, Redwood Mortgage Corp. has agreed that loan brokerage commissions shall be limited to four percent (4%) per annum of the partnership's assets. In the event of a conflict with respect to the payment of the loan brokerage commissions or the quality or type of loan, the general partners will resolve the conflict in favor of the partnership.

     The general partners have reserved the right to retain the services of other firms, in addition to or in lieu of Redwood Mortgage Corp., to perform the brokerage services, loan servicing and other activities in connection with the partnership's loan portfolio that are described in this prospectus. Any such other firms may also be affiliated with the general partners.

     4. Terms Of Formation Loan Are Not A Result Of Arms Length Negotiations. Redwood Mortgage Corp. will borrow from the partnership an amount equal to not more than nine percent (9%) of the gross proceeds of this offering. This loan (the "formation loan") will not bear interest. Accordingly, the partnership's rate of return on the formation loan will be below the rate obtainable by the partnership on its loans. The terms of the formation loan were not the result of arms length negotiations. This loan will be an unsecured obligation of Redwood Mortgage Corp. (See "PLAN OF DISTRIBUTION - Formation Loan" at page 71). The amount of any early withdrawal penalties received by the partnership from investors will reduce the principal balance of the formation loan, thus reducing the amount owed from Redwood Mortgage Corp. to the partnership. In the event of default in the payment of such loan a conflict of interest would arise on our part in connection with the enforcement of the loan and the continued payment of other fees and compensation, including the loan brokerage fee and loan servicing fee, to Redwood Mortgage Corp. If the general partners are removed, no other general partners are elected, the partnership is liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, the debt on the formation loan shall be forgiven by the partnership and Redwood Mortgage Corp. shall be immediately released from any further obligation under the formation loan. In the event of a conflict with respect to the repayment of the formation loan, or a default thereof or the continued payment of other fees and compensation to Redwood Mortgage Corp., the partnership, at the partnership's expense, will retain independent counsel, who has not previously represented the general partners to represent the partnership in connection with such conflict.

     5.  Potential  Conflicts  If We Invest in Loans With  General  Partners  Or
Affiliates. We may invest in loans acquired by the general partners or affiliates. The partnership's portion of the total loan may be smaller or greater than the portion of the loan made by the general partners or affiliates. Such an investment would be made after a determination by the general partners that the entire loan is in an amount greater than would be suitable for the partnership to make on its own or that the partnership will benefit through broader diversification of its loan portfolio. However, you should be aware that investing with the general partners or affiliates could result in a conflict of interest between the partnership and the general partners or affiliates in the event that the borrower defaults on the loan. Both the partnership and the general partners or affiliates will protect their own interest in the loan and in the underlying security. In order to minimize the conflicts of interest which may arise if the partnership invests in loans with the general partners or affiliates, the partnership will acquire its interest in the loan on the same terms and conditions as does the general partners or affiliates and the terms of the loan will conform to the investment criteria established by the partnership for the origination of loans. By investing in a loan on the same terms and conditions as does the general partners or an affiliate, the partnership will be entitled to enforce the same rights as the general partners or affiliate in such loan and the general partners and affiliate will not have greater rights in the loan than does the partnership.

     6. General Partners Will Represent Both Parties In Sales Of Real Estate Owned To Affiliates. In the event the partnership becomes the owner of any real property by reason of foreclosure on a loan, the general partners' first priority will be to arrange the sale of the property. The general partners will attempt to obtain a price that will permit the partnership to recover the full amount of its invested capital plus accrued but unpaid interest and other charges, or so much thereof as can reasonably be obtained in light of current market conditions. In order to facilitate such a sale, the general partners may, but are not required to, arrange a sale to persons or entities controlled by them, e.g., to another partnership or entity formed by one of the general partners for the express purpose of acquiring foreclosure properties from lenders such as the partnership. The general partners will be subject to conflicts of interest in arranging such sales since they will represent both parties to the transaction. For example, the partnership and the potential buyer will have conflicting interests in determining the purchase price and other terms and conditions of sale. The general partners decision will not be subject to review by any outside parties.

     The general partners have undertaken to resolve these conflicts as follows:

     (a) No foreclosed property will be sold to the general partners or an affiliate unless the general partners have first used their best efforts to sell the property at a fair price on the open market for at least 60 days.

     (b) In the event the property will be sold to an affiliate, the net purchase price must be more favorable to the partnership than any third party offer received. The purchase price will also be (1) no lower than the independently appraised value of such property at the time of sale, and (2) no lower than the total amount of the partnership's "investment" in the property. The partnership's investment includes without limitation the following:

     -the unpaid principal amount of the partnership's loan,

     -unpaid interest accrued to the date of foreclosure,

     -expenditures made to protect the partnership's interest in the property such as payments to senior lienholders and for insurance and taxes,

     -costs of foreclosure (including attorneys' fees actually incurred to prosecute the foreclosure or to obtain relief from a stay in bankruptcy), and

     -any advances made by the general partners on behalf of the partnership for any of the foregoing less any income or rents received, condemnation proceeds or other awards received or similar monies received.

     A portion of the purchase price may be paid by the affiliate executing a promissory note in favor of the partnership. Any such note will be secured by a deed of trust on the subject property. The principal amount of such a note, plus any obligations secured by senior liens, will not exceed ninety percent (90%) of the purchase price of the property. The terms and conditions of such a note will be comparable to those the partnership requires when selling foreclosed properties to third parties.

     (c) Neither the general partners nor any of their affiliates would receive a real estate commission in connection with such a sale.

     It is the general partners' opinion that these undertakings will yield a price which is fair and reasonable for all parties,. However, no assurance can be given that the partnership could not obtain a better price from an unaffiliated third party purchaser.

     7. Professionals Hired By General Partners Do Not Represent You Or Any Other Limited Partners. The attorneys, accountants and other experts who perform services for the partnership also perform services for the general partners and their affiliates. It is anticipated that such representation will continue in the future. Such professionals, including, Landels Ripley & Diamond, LLP, counsel for the partnership and the general partners, do not represent you or any other limited partner. Under the partnership agreement, you must acknowledge and agree that such professionals, including, Landels Ripley & Diamond, LLP, counsel for the partnership and the general partners, representing the partnership and the general partners and their affiliates do not represent, and shall not be deemed under applicable codes of professional conduct and responsibility to have represented or be representing, any or all of the limited partners in any respect. Such professionals, however, are obligated under those codes not to engage in unethical or improper professional conduct. In the event of a conflict regarding services performed by attorneys, accountants and other experts, with respect to the general partners and/or the partnership and limited partners, then the partnership, at partnership expense, will retain independent counsel, who has not previously represented the partnership or the general partners to represent the interests of the limited partners solely with respect to the issue of a conflict regarding the services performed by professionals.


                FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS

     The general partners are accountable to the partnership as fiduciaries. As such, they are under a fiduciary duty to exercise good faith and integrity in conducting the partnership's affairs. They must conduct such affairs in the best interest of the partnership. The California Revised Limited Partnership Act provides that a limited partner may institute legal action on behalf of himself and all other similarly situated limited partners (a class action) to recover damages for a breach by a general partner of its fiduciary duty. He may also institute an action, or on behalf of the partnership (a partnership derivative action) to recover damages from a general partner or third parties where the general partner has failed or refused to enforce the obligation.

     Present State of the Law. Based upon the present state of the law and federal statutes, regulations, rules and relevant judicial and administrative decisions, it appears that

     (1) as a limited partner of the partnership you have the right, subject to the provisions of applicable procedural rules and statutes to:

     -bring partnership class actions,

     -enforce rights of all limited partners similarly situated, and

     -bring partnership derivative actions to enforce rights of the partnership including, in each case, rights under certain rules and regulations of the Securities and Exchange Commission; and

     (2) if you are a limited partner who has suffered losses in connection with the purchase or sale of your units due to a breach of fiduciary duty by the general partners in connection with such purchase or sale, including misapplication by the general partners of the proceeds from the sale of units, you may have a right to recover such losses from the general partners in an action based on Rule 10b-5 under the Securities and Exchange Act of 1934. In addition, if you are an employee benefit plan who has acquired units, case law applying the fiduciary duty concepts of ERISA could be viewed to apply to the general partners. The general partners will provide quarterly and annual reports of operations and must, on demand, give you or any limited partner or his/her legal representative a copy of the Form 10-K and true and full information concerning the partnership's affairs. Further, the partnership's books and records may be inspected or copied by you or your legal representatives at any time during normal business hours.

     This is a rapidly developing and changing area of the law and this summary, describing in general terms the remedies available to limited partners for breaches of fiduciary duty by the general partners, is based on statutes and judicial and administrative decisions as of the date of this prospectus. If you have questions concerning the duties of the general partners or believe that a breach of fiduciary duty by a general partner has occurred, you should consult your own counsel.

     Terms of the Partnership Agreement. Provision has been made in the partnership agreement that the general partners shall have no liability to the partnership for a loss arising out of any act or omission by the general partners, provided that the general partners determine in good faith that their conduct was in the best interest of the partnership and, provided further, that their conduct did not constitute gross negligence or gross misconduct. As a result, you may have a more limited right of action in certain circumstances than you would in the absence of such a provision in the partnership agreement.

     The partnership agreement also provides that, to the extent permitted by law, the partnership will indemnify the general partners against liability and related expenses (including attorneys' fees) incurred in dealings with third parties. Such indemnification will apply, provided that the conduct of the general partners is consistent with the standards described in the preceding paragraph. Notwithstanding the foregoing, neither the general partners nor their affiliates shall be indemnified for any liability imposed by judgment (including costs and attorneys' fees) arising from or out of a violation of state or federal securities laws associated with the offer and sale of units offered hereby. However, indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations and for expenses incurred in successfully defending such lawsuits provided that (a) a court either approves indemnification of litigation costs if the general partners are successful in defending the action; or (b) the settlement and indemnification is specifically approved by the court of law which shall have been advised as to the current position of the Securities and Exchange Commission (as to any claim involving allegations that the Securities Act of 1933 was violated) and California Commissioner of Corporations or the applicable state authority (as to any claim involving allegations that the applicable state's securities laws were violated). Any such indemnification shall be recoverable out of the assets of the partnership and not from limited partners. A successful claim for such indemnification would deplete partnership assets by the amount paid.

                            PRIOR PERFORMANCE SUMMARY

     The information presented in this section represents the historical experience of real estate mortgage programs sponsored and managed by the general partners and their affiliates. You should not assume that you will experience returns, if any, comparable to those experienced by other investors' programs.

     Experience and Background of General Partners and Affiliates. Since 1978, the general partners and their affiliates have sponsored and managed nine (9) real estate mortgage limited partnerships including this partnership. All partnerships have investment objectives similar to this partnership. Six of these partnerships were offered without registration under the Securities Act of 1933 in reliance upon the intrastate offering exemption from the registration requirements thereunder and/or the exemption for transactions not involving a public offering. Three of these partnerships including this partnership were registered under Securities Act of 1933. The effect of not registering six of the prior partnerships is that the partners in the respective partnerships have differing rights with respect to the transfer of their interests in the partnerships. When securities are issued without registration under the Securities Act of 1933, either in reliance upon the intrastate exemption or the exemption for transactions not involving a public offering, those securities may not be transferred without registration under, or an exemption from, the Securities Act of 1933. On the other hand, securities issued pursuant to a registration statement under the Securities Act of 1933 generally may be sold without such registration. In general, securities issued pursuant to registration under the Securities Act of 1933 are more freely transferable than those which are issued without registration under the Securities Act of 1933. However, even securities issued pursuant to a registration statement are subject to restrictions on transfer under the securities laws of the states in which they are issued and under the terms of their respective partnership agreements.

     Not including the initial offering by the partnership, as of September 30, 1999, the 8 previous partnerships had raised aggregate capital contributions of approximately $47,637,000 from approximately 3,098 investors and had total current net assets under management of $34,624,572. As of September 30, 1999, the number of loans made by these partnerships was approximately 1,956 and the number of outstanding loans made by these earlier partnerships was approximately 248 ($33,349,123) which are secured by properties principally located in Northern California. Of these loans,

     -approximately   98,  which   represents   twenty   percent  (20%)  of  the
partnership's portfolio ($6,814,995) are secured by single family residences,

     -34, which represents ten percent (10%) of the partnership's portfolio ($3,272,826) are secured by multi-family units,

     -97 which represents fifty three percent (53%) of the partnership's portfolio ($17,544,951) are secured by commercial properties and

     -19 which represents seventeen percent (17%) of the partnership's portfolio ($5,716,351) are secured by unimproved property.

                       PUBLICLY OFFERED MORTGAGE PROGRAMS

     Redwood Mortgage Investors VII ("RMI VII"). RMI VII is a California limited partnership of which D. Russell Burwell, Michael R. Burwell and Gymno
Corporation are the general partners. RMI VII was registered under the Securities Act of 1933. As of September 30, 1999, RMI VII had a total capitalization of $11,259,262 and 818 investors.

     Redwood Mortgage Investors VI ("RMI VI"). RMI VI is a California limited partnership of which D. Russell Burwell, Michael R. Burwell and Gymno Corporation are the general partners. RMI VI was registered under the Securities Act of 1933. As of September 30, 1999, RMI VI had a total capitalization of $8,239,984 and 675 investors.

                       PRIVATELY OFFERED MORTGAGE PROGRAMS

     Redwood  Mortgage  Investors  V ("RMI V").  RMI V is a  California  limited
partnership  of  which  D.  Russell  Burwell,   Michael  R.  Burwell  and  Gymno
Corporation are the general partners. RMI V was qualified under California securities laws and a permit allowing RMI V to offer and sell units was issued by the Commissioner of Corporations on September 15, 1986. As of September 30, 1999, RMI V had a total capitalization of $3,000,177 and 318 investors.

     Redwood Mortgage Investors IV ("RMI IV"). RMI IV is a California limited partnership of which D. Russell Burwell, Michael R. Burwell and Gymno
Corporation are general partners. RMI IV was qualified under California securities laws and a permit allowing RMI IV to offer and sell units was issued by the Commissioner of Corporations on October 2, 1984. The Commissioner of Corporations subsequently extended the effectiveness of the RMI IV offering permit until September 18, 1986. As of September 30, 1999, RMI IV had a total capitalization of $6,941,264 and 510 investors.

     Redwood Mortgage Investors ("RMI"). RMI, Redwood Mortgage Investors II ("RMI II") and Redwood Mortgage Investors III ("RMI III") are California limited partnerships of which D. Russell Burwell, Michael R. Burwell and Gymno Corporation are general partners. All 3 of these partnerships were sold only to a limited number of selected California residents in compliance with applicable federal and state securities laws. As of September 30, 1999, RMI had 18 investors, RMI II had 20 investors and RMI III had 56 investors. The RMI offering terminated on July 31, 1982, at which time it had a total capitalization of approximately $1,090,916. The RMI II offering terminated on June 30, 1983, at which time it had a total capitalization of approximately $1,282,802. The RMI III offering terminated on June 30, 1984, at which time it had a total capitalization of approximately $1,429,624. This partnership was re-offered in July, 1992, and as of December 31, 1996, additional contributions of $858,800, were received and the offering was subsequently closed.

     Corporate Mortgage Investors ("CMI"). CMI is a California limited partnership of which D. Russell Burwell and A & B Financial Services, Inc. are the general partners. The offering period for CMI commenced August 1, 1978, and interests in CMI have been closed. The interest in CMI was offered and sold exclusively to qualified pension and profit sharing plans and other institutional investors. Commencing January 1, 1984, a segregated portfolio was created within CMI, into which all new subscriptions received by CMI were placed. The two (2) portfolios within CMI were designated Portfolio I and Portfolio II, respectively. As of September 30, 1999, the two portfolios had been merged and had total assets of $1,411,349 and 41 investors.

     The funds raised by these partnerships have been used to make loans secured by deeds of trust. All loans are arranged and serviced by Redwood Mortgage Corp., for which it receives substantial compensation. All of these partnerships will have funds to invest in loans at the same time as this partnership (See "CONFLICTS OF INTEREST" at page 23).

     Copies of audited financial statements for all prior partnerships are available from the general partners upon request and may be obtained upon payment of a fee sufficient to cover copying costs. If you would like to receive such information, you should contact the general partners at 650 El Camino Real, Suite G, Redwood City, California 94063; (650) 365-5341. All of the foregoing partnerships have achieved their stated goals to date.

     Additional Information. Certain additional information regarding some of the partnerships' discussed objectives are similar to the partnership's and are set forth in Appendix I in the Prior Performance Tables:

     TABLE I Experience in Raising and Investing Funds.

     TABLE II Compensation to General Partners and Affiliates.

     TABLE III Operating Results of Prior Limited Partnerships.

     TABLE V Payment of Loans.

     Table IV is not included herein because none of the partnerships has completed its operations or disposed of all of its loans.

     Table VI (Descriptions of Open Loans of Prior Limited Partnerships) is contained in Part II of the Registration Statement.

     Upon request, the general partners shall provide to you without charge, a copy of the most recent Form 10-K Annual Report filed with the Securities and Exchange Commission by any prior public program that has reported to the Securities and Exchange Commission within the last twenty-four months. Exhibits to any annual report on Form 10-K may be obtained upon payment of a fee sufficient to cover the copying costs. You may review, read and copy all of our filings at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can call the SEC at 1 800 SEC-0330 for further information on the public reference room. Our SEC filings are also available on the SEC's website at "http://www.sec.gov."

     No Major Adverse Developments. There have been no major adverse business developments or conditions experienced by any of the prior limited partnerships that would be material to prospective investors in the partnership. While the Tax Reform Act of 1986 made a number of changes to the tax laws, some dealing with limitations on interest deductions, it is not expected to have a material adverse effect upon the performance of the prior limited partnerships. In fact, since the deductibility of residential mortgage interest is one of the few deductible items of interest remaining, the Tax Reform Act of 1986 may in fact enhance the utility of residential mortgage loans of the type offered by these limited partnerships.

     Prior Public Partnerships. In addition to this partnership, the general partners have previously sponsored two public partnerships registered under the Securities Act of 1933. These partnerships are RMI VI and RMI VII.

     Three Year Summary of Loans Originated by Prior Limited Partnerships. During the three-year period ending September 30, 1999, loans were made by prior programs with investment objectives similar to those of the partnership. The following table provides a summary of the loans originated for the three-year period as of September 30, 1999. The last column of the following chart reflects total loan balances on all loans for each prior program including those which originated prior to the three (3) year period ending September 30, 1999. The following tables do not include information regarding the partnership and its existing loan portfolio.

--------------------------------------------------------------------------------
Name of      Number    Estimated Total      Outstanding        Total Outstanding
partnership   of       Amount of Loans     Loan Balances         Loans as of
             Loans      Made 10/01/96        Originated            09/30/96
                        to 09/30/99       10/01/96 to 09/30/99
--------------------------------------------------------------------------------
CMI           14        $1,365,250.00        $849,292.67           $1,466,018.17
--------------------------------------------------------------------------------
RMI           12          $901,362.43        $571,257.24           $1,068,166.75
--------------------------------------------------------------------------------
RMI II         7          $438,430.77        $159,518.82             $471,454.98
--------------------------------------------------------------------------------
RMI III       16        $1,310,002.04      $1,041,423.33           $1,616,315.43
--------------------------------------------------------------------------------
RMI IV        26        $5,414,071.08      $3,103,140.20           $7,293,259.99
--------------------------------------------------------------------------------
RMI V         12        $1,404,354.42        $926,254.58           $2,848,255.85
--------------------------------------------------------------------------------
RMI VI        20        $3,385,499.09      $1,289,454.49           $7,003,801.12
--------------------------------------------------------------------------------
RMI VII       42       $20,209,906.54      $7,983,062.07          $11,581,880.86
--------------------------------------------------------------------------------
TOTAL        149       $34,428,876.37     $15,923,403.40          $33,349,123.15
--------------------------------------------------------------------------------

     A further breakdown of these loans according to the type of deed of trust, the location of the property securing the loans, and the type of property securing the loan is provided below:

Loans
                         First Trust Deeds                        $19,006,750.00
                         Second Trust Deeds                        13,172,626.37
                         Third Trust Deeds                          2,249,500.00
                                                              ------------------
                                                                  $34,428,876.37
                                                              ==================

Location of Loans        Stanislaus                                 7,609,000.00
                         San Francisco County                       7,608,754.34
                         San Mateo County                           6,280,272.03
                         Alameda County                             5,601,500.00
                         Marin                                      1,510,000.00
                         Solano                                     1,430,000.00
                         Ventura                                    1,131,000.00
                         Sacramento County                            855,000.00
                         Monterey                                     775,000.00
                         Santa Clara County                           544,500.00
                         Contra Costa County                          382,500.00
                         Riverside                                    300,000.00
                         Santa Cruz County                            277,000.00
                         Sonoma                                        69,350.00
                         Placer                                        55,000.00

Total                                                             $34,428,876.37
                                                              ==================

Type of Property         Owner Occupied Homes                      $3,261,110.81
                         Non-Owner Occupied                         5,589,805.61
                         Commercial                                 9,516,404.78
                         Land                                      11,226,400.00
                         Apartments                                 4,834,155.17
                                                              ------------------
Total                                                             $34,428,876.37
                                                              ==================

                                   MANAGEMENT

     General. The general partners will be responsible for the management of the proceeds of the offering and the investments of the partnership. Services performed by the general partners include, but are not limited to:

     -implementation of partnership investment policies

     -identification, selection and extension of loans

     -preparation and review of budgets

     -cash flow and taxable income or loss projections and working capital requirements

     -periodic physical inspections and market surveys

     -supervision of any necessary litigation

     -preparation and review of partnership reports, communications with limited partners

     -supervision and review of partnership bookkeeping, accounting and audits

     -supervision and review of partnership state and federal tax returns

     -supervision of professionals employed by the partnership in connection with any of the foregoing, including attorneys and accountants.

     The general partners may be removed by a majority of the limited partners (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Rights and Liabilities of the Limited Partners" at page 64).

The General Partners.

     D. Russell Burwell. D. Russell Burwell, age 67, General Partner, Director (1978-present) and President (1979-present) of Redwood Mortgage Corp.; Director (1978-present) and President (1979-present) of A & B Financial Services, Inc., a finance company; Director (since 1986) and president (since 1986) of Gymno Corporation. Mr. Burwell is licensed as a real estate sales person and is the majority owner of The Redwood Group, Ltd. (described below). Mr. Burwell is the father of Michael R. Burwell (described below).

     Michael R. Burwell. Michael R. Burwell, age 43, General Partner, past member of Board of Trustees and Treasurer, Mortgage Brokers Institute (1984-1986); Director, Chief Financial Officer, Secretary, and Treasurer Redwood Mortgage Corp. (1979-present); Director, Secretary and Treasurer A & B Financial Services, Inc. (1980-present); Director, Chief Financial Officer and Secretary (since 1986) of Gymno Corporation; Director, Secretary and Treasurer of The Redwood Group, Ltd. (1979-present). Mr. Burwell is licensed as a real estate sales person. He is the son of D. Russell Burwell described above.

     Gymno Corporation. Gymno Corporation, General Partner, is a California corporation formed in 1986 for the purpose of acting as a general partner of this partnership and of other limited partnerships formed by the individual general partners. D. Russell Burwell and Michael R. Burwell are equal (i.e., 50-50) shareholders of Gymno Corporation. D. Russell Burwell and Michael R. Burwell are Gymno's Directors; D. Russell Burwell is its President and Michael
R. Burwell is its Chief Financial Officer and Secretary.

     Redwood Mortgage Corp. Redwood Mortgage Corp. is a licensed real estate broker incorporated in 1978 under the laws of the State of California, and is engaged primarily in the business of arranging and servicing mortgage loans. Redwood Mortgage Corp. will act as the loan broker and servicing agent in connection with loans, as it has done on behalf of several other limited partnerships formed by the general partners (See "PRIOR PERFORMANCE SUMMARY" at page 27). Redwood Mortgage Corp. is a subsidiary of The Redwood Group, Ltd. Redwood Mortgage Corp. was admitted as a general partner of the partnership on February 7, 2000.

     The general partners have represented that they have a combined net worth of in excess of $1,000,000 determined on a GAAP basis. Audited and unaudited balance sheets for Gymno Corporation and Redwood Mortgage Corp. are set forth hereafter.

Affiliates of the General Partners.

     The Redwood Group, Ltd. The Redwood Group, Ltd., a California corporation, is a diversified financial services company specializing in various aspects of the mortgage lending and investment business. Its various subsidiaries have arranged over 1 billion in loans secured in whole or in part by first, second and third deeds of trust. Its subsidiaries include Redwood Mortgage Corp. and A & B Financial Services, Inc. D. Russell Burwell, one of the general partners, is the majority shareholder of The Redwood Group, Ltd.

     Theodore J. Fischer. Theodore J. Fischer, age 50, Director and Vice President of Redwood Mortgage Corp. (1980-present); licensed real estate broker (1979-present); Assistant Vice President, Western Title Insurance Co. (1977-1980); Business Development representative, Transamerica Title Insurance Co. (1976-1977).

         SELECTED OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     No person or entity owns beneficially more than five percent (5%) of the ownership interest in the partnership. The following tables sets forth the beneficial ownership interests in the partnership as of September 30, 1999, by
(i) each general partner of the partnership and (ii) all general partners as a group.

                                                          Amount of
                                                          Beneficial     Percent
Title of   Name and Address                               Ownership     of Class
Class

Units      Gymno Corporation, 650 El Camino Real,         $31,759     1/10 of 1%
           Suite G, Redwood City, CA  94063 (1)

           D. Russell Burwell, 650 El Camino Real,             $0             0%
           Suite G, Redwood City, CA  94063

           Michael R. Burwell, 650 El Camino Real,             $0             0%
           Suite G, Redwood City, CA  94063

           Redwood Mortgage Corp, 650 El Camino Real,          $0             0%
           Suite P, Redwood City, CA  94063

           All general partners as a group                $31,759     1/10 of 1%

_______________________________________________________
[FN]
     (1) Gymno Corporation is owned fifty percent (50%) by D. Russell Burwell and fifty percent (50%) by Michael R. Burwell

     (2) Redwood Mortgage Corp. is owned 100% by The Redwood Group Ltd, an affiliate of the general partners.

                                                        SELECTED FINANCIAL DATA
                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)

                                                                       As of and for the Year ended December 31
                                                       -------------------------------------------------------------------------
                                                                      1999               1998            1997              1996
                                                      As of Sept. 30, 1999

Loans secured by trust deeds                                   $37,428,246        $31,905,958     $25,304,989       $15,642,990
Less: Allowance for loan losses                                 $(799,607)         $(414,073)      $(257,500)        $(117,803)
Real estate held for Sale                                                0            $66,000         $70,138           $66,991
Cash, cash equivalents and other assets                         $2,010,916         $1,564,074      $1,539,947        $1,161,522
Total assets                                                   $38,639,555        $33,121,959     $26,657,574       $16,753,700
Liabilities                                                     $4,793,978         $6,074,305      $5,726,421        $2,049,042
Partners' capital
  General partners                                                 $28,261            $22,323         $16,432           $11,365
  Limited partners                                             $33,817,316        $27,025,331     $20,914,721       $14,693,293
   Total partners' capital                                     $33,845,577        $27,047,654     $20,931,153       $14,704,658
   Total liabilities/partners' capital                         $38,639,555       $33,121,,959     $26,657,574       $16,753,700
Revenues                                                        $3,349,738         $3,406,021      $2,629,457        $1,726,635
Operating expenses
   Promotional interest                                                 $0                 $0              $0                $0
   Management fee                                                  $30,248            $31,651         $24,966           $17,053
   Provisions for losses on loans                                 $374,138           $162,969        $139,804           $55,383
   Provisions for losses on real estate held for sale                   $0                 $0              $0                $0
   Other                                                          $867,191           $937,273        $665,729          $423,292
  Net income                                                    $2,078,161         $2,274,128      $1,798,958        $1,230,907
   Net income allocated to general partners                        $20,782            $22,741         $17,990           $12,309
   Net income allocated to Limited Partners                     $2,057,379         $2,251,387      $1,780,968        $1,218,598
   Net income per $1,000 invested by Limited
    Partners for entire period:
  - where income is reinvested and compounded                          $62                $84             $84               $84
  - where partner receives income in monthly
       Distributions                                                   $61                $81             $81               $81

                              ORGANIZATIONAL CHART





         ---------------------------------------------------------------
                             THE REDWOOD GROUP, LTD.
         ---------------------------------------------------------------


                      ------------------------------------
                             D. RUSSELL BURWELL (1)
                      ------------------------------------


  ---------------------------------------              -------------------------
    REDWOOD MORTGAGE CORP. (Corporate                       A & B FINANCIAL
           General Partner) (2)                            SERVICES, INC. (2)
  ---------------------------------------              -------------------------


                      ------------------------------------
                                GYMNO CORPORATION
                           (Corporate General Partner)
                      ------------------------------------


  -----------------------------------           --------------------------------
        D. RUSSELL BURWELL (3)                       MICHAEL R. BURWELL (3)
     (Individual General Partner)                 (Individual General Partner)
  -----------------------------------           --------------------------------


                      ------------------------------------
                             PARTNERSHIPS WE MANAGE
                      ------------------------------------


                                           -------------------------------------
                                           CORPORATE MORTGAGE INVESTORS
                                           REDWOOD MORTGAGE INVESTORS
                                           REDWOOD MORTGAGE INVESTORS II
                                           REDWOOD MORTGAGE INVESTORS III
                                           REDWOOD MORTGAGE INVESTORS IV
                                           REDWOOD MORTGAGE INVESTORS V
                                           REDWOOD MORTGAGE INVESTORS VI
                                           REDWOOD MORTGAGE INVESTORS VII
                                           REDWOOD MORTGAGE INVESTORS VIII
                                           -------------------------------------


(1) D. Russell Burwell is the majority shareholder of The Redwood Group, Ltd.
(2) Redwood Mortgage Corp. and A&B Financial Services, Inc. are subsidiaries of The Redwood Group, Ltd.
(3) D. Russell Burwell and Michael R. Burwell are the sole shareholders of Gymno Corporation.

                       INVESTMENT OBJECTIVES AND CRITERIA

     Principal Objectives. We are engaged in business as a mortgage lender. We make loans to individuals and business entities secured primarily by first and second deeds of trust on California real estate. We have been operating for 7 years and have made loans in the aggregate in excess of $84,000,000. We have not yet identified nor committed to make any loans from any additional proceeds of this offering and, as of the date of the prospectus, have not entered into any negotiations with respect to extending any loans.

Our partnership's primary objectives are to:

     -Yield a high rate of return from mortgage lending; and

     -Preserve and protect the partnership's capital.

     You should not expect the partnership to provide tax benefits of the type commonly associated with limited partnership tax shelter investments. The partnership is intended to serve as an investment alternative for investors seeking current income. However, unlike other investments which are intended to provide current income, your investment in the partnership will be:

     -less liquid,

     -not readily transferable, and

     -not provide a guaranteed return over its investment life.

     The foregoing objectives of the partnership will not change, however, the limited partnership agreement does provide that the general partners shall have sole and complete charge of the affairs of the partnership and shall operate the business for the benefit of all partners.

     General Standards for Loans. The partnership is engaged in the business of making loans to members of the general public. These loans will generally be secured by deeds of trust on the following types of real property, including:

     -single-family residences (including homes, condominiums and townhouses, including 1-4 unit residential buildings),

     -multiple unit residential property (such as apartment buildings),

     -commercial property (such as stores, shops, offices, warehouses and retail strip centers), and

     -unimproved land.

     Based on prior experience, we anticipate that of the number of loans made, approximately 30% to 60% of the total dollar amount of loans will be secured by single family residences, 20% to 50% by commercial properties, 1% to 20% by apartments, and 1% to10% by unimproved land.

     As of September 30, 1999, of the partnership's outstanding loan portfolio 50% is secured by single family residences, 30% by commercial properties, 7% by multi-unit properties and 13% by unimproved land. At September 30, 1999, the percentage of land loans was slightly above our original predictions. Several land loan opportunities became available which the general partners believed to be good investments for the partnership. The partnership continues to raise capital which, as raised and invested in loans, will reduce the outstanding land loan balance in proportion to the total. The general partners estimate that when all capital is raised that the percentage of land loans will lie within the anticipated range. We will also make loans secured by promissory notes which will be secured by deeds of trust and shall be assigned to the partnership. The partnership's loans will not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured. With the exception of the formation loan to be made to Redwood Mortgage Corp., loans will be made pursuant to a set of guidelines designed to set standards for the quality of the security given for the loans, as follows:

     -Priority of Mortgages. The lien securing each loan will not be junior to more than two other encumbrances (a first and, in some cases a second deed of trust) on the real property which is to be used as security for the loan.
Although we may also make wrap-around or "all-inclusive" loans, those wrap-around loans will include no more than two (2) underlying obligations (See "CERTAIN LEGAL ASPECTS OF LOANS - Special Considerations in Connection with Junior Encumbrances" at page 39). We anticipate that the partnership's loans will eventually be diversified as to priority approximately as follows: first mortgages - 40-60%; second mortgages - 40-60%; third mortgages - 0-10%. As of September 30, 1999, of the partnership's outstanding loan portfolio, fifty eight percent (58%) were secured by first mortgages, forty two percent (42%) by second mortgages and zero percent (0%) by third mortgages.

     -Geographic Area of Lending Activity. We will continue to generally limit lending to properties located in California. Currently, we have made no loans outside of California. Approximately 80% of our loans are secured by deeds of trust on properties in the six San Francisco Bay Area counties. We anticipate that this will continue in the future. These counties, which have an aggregate population of over 3.5 million, are Santa Clara, San Mateo, San Francisco, Alameda, Contra Costa and Marin. The economy of the area where the security is located is important in protecting market values. Therefore, the general partners will limit the largest percentage of our lending activity principally to the San Francisco Bay Area since it has a broad diversified economic base, an expanding working population and a minimum of buildable sites. The general partners believe these factors contribute to a stable market for residential property. Although we anticipate that the partnership's primary area of lending will continue to be Northern California, we may elect to make loans secured by real property located throughout California.

     -Construction Loans. We may make construction loans (other than home improvement loans on residential property) up to a maximum of 10% of our loan portfolio. As of September 30, 1999, 7% of our loans consisted of construction loans. In no event will the loan-to-value ratio on construction loans exceed 80% of the independently appraised completed value of the property. We will not make loans secured by properties determined by the general partners to be special-use properties. Special use properties are bowling alleys, churches and gas stations.

     -Loan-to-Value Ratios. The amount of the partnership's loan combined with the outstanding debt secured by a senior deed of trust on the security property generally will not exceed a specified percentage of the appraised value of the security property as determined by an independent written appraisal at the time the loan is made. These loan-to-value ratios are as follows:

Type of Security Property                                    Loan to-Value Ratio
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Residential (including apartments)                                           80%

Commercial Property (including retail stores, office buildings, warehouses   70%

Unimproved Land                                                              50%

     Any of the above loan-to-value ratios may be increased if, in the sole discretion of the general partners, a given loan is supported by credit adequate to justify a higher loan-to-value ratio. In addition, such loan-to-value ratios may be increased by 10% (e.g., to 90% for residential property), to the extent mortgage insurance is obtained; however, the general partners do not anticipate obtaining mortgage insurance. Finally, the foregoing loan-to-value ratios will not apply to purchase-money financing offered by us to sell any real estate owned (acquired through foreclosure) or to refinance an existing loan that is in default at the time of maturity. In such cases, the general partners shall be free to accept any reasonable financing terms that they deem to be in the best interests of the partnership, in their sole discretion. Notwithstanding the foregoing, in no event will the loan-to-value ratio on construction loans exceed eighty percent (80%) of the independently appraised completed value of the property. The target loan-to-value ratio for partnership loans as a whole is approximately 70%.

     We will receive an independent appraisal for such security property on which we will make a mortgage loan. Generally, appraisers retained by us shall be licensed or qualified as independent appraisers by state certification or national organization or other qualifications acceptable to the general partners. The general partners will review each appraisal report and will conduct a "drive-by" for each property on which an appraisal is made. A "drive by" means the general partners or their affiliates will drive to the property and assess the front exterior of the subject property, the adjacent properties and the neighborhood. A "drive by" does not include entering any structures on the property. In many cases the general partners do enter the structures on the property.

     -Terms of Loans. Most of our loans will be for a period of 1 to 10 years, but in no event more than 15 years. Most loans will provide for monthly payments of principal and/or interest. Many loans will provide for payments of interest only or are only partially amortizing with a "balloon" payment of principal payable in full at the end of the term. Some loans will provide for the deferral and compounding of all or a portion of accrued interest for various periods of time.

     -Equity Interests in Real Property. Most of our loans will provide for interest rates comparable to second mortgage rates prevailing in the geographical area where the security property is located. However, we reserve the right to make loans (up to a maximum of 25% of the partnership's loan portfolio) bearing a reduced stated interest rate in return for an interest in the appreciation in value of the security property during the term of the loan (See "CONFLICTS OF INTEREST - Loan Brokerage Commissions" at page 25).

     -Escrow Conditions. Loans will be funded through an escrow account handled by a title insurance company or by Redwood Mortgage Corp., subject to the following conditions:

     -Satisfactory title insurance coverage will be obtained for all loans. The title insurance policy will name the partnership as the insured and provide title insurance in an amount at least equal to the principal amount of the loan. Title insurance insures only the validity and priority of the partnership's deed of trust, and does not insure the partnership against loss by reason of other causes, such as diminution in the value of the security property, over appraisals, etc.

     -Satisfactory fire and casualty insurance will be obtained for all loans, naming the partnership as loss payee in an amount equal to cover the replacement cost of improvements.

     -The general partners do not intend to arrange for mortgage insurance, which would afford some protection against loss if the partnership foreclosed on a loan and there was insufficient equity in the security property to repay all sums owed. If the general partners determine in their sole discretion to obtain such insurance, the minimum loan-to-value ratio for residential property loans will be increased.

     -All loan documents (notes, deeds of trust, escrow agreements, and any other documents needed to document a particular transaction or to secure the loan) and insurance policies will name the partnership as payee and beneficiary. Loans will not be written in the name of the general partners or any other nominee.

     -Loans to General Partners and Affiliates. Although we may loan funds to the general partners or their affiliates, no such loans have been made to date. However, the partnership will make the formation loan to Redwood Mortgage Corp. and may, in certain limited circumstances, loan funds to affiliates, to among other things, purchase real estate owned by us as a result of foreclosure.

     -Purchase of Loans from Affiliates and Other Third Parties. Existing loans may be purchased, from the general partners, their affiliates or other third parties, only so long as any such loan is not in default and otherwise satisfies all of the foregoing requirements; provided, the general partners and their affiliates will sell no more than a 90% interest and retain a 10% interest in any loan sold to the partnership which they have held for more than 180 days. In such case, the general partners and affiliates will hold their 10% interest and the partnership will hold its 90% interest in the loan as tenants in common. The purchase price to the partnership for any such loan will not exceed the par value of the note or its fair market value, whichever is lower.

     -Note Hypothecation. We also may make loans which will be secured by assignments of secured promissory notes. The amount of a loan secured by an assigned note will satisfy the loan-to-value ratios set forth above (which are determined as a specified percentage of the appraised value of the underlying property) and also will not exceed 80% of the principal amount of the assigned note. For example, if the property securing a note is commercial property, the total amount of outstanding debt secured by such property, including the debt represented by the assigned note and any senior mortgages, must not exceed 70% of the appraised value of such property, and the loan will not exceed 80% of the principal amount of the assigned note. For purposes of making loans secured by promissory notes, we shall rely on the appraised value of the underlying property, as determined by an independent written appraisal which was conducted within the last twelve (12) months. If such appraisal was not conducted within the last twelve months, then we will arrange for a new appraisal to be prepared for the property. All such appraisals will satisfy our loan-to-value ratios set forth above. Any loan evidenced by a note assigned to the partnership will also satisfy all other lending standards and policies described herein. Concurrently with our making of the loan, the borrower of partnership funds, i.e., the holder of the promissory note, shall execute a written assignment which shall assign to the partnership his/its interest in the promissory note. No more than 20% of our portfolio at any time will be secured by promissory notes. As of the date hereof, none of our portfolio is secured by promissory notes.

     -Joint Ventures. We may also participate in loans with other lenders (including certain affiliates or other limited partnerships organized by the general partners), other individuals and pension funds, by providing funds for or purchasing a fractional undivided interest in a loan meeting the requirements set forth above. Because we will not participate in a loan in which would not otherwise meet its requirements, the risk of such participation is minimized.

     -Diversification. The maximum investment by the partnership in a loan will not exceed the greater of (1) $50,000, or (2) 10% of the then total partnership assets (See Joint Ventures, above).

     -Reserve Fund. A contingency reserve fund equal to three percent (3%) of the gross proceeds of the offering will be established for the purpose of covering unexpected cash needs of the partnership.

     Credit Evaluations. We may consider the income level and general creditworthiness of a borrower to determine his ability to repay the loan according to its terms, but such considerations are subordinate to a determination that a borrower has sufficient equity in the security property to satisfy the loan-to-value ratios described above. Therefore, loans may be made to borrowers who are in default under other of their obligations (e.g., to consolidate their debts) or who do not have sources of income that would be sufficient to qualify for loans from other lenders such as banks or savings and loan associations.

     Loan Brokerage Commissions. Redwood Mortgage Corp. will receive loan brokerage commissions for services rendered in connection with the review, selection, evaluation, negotiation and extension of the loans from borrowers. Redwood Mortgage Corp. anticipates that loan brokerage commissions will average approximately three to six percent (3-6%) of the principal amount of each loan, but may be higher or lower depending upon market conditions. The loan brokerage commission will be limited to four percent (4%) per annum of the partnership's total assets.

     Loan Servicing. It is anticipated that all loans will be "serviced" (i.e., loan payments will be collected) by Redwood Mortgage Corp. Redwood Mortgage Corp. will be compensated for such loan servicing activities (See "COMPENSATION TO GENERAL PARTNERS AND AFFILIATES" at page 20). Both Redwood Mortgage Corp. and the partnership have the right to cancel this servicing agreement and any other continuing business relationships that may exist between them upon 30 days notice.

     Borrowers will make interest payments in arrears, i.e., with respect to the preceding 30-day period, and will make their checks payable to Redwood Mortgage Corp. Checks will be deposited in Redwood Mortgage Corp.'s trust account, and, after checks have cleared, funds will be transferred to the partnership's bank or money market account.

     Sale of Loans. Although we have not done so in the past, the general partners or their affiliates may sell loans to third parties including affiliated parties (or fractional interests therein) if and when the general partners determine that it appears to be advantageous to do so.

     Borrowing. We will borrow funds for partnership activities including: (1) making loans; (2) increasing the liquidation of the partnership; and (3) reducing cash reserve needs. We may assign all or a portion of our loan portfolio as security for such loan(s). As of September 30, 1999, we have borrowed up to $4,452,000 pursuant to $9,000,000 line of credit. We anticipate engaging in this type of transaction when the interest rate at which the partnership can borrow funds is somewhat less than the rate that can be earned by us on our loans, giving us the opportunity to earn a profit on this "spread." Such a transaction involves certain elements of risk and also entails possible adverse tax consequences (See "RISK FACTORS - Use of Borrowed Money May Reduce Our Profitablilty Or Cause Losses Through Liquidation" at page 7 and "FEDERAL INCOME TAX CONSEQUENCES - Investment by Tax-Exempt Investors" at page 59). It is our intention to finance no more than fifty percent (50%) of the partnership's investments with borrowed funds. (See "TAX RISKS - Risks Relating to Creation of Unrelated Business Taxable Income" at page 14).

     Other Policies. We shall not:

     -issue senior securities

     -invest in the securities of other issuers for the purpose of exercising control

     -underwrite securities of other issuers, or

     -offer securities in exchange for property.

     If we anticipate that we will become, through foreclosure or otherwise, the owner of property that is subject to a high degree of risk, including without limitation, property subject to hazardous or toxic cleanup, prolonged construction or other risk, the general partners may, in their discretion, seek to transfer or sell the loan to an affiliated or unaffiliated entity with the expertise to manage the attendant risk.

                         CERTAIN LEGAL ASPECTS OF LOANS

     Each of our loans (except the formation loan to Redwood Mortgage Corp.) will be secured by a deed of trust, the most commonly used real property security device in California. The following discusses certain legal aspects of the loans with respect to Federal and California law only. The deed of trust (also commonly referred to as a mortgage) creates a lien on the real property. The parties to a deed of trust are: the debtor called the "trustor", a third-party grantee called the "trustee", and the lender-creditor called the "beneficiary." The trustor grants the property, irrevocably until the debt is paid, "in trust, with power of sale" to the trustee to secure payment of the obligation. The trustee has the authority to exercise the powers provided in the deed of trust including non-judicial foreclosure of the property, and acts upon the directions of the beneficiary. We will be a beneficiary under all deeds of trust securing loans.

     Foreclosure. Foreclosure of a deed of trust is accomplished in most cases by a trustee's sale through a non-judicial foreclosure under the power-of-sale provision in the deed of trust. Prior to such sale, the trustee must record a notice of default and send a copy to the trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale, to any successor in interest to the trustor and to the beneficiary of any junior deed of trust. The trustor or any person having a junior lien or encumbrance of record may, until five business days before the date a foreclosure sale is held, cure the default by paying the entire amount of the debt then due. Such amount does not include principal due only because of acceleration upon default, plus costs and expenses actually incurred in enforcing the obligation and statutory limited attorney's and trustee's fees. After the notice of default is recorded and following a three (3) month notice period and at least 20 days before the trustee's sale, a notice of sale must be posted in a public place and published once a week over the 20 day period. A copy of the notice of sale must be posted on the property, and sent to the trustor and to each person who has requested a copy, to any successor in interest to the trustor and to the beneficiary of any junior deed of trust, at least 20 days before the sale. Following the sale, neither the trustor nor a junior lienholder has any further interest in the property. A judgment may not be sought against the trustor for the difference between the amount owed on the debt and the amount the beneficiary received upon sale of the property.

     A judicial foreclosure (in which the beneficiary's purpose is usually to obtain a deficiency judgment), is subject to many of the delays and expenses of other types of lawsuits, sometimes requiring up to several years to complete. Following a judicial foreclosure sale, the trustor or his successors in interest will have certain rights to redeem the property. However, such redemption rights will not be available if the creditor waives the right to any deficiency. Foreclosed junior lienholders do not have a right to redeem the property after a judicial foreclosure sale. We generally will not pursue a judicial foreclosure to obtain a deficiency judgment, except where, in the sole discretion of the general partners, such a remedy is warranted in light of the time and expense involved.

     Tax Liens. Any liens for federal or state taxes filed after a loan is made which is secured by a recorded deed of trust will be junior in priority to the loan. Accordingly, the filing of federal or state tax liens will not affect the priority of the partnership's deed of trust, regardless of whether it is a senior or junior deed of trust. Real property tax liens will be in all instances a lien senior to any deed of trust given by borrowers. Accordingly, even if the partnership is the senior lienholder, if a real property tax lien is filed, the partnership's deed of trust will be junior to the real property tax lien. For a discussion of the effect of a junior lien see "SPECIAL Considerations In Connection With Junior Encumbrances" at page 39.

     Anti-Deficiency Legislation. California has four principal statutory prohibitions which limit the remedies of a beneficiary under a deed of trust. Two statutes limit the beneficiary's right to obtain a deficiency judgment against the trustor following foreclosure of a deed of trust, one based on the method of foreclosure and the other on the type of debt secured. Under one statute, a deficiency judgment is barred where the foreclosure was accomplished by means of a trustee's sale. Most of our loans will be enforced by means of a trustee's sale, if foreclosure becomes necessary, and, therefore, a deficiency judgment may not be obtained. However, it is possible that some of our loans will be enforced by means of judicial foreclosure sales. Under the other statute, a deficiency judgment is barred in any event where the foreclosed deed of trust secured a "purchase money" obligation. With respect to loans, a promissory note evidencing a loan used to pay all or a part of the purchase price of a residential property occupied, at least in part, by the purchaser, will be a purchase money obligation. Thus, under either statute, we will not be able to seek a deficiency judgment.

     Another statute, commonly know as the "one form of action" rule, provides that the beneficiary commence an action to exhaust the security under the deed of trust by foreclosure before a personal action may be brought against the borrower. The fourth statutory provision limits any deficiency judgment obtained by the beneficiary following a judicial foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of sale, thereby preventing a beneficiary from obtaining a large deficiency judgment against the debtor as a result of low bids at the judicial foreclosure sale.

     Other matters, such as litigation instituted by a defaulting borrower or the operation of the federal bankruptcy laws, may have the effect of delaying enforcement of the lien of a defaulted loan and may in certain circumstances reduce the amount realizable from sale of a foreclosed property.

     Special Considerations in Connection with Junior Encumbrances. In addition to the general considerations concerning trust deeds discussed above, there are certain additional considerations applicable to second and third deeds of trust ("junior encumbrances"). By its very nature, a junior encumbrance is less secure than more senior ones. Only the holder of a first trust deed is permitted to bid in the amount of his credit at his foreclosure sale; junior lienholders must bid cash. If a senior lienholder forecloses on its loan, unless the amount of the bid exceeds the senior encumbrances, the junior lienholders will receive nothing. However, in that event the junior lienholder may have a personal action against the borrower to enforce the promissory note.

     Accordingly, a junior lienholder (such as the partnership) will in most instances be required to protect its security interest in the property by taking over all obligations of the trustor with respect to senior encumbrances while the junior lien holder commences his foreclosure, making adequate arrangements either to (i) find a purchaser of the property at a price which will recoup the junior lienholder's interest or (ii) to pay off the senior encumbrances so that his encumbrance achieves first priority. Either alternative will require us to make substantial cash expenditures to protect our interest (See "RISK FACTORS - Loan Defaults and Foreclosures" at page 4).

     We may also make wrap-around mortgage loans (sometimes called "all-inclusive loans"), which are junior encumbrances to which all the considerations discussed above will apply. A wrap-around loan is made when the borrower desires to refinance his property but does not wish to retire the existing indebtedness for any reason, e.g., a favorable interest rate or a large prepayment penalty. A wrap-around loan will have a principal amount equal to the outstanding principal balance of the existing debts plus the amount actually to be advanced by us. The borrower will then make all payments directly to the partnership, and the partnership in turn will pay the holder of the senior encumbrance(s). The actual yield to the partnership under a wrap-around mortgage loan will exceed the stated interest rate to the extent that such rate exceeds the interest rate on the underlying senior loan, since the full principal amount of the wrap-around loan will not actually be advanced by the partnership.

     We will record a request for notice of default at the time the trust deed is recorded. This procedure entitles the partnership to notice when any senior lienholder files a Notice of Default and will provide more time to make alternate arrangements for the partnership to protect its security interest.

     In the event the borrower defaults solely upon his debt to the partnership while continuing to perform with regard to the senior lienholder, the partnership (as junior lienholder) will foreclose upon its security interest in the manner discussed above in connection with deeds of trust generally. Upon foreclosure by a junior lienholder, the property remains subject to all liens senior to the foreclosed lien. Thus, were the partnership to purchase the security property at its own foreclosure sale, it would acquire the property subject to all senior encumbrances.

     The standard form of deed of trust used by most institutional lenders, like the one that will be used by the partnership, confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings. The standard form also confers upon us the power to apply such proceeds and awards to any indebtedness secured by the deed of trust, in such order as the beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the beneficiary under the underlying first deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation, and to apply the same to the indebtedness secured by the first deed of trust before any such proceeds are applied to repay the loan. Applicable case law, however, has imposed upon the lender the good faith obligation to apply those proceeds towards the repair of the property in those situations.

     "Due-on-Sale" Clauses. Our forms of promissory notes and deeds of trust, like those of many lenders generally, contain "due-on-sale" clauses permitting the partnership to accelerate the maturity of a loan if the borrower sells the property. Some forms of the partnership's promissory notes and deeds of trust will permit assumption by a subsequent buyer, but do not usually contain "due-on-encumbrance" clauses which would permit the same action if the borrower further encumbers the property (i.e., executes further deeds of trust). The enforceability of these types of clauses has been the subject of several major court decisions and Congressional legislation in recent years.

     -Due-on-Sale. Federal law now provides that, notwithstanding any contrary preexisting state law, due-on-sale clauses contained in mortgage loan documents are enforceable in accordance with their terms by any lender after October 15, 1985. Landels, Ripley & Diamond, LLP, counsel for the partnership, has advised that under the Garn-St. Germain Act we will probably be entitled to enforce the "due-on-sale" clause anticipated to be used in the deeds of trust given to secure the loans. On the other hand, acquisition of a property by us by foreclosure on one of our loans, may also constitute a "sale" of the property, and would entitle a senior lienholder to accelerate its loan against us. This would be likely to occur if then prevailing interest rates were substantially higher than the rate provided for under the accelerated loan. In that event, we may be compelled to sell or refinance the property within a short period of time, notwithstanding that it may not be an opportune time to do so.

     -Due-on-Encumbrance. With respect to mortgage loans on residential property containing four or less units, federal and California law prohibits acceleration of the loan merely by reason of the further encumbering of the property (e.g., execution of a junior deed of trust). This prohibition does not apply to mortgage loans on other types of property. Although most of our second mortgages will be on properties that qualify for the protection afforded by federal law, some loans will be secured by apartment buildings or other commercial properties which may contain due on encumbrance provisions. Second mortgage loans made by us may trigger acceleration of senior loans on such properties if the senior loans contain due-on-encumbrance clauses, although both the number of such instances and the actual likelihood of acceleration is anticipated to be minor. Failure of a borrower to pay off the accelerated senior loan would be an event of default and subject us (as junior lienholder) to the attendant risks (See "CERTAIN LEGAL ASPECTS OF LOANS - Special Considerations in Connection with Junior Encumbrances" at page 39).

     -Prepayment Charges. Some loans originated by the partnership provide for certain prepayment charges to be imposed on the borrowers in the event of certain early payments on the loans. Any prepayment charges collected on loans will be retained by the partnership. Loans secured by deeds of trust encumbering single-family owner-occupied dwellings may be prepaid at any time, regardless of whether the note and deed of trust so provides, but prepayments made in any 12-month period during the first five years of the term of the loan which exceed 20% of the original balance of the loan may be subject to a prepayment charge provided the note and deed of trust so provided. The law limits the prepayment charge in such loans to an amount equal to six months advance interest on the amount prepaid in excess of the permitted 20%, or interest to maturity, whichever is less. If a loan that is secured by residential property is being repaid because the lender has accelerated the loan upon the sale of the property, California law does not allow a prepayment penalty to be charged.

     -Real Property Loans. California statutory law imposes certain disclosure requirements with respect to loans arranged by a California real estate broker and secured by residential property. However, those requirements are applicable to loans that are in a lesser amount than the anticipated loans. Notwithstanding the preceding, the partnership intends to make disclosures to borrowers that would satisfy these statutes to the extent reasonably practicable, regardless of whether the statutes are applicable to the relevant loans.


 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF THE PARTNERSHIP

     On September 30, 1999, the partnership was in the offering stage of its second offering, ($30,000,000). Contributed capital totalled $14,932,017 for the first offering and $16,828,969 for the second offering an aggregate of $31,760,986 as of September 30, 1999. Of this amount, none remained in applicant status. Accordingly, together with the initial approved offering of $15,000,000 the partnership has approval for an aggregate offering of $45,000,000.

     Results of Operations. For the years ended December 31, 1997, and 1998, and the nine months ended September 30, 1999

     The net income increase of $1,798,958 (46%) for the year ended December 31, 1997, $2,274,128 (26%) for the year ended December 31, 1998, and $2,078,161
(26%) for the nine month period ended September 30, 1999, as compared to the nine month period ended September 30, 1998, was primarily attributable to the increase in loans held by the partnership from:

                                                                9 months through
                     Dec 31, 1996   Dec 31, 1997    Dec 31, 1998   Sept 30, 1999
                     ------------   ------------    ------------   -------------

Loans outstanding     $15,642,990    $25,304,989     $31,905,958     $37,428,246


     The partnership's ability to increase its loans was due to an increase in the capital raised, the compounding of earnings by those limited partners who have chosen to reinvest and by leveraging the loans through the use of a credit line from a commercial bank. During the years ended December 31, 1996, 1997, 1998 and the nine month period ended September 30, 1999, the partnership received new capital contributions and reinvested compounding limited partner earnings of:

                                                                     9 months
                                                                      through
                        Dec 31, 1996  Dec 31, 1997   Dec 31, 1998  Sept 30, 1999
--------------------------------------------------------------------------------

Capital contribution      $3,863,536    $5,565,372     $5,100,458     $6,170,851
Reinvestment of earnings    $800,218    $1,119,465     $1,440,687     $1,472,257

     To a lesser extent, loans outstanding have also increased through the utilization of the partnership's line of credit. The effect of more outstanding loans raised the interest earned on loans for the years ended:

                                                                     9 months
                                                                      through
                        Dec 31, 1996  Dec 31, 1997  Dec 31, 1998   Sept 30, 1999
                    ------------------------------------------------------------

Interest earned
on loans                  $1,718,208    $2,613,008    $3,376,293      $3,268,965

     The partnership began funding loans on April 14, 1993 and as of September 30, 1999, distributed earnings at an average annualized yield of 8.36%.

     Mortgage interest rates have varied only slightly since the program started. In the immediate future, interest rates are expected to fluctuate only slightly. The general partners cannot at this time predict at what levels interest rates will be in the future. Although the rates charged by the partnership are influenced by the level of interest rates in the market, the general partners do not anticipate that rates charged by the partnership to its borrowers will change significantly. Based upon the rates payable in connection with existing loans and expected interest rates which will be charged by the partnership, the general partners anticipate an annualized yield that will range between eight & nine percent (8% - 9%).

     In 1995, the partnership established a line of credit with a commercial bank secured by its loans and since it's inception has increased the limit from $3,000,000 to $9,000,000. For the years ended December 31, 1996, 1997, 1998, and nine months through September 30, 1999, interest on note payable-bank was $188,638, $340,633, $513,566 and $459,433 respectively. From 1997 through
September 30, 1999, the increase in interest on notes payable-bank has been attributed to a higher overall credit facility utilization. As of September 30, 1999 the partnership borrowed $4,452,000 at an interest rate of prime +.25%
(8.50%). This facility could again increase as the partnership's capital increases. This added source of funds will help in maximizing the partnership's yield by allowing the partnership to minimize the amount of funds in lower yield investment accounts when appropriate loans are not available. Additionally, the loans made by the partnership bear interest at a rate in excess of the rate payable to the bank which extended the line of credit. The amount to be retained by the partnership, after payment of the line of credit cost, will be greater than those without the use of the line of credit. As of September 30, 1999, the balance remained at $4,452,000 and in accordance with the line of credit, the partnership paid all accrued interest as of that date. As of December 31, 1996, 1997, 1998 and the nine months ended September 30, 1999, the outstanding balance on the line of credit was $1,500,000, $5,640,000, $5,947,000 and $4,452,000 respectively. The credit line has a fluctuating interest rate of .25% over the commercial bank's reference rate. At December 31, 1998, and as of September 30, 1999, the interest rate on the credit line was 8.25% and 8.50%, respectively.

     The partnership's income and expenses, accruals and delinquencies are within the normal range of the general partners' expectations, based upon their experience in managing similar partnerships over the last twenty-two years. Mortgage servicing fees increased from $155,912 to $189,692 to $295,052 and to $295,354 for the years ended December 31, 1996, 1997, 1998 and nine months through September 30, 1999. The mortgage servicing fees increased primarily due to increase in the outstanding loan portfolio. Asset management fees increased from $17,053 to $24,966 to $31,651 and to $30,248 for the years ended December 31, 1996, 1997, 1998, and nine months through September 30, 1999 respectively. The asset management fee increase was due primarily to the increase in partners' capital which the general partners are managing. All other partnership expenses fluctuated within a narrow range commonly expected to occur, except for interest on note payable - bank which was discussed earlier in the Management Discussion and Analysis of Financial Condition and Results of Operations. Borrower's foreclosures are a normal aspect of partnership operations and the general partners anticipate that they will not have a material effect on liquidity. Currently no foreclosures exist. Cash is constantly being generated from interest earnings, late charges, pre-payment penalties, amortization of principal and pay-off on loans. Currently, cash flow exceeds partnership expenses and earnings requirements. Excess cash flow will be invested in new loan opportunities, when available, and will be used to reduce the partnership credit line or for other partnership business.

     Allowance for Losses. The general partners regularly review the loan portfolio, examining the status of delinquencies, the underlying collateral securing these loans, borrowers' payment records, etc. Data from the local real estate market and of the national and local economy are reviewed. Based upon this information and other data, loss reserves are increased or decreased. In 1996, 1997, 1998 and nine months through September 30, 1999, the partnership made provisions for doubtful accounts of $55,383, $139,804, $162,969 and $374,138 respectively. These provisions for doubtful accounts were made to guard against collection losses. Total cumulative provision for doubtful accounts as of September 30, 1999, of $799,607 is considered by the general partners to be adequate. Because of the number of variables involved, the magnitude of the swings possible and the general partners' inability to control many of these factors, actual results may and do sometimes differ significantly from estimates made by the general partners.

     At the time of subscription to the partnership, limited partners must elect whether to receive monthly, quarterly or annual cash distributions from the partnership, or to compound earnings in their capital account. If you initially elect to receive monthly, quarterly or annual distributions, such election, once made, is irrevocable. However you may change your election regarding whether you want to receive such distributions on a monthly, quarterly or annual basis. If you initially elect to compound earnings in your capital account, in lieu of cash distributions, you may, after three (3) years, change the election and receive monthly, quarterly or annual cash distributions. Earnings allocable to limited partners who elect to compound earnings in their capital account, will be retained by the partnership for making further loans or for other proper partnership purposes, and such amounts will be added to such limited partners' capital accounts.

     During the periods stated below, the partnership, after allocation of syndication costs, made the following allocation of earnings both to the limited partners who elected to compound their earnings, and those that chose to distribute:

                                                             Nine months through
                       1996           1997            1998         Sept 30, 1999
               -----------------------------------------------------------------
               -----------------------------------------------------------------
Compounding          $800,218      $1,119,465      $1,440,687         $1,472,257
Distributing         $418,380        $495,480        $614,383           $585,122

     As of December 31, 1996, December 31, 1997, December 31, 1998, and nine months ending September 30, 1999, limited partners electing to withdraw earnings represented 34%, 30%, 30% and 30% respectively of the limited partners' outstanding capital accounts. The decrease in the percentage of limited partners electing to withdraw earnings is due to an increase of new limited partners choosing to compound earnings and the dilution effect which occurs when
compounding   limited   partners'   capital   accounts  grow  through   earnings
reinvestment.

     The partnership also allows the limited partners to withdraw their capital account subject to certain limitations (see Withdrawal From Partnership in the Limited Partnership Agreement). Once a limited partner's initial five year hold period has passed, the general partners expect to see an increase in liquidations due to the ability of limited partners to withdraw without penalty. This affects the partnership by growing primarily through reinvestment of earnings in years one through five. The general partners expect to see increasing numbers of limited partner withdrawals in years five through eleven, at which time the bulk of those limited partners who have sought withdrawal have been liquidated. After year eleven, liquidation generally subsides and the partnership capital again tends to increase through earnings reinvestment. Since the five year hold period for most of the investors has yet to expire, as of September 30, 1999, many limited partners may not as yet avail themselves of this provision for liquidation. Earnings and capital liquidations including early withdrawals since inception, 1993 through September 30, 1999 were:

                                                                                                     9 months
                                                                                                      through
                                                                                                     Sept. 30,
                               1993        1994        1995        1996        1997        1998         1999
                            ----------- ----------- ----------- ----------- ----------- ----------- -------------

Earnings liquidation           $46,855    $165,814    $303,477    $418,380    $495,480    $614,383      $585,122
Capital liquidation*                 0           0      $5,640    $146,755    $132,619    $257,344      $409,669
                            ----------- ----------- ----------- ----------- ----------- ----------- -------------

Total                          $46,855    $165,814    $309,117    $565,135    $628,099    $871,727      $994,791
                            =========== =========== =========== =========== =========== =========== =============

*  These amounts represent gross of early withdrawal penalties.

     Additionally, limited partners may liquidate their investment over a one year period subject to certain limitations and penalties. During the past three years, and nine months through September 30, 1999, capital liquidated subject to the 10% penalty for early withdrawal was:

                                                                  Nine months
                                                                through Sept 30,
             1996               1997               1998              1999
      ------------------ ------------------ ----------------- ------------------
           $146,755           $132,619           $244,213          $329,989

     This represents only 1.00%, 0.63%, 0.90% and 0.63% of the limited partners ending capital for the years ended December 31, 1996, 1997, 1998, and nine months ending September 30, 1999 respectively. These withdrawals are within the normally anticipated range and represent a small percentage of limited partner capital.

     Current Economic Conditions. The September 23, 1999 issue of the San Mateo Times published a new UCLA Anderson forecast which focused on the California economy. The general partners agree with the observations and predictions.

     The UCLA forecast stated, "The California economy will grow at a healthy pace over the next two decades, but there is little chance of returning to the sustained economic boom that carried the state during the first four decades following World War II.

     California's economic growth will be limited by the consequences of population growth: high housing costs, traffic congestion and long commute times, according to the quarterly forecast released Tuesday. Looking at the national scene, the forecast predicted the Federal Reserve Board will raise interest rates another half percent over the next few months and then hold steady at 5.75 percent through 2000 to further curb inflation risks. The increase will slow economic growth from 3.9 percent in 1999 to 2.5 percent.

     "This forecast is for a very soft landing", the forecast said. In California, employment will grow by about 2.1 percent annually through 2020, good for a cumulative increase of 50 percent.

     That rate contrasts with an average growth rate of 3.5 percent from 1950 to 1990, when the California economy depended heavily on the Cold War arms race and expanding government space programs, said Tom Lieser, executive director of the Anderson Forecast and author of the report's California section.

     "A lot of that basically fell from the sky so to speak", Lieser said. "It came from the defense budget right to our doorstep. California was blessed with conditions that made this the capital of the aerospace industry".

     That market changed in 1990 when the Cold War ended and defense spending fell sharply.

     The United States fell into recession, with California suffering more than most other states. What eventually emerged, Lieser said, is an economy that is more diverse and less vulnerable to the federal budget.

     "Now we have a market-driven economy, which was built on the technological specialization that we had from aerospace and our universities. We build on that, but we don't have to worry about that going away". he said.

     Aerospace employment peaked in the 1980s at 380,000, and fell to 165,000 by 1996 in the wake of the downsizing. Aerospace employment has stabilized, but growth will be limited, the report said.

     The challenge of the next two decades will be to build housing, roads and other infrastructure that sustained growth will require".

     To the partnership, the above evaluation of the California economy means an increase in property values, job growth, personal income growth, etc. This translates into more loan activity, which is beneficial to the partnership.

     The Year 2000 was considered by most to be a challenge for the entire world with respect to the conversion of existing computerized operations. The partnership relies on Redwood Mortgage Corp., third parties and various software vendors for its hardware and software needs. Since year 2000 has come, we have not experienced any computer hardware breakdowns. We assume that our testing and upgrading of computer hardware prior to year 2000 identified all hardware areas of concern. Computer software programs are all operational with only minor problems being experienced with some programs. These problems are being addressed by the appropriate software vendors or software programmers. All month-end, quarterly, and annual computerized functions have not yet been run, however testing of the operations has taken place. We do not expect any significant problems.

     The costs of updating our computer systems were substantially borne by the non affiliated software vendors and the in house system conversion costs to the partnership were marginal.

     Year 2000 issues do not appear to have affected, in any significant manner, any industries or businesses in the marketplace in which the partnership places its loans. We believe that year 2000 issues are a non-event and will have little if any future effect on the partnership, its affiliates or the people and businesses with which it associates.

     The foregoing analysis of year 2000 issues includes forward-looking statements and predictions about possible or future events, results of operations, and financial condition. As such, this analysis may prove to be inaccurate because of assumptions made by the general partners or the actual development of future events. No assurance can be given that any of these statements or predictions will ultimately prove to be correct or substantially correct.


     PORTFOLIO REVIEW - For the years ended December 31, 1996, 1997, 1998 and the nine months ended September 30, 1999

Loan Portfolio

     The partnership's loan portfolio consists primarily of short-term (one to five years), fixed rate loans secured by real estate. As of December 31, 1996, 1997, 1998 and September 30, 1999, the partnership's loans secured by real property collateral in the six San Francisco Bay Area counties (San Francisco, San Mateo, Santa Clara, Alameda, Contra Costa, and Marin) represented 74.5% ($11,652,323), 84.4% ($21,357,375), 74.7% ($23,839,166), and 73.1%.
($27,366,247) of the outstanding loan portfolio. The remainder of the portfolio represented loans primarily in Northern California.

     As of December 31, 1999, approximately) 26.2% ($4,096,957) of the loan portfolio was invested in single family homes (1-4 units), approximately 16.1% ($2,521,515), of the loan portfolio was invested in multi-family dwellings, (apartments over 1-4 units), and approximately 57.7% ($9,024,518), of the loan portfolio was invested in commercial properties. As of December 31, 1997, approximately, 30.7% ($7,764,145), of the loan portfolio was invested in single family homes (1-4 units) approximately 23.6% ($5,982,649), of the loan portfolio was invested in multi-family dwellings, (apartments over 4 units), and approximately 45.7% ($11,558,195), of the loan portfolio was invested in commercial properties. As of December 31, 1998, approximately 47.8% ($15,239,644) of the loan portfolio was invested in single family homes (1-4 units), approximately 10.2% ($3,256,602) of the loan portfolio was invested in multi family dwellings (apartments over 4 units), and approximately 42.0% ($13,409,712) of the loan portfolio was invested in commercial properties. As of September 30, 1999, approximately, 49.5% ($18,541,964), was invested in single family homes (1-4 units), approximately 6.6% ($2,466.030) was invested in multi-family dwellings (apartments over 4 units), approximately, 30.9% ($11,550,252) was invested in commercial properties, and approximately 13.0% ($4,870,000) was invested in unimproved land.

     As of September 30, 1996, the partnership held 56 loans secured by deeds of trust. The following table sets forth the priorities, asset concentrations and maturities of the loans held by the partnership as of September 30, 1999.

            PRIORITIES, ASSET CONCENTRATIONS AND MATURITIES OF LOANS
                           (As of September 30, 1999)


                                Number of Loans            Amount        Percent
================================================================================

1st Mortgages                        30               $21,539,375            58%
2nd Mortgages                        26                15,888,871            42%

                                   ---------------------------------------------
  Total                              56                37,428,246         100.0%

Maturing prior to 1/1/00             14                 7,557,325         20.19%
Maturing prior to 1/1/01             17                11,775,549         31.46%
Maturing prior to 1/1/02             13                 13,750272         36.74%
Maturing after 1/1/02                12                 4,345,100         11.61%
                                   ---------------------------------------------
Total                                56                37,428,246         100.0%

Average Loan                                              668,362          1.79%
Largest Loan                                            2,600,000          6.95%
Smallest Loan                                              15,265          0.04%
Average Loan-to-Value                                                     61.09%


ASSET QUALITY

     A consequence of lending activities is that losses will be experienced and that the amount of such losses will vary from time to time, depending upon the risk characteristics of the loan portfolio as affected by economic conditions and the financial experiences of borrowers. Many of these factors are beyond the control of the general partners. There is no precise method of predicting specific losses or amounts that ultimately may be charged off on particular segments of the loan portfolio, especially in light of the current economic environment.

     The conclusion that a loan may become uncollectible, in whole or in part, is a matter of judgment. Although institutional lenders are subject to requirements and regulations that, among other things, require them to perform ongoing analyses of their portfolios, loan-to-value ratios, reserves, etc., and to obtain and maintain current information regarding their borrowers and the securing properties, the partnership is not subject to these regulations and has not adopted these practices. Rather, the general partners, in connection with the periodic closing of the accounting records of the partnership and the preparation of the financial statements, determine whether the allowance for loan losses is adequate to cover potential loan losses of the partnership. As of September 30, 1999, the general partners have determined that the allowance for loan losses of $799,607 is adequate in amount. Because of the number of variables involved, the magnitude of the swings possible and the general partners' inability to control many of these factors, actual results may and do sometimes differ significantly from estimates made by the general partners. As of September 30, 1999, four loans were delinquent over 90 days amounting to $ 1,605,176

LIQUIDITY AND CAPITAL RESOURCES

     The partnership relies upon purchases of units, loan payoffs, borrowers' mortgage payments, and, to a lesser degree, its line of credit for the source of funds for loans. Currently, mortgage interest rates have declined somewhat from those available at the inception of the partnership. If interest rates were to increase substantially, the yield of the partnership's loans may provide lower yields than other comparable debt-related investments. As such, additional limited partner unit purchases could decline, which would reduce the overall liquidity of the partnership. Additionally, since the partnership has made loans in primarily fixed rate loans, if interest rates were to rise, the likely result would be a slower prepayment rate for the partnership. This could cause a lower degree of liquidity as well as a slowdown in the ability of the partnership to invest in loans at the then current rate. Conversely, in the event interest rates were to decline, the partnership could see both or either of a surge of unit purchases by prospective limited partners, and significant borrower prepayments, which, if the partnership can only obtain the then existing lower rates of interest may cause a dilution of the partnership's yield on loans, thereby lowering the partnership's overall yield to the limited partners. The partnership to a lesser degree relies upon its line of credit to fund loans. Generally, the partnership's loans are fixed rate, whereas the credit line is a variable rate loan. In the event of a significant increase in overall interest rates, the credit line rate of interest could increase to a rate above the average portfolio rate of interest. Should such an event occur, the general partners would desire to pay off the line of credit. Retirement of the line of credit would reduce the overall liquidity of the partnership.

                                    BUSINESS

     We are engaged in business as a mortgage lender for the primary purpose of making loans secured primarily by first and second deeds of trust on California real estate. One hundred percent (100%) of the partnership's loans are secured by first and second deeds of trust. We commenced operations in April, 1993. We are located at 650 El Camino Real, Suite G, Redwood City, California 94063 and our telephone number is (650) 365-5341.

     Loans are arranged and serviced by Redwood Mortgage Corp., a general partner of the partnership. As of September 30, 1999, approximately 58% of the partnership's loans are secured by first deeds of trust and 42% are secured by second deeds of trust. The aggregate principal balance of these loans total $37,428,246.

     The following table shows the growth in total partnership capital, loans and net income as of September 30, 1999, and for the years ended December 31, 1998, 1997, 1996, 1995, 1994, 1993:

                                   Capital           Loans            Net Income
                                 -----------------------------------------------
1999 (as of 09/30/99)            33,845,577        37,428,246          2,078,161
1998                             27,047,654        31,905,958          2,274,128
1997                             20,931,153        25,304,989          1,798,958
1996                             14,704,658        15,642,990          1,230,907
1995                             11,470,327        12,047,252            836,833
1994                              7,290,492         6,484,707            409,869
1993 (April - December)           2,622,080         2,336,674            105,015


     As of September 30, 1999,  the  partnership  had made one hundred sixty one
(161) loans, including eighty four (84) first deeds of trust, seventy two (72) second deeds of trust and five (5) third deeds of trust. The following table sets forth the types and maturities of these loans. Many of these loans have been repaid in full by the borrowers.

                                       TYPES AND MATURITIES OF LOANS (As of September 30, 1999)

                                                   Number of Mortgage
                                                      Investments                               Amount                  Percent
                                                 -----------------------     --------------------------     --------------------

First Mortgage                                            84                               $47,434,548                   56.30%
Second Mortgage                                           72                               $35,417,541                   42.03%
Third Mortgage                                             5                                $1,404,900                    1.67%
                                                 -----------------------     --------------------------     --------------------
                                                          161                              $84,256,989                   100.0%
                                                 =======================     ==========================     ====================

Maturing before 1/1/98                                     44                              $11,327,426                   13.45%
Maturing after 1/1/98 and before 1/1/2000                  46                              $25,329,899                   30.06%
Maturing after 1/1/2000 and before 1/1/2002                45                              $35,769,940                   42.45%
Maturing after 1/1/2002                                    26                              $11,829,724                   14.04%
                                                 -----------------------     --------------------------     --------------------
                                                          161                              $84,256,989                   100.0%
                                                 =======================     ==========================     ====================

Single Family Residences                                   78                              $33,576,638                   39.85%
Commercial Residences                                      53                              $28,865,374                   34.26%
Multi-Unit Property                                        18                              $12,654,977                   15.02%
Unimproved Land                                            12                               $9,160,000                   10.87%
                                                 -----------------------     --------------------------     --------------------
                                                          161                              $84,256,989                   100.0%
                                                 =======================     ==========================     ====================


DELINQUENCIES

     As of September 30, 1999, we had 4 loans ($1,605,177) which were delinquent over 90 days. This represents 4.29% of our outstanding portfolio. These loans were not in foreclosure.


ALLOWANCE FOR LOSSES

     Loans and the related accrued interest, fees and advances are analyzed on a continuous basis for recoverability. Delinquencies are identified and followed as part of the loan system. A provision is made for doubtful accounts to adjust the allowance for doubtful accounts to an amount considered by management to be adequate to provide for unrecoverable accounts receivable. At September 30, 1999, $799,607 was provided as an allowance for possible losses.

     1. Table of open loans for the partnership as of September 30, 1999. As of September 30, 1999, the partnership had fifty six (56) open loans with a principal outstanding balance totaling $37,428,246. Open loans are those loans in which the principal amount of the loan is outstanding. That is, the loan has not been paid back to the partnership.

     The following table sets forth with respect to each open loan, the following information:

     -the date the loan was funded;

     -the amount of the existing first or second mortgage on the property, if any;

     -the amount of the loan, the term of the loan;

     -the appraised value of the property at the time the loan was made;

     -the loan to value ratio at the time the loan was made; and

     -the current status of the loan

     Please be aware that the key to the footnotes indicated in the following table appear at the bottom of the page.

                                       a. Loans Secured By Single Family Residences (1-4 Units)

                                                                                                                        S
                                       Existing      Existing                                                %          t
                                          1st           2nd       Amount of      Loan       Appraised     Loan to       a
                                       Mortgage      Mortgage    Partnership     Term       Value of       Value        t
                            Date          at            at         Loans at       in       Property at    Ratio at      u
           County          Funded       Funding       Funding      Funding      Months       Funding      Funding       s
     ------------------- ----------- -------------- ------------ ------------- ---------- -------------- ----------- --------
      Single Family Residences (county)
     San Mateo 1          03/29/96         $     0       $    0     $ 105,000        120      $ 140,000       75.00     A
     Alameda 2            05/07/97         262,342            0        50,000         24        405,000       77.12     A
     San Francisco 1      06/26/97               0            0       390,000         36        565,000       69.05     A
     San Francisco 1      06/24/97               0            0       579,300         36        800,000       72.41     A
     San Francisco 2      09/16/97         579,300            0     1,320,000         18      2,450,000       77.52     A
     San Mateo, 1         10/07/97               0            0       250,000        360        435,000       57.47     A
     San Francisco 1      10/23/97               0            0     2,400,000         18      3,403,034       70.53     A
     Marin 2              03/25/98       1,300,000            0       894,000         24      2,867,000       76.53     B
     San Francisco 2      08/07/98       1,702,800            0       950,700         18      4,205,000       63.10     A
     Stanislaus 1         09/15/98               0            0     2,500,000         36      4,004,263       62.43     A
     San Francisco 1      11/03/98               0            0       910,000         18      1,300,000       70.00     A
     San Francisco 2      11/13/98       1,320,000            0     1,155,000         18      3,300,000       75.00     A
     San Francisco 2      11/03/98         910,000            0       953,000         18      2,800,000       66.54     A
     San Mateo 1          11/25/98               0            0     2,600,000         12      3,946,429       65.88     A
     San Mateo 2          01/26/99         516,932            0       110,000         48        825,000       75.99     A
     Marin 1              03/04/99               0            0     1,210,000         24      1,860,000       65.05     A
     Santa Clara 1        02/23/99               0            0       896,000         18      1,215,000       73.74     A
     San Francisco 2      04/27/99       2,400,000            0       430,345         12      4,435,862       63.81     A
     San Mateo 2          07/30/99         264,025            0       950,000         18      1,550,000       78.32     A
     Santa Clara 1        07/20/99               0            0       950,000         60      1,440,000       65.97     A
     Lake 2               08/06/99         454,885            0       737,500         24      1,775,000       67.18     A
     Santa Clara 2        08/17/99         668,433            0       850,000        120      2,800,000       54.23     A

                           b.       Loans Secured By Multifamily Residences (5+ Units)

                                                                                                                        S
                                       Existing      Existing                                                %          t
                                          1st           2nd       Amount of      Loan       Appraised     Loan to       a
                                       Mortgage      Mortgage    Partnership     Term       Value of       Value        t
                            Date          at            at         Loans at       in       Property at    Ratio at      u
           County          Funded       Funding       Funding      Funding      Months       Funding      Funding       s
     ------------------- ----------- -------------- ------------ ------------- ---------- -------------- ----------- --------
     Multiple Units (county)
     San Joaquin 2         10/05/94       $713,917       $    0     $ 200,000         60    $ 1,270,000       71.96     A
     San Francisco 1       03/21/95              0            0       400,000        120        583,333       68.57     A
     San Mateo 1           09/18/97              0            0     2,200,000         12      3,470,000       63.40     A
     Marin 1               07/09/98              0            0       390,000         12        519,726       75.04     A
     Contra Costa 2        03/31/99          5,733            0        38,727         60         58,042       76.60     A

1        Indicates a first deed of trust on property
2        Indicates a second deed of trust on property
3        Indicated a third deed of trust on the property
4        The term loan to value ratio means the total  amount of debt secured by the property expressed as a percentage of the total value  of the  property.  Generally,  the  loan to value  ratio  will  not  exceed 80% of the appraised value  for residential  properties,  70% of the  appraised  value  for  commercial  properties and 50% of appraised value for unimproved land.
A.       Loan current or less than 90 days delinquent
B.       Loan 90 days or more delinquent
C.       Loan in foreclosure
D.       Loan in bankruptcy

                                                c. Loans Secured By Commercial Property
                                                                                                                        S
                                       Existing      Existing                                                %          t
                                          1st           2nd       Amount of      Loan       Appraised     Loan to       a
                                       Mortgage      Mortgage    Partnership     Term       Value of       Value        t
                            Date          at            at         Loans at       in       Property at    Ratio at      u
           County          Funded       Funding       Funding      Funding      Months       Funding      Funding       s
     ------------------- ----------- -------------- ------------ ------------- ---------- -------------- ----------- --------
     Commercial Properties (county)
     Santa Clara 1        03/31/96   $           0       $    0      $ 40,000         36      $  56,640       70.62     A
     San Francisco 2      12/29/94       1,060,486            0       325,000        107      2,000,000       69.27     A
     Sacramento 2         08/27/93         846,019            0        67,500        120      1,343,500       68.00     A
     San Francisco 2      10/14/93          11,864            0       200,000         60        428,333       49.62     A
     Alameda 1            11/16/93               0            0       192,500         60        256,667       75.00     B
     Santa Clara 1        01/20/94               0            0       390,000         60        585,000       66.67     B
     Fresno 1             06/15/95               0            0       130,000         60        225,000       57.78     A
     Contra Costa 1       01/05/96               0            0       104,000         60        190,000       54.74     A
     San Mateo 1          02/16/96               0            0        75,000         60        265,000       28.30     A
     Santa Clara 2        03/22/96       5,492,788            0       955,000         60      8,665,032       74.41     A
     San Mateo 2          08/20/96          74,754            0        65,000         54        265,000       52.74     A
     Santa Clara 2        11/15/96         468,000            0        18,000         15        585,000       83.08     B
     San Francisco 1      03/28/97               0            0       700,000        108       2,100,00       33.33     A
     San Mateo 1          04/23/97               0            0       370,000         60        495,000       74.75     A
     San Francisco 1      09/12/97               0            0       150,000         60      1,440,000       10.42     A
     San Francisco 1      09/19/97               0            0       325,000        120        595,000       54.62     A
     Alameda 2            09/30/97         156,750            0       169,555        120        568,125       57.43     A
     Contra Costa 2       05/13/98       1,124,681            0       300,000         18      1,870,000       76.19     A
     Stanislaus 1         07/24/98               0            0     1,072,000         18      1,949,344       54.99     A
     Santa Clara 1        11/04/98               0            0     1,800,000         24      2,610,000       68.97     A
     Stanislaus 1         12/03/98               0            0       650,000         36        984,286       66.04     A
     Riverside 2          03/05/97         121,264            0        50,000         36        300,000       57.09     A
     San Mateo 2          03/05/99       3,753,523            0     2,050,000         24     10,652,313       54.48     A
     San Francisco 1      05/27/99               0            0       850,000         24      1,335,714       63.64     A
     San Francisco 2      08/11/99         850,000            0     1,028,095         21      2,703,809       69.46     A

                                            d.       Loans Secured By Land

                                                                                                                        S
                                       Existing      Existing                                                %          t
                                          1st           2nd       Amount of      Loan       Appraised     Loan to       a
                                       Mortgage      Mortgage    Partnership     Term       Value of       Value        t
                            Date          at            at         Loans at       in       Property at    Ratio at      u
           County          Funded       Funding       Funding      Funding      Months       Funding      Funding       s
     ------------------- ----------- -------------- ------------ ------------- ---------- -------------- ----------- --------
      Land (county)
     Stanislaus 1         02/06/98         $     0       $    0     $ 350,000         18      $ 700,000       50.00     A
     Santa Clara 1        06/16/99               0            0       120,000         24        240,000       50.00     A
     Stanislaus 2         06/23/99         363,035            0     1,800,000         24      3,008,571       71.90     A
     Stanislaus 2         06/23/99       2,133,726            0     2,600,000         24      9,004,878       52.57     A

5        Indicates a first deed of trust on property
6        Indicates a second deed of trust on property
7        Indicated a third deed of trust on the property
8        The term loan to value ratio means the total  amount of debt secured by the property expressed as a percentage of the total value  of the  property.  Generally,  the  loan to value  ratio will not exceed  80% of the  appraised  value  for residential  properties,  70% of the  appraised  value for commercial properties  and 50% of  appraised  value for unimproved land.
A.       Loan current or less than 90 days delinquent
B.       Loan 90 days or more delinquent
C.       Loan in foreclosure
D.       Loan in bankruptcy

                         FEDERAL INCOME TAX CONSEQUENCES

     CAUTION: WE DO NOT INTEND TO PROVIDE TAX BENEFITS OF THE TYPE COMMONLY ASSOCIATED WITH LIMITED PARTNERSHIP TAX SHELTERS. NONETHELESS, THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP ARE COMPLEX. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD NOT CONSIDER THIS DISCUSSION AS A SUBSTITUTE FOR CAREFUL INDIVIDUAL TAX PLANNING. YOU SHOULD CONSULT WITH YOUR TAX ADVISORS, ATTORNEYS OR ACCOUNTANTS ON MATTERS RELATING TO AN INVESTMENT IN THE PARTNERSHIP WITH SPECIAL REFERENCE TO YOUR OWN SITUATION.

     The following is a summary of federal income tax considerations material to your investment in the partnership. This summary is based upon the Code, effective and proposed administrative regulations (the "Regulations"), judicial decisions, published and private rulings and procedural announcements issued by the Treasury Department as in effect as of the date of this prospectus, any of which may be subject to change, possibly with adverse retroactive effect. Many provisions of the Code that significantly affect the tax consequences of investments in real estate limited partnerships have not yet been the subject of court decisions or authoritative interpretation by the IRS. It is impossible to predict what tax legislation, if any, will be enacted, and there can be no assurance that proposals that would adversely affect an investment in the units will not be enacted into law.

     In considering the tax aspects of the offering, you should note that the partnership is not intended to be a so-called "tax shelter" and that, accordingly, many of the tax aspects commonly associated with a "tax shelter" are inapplicable to the partnership or are of minor importance. The partnership does not expect to generate tax losses that can be used to offset your income from sources other than the partnership and, if the partnership's investment objectives are met, we will generate taxable income, as opposed to taxable loss, for investors.

     The availability and amount of tax benefits that will be claimed by the partnership will depend not only upon the general legal principles described below, but also upon certain decisions and factual determinations which will be made in the future by the general partners as to which no legal opinion is expressed and which are subject to potential controversy on factual or other grounds. Such determinations include the proper characterization and purpose of various fees, commissions and other expenses of the partnership, the reasonableness and timing of fees, the dates on which the partnership commences business, whether loans made by the partnership are for investment purposes, the terms of the loans, whether the loans will have equity participation or original issue discount features, whether the partnership is engaged in a trade or business and other matters of a factual nature which will only be determined based upon the future operations of the partnership.

     No rulings have been or will be requested from the IRS concerning any of the tax matters described herein. Accordingly, there can be no assurance that the IRS or a court will not disagree with the following discussion or with any of the positions taken by the partnership for federal income tax purposes.

     This summary provides a discussion of tax consequences deemed material by counsel but is not a complete or exhaustive analysis of all possible applicable provisions of the Code, the regulations, and judicial and administrative interpretations thereof. The income tax considerations discussed below are necessarily general and will vary with the individual circumstances. In particular, this summary assumes that the limited partners will be U.S. taxpayers who are individuals or tax-exempt pension or profit-sharing trusts or IRAs. It does not generally discuss the federal income tax consequences of an investment in the partnership peculiar to corporate taxpayers, foreign taxpayers, estates, taxable trusts, or to a transferee of limited partners. If you are such a prospective investor, you should carefully consult your own advisors on this issue. Other tax issues of relevance to other taxpayers should be reviewed carefully by such investors to determine special tax consequence of an investment prior to their subscription.

     FOR THE FOREGOING REASONS, EACH PROSPECTIVE LIMITED PARTNER IS URGED TO CONSULT HIS OWN TAX ADVISER WITH RESPECT TO THE FEDERAL AND STATE CONSEQUENCES TO SUCH LIMITED PARTNER RESULTING FROM THE PURCHASE OF UNITS AND FROM FUTURE CHANGES IN TAX LAWS AND REGULATIONS.

     Summary of Material Tax Aspects. The following summarizes the primary material tax aspects for an investment in the partnership. The very nature of an investment in the partnership involves complex issues of taxation, and accordingly, investors are urged to review the entire discussion of tax matters in "FEDERAL INCOME TAX CONSEQUENCES" at page 50 and "TAX RISKS" at page 13 in the prospectus. With respect to these issues, the partnership has received an opinion of counsel as to the material tax aspects ("FEDERAL INCOME TAX CONSEQUENCES - Opinion of Counsel") at page 51.

     The principal tax aspect likely to be material to an investor is the "flow through" of net income and net loss for tax purposes to limited partners. Unlike a corporation, the partnership will not be liable for income taxes on net income generated by the partnership. Rather, such income and loss will be allocated among the limited partners and reported individually by the limited partners on their income tax returns. If for any reason the partnership was not treated as a partnership for tax purposes, it could result in the partnership being taxed on its net income as well as limited partners being taxed for any distributions to them.

     The manner in which net income and net loss are allocated to the partners will also likely be a material consideration. In general, the general partners are allocated 1% of the net income and net loss and the limited partners are allocated 99% of such items. Among the limited partners such items are allocated according to their capital accounts. While counsel is opining that such allocations will be respected, in the event such allocations were recharacterized for tax purposes it could involve a shift in income or loss from the limited partners to the general partners.

     The character of the partnership's income may also be material to investors. The partnership's income will generally be characterized as passive income or portfolio income for tax purposes. Counsel is opining that the bulk of the partnership's income should be treated as a portfolio income for tax purposes and not as unrelated business taxable income. Portfolio income is generally income from interest, dividends, royalties or certain rentals. Such income generally cannot be offset by passive losses generated from other passive investments. The partnership does not expect to generate taxable losses or passive losses.

     Other aspects of an investment in the partnership may be considered material to limited partners based upon unique circumstances applicable to individual partners. Accordingly, investors are urged to review the balance of the discussion of tax consequences in this section.

     Opinion of Counsel. The partnership has obtained an opinion from the Landels, Ripley & Diamond, LLP ("Counsel") which states that the sections of the prospectus which discuss the material tax risks and the section of the prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES" at page 50 accurately described each of the material tax issues and reflect counsel's opinion regarding such matters referred to therein. Counsel has also opined that in the aggregate, the significant tax benefits anticipated to result from an investment in the partnership are more likely than not to be realized by an investor. However, the significant tax benefits should not be considered a primary investment feature of the partnership. The partnership is intended to serve as an investment vehicle for investors seeking current income, and possibly, appreciation through earnings compounding. Counsel has opined herein that, subject to certain conditions and based upon certain representations, that:

     1. Partnership Tax Status. It is more likely than not that the partnership will be treated as a partnership as defined in Sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation, and that the limited partners will be subject to tax as partners pursuant to Sections 701-706 of the Code.

     2. Publicly Traded Partnerships. It is more likely than not that the partnership will not constitute a publicly traded partnership for purposes of Sections 7704, 469(k) and 512(c) of the Code.

     3. Portfolio Income and Unrelated Business Taxable Income. It is more likely than not that the income of the partnership will be treated as portfolio income and not constitute unrelated business taxable income.

     4. Basis. It is more likely than not a limited partner's basis for his or her units will equal the purchase price of the units.

     5. Allocations to the Limited Partners. It is more likely than not that all material allocations to the limited partners of income, gain, loss and deductions, as provided for in the partnership agreement and as discussed in the prospectus, will be respected under Section 704(b) of the Code, or in the alternative, will be deemed to be in accordance with the partners' interests in the partnership.

     Counsel's opinion is based upon the facts described in this prospectus and upon facts and assumptions as they have been represented by the general partners to counsel or determined by them as of the date of the opinion. Counsel has not independently audited or verified the facts represented to it by the general partners. The material assumptions and representations are summarized below:

     -The partnership will be organized and operated in accordance with the California Revised Limited Partnership Act.

     -The partnership will be operated in accordance with the partnership agreement, and the partnership will have the characteristics described in the prospectus and will be operated as described in the prospectus.

     -The partnership will not participate in any loan on terms other than those described in "INVESTMENT OBJECTIVES AND CRITERIA" at page 35 without first receiving certain advice of counsel.

     -The loans will be made by on substantially the terms and conditions described in the prospectus in "INVESTMENT OBJECTIVES AND CRITERIA" at page 35.

     -The general partners will take certain steps in connection with the transfer of units to decrease the likelihood that the partnership will be treated as a publicly traded partnership for purposes of Sections 7704, 469(k), and 512(c) of the Code.

     Any alteration of the facts may adversely affect the opinion rendered. Furthermore, the opinion of counsel is based upon existing law and applicable regulations and proposed regulations, current published administrative positions of the Service contained in revenue rulings and revenue procedures, and judicial decisions, which are subject to change either prospectively or retroactively.

     Counsel does not prepare or review the partnership's income tax information return, which is prepared by the general partners and independent accountants for the partnership. The partnership will make a number of decisions on tax matters in preparing its partnership tax return and such matters and such partnership tax return will be handled by the partnership, often with the advice of independent accountants retained by the partnership, and usually is not reviewed with counsel.

     You should note that the opinion described herein represents only counsel's best legal judgment and has no binding effect or official status of any kind. You should note that any statement that a tax position "more likely than not" will be sustained only means that in counsel's judgement, at least a 51% chance of prevailing exists if the IRS will challenge the tax position. Thus, in the absence of a ruling from the Service, there can be no assurance that the Service will not challenge the conclusion or propriety of any of counsel's opinions and that such challenge would not be upheld by the courts.

     Partnership Status. The partnership has not requested and does not intend to request a ruling from the Service that the partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation. It is more likely than not, in counsel's opinion, that the partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation.


     The ability to obtain income tax attributes anticipated from an investment in units depends upon the classification of the partnership as a partnership for federal income tax purposes and not as an association taxable as a corporation. Regulations regarding entity classification have been issued under Section 7701 of the Internal Revenue Code which, in effect, operate to allow a business entity that is not otherwise required to be classified as a corporation, i.e., and "eligible entity," to elect its classification for federal income tax purposes. Under Section 301.7701-3(b) of the regulation, an "eligible entity" that has at least two members will be treated as a partnership in the absence of an election. Accordingly, while we do not intend to request a ruling from the IRS as to the classification of the partnership for income tax purposes, unless the partnership is deemed to be taxable as a corporation pursuant to the application of the publicly traded partnership rules discussed below, the partnership will qualify as a "eligible entit" and need not make an election to be treated as a partnership for income tax purposes.

     In the event that the partnership, for any reason, were to be treated for federal incomve tax purposes as an association taxable as a corporation, the partners of the partnership would be treated as stockholders with the following results, among others: (1) the partnership would become a taxable entity subject to the federal income tax imposed on corporations; (2) items of income, gain, loss, deduction and credit would be accounted for by the partnership on its federal income tax return and would not flow through to the partners; and (3) distributions of cash would generally be treated as dividends taxable to the partners at ordinary income rates, to the extent of current or accumulated earnings and profits, and would not be deductible by the partnership in computing it income tax.

     Based on the entity classification regulations, and IRS rulings and judicial decisions under Section 7701(a) of the Internal Revenue Code, all of which are subject to change, and based upon certain representations of the general partners and other assumptions, counsel has concluded that the partnership will more likely than not be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation. In rendering such opinion, counsel has also relied upon the fact that the partnership is duly organized as a limited partnership under the laws of the State of California and upon representation by the general partners that the partnership will be organized and operated strictly in accordance with the provisions of the partnership agreement. The remaining summary of the federal tax consequences in the section assumes that the partnership will be classified as a partnership for federal income tax purposes.

     Publicly Traded Partnerships. Classification of the partnership as a "publicly traded partnership" could result in (1) the partnership being taxable as a corporation (See "Partnership Status" above), and (2) the treatment of net income of the partnership as portfolio income rather than passive income (See "Passive Loss Limitations" below). A publicly traded partnership is generally defined under Section 7704 of the Internal Revenue Code as any partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. In addition, regulations have been issued (the Section 7704 regulations) which provide guidance with respect to such classification standards, including certain safe harbor standards which, if satisfied, preclude classification as a publicly traded partnership.

     The Section 7704 regulations contain definitions of what constitutes an established securites market and a secondary market or the substantial equivalent thereof. They also set forth what transfers may be disregarded in determining whether such definitions are satisfied with respect to the activities of a partnership. The general partners do not believe that units in the partnership are traded on an established securities market or a secondary market or a substantial equivalent thereof as defined in Section 7704 regulations. The general partners have also represented that they do not intend to cause the units to be traded on an established securities market or a secondary market in the future.

     As noted above, the Section 7704 regulations provide certain safe harbors, the "secondary market safe harbors" which, after taking into consideration all transfers other than those deemed disregarded, may be satisfied in order to avoid classification of such transfers as being made on a secondary market or the substantial equivalent thereof. One of the secondary market safe harbors provides that interests in a partnership will not be considered tradeable on a secondary market or the substantial equivalent thereof if the sum off the partnership interests transferred during any taxable year, other than certain disregarded transfers, does not exceed 2% of the total interest in the partnership's capital or profits. Disregarded transfers include, among other things, transfers by gift, transfers at death, transfers between family members, distributions from a qualified plan and block transfers, which are defined as transfers by a partner during any 30 calendar day period units representing more than 2% of the total interest in a partnership's capital or profits.

     A second safe harbor from classification as a publicly traded partnership, dealing with redemption and repurchase agreements, is also provided in the
Section 7704 regulations. The Section 7704 regulations also make it clear that the failure to satisfy a safe harbor provision under the regulations will not cause a partnership to be treated as a publicly traded partnership if, after taking into account all facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

     The general partners have represented that the partnership will be operated strictly in accordance with the partnership agreement, and they have also represented that they will void any transfers or assignments of units if they believe that such transfers or assignments will cause the partnership to be treated as a publicly traded partnership under the Section 7704 regulations or any other guidelines adopted by the IRS in the future. Based upon the representations of the general partners, and assuming the partnership will be operated strictly in accordance with the terms of the partnership agreement, counsel has concluded that it is more likely than not the partnership will not be classified as a publicly traded partnership under Section 7704 of the Internal Revenue Code. Due to the complex nature of the safe harbor provisions contained in Section 7704 regulations, and because any determination in this regard will necessarily be based upon future facts not yet in existence, no assurance can be given that the IRS will not challenge this conclusion or that the partnership will not, at some time in the future, be deemed a publicly traded partnership.

     Even if the partnership were deemed a publicly traded partnership, Section 7704(c) of the Internal Revenue Code provides an exception to taxation of such an entity as a corporation if 90% or more of the gross income of such an entity for each taxable year consists of "qualifying income." Qualifying income includes interest, real property rents and gain from the sale of other disposition of real property, but qualifying income does not include real property rents which are contingent on the profits of the lessees or income from the rental or lease of personal property. The general partners intend to operate the partnership in such a manner as to qualify for the 90% qualifying income exception. (see "INVESTMENT OBJECTIVES AND CRITERIA" at page 35). Investors should note, however, that even if the partnership satisfies the qualifying income exception, being deemed to be a publicly traded partnership would result in certain other material adverse tax consequences to limited partners, including the treatment of net income of the partnership as portfolio income rather than passive income.

     The general partners have represented that they will use their best efforts to assure that the partnership is not treated as a "publicly traded partnership." The general partners have also represented that they will not take any affirmative action on behalf of the partnership to intentionally establish a market for the partnership interests. Counsel is of the opinion that the partnership, more likely than not, will not be treated as a "publicly traded partnership" as defined above. Although the general partners will use their best efforts to make sure that a secondary market or substantial equivalent thereof does not develop for interests in the partnership, there can be no assurance that a secondary market for the units will not develop, or that the IRS may take the position that the partnership should be classified as a "publicly traded partnership" for this purpose. In addition, regulations may be adopted that would cause the partnership to be treated as a publicly traded partnership.

     Results if Partnership is Taxable as an Association. If the partnership were classified as an association taxable as a corporation, the partnership itself would be subject to a federal income tax on any taxable income at regular corporate tax rates. The limited partners would not be entitled to take into account their distributive share of the partnership's deductions or credits, and would not be subject to tax on their distributive share of the partnership's income. Distributions to the partners would be treated as dividends to the extent of accumulated and current earnings and profits; as a return of capital to the extent of basis; and thereafter, as taxable income, perhaps as ordinary income, to the extent distributions were in excess of the tax basis. In addition, if the loss of partnership status occurred at a time when the partnership's indebtedness exceeded the tax basis of its assets and such corporate status was prospective only, it could be argued that a constructive incorporation occurred, and that the limited partners realized gain under
Section 357(c) of the Code, measured by the difference between such indebtedness and the partnership's tax basis of its assets. If for any reason the partnership becomes taxable as a corporation prospectively, a constructive incorporation may be deemed to have occurred and partners may be required to recognize income as described in this section.

     Anti-Abuse Rules. The regulations set forth broad "anti-abuse" rules applicable to partnerships, which rules authorize the IRS to recast transactions involving the use of partnerships either to reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of any provision of the Internal Revenue Code. The general partners are not aware of any fact or circumstance which could cause these rules to be applied to the partnership; however, if any of the transactions entered into by the partnership were to be recharacterized under these rules, or the partnership itself were to be recast as a taxable entity under these rules, material adverse tax consequences to all of the partners might occur.

     Taxation of Partners - General. If the partnership is treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, it will file an annual informational income tax return, but will not be subject as an entity to the payments of federal income tax. On his personal income tax return, each limited partner will be required to report his share of partnership income or loss without regard to the amount, if any, of cash or other distributions made to him. Thus, each limited partner will be taxed on his share of income even though the amount of cash distributed to him may be more or less than the resulting tax liability.

     Subject to various limitations referred to herein, each limited partner may deduct his share of the partnership losses if any, to the extent of his tax basis in his partnership interest. Any losses in excess of basis may be carried forward indefinitely to offset future taxable income of the partnership. In computing income or losses, the partnership will include appropriate deductions for non-capital costs and the depreciation portion of capital costs. If cash distributions in any one year exceed the partnership's taxable income (whether in liquidation or otherwise), the amount of such excess will be treated as a return of capital reducing the tax basis of the limited partner in his interest. Any cash distributions in excess of the recipient's basis are treated as a sale or exchange of the limited partnership interest resulting in taxable income to the recipient.

     A limited partner's basis will be decreased (but not below zero) by actual distributions to him from the partnership, by his distributive share of partnership losses, by an actual or deemed decrease in his share of partnership nonrecourse borrowings, and by his share of nondeductible expenses of the partnership which are not properly chargeable to his capital account. In the event that cash distributions to a limited partner exceed the adjusted basis of his units, a limited partner must recognize gain equal to such excess.

     Allocation of Profits and Losses. The net profits and net losses of the partnership will be allocated as specified in Article V of the limited partnership agreement (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT" at page 64).

     For federal income tax purposes, each partner's distributive share of specific items of income, gain, loss, deduction and credit is determined by reference to the general ratio for sharing profits and losses as provided in the partnership agreement. In general, the allocation provided in a partnership agreement will control unless such allocation does not have "substantial economic effect." If an allocation provision of a partnership agreement is found to lack "substantial economic effect" partnership items will be allocated in accordance with a partner's interest in the partnership based on all the facts and circumstances.

     Under the regulations, one of three alternative tests must be met in order for an allocation to be valid under Section 704(b). Allocations are valid if:
(i) the allocation has substantial economic effect; or (ii) the partners can show that, taking into account all facts and circumstances, the allocation is in accordance with the partner's interests in the partnership; or (iii) the allocation can be deemed to be in accordance with the partner's interests in the partnership in accordance with special rules set forth in the regulations.

     Counsel believes that the allocations of the income and loss of the partnership has "substantial economic effect" based upon the fact that the allocations affect the dollar amount of each partner's share of total partnership income or loss independent of tax consequences; the capital accounts of the partners will reflect the allocation; and the economic risk of loss will be borne by the limited partners, or that in the alternative, the allocations, if held to lack substantial economic effect, would nonetheless be deemed to be in accordance with the partner's interests in the partnership. This would result in the same treatment as if the allocations were held to have substantial economic effect.

     Sale of Partnership Units. You may be unable to sell your units as there may be no public market for them. In the event that units are sold, however, the selling party will realize gain or loss equal to the difference between the gross sale price or proceeds received from sale and the investor's adjusted tax basis in his units. Assuming the investor is not a "dealer" with respect to such units and has held the units for more than 12 months, his gain or loss will be long-term capital gain or loss, except for that portion of any gain attributable to such investor's share of the partnership's "unrealized receivables" and "inventory items" as defined in Section 751 of the Internal Revenue Code, which portion would be taxable as ordinary income.

     Ordinary income for individual taxpayers is currently taxed at a maximum marginal rate of 39.6%. Capital gains, however, are taxed at a maximum marginal rate of 20% i.e., for gains realized with respect to capital assets held for more than 12 months. The Internal Revenue Code also provides, however, that the portion of long-term capital gain arising from the sale or exchange of depreciable real property which constitutes depreciation recapture will be taxed at a maximum marginal rate of 25% rather than 20%. Capital losses may generally be used to offset capital gains or may, in the absence of capital gains, be deductible against ordinary income on a dollar-for-dollar basis up to a maximum annual deduction of $3,000 ($1,500 in the case of a married individual filing a separate return.)

     Any recapture cost recovery allowances taken previously by the partnership with respect to personal property associated with partnership real properties will be treated as "unrealized receivables" for this purpose. Investors should note that in this regard that Section 6050K of the Internal Revenue Code requires the partnership to report any sale of units to the IRS if any portion of the gain realized upon such sale is attributable to the transferor's share of the partnershi's "Section 751 property."

     The partnership's taxable year will close on the date of sale with respect to a limited partner (but not the remaining partners) who sells his entire interest in the partnership. In such a case the partnership items would be prorated pursuant to Section 706. In the event of a sale of less than the entire interest of a limited partner, the partnership year will not terminate with respect to the selling partner, but his proportionate share of items of income, gain, loss, deduction and credit will also be determined pursuant to Section 706.

     In the case of either the sale of the properties or a sale of a partner's interest in the partnership, a limited partner may realize taxable income substantially in excess of the cash, if any, he receives as a result of such sale. Further, a partner who sells an interest in the partnership may be required to report a share of partnership income for the year of such sale even though he received no cash distribution during the year or the amount of cash distribution was less than his share of income required to be reported.

     Character of Income or Loss. The 1986 Act distinguishes between income from a "passive" activity and portfolio income. A passive activity includes (1) trade or business activities in which the taxpayer does not materially participate, and (2) rental activities where payments are primarily for the use of tangible property. In general, losses generated by a passive activity will only be allowed to offset income from a passive activity.

     Portfolio income generally includes interest, dividends, royalty or annuity income and gain from sales of portfolio assets, for example, property held for investment. Portfolio income is not treated as passive income and must be accounted for separately. Portfolio income is reduced by deductible expenses (other than interest) that are clearly and directly allocable to such income. Properly allocable interest expenses also reduce portfolio income. With regard to interest, the Treasury has issued regulations which adopt a tracing rule. Interest attributable to indebtedness which is used to purchase an interest in a passive activity will be regarded as passive and subject to the passive loss rules. Thus, if a limited partner borrowed all or a portion of the funds used to purchase his unit(s), interest paid on such borrowing could be used to offset income attributable to a passive activity.

     The distinction between passive income and portfolio income thus has a material effect on the partnership and the limited partners. If the partnership is engaged in a passive activity, any income from the partnership is deemed "passive income" which is available to be offset by any other passive losses which the limited partner has from other sources. Portfolio income cannot be offset by such passive losses. Specifically, passive losses from the partnership, net of taxable income from the partnership, may be used to offset passive income from other sources with any unused losses carried over into the next tax year where they are available to offset passive income from the partnership and other sources. In the year that the unit is disposed of, or the partnership is dissolved, any unused passive loss is available to offset any gain upon the disposition or dissolution, as the case may be, then to offset any passive income from other sources and, finally, to offset ordinary income.

     The regulations provide that the lesser of the partnership's net passive income or the partnership's equity financed interest income shall be treated as not from a passive activity. Such income is in turn treated as interest income, or in other words, portfolio income.

     The partnership's equity financed interest income is that portion of its net interest income derived by excluding interest income allocable to liabilities incurred in the activity. It is determined by multiplying net interest income by a fraction whose numerator is the excess of the average outstanding balance for the year of interest bearing assets, less the average outstanding balance for the year of the liabilities incurred in the activity and whose denominator is the average outstanding balance for the year of the interest bearing assets held in the activity. Net interest income is the gross interest income less expenses from the activity reasonably allocable to the gross interest income.

     The partnership does not currently anticipate that it will have significant liabilities incurred in connection with its lending activities. Accordingly, its equity financed interest income should equal its net passive income and such amount should be treated as portfolio income. To the extent that the partnership does incur liabilities, it would require a portion of income between passive and portfolio income.

     The treatment of the partnership's equity financed interest income as portfolio income is premised upon the partnership being engaged in a trade or business.

     Whether the partnership is engaged in the trade or business of lending money will depend on the facts and circumstances. Such facts and circumstances include the manner in which the partnership conducts its affairs and the nature of its dealings with borrowers and other third parties and the number of loans made by the partnership in any one year. For example, the courts have held that a person who makes one or two loans in a year is not engaged in a trade or business even though that person made many loans in preceding years. Similarly, making up to five loans did not constitute a trade or business. On the other hand, the making of twenty loans was deemed to be a trade or business. It is not possible under the circumstances to determine whether the partnership will be deemed to be engaged in a trade or business.

     The partnership may also make payments to limited partners under its Guaranteed Payment for Offering Period. The Guaranteed Payment for Offering Period is likely to constitute a guaranteed payment as provided under Section 707(c). As such, these payments should be considered interest payments and be treated as portfolio income.

     Treatment of Loans Containing Participation Features. The partnership may extend loans with an equity interest in the property securing the loans (See "INVESTMENT OBJECTIVES AND CRITERIA- Equity Interests in Real Property" at page
36). With respect to loans containing participation features, an issue may arise as to whether the relationship between the partnership and the mortgagor is that of debtor and creditor or whether the partnership is engaged in a partnership or joint venture with the mortgagor. If the partnership is a creditor of the mortgagor, a limited partner's distributive share of income derived from the mortgagor will be treated in full as interest income. If the partnership is a partner or a joint venture with the mortgagor, the income from the participation feature of the loans and/or the stated interest may be treated as a distribution of profits of the partnership or joint venture. This would result in the receipt of unrelated business taxable income for certain tax-exempt investors investing in the partnership and would have material adverse effects for certain trusts.

     In analyzing whether a partner's unsecured loan to a partnership should be treated as a loan or a capital contribution (See Joseph Hambuechen, 43 T.C. 90
(1964)) and whether an unsecured loan constitutes a joint venture (See Hyman Podell, 55 T.C. 429 (1970)), courts have considered all the facts and circumstances surrounding the transactions and at times both lines of authority consider the same factors. Counsel believes that in determining whether the relationship between the partnership and a mortgagor is that of a debtor paying interest or a joint venture distributing net profits, a court would consider the following factors: (1) the names given to the certificates evidencing the indebtedness; (2) the presence or absence of a maturity date; (3) the source of the payments; (4) the right to enforce the payment of principal and interest;
(5) participation in management; (6) a status equal to or inferior to that of regular creditors; (7) the intent of the parties; (8) "thin" or adequate capitalization; (9) identity of or interest between creditor and borrower; (10) payment of interest only out of net proceeds; and (11) the ability of the entity to obtain loans from outside lending institutions.

     Under relevant case law, whether a partnership or joint venture exists for federal income tax purposes, turns on the intent of the parties, as evidenced by their conduct, relevant agreements, and their respective abilities and capital contributions. (See Commissioner v. Culbertson, 337 U.S. 733 (1949) Podell, supra; Utility Trailer Mfg. Co. v. U.S., 212 F.Supp. 733 (D. Cal. 1963)).

     Repayment or Sale of Loans. No gain or loss will be recognized by the partnership upon the full repayment of principal of a loan. Any gain recognized by the partnership on the sale or exchange of a loan will be treated as a capital gain unless the partnership is deemed to be a "dealer" in loans for federal income tax purposes (See "Property Held Primarily for Sale; Potential Dealer Status" below). In such case, the entire gain, if any, would constitute ordinary income.

     Property Held Primarily for Sale; Potential Dealer Status. The partnership has been organized to invest in loans. However, if the partnership were at any time deemed for tax purposes to be holding one or more loans primarily for sale to customers in the ordinary course of business, any gain or loss realized upon the disposition of those loans would be taxable as ordinary gain or loss rather than as capital gain or loss. Furthermore, such income would also constitute unrelated business taxable income to any investors which are tax-exempt entities (See "Investment by Tax-Exempt Investors" at page 59). Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. The partnership intends to hold the loans for investment purposes and to make such occasional dispositions thereof as in the opinion of the general partners are consistent with the partnership's investment objectives. Accordingly, the partnership does not anticipate that it will be treated as a "dealer" with respect to any of its properties. However, there is no assurance that the Service will not take the contrary position.

     Tax Consequences of Reinvestment in Loans. Limited partners may avail themselves of a plan pursuant to which limited partners may forego current distributions of cash available for distribution and have said amounts credited to their capital accounts and used by the partnership in conducting partnership activities. Limited partners who avail themselves of such an option may incur a tax liability on their pro rata share of partnership income with no corresponding cash with which to pay such tax liability. However, unit holders which are tax-exempt investors should not incur any such tax liability, to the extent said income is interest income and not UBTI (See "Property Held Primarily for Sale; Potential Dealer Status" at page 56 and "Investment by Tax-Exempt Investors" at page 59).

     Partnership  Organization,  Syndication  Fees and Acquisition  Fees.  Under
Section 709 of the Code, all organization, syndication fees and acquisition fees must be capitalized. Organization fees and expenses paid or incurred after December 31, 1976, may be amortized over a five year period. Amortization is not allowed with respect to syndication expenses paid by a partnership. The Regulations under Section 709 state that syndication costs include commissions, professional fees and printing costs in marketing sales of partnership interests, brokerage fees and legal and accounting fees regarding disclosure matters. A portion of the fees incurred will be allocated to organizational costs. The partnership intends to amortize all organization expenses ratably over a five year period. The Service may challenge the deductibility of these organization fees on the basis that these are fees paid in connection with the syndication of the limited partners interests rather than organization fees. If the Service were successful in taking these or other positions on such fees, the partnership's and therefore the limited partners' deductions during the offering period or for a five year term thereafter might be less than projected although not significantly so.

     Original Issue Discount. The partnership may be subject to the original issue discount rules with respect to interest to be received with respect to loans. Original issue discount may arise with respect to loans if (a) the interest rate varies according to fixed terms; (b) the borrower is permitted to defer interest payments to years after such interest accrues; and (c) the amount of the partnership's share of interest income with respect to additional interest or deferred interest related to the income appreciation from the mortgage property under a right of participation is determined in a year prior to the year in which payment of such amount is due. The partnership anticipates extending mortgage loans under some or all of the proceeding terms, and to the extent it does, the original discount rules may be applicable. Counsel cannot opine as to the applicability of these rules prospectively since the partnership has not identified such loans as of the date of this prospectus.

     The amount of original issue discount under a mortgage loan containing any of the foregoing terms is to be computed based upon the compound interest method of calculation, resulting in the reporting of interest income in increasing amounts each taxable year. Recognition by the partnership of original issue discount with respect to a loan will increase the partnership's basis in that loan, thereby reducing in like amount the income the partnership must recognize in the year payment of the amount giving rise to the original issue discount is actually received or upon disposition of the loan. The reporting of the recognition by the partnership of original issue discount as income in any particular tax year will have the effect of increasing the amount of income which the limited partners must report from the partnership, without the concurrent receipt of the cash distribution with which to pay tax, if any, resulting from the reporting of such income. However, to the extent such original issue discount constitutes "interest", tax exempt investors may exclude such original issue discount in computing their unrelated business taxable income liability.

     Deduction of Investment Interest. The Code imposes substantial limitations upon the deductibility of interest on funds borrowed by an investor to purchase or to carry investment assets. Code Section 163(d) provides that a deduction for "investment interest" may be taken by an individual only to the extent of such individual's net investment income for the taxable year. Investment interest generally is any interest that is paid or accrued on indebtedness incurred or continued to purchase or carry investment property. Investment interest includes interest expenses allocable to portfolio income and investment and interest expenses allocable to an activity in which the taxpayer does not materially participate, if such activity is not treated as a passive activity under the passive loss rules. Investment interest does not include any interest that is taken into account in determining a taxpayer's income or loss from a passive activity or a rental activity in which a taxpayer actively participates. Therefore, an investment expense attributable to an investment as a limited partner in the partnership will be subject to the investment interest limitations. This exclusion will not apply for interest expenses, if any, allocable to portfolio income.

     Net investment income consists of the excess of investment income over investment expenses. Investment income generally includes gross income from property held for investment, gain attributable to property held for investment and amounts treated as portfolio income under the passive loss rules. Investment income does not include income taken into account in computing gain or loss from a passive activity. Passive losses allowable solely as a result of the passive activity loss phase-in rules may, however, reduce investment income. Investment expenses are deductible expenses (other than interest) directly connected with the production of investment income. Generally, in calculating investment expenses, however, only those expenses in excess of two percent (2%) of adjusted gross income are included.

     It is not anticipated the partnership will incur any material amount of "investment interest" that will be significantly limited by these rules. However, investment interest that cannot be deducted for any year because of these limitations may be carried over and deducted in succeeding taxable years, subject to certain limitations.

     Section 754 Election. Because of the complexities of the tax accounting required, the partnership does not presently intend to file under Section 754 of the Code an election to adjust the basis of the properties in the case of a transfer of a limited partnership interest, although the general partners have the authority to make such an election. The effect of such an election would be that, with respect to the transferee limited partner only, the basis of the partnership's properties would either be increased or decreased by the difference between the transferee's basis for his limited partnership interest and his proportionate share of the partnership's adjusted basis for all properties. A substitute limited partner would have to account separately in his personal income tax return for the special basis (and the deductions in connection therewith) in his partnership interest attributable to the election made pursuant to Section 754. Any increase or decrease resulting from such an adjustment would be allowable among the partnership's assets in accordance with rules established under the Code. After such adjustment has been made, the transferee limited partner's share of the adjusted basis of the partnership's properties would equal the adjusted basis of his limited partnership interest. If (as presently anticipated) the partnership does not make such an election, upon a sale of the properties subsequent to a transfer of a limited partnership interest, taxable gain or loss to the transferee will be measured by the difference between his share of the gross proceeds of such sale and his share of the partnership's tax basis in the properties (which, in the absence of a Section 754 election, will be unchanged by the transfer of the limited partnership interest to him), rather than by the difference between his share of such proceeds and the portion of the purchase price for his interest that was allocable to the properties. As a consequence, such transferee will be subject to a tax upon a portion of the proceeds which represents as to him a return of capital, if the purchase price for his interest exceeds his share of the adjusted basis for all properties. However, in the event of a taxable sale or other disposition of his limited partnership interest, the purchase price paid by the transferee is important since, notwithstanding the partnership's failure to make a Section 754 election, such purchase price will be taken into account in determining such transferee's basis for such interest. The absence of a right to have such election made by the partnership may inhibit transferability of a limited partnership interest since a potential transferee may consider this factor as reducing the value of the interest.

     Termination of the Partnership. A partnership is terminated for tax purposes only (i) if no part of the partnership business, financial operation or venture continues to be carried on by any of its partners, or (ii) if, within any 12-month period, there is a sale or exchange of fifty percent (50%) or more of the total interest in partnership capital and profits. If, upon such termination, the partnership business is continued by the partners, they are deemed to have received a distribution in liquidation of the partnership and to have recontributed the distributed property to a successor entity. The original partnership's taxable year closes with respect to all partners as the result of such a "constructive" liquidating distribution and recontribution.

     Upon termination of a partnership for federal income tax purposes, a partner generally will recognize a capital gain to the extent cash distributed, and the reduction, if any, in his pro rata share of partnership debt exceeds his adjusted tax basis for his units immediately before the distribution, and will recognize capital loss to the extent his adjusted tax basis of unrealized receivables and substantially appreciated inventory distributed to him (if no other property is distributed). However, if substantially appreciated inventory or unrealized receivables are distributed non-pro rata in liquidation, such distribution would be treated as a sale or exchange, with the result that the distributee partners could be required to recognize both ordinary income and capital gain on the distribution. Furthermore, depending upon the partnership election, there may be a recapture of any investment tax credit taken.

     Tax Returns. The partnership will furnish annually to you (but not to assignees of limited partners unless they become substituted limited partners) sufficient information from the partnership's tax return for you to prepare your own federal, state and local tax returns. The partnership's tax returns will be prepared by accountants to be selected by the general partners. There are substantial additional penalties for failure to timely file the federal information tax return of the partnership and/or filing of such a return that fails to show the information required under Section 6031 of the Code.

     Audit of Tax Returns. The general partners understand that the Service is paying increased attention to the proper application of the tax laws to partnerships. While the partnership is not being formed so as to allow investors to avail themselves of losses or deductions generated by the partnership, the Service still may choose to audit the partnership's information returns. An audit of the partnership's information returns may precipitate an audit of the income tax returns of limited partners. Any expense involved in an audit of a limited partner's returns must be borne by such limited partner. Prospective investors should also be aware that if the Service successfully asserts a position to adjust any item of income, gain, deduction or loss reported on a partnership information return, corresponding adjustments would be made to the income tax returns of limited partners. Further, any such audit might result in Service adjustments to items of non-partnership income or loss.

     If a tax deficiency is determined, the taxpayer is liable for interest on such deficiency from the due date of the return. Interest on underpayment is payable at the federal short-term rate plus three percentage points, rounded to the nearest full percent (rounding up in the case of a multiple of one-half of one percent). The federal short-term rate is determined for the first month of each quarter, and the rate so determined governs the calculation of the rate of interest on underpayment for calendar quarter after the quarter during the first month of which the rate is so determined. The "federal short-term rate" for a month is determined by the Service based on the average market yield on outstanding marketable obligations of the United States with remaining periods to maturity of three years or less. In the case of any "substantial underpayment" attributable to a "tax motivated transaction," the interest rate on underpayment is one hundred twenty percent (120%) of the interest rate that otherwise apply. A "substantial underpayment" is any underpayment of tax in excess of $1,000 attributable to one or more "tax motivated transaction," which is defined to include (among other things) certain valuation overstatements, any use which may result in a substantial distortion of income for any period, and any sham or fraudulent transaction.

     The tax treatment of items of partnership income, gain, loss, deductions or credit is to be determined at the partnership level in a unified partnership proceeding, rather than in separate proceedings with the partners. However, any partner has the right to participate in any administrative proceeding at the partnership level. Generally, the "tax matters partner," Michael R. Burwell, would represent the partnership before the Service and may enter into a settlement with the Service as to partnership tax issues which generally will be binding on all of the partners, unless a partner timely files a statement with the Service providing that tax matters partner shall not have the authority to enter into a settlement agreement on his behalf. Similarly, only one judicial proceeding contesting a Service determination may be filed on behalf of a partnership and all partners. However, if the tax matters partner fails to file such an action, then any partner, unless such partner owns less than one percent (1%) interest in a partnership having more than 100 partners) or a group of partners owning five percent (5%) or more of the profits interest in the partnership may file such an action. The "tax matters partner" may consent to an extension of the statute of limitation period for all partners with respect to partnership items.

     Investment by Tax-Exempt Investors. Tax-exempt investors, including employee trusts and Individual Retirement Accounts ("IRAs"), are generally exempt from federal income taxation. However, such organizations are subject to taxation on their "unrelated business taxable income," as defined in Section 512 of the Code. Unrelated business taxable income does not, in general, include interest, dividends, rents from real property, gain from the sale of property other than inventory or property held primarily for sale to customers in the ordinary course of business, and certain other types of passive investment income, unless such income is derived from "debt-financed property" as defined in Section 514 of the Code.

     In addition to receiving interest income (which will comprise substantially all of its income), the partnership may also receive payments in the nature of points or loan servicing or origination fee at the time funds are advanced under a loan. The fees paid for services rendered in connection with the making or securing of loans, as opposed to fees paid merely for the use of money, will not be treated as interest income and will most likely constitute unrelated business taxable income.

     Any partnership borrowing for the purpose of making additional loans may result in "debt financed property" and, therefore, unrelated business taxable income to tax-exempt limited partners to the extent that the Service concludes that such borrowings are allocable to the limited partners for this purpose (see Rev. Rule 76-354, 1976-2 C.B. 179). Furthermore, any borrowings by a limited partner for the purpose of financing his investment in the partnership can result in "debt-financed property" and, therefore, unrelated business taxable income.

     As a consequence of the exercise of a default remedy under a partnership, the partnership may be forced to foreclose and hold real or other property (which secures the loan) for a short period of time. The partnership is permitted to borrow funds to assist in the operation of any property on the security of which it has previously made a loan and the operations of which it has subsequently taken over as a result of a default. Furthermore, the foreclosed properties may be subject to other existing mortgages. Consequently, any such acquired property may be deemed to be "debt-financed property." In such event, net income and gain from any such property may constitute unrelated business taxable income, although employee trusts (but not most other tax-exempt organizations, including IRAs) may nevertheless qualify for an exception, found in Code Section 514(c)(9), which would exempt them from taxation on such net income in the case of the real property.

     The partnership intends to hold its loans for investment and, therefore, no unrelated business taxable income should result from the disposition of these assets. Such may not be the case, however, if the partnership does not act in accordance with this intention and it is determined that the partnership is a dealer in the business of buying and selling loans. The general partners have represented that they intend to conduct the activities of the partnership in a manner so as to minimize or eliminate the risk of having the partnership classified as a "dealer" for federal income tax purposes (See "Property Held Primarily For Sale; Potential Dealer Status" at page 56.)

     In computing unrelated business taxable income, a tax-exempt investor, including an employee trust or IRA, may deduct a proportionate share of all expenses which are directly connected with the activities generating such income or with the "debt-financed property," as the case may be, and is also entitled to an annual exclusion of $1,000 with respect to unrelated business taxable income. Even though a portion of the income of a tax-exempt investor is unrelated business taxable income, income from other sources which is not unrelated business taxable income will not be subject to federal income taxation. In addition, the receipt of unrelated business taxable income by a tax-exempt investor generally will not affect its tax-exempt status if the investment is not otherwise inconsistent with the nature of its tax exemption.

     In addition to the general tax treatment of unrelated business taxable income received by tax-exempt investors, special rules apply to charitable remainder trusts. In general, a charitable remainder trust is a trust in which a portion of an asset will be transferred to a charitable organization through the use of a trust and the trust itself will not be subject to taxation on its income. If a charitable remainder trust (which includes charitable remainder annuity trusts, charitable remainder unitrusts and charitable remainder net income trusts) receives any unrelated business taxable income for any taxable year, the trust is taxable on all of its income as a complex trust. The remainder trust is taxable on its accumulated income to the extent the income is not distributed to beneficiaries and to the extent the income exceeds the amount deductible under Section 661(a). The partnership does not anticipate that it will generate any significant unrelated business taxable income. However, prospective investors which are charitable remainder trusts should review their individual tax situation with their tax advisors to determine the effect of the receipt of unrelated business taxable income to the trust.

     If you are a tax-exempt investor, you are strongly urged to consult your own tax adviser with regard to the foregoing unrelated business taxable income aspects of an investment in the partnership. Furthermore, with regard to certain non-tax aspects of an investment in the partnership you should consider "TAX RISKS - Investments by Tax-Exempt Investors" at page 15 and "ERISA CONSIDERATIONS" at page 61.

     Investment By Charitable  Remainder  Trusts.  A charitable  remainder trust
(CRT) is a trust created to provide income for the benefit of at least one non-charitable beneficiary for life or a term of up to 20 years, with the property comprising the trust corpus then transferred to a charitable beneficiary upon the expiration of the trust. Upon the creation of a CRT, the grantor would normally be entitled to a charitable income tax deduction equal to the current fair market value of the remainder interest which will ultimately pass to charity. A CRT is also exempt from federal income taxation if the trust is established and maintained in compliance with highly complex rules contained in the Internal Revenue Code and underlying regulations. Among these rules is a provision that if any portion of the income recognized by a CRT is deemed to be UBTI, all of the CRT's income for the taxable year in which UBTI is incurred, from whatever sources derived, will be subject to income taxation at the trust level. As set forth above in "Investment by Tax-Exempt Investors," the general partners have used their best efforts to structure the partnership's activities to avoid any of the partnership's income characterized as UBTI. Accordingly, unless the partnership incurs indebtedness for the purpose of acquiring or improving real properties, and hence is deemed to be holding property subject to "acquisition indebtedness," or is deemed to hold its properties primarily for sale to customers in the ordinary course of business, under current law, the partnership's income should not be deemed to constitute UBTI to tax-exempt investors.

     Foreign Investors As Limited Partners. Foreign investors may purchase units in the partnership. A foreign investor who purchases units and becomes a limited partner in the partnership will generally be required to file a United States tax return on which he must report his distributive share of the partnership's items of income, gain, loss, deduction and credit. A foreign investor must pay United States federal income tax at regular United States tax rates on his share of any net income, whether ordinary or capital gains. A foreign investor may also be subject to tax on his distributive share of the partnership's income and gain in his country of nationality or residence or elsewhere. In addition, distributions of net cash from operations or proceeds from the sale of properties otherwise payable to a foreign investor from the partnership or amounts payable upon the sale of a foreign investor's units may be reduced by United States tax withholdings made pursuant to applicable provisions of the Internal Revenue Code. Foreign investors should consult their own tax advisors with regard to the effect of both the United States tax laws and foreign laws on an investment in the partnership and the potential that the partnership will be required to withhold federal income taxes from amount otherwise payable to foreign investors.

     State and Local Taxes. In addition to the federal income tax consequences described above, prospective investors may be subject to state and local tax consequences by reason of investment in the partnership. Your distributive share of the taxable income or loss of the partnership generally will be required to be included in determining your reportable income for state or local income tax purposes in the jurisdiction in which you are a resident. Further, upon your death, estate or inheritance taxes might be payable in such jurisdictions based upon your interest in the partnership. In addition, you might be subjected to income tax, estate or inheritance tax, or both. Depending upon the applicable state and local laws, tax benefits which are available to you for federal income tax purposes may not be available to you for state or local income tax purposes.

     Many states have implemented or are in the process of implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states. For example California has required certain public real estate programs to withhold and pay state taxes relating to income-producing properties located in the state. In the event that the partnership is required to withhold state taxes from cash distributions otherwise payable to limited partners, the amount of the net cash from operations otherwise payable to such limited partners would likely be reduced. In addition, such collection and filing requirements at the state level may result in increases in the partnership's administrative expenses which would likely have the effect of reducing returns to the limited partners.

     You are urged to consult your personal tax advisor regarding the impact of state and local taxes upon an investment in the partnership. A discussion of state and local tax law is beyond the scope of this prospectus.


                              ERISA CONSIDERATIONS

     General. The law governing retirement plan investment in the partnership is the Employee Retirement Income Security Act of 1974 ("ERISA") and the Code. Persons or organizations that exercise discretion or control over plan assets are deemed to be fiduciaries under ERISA. Section 404 of ERISA provides that a fiduciary is subject to a series of specific responsibilities and prohibitions and is required to manage plan assets "solely in the interest of plan participants." Section 404 of ERISA requires that plan fiduciaries discharge their duty with care, skill, prudence and diligence (the so called "prudent man rule") and that the fiduciary diversify the investments of the plan unless under the circumstances it is clearly not prudent to do so. Regulations issued by the Department of Labor ("DOL") under these statutory provisions require that in making investments, the fiduciary consider numerous factors, current return of the portfolio relative to the anticipated cash flow requirements of the plan, and the projected return of the portfolio relative to the funding objectives of the plan. In addition, before the enactment of ERISA, the Internal Revenue Service, proceeding under a statutory mandate that all qualified plans be for the exclusive benefit of participants and beneficiaries, issued a similar set of investment considerations for plan fiduciaries. That Internal Revenue Service position has not been modified since ERISA. Consequently, a "Tax-Exempt Investor", which is defined as a qualified profit-sharing, pension or retirement trust, an HR-10 (Keogh) Plan, or an Individual Retirement Account (IRA), should, in general, purchase units of limited partnership interest only when, considering all assets held by such plans, those prudence, liquidity and diversification requirements are satisfied.

     Fiduciaries Under ERISA. A fiduciary of a qualified plan is subject to certain requirements under ERISA, including the duty to discharge of responsibilities solely in the interest of, and for the benefit of the qualified plan's participants and beneficiaries. A fiduciary is required to (a) perform its duties with the skill, prudence and diligence of a prudent man acting in like capacity, (b) diversify investments so as to minimize the risk of large losses and (c) act in accordance with the qualified plan's governing documents.

     Fiduciaries with respect to a qualified plan include any persons who exercise or possess any discretionary power of control, management or disposition over the funds or other property of the qualified plan. For example, any person who is responsible for choosing a qualified plan's investments, or who is a member of a committee that is responsible for choosing a qualified plan's investments, is a fiduciary of the qualified plan. Also, an investment professional whose advice will serve as one of the primary basis for a qualified plan's investment decisions may be a fiduciary of the qualified plan, as may any other person with special knowledge or influence with respect to a qualified plan's investment or administrative activities.

     While the beneficiary "owner" or "account holder" of an IRA is generally treated as a fiduciary of the IRA under the Code, IRAs generally are not subject to ERISA's fiduciary duty rules. Where a participant in a qualified plan exercises control over such participant's individual account in the qualified plan in a "self-directed investment" arrangement that meets the requirements of
Section 404(c) of ERISA, such participant (rather than the person who would otherwise be a fiduciary of such qualified plan) will generally be held responsible for the consequences of his investment decisions under interpretations of applicable regulations of the Department of Labor. Certain qualified plans of sole proprietorships, partnerships and closely-held corporations of which the owners of one hundred percent (100%) of the equity of such business and their respective spouses are the sole participants in such plans at all times generally not subject to ERISA's fiduciary duty rules, although they are subject to the Code's prohibited transaction rules, explained below.

     A person subject to ERISA's fiduciary rules with respect to a qualified plan should consider those rules in the context of the particular circumstances of the qualified plan before authorizing an investment of a portion of the qualified plan's assets in units.

     Prohibited Transactions Under ERISA and the Code. Section 4975 of the Code (which applies to all qualified plans and IRAs) and Section 406 of ERISA (which does not apply to IRAs or to certain qualified plans that, under the rules summarized above, are not subject to ERISA's fiduciary rules) prohibit qualified plans and IRAs from engaging in certain transactions involving "plan assets" with parties that are "disqualified persons" under the Code or "parties in interest" under ERISA ("disqualified persons" and "parties in interest" are hereafter referred to as "disqualified persons"). Disqualified persons include fiduciaries of the qualified plan or IRA, officers, directors, shareholders and other owners of the company sponsoring the qualified plan and natural persons and legal entities sharing certain family or ownership relationships with other disqualified persons.

     "Prohibited transactions" include any direct or indirect transfer or use of a qualified plan's or IRA's assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a qualified plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a qualified plan or IRA in connection with a transaction involving the assets of the qualified plan or the IRA. Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made in connection with the transaction and for any losses sustained by the qualified plan. In addition, ERISA authorizes additional penalties and further relief from such transaction.
Section 4975 of the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a qualified plan or IRA.

     In order to avoid the occurrence of a prohibited transaction under Section 4975 of the Code and/or Section 406 of ERISA, units may not be purchased by a qualified plan or IRA from assets as to which the general partners or any of their affiliates are fiduciaries. Additionally, fiduciaries of, and other disqualified persons with respect to, qualified plans and IRAs should be alert to the potential for prohibited transactions that may occur in the context of a particular qualified plan's or IRA's decision to purchase units.

     Plan Assets. If the partnership's assets were determined under ERISA or the Code to be "plan assets" of qualified plans and/or IRAs holding units, fiduciaries of such qualified plans and IRAs might under certain circumstances be subject to liability for actions taken by the general partners or their affiliates. In addition, certain of the transactions described in the prospectus in which the partnership might engage, including certain transactions with affiliates, might constitute prohibited transactions under the Code and ERISA with respect to such qualified plans and IRAs, even if their acquisition of units did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to qualified plans (other than IRAs) might be deemed to have improperly delegated their fiduciary responsibilities to the general partner in violation of ERISA.

     Although under certain circumstances ERISA and the Code, as interpreted by the Department of Labor in currently effective regulations, apply a "look-through" rule under which the assets of an entity in which a qualified plan or IRA has made an equity investment may generally constitute "plan assets," the applicable regulations except investments in certain publicly registered securities from the application of the "look-through" principle.

     In order to qualify for the exception described above, the securities in question must be "publicly-offered securities." Publicly-offered securities are defined as freely transferable, owned by at least 100 investors independent of the issuer and of one another, and registered either (a) under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the issuer's fiscal year during which the offering occurred.

     The partnership's units should constitute "publicly-offered securities" because (a) the general partners have represented that it is highly likely that substantially more than 100 independent investors will purchase and hold units in the partnership, and the Regulation states that, when 100 or more investors independent of the issuer and of one another purchase a class of securities, the class will be deemed to be widely held; (b) the general partners have represented that the partnership's offering the units is registered under the Securities Act of 1933 and that the general partners intend to register the units in the partnership under the Securities Exchange Act of 1934; and (c) although whether a security is freely transferable is a factual determination, the limitations on the assignment of units and substitution of limited partners contained in the partnership agreement, with the possible exception for publicly-traded partnership discussed below, fall within the scope of certain restrictions enumerated in the regulation that ordinarily will not affect a determination that securities are freely transferable when the minimum investment is $10,000 or less. The partnership agreement prohibits the assignment or other transfer of units without the general partners' written consent if the general partners determine in good faith that such transfer might result in a change in the status of the partnership to a publicly-traded partnership within the meaning of Section 7704 of the Code, as currently or hereafter interpreted by the Service in rulings, regulations or other publications, or by the courts, and such status would have a material adverse impact on the limited partners or their assignees. In order to prevent the partnership from being classified as a publicly-traded partnership, the general partners have represented that it intends to prohibit transfers of units only to the extent necessary to comply with the publicly traded partnership safe harbors (See "FEDERAL INCOME TAX CONSEQUENCES - Publicly Traded partnerships" at page
52). The regulation permits restrictions that prohibit any transfer or assignment that would result in a reclassification of the entity for federal income tax purposes. In Advisory Opinion 89-14A, dated August 2, 1989, the Department of Labor expressed its opinion that a restriction against transfer of partnership interests that is drafted to avoid reclassification of a partnership as a publicly-traded partnership would qualify as the type of restriction contemplated by the regulation. Therefore, the restriction in the partnership agreement should not, absent unusual circumstances, affect the free transferability of the units within the meaning of the regulation.

     Annual Valuation. Fiduciaries of retirement plans are required to determine annually the fair market value of the assets of such retirement plans, typically, as of the close of a plan's fiscal year. To enable the fiduciaries of retirement plans subject to the annual reporting requirements of ERISA to prepare reports relating to an investment in the partnership, the general partners are required to furnish an annual statement of estimated unit value to the investors. For the first three full fiscal years following the termination fo the offering, the value of a unit will be deemed $1.00, and no valuations will be performed. Thereafter, the annual statement will report the estimated value of each unit based on the estimated amount a unit holder would receive if all partnership assets were sold as of the close of the partnership's fiscal year for their estimated values and if such proceeds, without reduction for selling expenses, together with the other funds of the partnership, were distributed in liquidation of the partnership.

     Such estimated values will be based upon annual valuations of partnership properties performed by the general partners, but no independent appraisals will be obtained. While the general partners are required under the partnership agreement to obtain the opinion of an independent third party stating that their estimates of value are reasonable, such general partner valuations may not satisfy the requirements imposed upon fiduciaries under ERISA for all retirement plans. The estimated value per unit will be reported to limited partners in the partnership's next annual or quarterly report form 10-K or 10-Q sent to the limited partners for the period immediately following completion of the valuation process. There can be no assurance that the estimated value per unit will actually be realized by the partnership or by the limited partners upon liquidation in part because estimates do not necessarily indicate the price at which properties could be sold. Limited partners may not be able to realize estimated net asset value if they were to attempt to sell their units, because no public market for units exists or is likely to develop.

     Potential Consequences of Treatment as Plan Assets. In the event that the units do not constitute "publicly-offered securities," the underlying assets of the partnership are treated as plan assets under the regulations. If the partnership's underlying assets are deemed to be plan assets, the partnership may be required to take steps which could affect partners who are subject to income tax, as well as qualified plans which may invest in the partnership. In such event, the fiduciary duties, including compliance with the exclusive benefit rule and the diversification and prudence requirements, must be considered with respect to the investment in the partnership. Each partner of the partnership who has authority or control with respect to the management or disposition of the assets of the partnership, or who renders investment advice for a fee or other compensation, direct or indirect, with respect to the assets of the partnership would be treated as a fiduciary and therefore would be personally liable for any losses to a qualified plan which invests in the partnership resulting from a breach of fiduciary duty.

     The prohibited transaction restrictions would apply to any transactions in which the partnership engages involving the assets of the partnership and a party-in-interest. Such restrictions could, for example, require that the partnership and the general partners avoid transactions with entities that are affiliated with the partnership or the general partners or that qualified plan investors be given the opportunity to withdraw from the partnership. Also, the general partners who participate in a prohibited transaction may be subject to an excise tax. Finally, entering into a prohibited transaction may result in loss of the qualified plan's tax-exempt status.

                              DESCRIPTION OF UNITS

     The units will represent a limited partnership interest in the partnership. Each unit is $1.

     The limited partners representing a majority of the outstanding limited partnership interests may, without the concurrence of the general partners, vote to take the following actions:

     -terminate the partnership;

     -amend the limited partnership agreement, subject to certain limitations described in Section 12.4 of the limited partnership agreement;

     -approve or disapprove the sale of all or substantially all of the assets of the partnership; or

     -remove or replace one or all of the general partners. In addition, limited partners representing ten percent (10%) of the limited partner interests may call a meeting of the partnership. (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT" at page 64).

     If you assign your units to another person, that person will not become a substituted limited partner in your place unless the written consent of the general partners to such substitution has been obtained. Such consent shall not be unreasonably withheld. A person who does not become a substituted limited partner shall be entitled to receive allocations and distributions attributable to the unit properly transferred to him, but shall not have any of the other rights of a limited partner, including the right to vote as a limited partner and the right to inspect and copy the partnership's books.

     There is not a public trading market for the units and none is likely to exist. The transferability of the units will be subject to a number of restrictions. Accordingly, the liquidity of the units will be limited and you may not be able to liquidate your investment in the event of an emergency, except as permitted in the withdrawal provisions described below. Any transferee must be a person that would have been qualified to purchase units in this offering and no transferee may acquire less than 2000 units. No unit may be transferred if, in the judgment of the general partners, a transfer would jeopardize the status of the partnership or cause a termination of the partnership for federal income tax purposes. Transfers of the units will generally require the consent of the California Commissioner of Corporations, except as permitted in the Commissioner's Rules. Additional restrictions on transfers of units may be imposed under the securities laws of other states upon transfers occurring in or involving the residents of such states. In addition, you will not be permitted to make any transfer or assignment of your interests if the general partners determine such transfer or assignment would result in the partnership being classified as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code or any rules, regulations or safe-harbor guidelines promulgated thereunder.

     We will not repurchase any units from you. However, you may withdraw from the partnership after one year from the date of purchase in four quarterly installments subject to a ten percent (10%) early withdrawal penalty being deducted from your capital account. You may also withdraw after five years on an installment basis, generally a five year period in twenty installments or longer, without the imposition of any penalty (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Withdrawal from Partnership" at page 67).

                  SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT

     The following is a summary of the limited partnership agreement for the partnership, and is qualified in its entirety by the terms of the agreement itself. You are urged to read the entire agreement, which is set forth as Exhibit A to this prospectus.

     Rights and Liabilities of Limited Partners. The rights, duties and powers of limited partners are governed by the limited partnership agreement and Sections 15611, et seq. of the California Corporations Code (the California Revised Limited Partnership Act (the "partnership act")) and the discussion herein of such rights, duties and powers is qualified in its entirety by reference to such agreement and partnership act.

     You as a limited partnership will not be responsible for the obligations of the partnership. However, you will be liable to the extent of any deficit in your capital accounts upon dissolution, and may also be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to you may constitute, wholly or in part, return of capital.

     As a limited partner you will have no control over the management of the partnership, except that limited partners representing a majority of the outstanding limited partnership interests may, without the concurrence of the general partners, take the following actions:

     -terminate the partnership (including merger or reorganization with one or more other partnerships);

     -amend the limited partnership agreement;

     -approve or disapprove the sale of all or substantially all of the assets of the partnership; or

     -remove and replace one or all of the general partners.

     The approval of all limited partners is required to elect a new general partner to continue the business of the partnership where there is no remaining general partner after a general partner ceases to be a general partner other than by removal. The general partners shall have the right to increase the size of this offering or conduct an additional offering of securities without obtaining the consent of the limited partners. Limited partners representing ten percent (10%) of the limited partnership interests may call a meeting of the partnership.

     Capital Contributions. Interests in the partnership will be sold in units of $1, and no person may acquire less than 2000 units ($2,000). The general partners have the discretion to accept subscriptions for fractional units in excess of the minimum subscription. The general partners, collectively, will contribute the sum of l/10th of 1% of the gross proceeds to the capital of the partnership.

     Rights, Powers and Duties of General Partners. Subject to the right of the limited partners to vote on specified matters, the general partners will have complete charge of the business of the partnership. The general partners are not required to devote full time to partnership affairs but only such time as is required for the conduct of partnership business. Any one of the general partners acting alone has the power and authority to act for and bind the partnership. The general partners are granted the special power of attorney of each limited partner for the purpose of executing any document which the limited partners have agreed to execute and deliver.

     Profits and Losses. Profits and losses of the partnership will be allocated among the limited partners according to their respective outstanding capital accounts on a daily basis. Upon transfer of units (if permitted under the limited partnership agreement and applicable law), profit and loss will be allocated to the transferee beginning with the next succeeding calendar month. One percent (1%) of all partnership profit and loss will be allocated to the general partners.

     Cash Distributions. Upon your subscription for units, you will be required to elect either (i) to receive monthly, quarterly or annual distributions ("periodic distributions"); or (ii) to retain your earnings in your capital account with us. The election to receive periodic cash distributions is irrevocable although you may change whether such distributions are received on a monthly, quarterly or annual basis. If you initially elected to retain your earnings, you may, after three (3) years, change your election and receive periodic cash distributions. The general partners will also receive cash distributions equal to one percent (1%) of total partnership income. In order to provide you greater flexibility, if you initially elect to receive cash distributions and subsequently change your mind, we are going to register with the SEC, a dividend reinvestment plan. We anticipate that the dividend reinvestment plan will be filed in the first half of 2000 and take effect immediately. Until that time, you will still have the election to receive cash distributions or to retain your earnings in your capital account with us.

     As a result, the relative percentage of partnership interests of non-electing partners (including voting rights and shares of future income) will gradually increase due to the compounding effect of crediting income to their capital accounts, while the percentage interests of partners who receive cash distributions will decrease during the term of the partnership.

     Meeting. A general partner, or limited partners representing ten percent (10%) of the limited partnership interests, may call a meeting of the partnership on at least 30 days written notice. Unless the notice otherwise specifies, all meetings will be held at 2:00 P.M. at our offices. Limited partners may vote in person or by proxy at the partnership meeting. A majority of the outstanding limited partnership interests will constitute a quorum at partnership meetings. There are no regularly scheduled meetings of the limited partners.

     Accounting and Reports. The general partners will cause to be prepared and furnished to the limited partners an annual report of the partnership's operation which will be audited by an independent accounting firm. Within 120 days after the close of the year covered by the report, a copy or condensed version will be furnished to you. You shall also be furnished such detailed information as is reasonably necessary to enable you to complete your own tax returns within 90 days after the end of the year.

     The general partners presently intend to maintain the partnership's books and records on the accrual basis for bookkeeping and accounting purposes, and also intend to use the accrual basis method of reporting income and losses for federal income tax purposes. The general partners reserve the right to change such methods of accounting, upon written notice to limited partners. You may inspect the books and records of the partnership at all reasonable times.

     Restrictions on Transfer. The limited partnership agreement places substantial limitations upon transferability of units. Any transferee must be a person that would have been qualified to purchase units in this offering and no transferee may acquire or hold less than 2,000 units. No unit may be transferred if, in the judgment of the general partners, and/or their counsel a transfer would jeopardize the status of the partnership as a partnership or cause a termination of the partnership for federal income tax purposes. The written consent of the California Commissioner of Corporations is also required prior to any sale or transfer of units except as permitted. In addition, you will not be permitted to make any transfer or assignment of your limited partnership interest if the general partners and/or their counsel determine such transfer or assignment would result in the partnership being classified as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code or any rules, regulations or safe-harbor guidelines promulgated thereunder.

     General Partners' Interest. Any general partner, or all of them, may retire from the partnership at any time upon six months written notice to all limited partners, in which event a retiring general partner would not be entitled to any termination or severance payment from the partnership, except for the return of his capital account balance. A general partner may also sell and transfer his general partner interest in the partnership (including all powers and authorities associated therewith) for such price as he shall determine in his sole discretion, and neither the partnership nor the limited partners will have any interest in the proceeds of such sale. However, the successor general partner must be approved by limited partners holding a majority of the outstanding limited partnership interests.

     Term of Partnership. The term of the partnership commenced on the day the limited partnership agreement was executed, and will continue until December 31, 2032. The partnership will dissolve and terminate if any one of the following occurs:

     -upon the removal, death, retirement, insanity, dissolution or bankruptcy of a general partner, unless the business of the partnership is continued by a remaining general partner, if any, or if there is no remaining general partner, by a new general partner elected to continue the business of the partnership by all the limited partners (or by a majority-in-interest of the limited partners, in the case of removal);

     -upon the affirmative vote of a majority-in interest of the limited partners;

     -upon the sale of all or substantially all (i.e., at least seventy percent (70%)) of the partnership's assets; or

     -otherwise by operation of law.

     Winding Up. The partnership will not terminate immediately upon the occurrence of an event of dissolution, but will continue until its affairs have been wound up. Upon dissolution of the partnership, the general partners will wind up the partnership's affairs by liquidating the partnership's assets as promptly as is consistent with obtaining the fair current value thereof, either by sale to third parties or by collecting loan payments under the terms of the loan. All funds received by us shall be applied to satisfy or provide for partnership debts and the balance shall be distributed to partners in accordance with the terms of the limited partnership agreement.

     Dissenting Limited Partners' Rights. If the partnership participates in any acquisition of the partnership by another entity, any combination of the partnership with another entity through a merger or consolidation, or any conversion of the partnership into another form of business entity (such as a corporation) that requires the approval of the outstanding limited partnership interests, the result of which would cause the other entity to issue securities to the limited partners, then each limited partner who does not approve such reorganization (the "Dissenting Limited Partner") may require the partnership to purchase for cash, at its fair market value, his or her interest in accordance with Section 15679.2 of the California Corporations Code. The partnership, however, may itself convert to another form of business entity (such as a corporation, trust or association) if the conversion will not result in a significant adverse change in (i) the voting rights of the limited partners,
(ii) the termination date of the partnership (currently, December 31, 2032, unless terminated earlier in accordance with the partnership agreement), (iii) the compensation payable to the general partners or their affiliates, or (iv) the partnership's investment objectives.

     The general partners will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the partnership; the tax consequences (from the standpoint of the limited partners) of the conversion of the partnership to another form of business entity and of an investment in a limited partnership as compared to an investment in the type of business entity into which the partnership would be converted; the historic and projected operating results of the partnership's loans, and the then-current value and marketability of the partnership's loans. In general, the general partners would consider any material limitation on the voting rights of the limited partners or any substantial increase in the compensation payable to the general partners or their affiliates to be a significant adverse change in the listed provisions.

     It is anticipated that, under the provisions of the partnership agreement, the consummation of any such conversion of the partnership into another form of business entity (whether or not approved by the general partners) would require the approval of limited partners holding a majority of the units.


                                TRANSFER OF UNITS

     Restrictions on the Transfer of Units. There is no public or secondary market for the units and none is expected to develop. Moreover, units may only be transferred if certain requirements are satisfied, and transferees may become limited partners only with the consent of the general partners. Under Article 7 of the partnership agreement, the assignment or other transfer of units will be subject to compliance with the minimum investment and suitability standards imposed by the partnership. (See "INVESTOR SUITABILITY STANDARDS" at page 16). Under presently applicable state securities law ("Blue Sky") guidelines, except in the case of a transfer by gift or inheritance or upon family dissolution or an intra-family transfer, each transferee of units of the partnership must generally satisfy minimum investment and investor suitability standards similar to those which were applicable to the original offering of units. Additionally, following a transfer of less than all of his units, each transferor must generally retain a sufficient number of units to satisfy the minimum investment standards applicable to his initial purchase of units. In the case of a transfer in which a member firm of the National Association of Securities Dealers, Inc., is involved, that firm must be satisfied that a proposed transferee of units satisfies the suitability requirements as to financial position and net worth specified in Section 3(b) of Appendix F to the NASD's Conduct Rules. The member firm must inform the proposed transferee of all pertinent facts relating to the liquidity and marketability of the units during the term of the investment.

     Unless the general partners shall give their express written approval, no units may be assigned or otherwise transferred to:

     -a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such person);

     -any person not permitted to be a transferee under applicable law, including, in particular but without limitation, applicable federal and state securities laws;

     -any person if, in the opinion of tax counsel, such assignment would result in the termination under the Code of the partnership's taxable year of its status as a partnership for federal income tax purposes;

     -any person if such assignment would affect the partnership's existence or qualification as a limited partnership under the California Act or the applicable laws of any other jurisdiction in which the partnership is then conducting business.

     Any such attempted assignment without the express written approval of the general partners shall be void and ineffectual and shall not bind the partnership. In the case of a proposed assignment, which is prohibited for adverse tax consequences, however, the partnership shall be obligated to permit such assignment to become effective if and when, in the opinion of counsel, such assignment would no longer have either of the adverse consequences under the Code which are specified in that clause.

     Section 7.03 of the partnership agreement provides that so long as there are adverse federal income tax consequences from being treated as a "publicly traded partnership" for federal income tax purposes, the general partners shall not permit any interest in a unit to be assigned on a secondary public market (or a substantial equivalent thereof) as defined under the Code and any regulations promulgated thereunder. If the general partners determine in their sole discretion, that a proposed assignment was affected on a secondary market, the partnership and the general partners have the right to refuse to recognize any such proposed assignment and to take any action deemed necessary or appropriate in the general partners' reasonable discretion so that such assignment is not in fact recognized. For the purposes of Section 7.3 of the partnership agreement, any assignment which results in a failure to meet the "safe harbor" provisions of Notice 88-75 (July 5, 1988) issued by the Service or any substitute safe-harbor provisions subsequently established by Treasury Regulations shall be treated as causing the units to be publicly traded. The limited partners agree to provide all information respecting assignments which the general partners deem necessary in order to determine whether a proposed transfer occurred on a secondary market. The general partners shall incur no liability to any investor or prospective investor for any action or inaction by them in connection with the foregoing, provided it acted in good faith.

     Consequently, you may not be able to liquidate your investment in the event of emergencies or for any other reasons. In addition, units may not be readily accepted as collateral for loans.

     Withdrawal from Partnership. You have no right to withdraw from the partnership or to obtain the return of all or any portion of sums paid for the purchase of units (or reinvested earnings with respect thereto) for one (1) year after the date such units are purchased. In order to provide a certain degree of liquidity, after the one year period, you may withdraw all or part of your capital accounts from the partnership in four equal quarterly installments beginning the calendar quarter following the quarter in which the notice of withdrawal is given. Such notice must be given thirty (30) days prior to the end of the preceding quarter subject to a ten percent (10%) early withdrawal penalty. The ten percent (10%) penalty is applicable to the amount withdrawn as stated in the notice of withdrawal. The ten percent (10%) penalty will be deducted, pro rata, from the four quarterly installments paid to the limited partner. Withdrawal after the one year holding period and before the five year holding period will be permitted only upon the terms set forth above.

     You will also have the right after five years from the date of purchase of the units to withdraw from the partnership. This will be done on an installment basis, generally, over a five-year period (in 20 equal quarterly installments), or over such longer period of time as the limited partner may desire or as may be required in light of partnership cash flow. During this five-year (or longer) period, we will pay any distributions with respect to units being liquidated directly to the withdrawing limited partner. No penalty will be imposed on withdrawals made in twenty quarterly installments or longer.

     The ten percent (10%) early withdrawal penalty will be received by the partnership, and a portion of the sums collected as such penalty will be applied toward the next installment(s) of principal, under the formation loan owed to the partnership by Redwood Mortgage Corp., thereby reducing the amount owed to the partnership from Redwood Mortgage Corp. Such portion shall be determined by the ratio between the initial amount of the formation loan and the total amount of organization and syndication costs incurred by the partnership in this offering. After the formation loan has been paid, any withdrawal penalties will be retained by the partnership for its own account. (See "PLAN OF DISTRIBUTION" at page 69).

     In the event of your death during your investment with us, your heirs will be provided with the option to liquidate all or a portion of your investment. Such liquidations will not be subject to any early withdrawal penalties but will be limited in amount to $50,000 per year paid in equal quarterly installments. Your heirs will be required to notify us of their intent to liquidate your investment within 6 months from the date of death or the investment will become subject to our regular liquidation provisions. Due to the complex nature of administering a decedent's estate, the general partners reserve the right and discretion to request any and all information they deem necessary and relevant in determining the date of death, the name of the beneficiaries or any other matters they may deem relevant.

     You may commence withdrawal (or partial withdrawal) from the partnership in installments by surrendering units as of the end of any calendar quarter. The amount that a withdrawing limited partner will receive from the partnership is based on the withdrawing limited partner's capital account. A capital account is a sum calculated for tax and accounting purposes, and may be greater than or less than the fair market value of such investor's limited partnership interest in the partnership. The fair market value of a your interest in the partnership will generally be irrelevant in determining amounts to be paid upon withdrawal, except to the extent that the current fair market value of the partnership's loan portfolio is realized by sales of existing loans (which sales are not required to be made).

     We will not establish a reserve from which to fund withdrawals. Our capacity to return your capital account upon withdrawal is restricted to the availability of partnership cash flow. For this purpose, cash flow is considered to be available only after all current partnership expenses have been paid (including compensation to the general partners and affiliates) and adequate provision has been made for the payment of all periodic cash distributions on a pro rata basis which must be paid to limited partners who elected to receive such distributions upon subscription for units. No more than twenty percent
(20%) of the total limited partners' capital accounts outstanding for the beginning of any calendar year shall be liquidated during any calendar year. Notwithstanding this twenty percent (20%) limitation, the general partners shall have the discretion to further limit the percentage of the total limited partners' capital accounts that may be withdrawn in order to comply with any regulation to be enacted by the IRS pursuant to Section 7704 of the Code and the safe harbor provisions set forth in Notice 88-75 to avoid the partnership being taxed as a corporation. If notices of withdrawal in excess of these limitations are received by the general partners, the priority of distributions among limited partners shall be determined as follows: first to those limited partners withdrawing capital accounts according to the 20 quarter or longer installment liquidation period, then ERISA plan limited partners withdrawing capital accounts after five (5) years, over four (4) quarterly installments (which need such sums to pay retirement benefits), then to limited partners withdrawing capital accounts after five years over four quarterly installments, then to administrators withdrawing capital accounts upon the death of a limited partner and finally to all other limited partners withdrawing capital accounts. Except as provided above, withdrawal requests will be considered by the general partners in the order received.

     Upon dissolution and termination of the partnership, a five-year winding-up period is provided for liquidating the partnership's loan portfolio and distributing cash to limited partners. Due to high prevailing interest rates or other factors, the partnership could suffer reduced earnings (or losses) if a substantial portion of its loan portfolio remains and must be liquidated quickly at the end of such winding-up period. Limited partners who complete a withdrawal from the partnership prior to any such liquidation will not be exposed to this risk. Conversely, if prevailing interest rates have declined at a time when the loan portfolio must be liquidated, unanticipated profits could be realized by those limited partners who remained in the partnership until its termination.

                              DISTRIBUTION POLICIES

     Distributions to the Limited Partners. The partnership will make monthly, quarterly or annual distributions of all earnings to those limited partners affirmatively electing to receive cash distributions upon subscription. All other limited partners will not receive current distributions of earnings, rather their earnings will be credited to their capital accounts and will increase their capital accounts, in lieu of receiving periodic cash distributions. Earnings retained in your capital account will be used by us for making further loans and for other proper partnership purposes. However, there is no assurance as to the timing or amount of any distribution to the holders of the units. To provide an added degree of flexibility, we are planning to register a dividend reinvestment program in the first 6 months of 2000 and anticipate that it would be effective shortly thereafter. Until such time, the distribution policy described above will still be in effect.

     Cash available for distribution will be allocated to you and your assignees in the ratio which the capital accounts owned by you bears to the capital accounts then outstanding, subject to adjustment with respect to units issued by the partnership during the quarter. For such purposes, a transferee will be deemed to be the owner thereof as of the first day following the day the transfer is completed and will therefore not participate in distributions for the period prior to which the transfer occurs.

     Earnings means cash funds available from operations from interest payments, early withdrawal penalties not applied to the formation loan, late and prepayment charges, interest on short-term investments and working capital reserve, after deducting funds used to pay or provide for the payment of partnership expenses and appropriate reserves.

     Subject to the right of the general partners to terminate your right to credit your capital account in lieu of receipt of periodic cash distributions, such option to credit your capital account in lieu of receiving periodic cash distributions will continue unless prohibited by applicable federal or state law.

     Cash Distributions. Cash available for distribution will be determined by computing the net income during the calendar month on an accrual basis and in accordance with generally accepted accounting principles. The term "Cash Available for Distribution" means an amount of cash equal to the excess of accrued income from operations and investment of, or the sale or refinancing or other disposition of, partnership assets during any calendar month over the accrued operating expenses of the partnership during such month, including any adjustments for bad debt reserves or deductions as the general partners may deem appropriate, all determined in accordance with generally accepted accounting principles; provided, that such operating expenses shall not include any general overhead expenses of the general partners not specifically related to, billed to or reimbursable by the partnership as specified in Sections 10.15 through 10.17 of the limited partnership agreement. All cash available for distribution will be allocated one percent (1%) to the general partners and ninety-nine percent (99%) to the limited partners.

     Allocation of Net Income and Net Losses. Net income and net loss for accounting purposes for each fiscal quarter and all items of net profits or net losses and credits for tax purposes for each quarter shall be allocated to the partners as set forth in Article V of the limited partnership agreement. Net income and net loss will be allocated one percent (1%) to the general partners and ninety-nine percent (99%) to the limited partners.


                           REPORTS TO LIMITED PARTNERS

     Within 90 days after the end of each fiscal year of the partnership, the general partners will deliver to you such information as is necessary for the preparation by your federal income tax return, and state income or other tax returns. Within 120 days after the end of each partnership fiscal year, the general partners will deliver to each limited partner an annual report which includes audited financial statements of the partnership prepared in accordance with generally accepted accounting principles, and which contains a reconciliation of amounts shown therein with amounts shown on the method of accounting used for tax reporting purposes. Such financial statements include a profit and loss statement, a balance sheet of the partnership, a cash flow statement and a statement of changes in financial position. The annual report for each year reports on the partnership's activities for that year, identifies the source of partnership distributions, sets forth the compensation paid to the general partners and their affiliates and a statement of the services performed in consideration therefor and contains such other information as is deemed reasonably necessary by the general partners to advise you of the affairs of the partnership.

     For as long as the partnership is required to file quarterly reports on Form 10-Q and annual reports on Form 10-k with the Securities and Exchange Commission, the information contained in each such report for a quarter shall be sent within 60 days after the end of such quarter. If and when such reports are not required to be filed, you will be furnished, within 60 days after the end of each of the first three quarters of each partnership fiscal year, an unaudited financial report for that period including a profit and loss statement, a balance sheet and a cash flow statement. The foregoing reports for any period in which fees are paid to the general partners or their affiliates for services shall set forth the fees paid and the services rendered.


                              PLAN OF DISTRIBUTION

     Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the partnership agreement, the partnership offers through qualified broker dealers on a best efforts basis, a maximum of 30,000,000 units ($30,000,000) of limited partnership interest at $1 per unit. The minimum subscription is 2,000 units ($2,000).

     Sales Commissions. Participating broker dealers will receive sales commissions of 5% of gross proceeds for subscriptions where investors elect to receive cash distributions and sales commissions of 9% of gross proceeds will be paid for subscriptions where investors elect to reinvest their earnings and acquire additional units in the partnership. Additionally, participating broker dealers may be entitled to receive up to .5% of the gross proceeds for bona fide due diligence expenses, and certain other expense reimbursements and sales seminar expenses payable by the partnership. Although total sales commissions payable could equal 9%, the partnership anticipates, based on historical experience, that the total sales commissions payable will not exceed 7.6%. This number is based upon the general partners' assumption, based on historical experience, that 65% of investors will elect to compound earnings and receive additional units and 35% of investors will elect to receive distribution.

     Sales by Registered Investment Advisors. In addition to purchasing units though participating broker dealers, we may accept unsolicited orders for units directly from you if you utilize the services of a registered investment advisor. A registered investment advisor is an investment professional retained by you to advise you regarding your investment strategy regarding all of your assets, not just your investment with us. Registered investment advisors are paid by you based upon the total amount of your assets being managed by the registered investment advisor.

     If you utilize the services of a registered investment advisor in acquiring units, Redwood Mortgage Corp. will pay to the partnership, an amount equal to the sales commissions otherwise attributable to a sale of units through a participating broker dealer. The partnership will in turn credit such amounts received by Redwood Mortgage Corp. to the account of the investor who placed the unsolicited order.

     -Election of Investors to Pay Client Fees. If you acquire units directly from the partnership through the services of a registered investment advisor, you will have the election to authorize us to pay your registered investment advisor an estimated quarterly amount of no more than 2% annually of your capital account that would otherwise be paid to you as periodic cash distributions or compounded as earnings. For ease of reference, we have referred to these fees as "client fees." If you elect to compound earnings, then the amount of the earnings reinvested by you will be reduced by an amount equal to the amount of the client fees paid. Thus, the amount of the periodic cash distributions paid or the amount of earnings compounded will be less if you elect to pay client fees through us. The authorization to pay client fees is solely at your election and is not a requirement of investment with us.

     -Client Fees are not Sales Commissions. All client fees paid will be paid from those amounts that would otherwise be paid to you or compounded in your capital account. The payment of all client fees is noncumulative and subject to the availability of sufficient earnings in your capital account. In no event will any such client fees be paid by us as sales commissions or other compensation. We are merely agreeing to pay to the registered investment advisor, as an administrative convenience to you, a portion of those amounts that would otherwise be paid to you. In no event will the total of all compensation including sales commissions, expense reimbursements, sales seminar and/or due diligence expenses exceed 10% of the program proceeds received plus an additional .5% for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules.

     -Representations and Warranties of Registered Investment Advisors. All registered investment advisors will represent and warrant to the partnership that, among other things, the investment in the units is suitable for you, that he has informed you of all pertinent facts relating to the liquidity and marketability of units, and that if he is affiliated with an NASD registered broker or dealer, that all client fees received by him in connection with this transaction will be run through the books and records of the NASD member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules.

     Payment of Sales Commissions. As of the date hereof, total commissions have averaged 7.76% of limited partner units sold. In no event will the total of all compensation payable to participating broker dealers, including sales commissions, expense reimbursements, sales seminars and/or due diligence expenses exceed ten percent (10%) of the program proceeds received plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules. Further, in no event shall any individual participating broker dealer receive total compensation including sales commissions, expense reimbursements, sales seminar or expense reimbursement exceed (10%) of the gross proceeds of their sales plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules (the "Compensation Limitation"). Units may also be offered or sold directly by the general partners for which they will receive no sales commissions. No commissions will be paid on any units acquired by partners in lieu of periodic cash distributions.

     Payment of Other Fees to Participating Broker Dealers. The partnership will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the units. Participating broker dealers are not obligated to obtain any subscriptions, and there is no assurance that any units will be sold.

     The participating broker dealers shall not directly or indirectly finance or arrange for the financing of, purchase of any units, nor shall the proceeds of this offering be used either directly or indirectly to finance the purchase of any units.

     The selling agreement provides that with respect to any liabilities arising out of the Securities Act of 1933, as amended, the general partners shall indemnify the participating broker dealer. To the extent that indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, such indemnification, in the opinion of the Securities
and   Exchange   Commission   is  contrary  to  public   policy  and   therefore
unenforceable.

     Suitability Requirements. You will be required to comply with (i) the minimum purchase requirement and investor suitability standard of your state of residence or (ii) the investor suitability standard imposed by the partnership in the event that your state of residence does not impose such a standard (See "INVESTOR SUITABILITY STANDARDS" at page 16).

     In order to purchase any units, the you must complete and execute the signature page for the subscription agreement. Any subscription for units must be accompanied by tender of the sum of $1 per unit. The signature page is set forth at the end of this prospectus at Exhibit B-l. By executing the signature page for the subscription agreement, you agree to all of the terms of the partnership agreement including the grant of a power of attorney under certain circumstances. Units will be evidenced by a written partnership agreement.

     Your subscription agreement will be accepted or rejected by the general partners within thirty (30) days after its receipt. Subscriptions will be effective only on acceptance by the general partners and the right is reserved to reject any subscription "in whole or in part" for any reason.

     The general partners and their affiliates may, in their discretion, purchase units for their own. The maximum number of units that may be purchased by the general partners or their affiliates is $50,000 (50,000 units). Purchases of such units by the general partners or their affiliates will be made for investment purposes only on the same terms, conditions and prices as to unaffiliated parties. It is not anticipated that the general partners or their affiliates will purchase units for their own accounts and no purchases have been made to date.

     Formation Loan. All selling commissions incurred in connection with the offer and sale of units and all amounts paid in connection with unsolicited orders will be paid by Redwood Mortgage Corp. The partnership lends to Redwood Mortgage Corp., funds from the offering proceeds equal to the amount of sales commission owed to the participating broker dealers. For example, if an investor elects to invest over $10,000 and elects to reinvest his earnings, the partnership will pay a 9% or $900 sales commission to the participating broker dealer. Instead of paying $900 to the participating broker dealer, the partnership will lend $900 to Redwood Mortgage Corp. in the form of a formation loan. Redwood Mortgage Corp. pays the participating broker dealer its sales commission and then repays the partnership the amount of the loan, in the case of our example, $900. That loan, called a formation loan, is non-interest bearing, unsecured, and is paid back to the partnership by Redwood Mortgage Corp. over time.

     Initially, upon the formation of the partnership, approximately eighty four percent (84%) of each dollar invested will be available for loans assuming that all units offered are purchased and no leveraged funds are utilized. However, as Redwood Mortgage Corp. repays the formation loan, and if working capital reserves are applied to loans as has occurred in prior programs, approximately ninety-six percent (96%), will be available for investment in loans.

     Although it is possible that the amount of the formation loan could be nine percent (9%) of the gross proceeds, it is anticipated that the formation loan will average approximately (7.6%). Thus it is anticipated that the formation loan will not exceed (7.6%) of the total gross proceeds of this offering for the maximum offering amount assuming, based upon the general partners' historical experience and knowledge of professionals in the industry, that sixty-five percent (65%) of the investors elect to compound their earnings and acquire additional units and thirty-five percent (35%) elect to receive distributions or the actual amount of selling commissions incurred by Redwood Mortgage Corp., whichever is less. As of the date hereof, the formation loan represents 7.76% of capital raised. The formation loan will be unsecured, will not bear interest and will be repaid in annual installments. Upon commencement of this offering, Redwood Mortgage Corp. shall make annual installments of one-tenth of the principal balance of the formation loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year.

     No sales commissions for the current offering were paid in 1996, therefore, no payment was made in 1997. The first payment of $43,223 was made December 31, 1998. This amount equals 1/10th of the amount loaned to Redwood Mortgage Corp. from the partnership to pay sales commissions in 1997. Upon completion of the offering, the balance of the current formation loan will be repaid in 10 equal annual installments of principal, without interest, commencing on December 31 of the year following the year the offering terminates. As of September 30, 1999, the partnership, in connection with the current formation loan, had loaned $1,306,185 to Redwood Mortgage Corp. from the offering proceeds to pay sales commissions to participating broker dealers.

     Redwood Mortgage Corp., at its option, may prepay all or any part of the formation loan. Redwood Mortgage Corp. intends to repay the formation loan principally from loan brokerage commissions earned on loans, and the receipt of a portion of the early withdrawal penalties and other fees paid by the partnership. Since Redwood Mortgage Corp. will use the proceeds from loan brokerage commissions on loans to repay the formation loan, if all or any one of the initial general partners is removed as a general partner by the vote of a majority of limited partners and a successor or additional general partner(s) is thereafter designated, and if such successor or additional general partner(s) begins using any other loan brokerage firm for the placement of loans, Redwood Mortgage Corp. will be immediately released from any further obligation under the formation loan (except for a proportionate share of the principal installment due at the end of that year, pro rated according to the days elapsed). In addition, if all of the general partners are removed, no successor general partners are elected, the partnership is liquidated and Redwood Mortgage Corp. is no longer receiving any payments for services rendered, the debt on the formation loan shall be forgiven and Redwood Mortgage Corp. will be immediately released from any further obligation under the formation loan.

     Because the formation loan does not bear interest, it will have the effect of slightly diluting the rate of return to limited partners, but to a much lesser extent than if the partnership were required to bear all of its own syndication expenses as is the case with certain other publicly offered mortgage pools.

     The initial formation loan made in connection with the initial offering of $15,000,000, is to be repaid over 10 years. Installments of principal, without interest, are paid once a year. These installments commenced on December 31 of the year the offering terminated. The initial offering terminated in September 1996, so repayments of the formation loan began in December 1996. The total amount of the first formation loan was $1,074,840. As of September 30, 1999, $311,682 had been repaid by the partnership.

     Escrow Arrangements. Funds received by the participating broker dealers from subscriptions for units will be immediately available to us for investment. As this is not our first offering, no escrow will be established. Subscription proceeds will be released to the partnership and deposited into the our operating account.

     Termination Date of Offering. The offering will terminate one (1) year from the effective date of the prospectus unless terminated earlier by the general partners, or unless extended by the general partners for additional one year periods.

     Subscription Account. Your subscription will be deposited into a subscription account at a federally insured commercial bank or depository and invested in short-term certificates of deposit, a money market or other liquid asset account. Once your subscription has been accepted, you will be admitted into the partnership only when your subscription funds are required by the partnership to fund a mortgage loan, for the formation loan, to create appropriate reserves, or to pay organizational expenses or other proper partnership activities (See "ESTIMATED USE OF PROCEEDS" at page 2). During the period prior to your admittance of as a limited partner, proceeds from the sale of units will be held by the general partners for your account in the subscription account. Investors' funds will be transferred from the subscription account into the partnership on a first-in, first-out basis. Upon your admission to the partnership, your subscription funds will be released to the partnership and units will be issued at the rate of $1 per unit or fraction thereon. Interest earned on subscription funds while in the subscription account will be returned to you, or if you elect to compound earnings (see below), the amount equal to such interest will be added to your investment in the partnership, and the number of units actually issued shall be increased accordingly.

     The general partners anticipate that the delay between delivery of a subscription agreement and admission to the partnership will be approximately 90 days, during which time you will earn interest at pass book savings account rates. Subscription agreements are non-cancelable and subscription funds are non-refundable for any reason. After having subscribed for at least 2,000 units ($2,000), you may at any time, and from time to time subscribe to purchase additional units in the partnership as long as the offering is open. You are liable for the payment of the full purchase price of all units for which you have subscribed.


                           SUPPLEMENTAL SALES MATERIAL

     Sales material in addition to this prospectus which may be used in connection with this offering include a sales brochure which will highlight and simplify certain information contained herein. If additional sales material is prepared for use in connection with the offering, use of such material will be conditioned on filing with and, if required, clearance by appropriate regulatory authorities.

     As of the date of this prospectus, it is anticipated that the following sales material will be authorized for use by us in connection with this offering

     -a brochure entitled Redwood Mortgage Investors VIII;

     -a brochure describing Redwood Mortgage Corp. and its affiliated entities;

     -a fact sheet describing the general features of Redwood Mortgage Investors VIII; (iv) a cover letter transmitting the prospectus;

     -a summary description of the offering;

     -a slide presentation;

     -broker updates;

     -an audio cassette presentation;

     -certain third-party articles.

     The general partners and their affiliates may also respond to specific questions from participating broker dealers and prospective investors. Business reply cards, introductory letters or similar materials may be sent to participating broker dealers for customer use, and other information relating to the offering may be made available to participating broker dealers for their internal use. However, the offering is made only by means of this prospectus. Except as described herein or in supplements hereto. We have not authorized the use of other sales materials in connection with the offering. Although the information contained in such material does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference or as forming the basis of the offering of the units described herein.

     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this or in supplements hereto or in supplemental sales literature issued by the partnership and referred to in this prospectus or in supplements thereto. If you receive such information or representations, such information or representations must not be relied upon. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the units to which it relates or any of such units to any person in any jurisdiction in which such offeror solicitation is unlawful. The delivery of this prospectus at any time does not imply that the information contained herein is correct at any time subsequent to its date.


                                LEGAL PROCEEDINGS

     In the normal course of business we may become involved in various types of legal proceedings such as assignments of rents, bankruptcy proceedings, appointments of receivers, unlawful detainers, judicial foreclosures, etc, to enforce the provisions of the deeds of trust, collect the debt owed under the promissory notes or to protect/recoup its investment from the real property secured by the deeds. None of these actions would typically be of any material importance. As of the date hereof, we are not involved in any legal proceedings other than those that would be considered part of the normal course of business.


                                  LEGAL OPINION

     Legal matters in connection with the units offered hereby will be passed upon for the partnership Landels, Ripley & Diamond LLP, 350 The Embarcadero, San Francisco, California 94105, counsel for the partnership and the general partners. Such counsel has not represented the limited partners in connection with the units offered hereby.


                                     EXPERTS

     The balance sheet of the partnership at December 31, 1997 and 1998, the balance sheet at December 31, 1997, and 1998, of Gymno Corporation, a general partner, and the balance sheet at September 30, 1998 and 1999 of Redwood Mortgage Corp, a general partner, all included in this prospectus have been examined by independent certified public accountants, as set forth in their report thereon appearing elsewhere herein and have been included herein in reliance on such reports and the authority of such firm as experts in accounting and auditing. The statements under the caption "FEDERAL INCOME TAX CONSEQUENCES" at page 50 and "ERISA CONSIDERATIONS" at page 61 as they relate to the matters referenced therein have been reviewed by the Landels, Ripley & Diamond LLP, and are included herein in reliance upon the authority of that firm as experts thereon.


                             ADDITIONAL INFORMATION

     The partnership has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement under the Securities Act of 1933, as amended, with respect to the units offered pursuant to this prospectus. For further information, reference is made to the registration statement and to the exhibits thereto which are available for inspection at no fee in the Office of the Commission in Washington, D.C., 450 Fifth Street, N.W., Washington, D.C. 20549. Photostatic copies of the material containing this information may be obtained from the Commission upon paying of the fees prescribed by the rules and regulations at the Washington office only. Additionally, the Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants, such as the partnership, that file electronically. The address of the Commission's website is http://www.sec.gov.


                  TABULAR INFORMATION CONCERNING PRIOR PROGRAMS

     Appendix I contains prior performance and investment information for the general partners' previous programs. Tables I through III of Appendix I contain unaudited information relating to the prior programs and their experience in raising and investing funds, compensation of the general partners and their affiliates and operating results of prior programs. Table V of Appendix I contains unaudited information relating to the prior programs' payment of mortgage loans. Table IV is not included because none of the partnerships has completed its operations or disposed of all of its loans.

     Purchasers of the units offered by this prospectus will not acquire any ownership in interest in any prior program and should not assume that the results of the prior programs will be indicative of the future results of this partnership. Moreover, the operating results for the prior programs should not be considered indicative of future results of the prior programs or whether the prior programs will achieve their investment objectives which will in large part depend on facts which cannot now be determined.


                                    GLOSSARY

     The following are definitions of certain terms used in the prospectus and not otherwise defined herein:

     Assignee. The term "Assignee" shall mean a person who has acquired a beneficial interest in one or more units but who is neither a limited partner nor an assignee of record.

     Capital Account. The term "Capital Account", means, with respect to any partner, the capital account maintained for such partner in accordance with the following provisions:

     (a) To each partner's capital account there shall be credited, such partner's capital contribution, such partner's distributive share of profits, and any items in the nature of income and gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a partner and the amount of any partnership liabilities that are assumed by such partner or that are secured by any partnership property distributed to such partner.

     (b) To each partner's capital account there shall be debited the amount of cash and the gross asset value of any partnership property distributed to such partner pursuant to any provision of this agreement, such partner's distributive share of losses, and any items in the nature of expenses and losses that specially allocated to a partner and the amount of any liabilities of such partner that are assumed by the partnership or that are secured by any property contributed by such partner to the partnership.

     Distributions. The term "Distributions" means any cash or other property distributed to holders and the general partners arising from their interests in the partnership, but shall not include any payments to the general partners under the provisions of Article 10 of the partnership agreement.

     Earnings. The term "Earnings" means all revenues earned by the partnership less all expenses incurred by the partnership.

     Holders. The term "Holders" means the owners of units who are either partners or assignees of record, and reference to a "Holder" shall be to any one of them.

     Limited Partnership Interest. The term "Limited Partnership Interest" means a limited partnership interest in Redwood Mortgage Investors VIII, acquired pursuant to the purchase of units and thereafter means the percentage ownership interest of any limited partner in the partnership determined at any time by dividing a limited partner's current capital account by the total outstanding capital accounts of all limited partners.

     Net Income or Net Loss. The term "Net Income or Net Loss" means for each fiscal year or any other period, an amount equal to the partnership's taxable income or loss for such fiscal year or other given period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

     (a) Any income of the partnership that is exempt from federal income tax and not otherwise taken into account in computing profits or losses shall be added to such taxable income or loss;

     (b) Any expenditures of the partnership described in Section 105(a)(2)(B) of the Code or treated as Section 105(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.7041(b)(2)(iv)(i), and not otherwise taken into account in computing profits or losses pursuant to Section 10.16 of the partnership agreement, shall be subtracted from such taxable income or loss;

     (c) Gain or loss resulting from any disposition of partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the gross asset value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its gross asset value;

     (d) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation, amortization or other cost recovery deductions for such fiscal year or other period, computed such that if the gross asset value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of a fiscal year or other period, depreciation, amortization or other cost recovery deductions shall be an amount which bears the same ratio to such beginning gross asset value as the federal income tax depreciation, amortization or other cost recovery deductions for such fiscal year or other period bears to such beginning adjusted tax basis; and

     (e) Notwithstanding any other provision of Section 10.16 of the partnership agreement, any items in the nature of income or gain or expenses or losses, which are specially allocated, shall not be taken into account in computing profits or losses.

     Special-Use Properties. The term "Special-Use Properties" shall mean bowling alleys, churches and gas stations.

     Subscription  Agreement.   The  term  "Subscription  Agreement"  means  the
agreement, attached to this prospectus as Exhibit B, in which a prospective investor agrees to purchase units in Redwood Mortgage Investors VIII.

     Tax-Exempt Investors. The term "Tax-Exempt Investor(s)" means qualified pension, profit sharing and other private retirement trusts, bank funds for such trusts, government pension and retirement trusts, HR-10 (Keogh) plans and individual retirement accounts (IRAs).

     Working Capital Reserve. The term "Working Capital Reserve" shall mean a portion of the invested capital which the general partners, in their discretion, determine is prudent to be maintained by the partnership to pay for operating, and other costs and expenses the partnership may incur with respect to its activities.

                        INDEX TO THE FINANCIAL STATEMENTS
                                                                            Page
Redwood Mortgage Investors VIII
Interim Financial Statements, as of September 30, 1999........................77
Financial Statements, December 31, 1998 and 1997, with Auditor's
 Report Thereon...............................................................93
Independent Auditor's Report..................................................94

GYMNO Corporation
Interim Financial Statements, as of September 30, 1999.......................111
Independent Auditor's Report.................................................115
Financial Statements, December 31, 1998 and 1997, with Auditor's
 Report Thereon..............................................................116

Redwood Mortgage Corp
Independent Auditor's Report.................................................120
Financial Statements, September 30, 1999 and 1998, with Auditor's
 Report Thereon..............................................................121

                         REDWOOD MORTGAGE INVESTORS VIII
                          INTERIM FINANCIAL STATEMENTS



     In the opinion of the management of Redwood Mortgage Investors VIII, a California limited partnership, all adjustments necessary for a fair statement of financial position for the interim period presented herein have been made. All such adjustments are of a normal, recurring nature. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. However, management of Redwood Mortgage Investors VIII believes that the disclosures contained herein are adequate to make the information presented not misleading. It is suggested that these unaudited financial statements be read in conjunction with the corresponding audited financial statements and the notes thereto included elsewhere in this prospectus.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                                  BALANCE SHEET
                      AS OF SEPTEMBER 30, 1999 (unaudited)

                                     ASSETS

                                                                Sept 30, 1999
                                                                  (unaudited)
                                                                 ---------------

Cash                                                                  $1,038,226
                                                                 ---------------

Accounts receivable:
  Mortgage investments, secured by deeds of trust                     37,428,246
  Accrued interest on mortgage investments                               539,720
  Advances on mortgage investments                                        18,171
  Accounts receivable, unsecured                                          49,066
                                                                 ---------------
                                                                      38,035,203

  Less allowance for doubtful accounts                                   799,607
                                                                 ---------------
                                                                      37,235,596
                                                                 ---------------

Real estate owned, acquired through foreclosure,
 held for sale                                                                 0
Investment in limited liability corporation, at cost which
  approximates market                                                    356,358
Prepaid expense-deferred loan fee                                          9,375
                                                                 ---------------

                                                                     $38,639,555
                                                                 ===============



See accompanying notes to financial statements

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                                  BALANCE SHEET
                      AS OF SEPTEMBER 30, 1999 (unaudited)


                        LIABILITIES AND PARTNERS' CAPITAL

                                                                   Sept 30, 1999
                                                                    (unaudited)
                                                                 ---------------

Liabilities:
  Accounts payable and accrued expenses                                       $0
  Note payable - bank line of credit                                   4,452,000
  Deferred interest income                                               341,978
  Subscriptions to partnership in applicant status                             0
                                                                 ---------------
                                                                       4,793,978
                                                                 ---------------

Partners' Capital:
     Limited partners' capital, subject to redemption (note 4E):
          net of unallocated syndication costs of $376,858 and
          formation loan receivable of $1,965,413 for
          September 30, 1999                                          33,817,316

     General partners' capital, net of unallocated syndication
         costs of $3,807 for September 30, 1999                           28,261
                                                                 ---------------

                  Total partners' capital                             33,845,577
                                                                 ---------------


                  Total liabilities and partners' capital            $38,639,555
                                                                 ===============


See accompanying notes to financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                              STATEMENTS OF INCOME
             FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 1999

                                                9 mos. ended       3 mos. ended
                                               Sept. 30, 1999     Sept. 30, 1999
                                                 (unaudited)        (unaudited)
                                               ================ ================

Revenues:

  Interest on mortgage investments                $3,268,965          $1,151,637
  Interest on bank deposits                            4,939               1,990
  Late charges                                        23,710              11,082
  Miscellaneous                                       52,124              51,017
                                           ------------------   ----------------
                                                   3,349,738           1,215,726
                                           ------------------   ----------------
Expenses:

 Mortgage servicing fees                             295,354              79,017
 Interest on note payable - bank                     459,433             161,380
 Amortization of loan origination fees                 7,460               3,042
 Provision for doubtful accounts and
   losses on real estate acquired through
   foreclosure                                       374,138             180,677
 Asset management fees - general partners             30,248              11,125
 Amortization of organization costs                        0                   0
 Clerical costs through Redwood Mortgage Corp.        60,541              21,248
 Professional services                                30,614                 794
 Printing, supplies and postage                        3,526               1,361
 Other                                                 8,695               2,862
                                           ------------------   ----------------
                                                   1,270,009             461,506
                                           ------------------   ----------------

Income before interest credited to partners
     in applicant status                           2,079,729             754,220

Interest credited to partners in applicant
     status                                            1,568                 520
                                          ------------------    ----------------

Net income                                        $2,078,161            $753,700
                                          ==================    ================

Net income: to general partners (1%)                 $20,782              $7,537
            to limited partners (99%)              2,057,379             746,163
                                          ------------------    ----------------
                                                  $2,078,161            $753,700
                                          ==================    ================

Net income for $1,000 invested by limited
   partners  for entire period:
  - where income is reinvested and
    compounded                                        $62.38              $20.38
                                          ==================    ================
  - where partner received income in
    monthly distributions                             $60.71              $20.24
                                          ==================    ================






See accompanying notes to financial statements


                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                              STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                                                 AS OF SEPTEMBER 30, 1999 (unaudited)

                                                                                     PARTNERS' CAPITAL
                                                             -------------------------------------------------------------------
                                                                                 LIMITED PARTNERS' CAPITAL
                                                             -------------------------------------------------------------------

                                                             Capital
                                        Partners In          Account         Unallocated         Formation
                                         Applicant           Limited         Syndication           Loan
                                           Status           Partners            Costs           Receivable            Total
                                        -------------     --------------    ---------------    --------------     --------------

Balances at December 31, 1998                    $ 0        $29,020,110         $(353,875)      $(1,640,904)        $27,025,331

Contributions on application               6,170,851                  0                  0                 0                  0
Formation loan increases                           0                  0                  0         (466,772)          (466,772)
Formation loan payments                            0                  0                  0           121,550            121,550
Interest credited to partners in               1,568                  0                  0                 0                  0

Upon admission to partnership:
    Interest withdrawn                         (706)                  0                  0                 0                  0
    Transfers to partners' capital       (6,171,713)          6,171,713                  0                 0          6,171,713

Net income                                         0          2,057,379                  0                 0          2,057,379
Syndication costs incurred                         0                  0          (127,990)                 0          (127,990)
Allocation of syndication costs                    0           (94,134)             94,134                 0                  0
Partners' withdrawals                              0          (963,786)                  0                 0          (963,786)
Early withdrawal penalties                         0           (31,695)             10,873            20,713              (109)
                                        -------------     --------------    ---------------    --------------     --------------

Balances at September 30, 1999                    $0        $36,159,587         $(376,858)      $(1,965,413)        $33,817,316
                                        =============     ==============    ===============    ==============     ==============


                                                                          PARTNERS' CAPITAL
                                          -----------------------------------------------------------------------------------
                                                           GENERAL PARTNERS' CAPITAL
                                          ------------------------------------------------------------

                                           Capital Account         Unallocated                             Total Partners'
                                           General Partners        Syndication             Total               Capital
                                                                      Costs
                                          -------------------    -----------------    ----------------    -------------------
Balances at December 31, 1998                        $25,897             $(3,574)             $22,323            $27,047,654

Contributions on application                               0                    0                   0                      0
Formation loan increases                                   0                    0                   0              (466,772)
Formation loan payments                                    0                    0                   0                121,550
Interest credited to partners in                           0                    0                   0                      0

Upon admission to partnership:
    Interest withdrawn                                     0                    0                   0                      0
    Transfers to partners' capital                     6,171                    0               6,171              6,177,884

Net income                                            20,782                    0              20,782              2,078,161
Syndication costs incurred                                 0              (1,293)             (1,293)              (129,283)
Allocation of syndication costs                        (951)                  951                   0                      0
Partners' withdrawals                               (19,831)                    0            (19,831)              (983,617)
Early withdrawal penalties                                 0                  109                 109                      0
                                          -------------------    -----------------    ----------------    -------------------

Balances at September 30, 1999                       $32,068             $(3,807)             $28,261            $33,845,577
                                          ===================    =================    ================    ===================

See accompanying notes to financial statements

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                            STATEMENTS OF CASH FLOWS
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 (unaudited)

                                                                  Sept. 30, 1999
                                                               -----------------
                                                                   (unaudited)
                                                               -----------------
Cash flows from operating activities:
  Net income                                                          $2,078,161
  Adjustments to reconcile net income to net cash provided by operating activities:
    Amortization of organization costs                                         0
    Provision for doubtful accounts.                                     374,138
    Provision for losses (gains) on real estate held for sale                  0
(Increase) decrease in Assets:
    Accrued interest & advances                                          112,672
    Due from related companies                                                 0
    Deferred loan fee                                                      2,460
 Increase (decrease) in liabilities:
    Accounts payable and accrued expenses                                (2,500)
    Deferred interest income                                             217,173
                                                               -----------------

      Net cash provided by operating activities                        2,782,104
                                                               -----------------

Cash flows from investing activities:

    Principal collected on Mortgage Investments                       12,732,358
    Mortgage Investments made                                       (18,254,646)
    Disposition of real estate held for sale                              77,063
    Additions to real estate held for sale                               (1,886)
    Additions to limited liability Corporation                          (50,000)
    Accounts receivables, unsecured - (disbursements) receipts             (217)
                                                               -----------------

      Net cash used in investing activities                          (5,497,328)
                                                               -----------------

Cash flows from financing activities

   Increase (decrease) in note payable-bank                          (1,495,000)
   Contributions by partner applicants                                 6,177,022
   Interest credited to partners in applicant status                       1,568
   Interest withdrawn by partners in applicant status                      (706)
   Partners withdrawals                                                (983,617)
   Syndication costs incurred                                          (129,283)
   Formation Loan increases                                            (466,772)
   Formation Loan collections                                            121,550
                                                               -----------------

      Net cash provided by financing activities                        3,224,762
                                                               -----------------

Net increase (decrease) in cash and cash equivalents                     509,538

Cash - beginning of period                                               528,688
                                                               -----------------

Cash - end of period                                                  $1,038,226
                                                               =================

See accompanying notes to financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 1999 (unaudited)

NOTE 1 - ORGANIZATION AND GENERAL

     Redwood Mortgage Investors VIII, (the "partnership") is a California limited partnership, of which the general partners are D. Russell Burwell, Michael R. Burwell and Gymno Corporation, a California corporation owned and operated by the individual general partners. The partnership was organized to engage in business as a mortgage lender for the primary purpose of making mortgage investments secured by deeds of trust on California real estate. Mortgage investments are being arranged and serviced by Redwood Mortgage Corp., an affiliate of the general partners. At September 30, 1999, the partnership was in the offering stage, wherein contributed capital totalled $31,760,986 in limited partner contributions of an approved aggregate offering of $45,000,000, in units of $100 each (317,609.86). As of that date, $0 remained in applicant status.

     A minimum of 2,500 units ($250,000) and a maximum of 150,000 units ($15,000,000) were initially offered through qualified broker-dealers. This initial offering was closed in October, 1996. In December 1996, the partnership commenced a second offering of an additional 300,000 units ($30,000,000). As mortgage investments are identified, partners are transferred from applicant status to admitted partners participating in mortgage investment operations. Each month's income is distributed to partners based upon their proportionate share of partners' capital. Some partners have elected to withdraw income on a monthly, quarterly or annual basis.

     A. Sales Commissions - Formation Loan Sales commissions are not paid directly by the partnership out of the offering proceeds. Instead, the partnership lends to Redwood Mortgage Corp., an affiliate of the general partners, amounts to pay all sales commissions and amounts payable in connection with unsolicited orders. This loan is referred to as the "formation loan". It is unsecured and non-interest bearing.

     The formation loan relating to the initial $15,000,000 offering totalled $1,074,840, which was 7.2% of limited partners contributions of $14,932,017 which was under the limit of 9.1% relative to the initial offering. It is to be repaid, without interest, in ten annual installments of principal, which commenced on January 1, 1997, following the year the initial offering closed, which was in 1996. The formation loan relating to the second offering ($30,000,000) totalled $1,306,185 at September 30, 1999, which was 7.7% of the limited partners contributions of $16,828,969.

     Sales commissions range from 0% (units sold by general partners) to 9% of gross proceeds. The partnership anticipates that the sales commissions will approximate 7.6% based on the assumption that 65% of investors will elect to reinvest earnings. The principal balance of the formation loan will increase as additional sales of units are made each year. The amount of the annual installment payment made by Redwood Mortgage Corp., during the offering stage, will be determined at annual installments of one-tenth of the principal balance of the formation loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year with the first such payment beginning December 31, 1997. Upon completion of the offering, the balance will be repaid in ten equal annual installments.

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                                     NOTES TO FINANCIAL STATEMENTS
                                                 AS OF SEPTEMBER 30, 1999 (unaudited)

The following summarizes formation loan transactions to September 30, 1999:

                                                  Initial              Subsequent
                                                Offering of            Offering of             Total
                                                $15,000,000            $30,000,000
                                               ---------------        --------------       ---------------

Limited partner contributions                     $14,932,017           $16,828,969           $31,760,986
                                               ===============        ==============       ===============

Formation loan made                                $1,074,840             1,306,185             2,381,025
Payments to date                                    (259,159)             (103,930)             (363,089)
Early withdrawal penalties applied                   (52,523)                     0              (52,523)
                                               ---------------        --------------       ---------------

Balance September 30, 1999                           $763,158            $1,202,255            $1,965,413
                                               ===============        ==============       ===============

Percent loaned of partners' contributions                7.2%                  7.7%                  7.5%
                                               ===============        ==============       ===============

     The formation loan, which is receivable from Redwood Mortgage Corp., an affiliate of the general partners, has been deducted from limited partners' capital on the balance sheet. As amounts are collected from Redwood Mortgage Corp., the deduction from capital will be reduced.

     B. Other Organizational and Offering Expenses Organizational and offering expenses other than sales commissions, but including printing costs, attorney and accountant fees, registration and filing fees and other costs, will be paid by the partnership.

     Through September 30, 1999, organization costs of $12,500 and syndication costs of $1,118,044 have been incurred by the partnership with the following distribution:

                                               Syndication          Organization
                                                  Costs                Costs                  Total
                                              ---------------     -----------------      ----------------

Costs incurred                                    $1,118,044               $12,500            $1,130,544
Early withdrawal penalties applied                  (28,772)                     0              (28,772)
Allocated and amortized to date                    (708,607)              (12,500)             (721,107)

                                              ---------------     -----------------      ----------------

September 30, 1999 balance                          $380,665                    $0              $380,665
                                              ===============     =================      ================

     Organization and syndication costs attributable to the initial offering ($15,000,000) were limited to the lesser of 10% of the gross proceeds or $600,000 with any excess being paid by the general partners. Applicable gross proceeds were $14,932,017. Related expenditures totalled $582,365 ($569,865 syndication costs plus $12,500 organization expense) or 3.90%.

     As of September 30, 1999, syndication costs attributable to the subsequent offering ($30,000,000) totalled $548,179 because the costs of the offering becomes greater at the initial stages due to professional and filing fees related to formulating the offering documents. The syndication costs payable by the partnership are estimated to be $1,200,000 if the maximum is sold (4% of $30,000,000). The general partners will pay any syndication expenses (excluding selling commissions) in excess of ten percent of the gross proceeds or $1,200,000.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 1999 (unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A Accrual Basis

     Revenues and expenses are accounted for on the accrual basis of accounting wherein income is recognized as earned and expenses are recognized as incurred. Once a mortgage investment is categorized as impaired, interest is no longer accrued thereon.

B. Management Estimates

     In preparing the financial statements, management is required to make estimates based on the information available that affect the reported amounts of assets and liabilities as of the balance sheet date and revenues and expenses for the related periods. Such estimates relate principally to the determination of the allowance for doubtful accounts, including the valuation of impaired mortgage investments, and the valuation of real estate acquired through foreclosure. Actual results could differ significantly from these estimates.

C. Mortgage Investments, Secured by Deeds of Trust

     The partnership has both the intent and ability to hold the mortgage investments to maturity, i.e., held for long-term investment. Therefore they are valued at cost for financial statement purposes with interest thereon being accrued by the simple interest method.

     Financial Accounting Standards Board Statements (SFAS) 114 and 118 (effective January 1, 1995) provide that if the probable ultimate recovery of the carrying amount of a mortgage investment, with due consideration for the fair value of collateral, is less than the recorded investment and related amounts due and the impairment is considered to be other than temporary, the carrying amount of the investment (cost) shall be reduced to the present value of future cash flows. The adoption of these statements did not have a material effect on the financial statements of the partnership because that was essentially the valuation method previously used on impaired loans.

     At September 30, 1999, there were no mortgage investments categorized as impaired by the partnership. Had there been a computed amount for the reduction in carrying values of impaired loans, the reduction would have been included in the allowance for doubtful accounts.

     As presented in Note 10 to the financial statements, the average mortgage investment to appraised value of security at the time the loans were consummated was 61.09%. When a mortgage investment is valued for impairment purposes, an updating is made in the valuation of collateral security. However, such a low loan to value ratio has the tendency to minimize reductions for impairment.

D. Cash and Cash Equivalents

     For purposes of the statements of cash flows, cash and cash equivalents include interest bearing and non-interest bearing bank deposits.

E. Real Estate Owned, Held for Sale

     Real estate owned, held for sale, includes real estate acquired through foreclosure and is stated at the lower of the recorded investment in the property, net of any senior indebtedness, or at the property's estimated fair value, less estimated costs to sell. At September 30, 1999, one such property existed and is held in a limited liability corporation. (see notes 2F and 7)

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 1999 (unaudited)

     Effective January 1, 1996, the partnership adopted the provisions of Statement No 121 (SFAS 121) of the Financial Accounting Standards Board, "Accounting for the impairment of long lived assets and for long lived assets to be disposed of". The adoption of SFAS 121 did not have a material impact on the partnership's financial position because the methods indicated were essentially those previously used by the partnership.

F. Investment in Limited Liability Corporation (see Note 7)

     The partnership carries its investment in a limited liability corporation as investment in real estate, which is at the lower of costs or fair value, less estimated costs to sell.

G. Income Taxes

     No provision for federal and state income taxes is made in the financial statements since income taxes are the obligation of the partners if and when income taxes apply.

H. Organization and Syndication Costs

     The partnership bears its own organization and syndication costs (other than certain sales commissions and fees described above) including legal and accounting expenses, printing costs, selling expenses, and filing fees. Organizational costs have been capitalized and were amortized over a five year period. Syndication costs are charged against partners' capital and are being allocated to individual partners consistent with the partnership agreement.

I. Allowance for Doubtful Accounts

     Mortgage investments and the related accrued interest, fees, and advances are analyzed on a continuous basis for recoverability. Delinquencies are identified and followed as part of the mortgage investment system. A provision is made for doubtful accounts to adjust the allowance for doubtful accounts to an amount considered by management to be adequate, with due consideration to collateral values, to provide for unrecoverable accounts receivable, including impaired mortgage investments, other mortgage investments, accrued interest and advances on mortgage investments, and other accounts receivable (unsecured). The composition of the allowance for doubtful accounts as of September 30, 1999, December 31, 1998, and 1997 was as follows:


                                                September 30,
                                                    1999
                                               ----------------

Impaired mortgage investments                               $0
Other mortgage investments                             755,607
Accounts receivable, unsecured                          44,000
                                                ---------------
                                                      $799,607
                                                ===============

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 1999 (unaudited)

J. Net Income Per $1,000 Invested

     Amounts reflected in the statements of income as net income per $1,000 invested by limited partners for the entire period are actual amounts allocated to limited partners who have their investment throughout the period and have elected to either leave their earnings to compound or have elected to receive monthly distributions of their net income. Individual income is allocated each month based on the limited partners' pro rata share of partners' capital. Because the net income percentage varies from month to month, amounts per $1,000 will vary for those individuals who made or withdrew investments during the period, or selected other options. However, the net income per $1,000 average investment has approximated those whose investments and options have remained constant.

NOTE 3 - GENERAL PARTNERS AND RELATED PARTIES

     The following are commissions and/or fees which are paid to the general partners and/or related parties.

A. Mortgage Brokerage Commissions

     For fees in connection with the review, selection, evaluation, negotiation and extension of partnership mortgage investments in an amount up to 12% of the mortgage investments until 6 months after the termination date of the offering. Thereafter, mortgage investment brokerage commissions will be limited to an amount not to exceed 4% of the total partnership assets per year. The mortgage investment brokerage commissions are paid by the borrowers, and thus, not an expense of the partnership. For the nine months through September 30, 1999, mortgage investment brokerage commissions paid by the borrowers was $492,343.

B. Mortgage Servicing Fees

     Monthly mortgage servicing fees of up to 1/8 of 1% (1.5% annual) of the unpaid principal, is paid to Redwood Mortgage Corp., or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located. Mortgage servicing fees of $295,354 were incurred for the nine month period ended September 30, 1999.

C. Asset Management Fee

     The general partners receive monthly fees for managing the partnership's mortgage investment portfolio and operations up to 1/32 of 1% of the "net asset value" (3/8 of 1% annual). Management fees of $30,248 were paid for the nine month period ended September 30, 1999.

D. Other Fees

     The partnership agreement provides for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to parties related to the general partners.

E. Income and Losses

     All income will be credited or charged to partners in relation to their respective partnership interests. The partnership interest of the general partners (combined) shall be a total of 1%.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 1999 (unaudited)

F. Operating Expenses

     The general partners and their affiliate, Redwood Mortgage Corp., are reimbursed by the partnership for all operating expenses actually incurred by them on behalf of the partnership, including without limitation, out-of-pocket general and administration expenses of the partnership, accounting and audit fees, legal fees and expenses, postage and preparation of reports to limited partners. Such reimbursements are reflected as expenses in the statement of income.

     The general partners collectively or severally are to contribute 1/10 of 1% in cash contributions, as proceeds from the offering are admitted to limited partner capital. As of September 30, 1999 a general partner, GYMNO Corporation, contributed $31,759, as capital in accordance with Section 4.02(a) of the partnership agreement.

NOTE 4 - OTHER PARTNERSHIP PROVISIONS

A. Applicant Status

     Subscription funds received from purchasers of units are not admitted to the partnership until appropriate lending opportunities are available. During the period prior to the time of admission, which is anticipated to be between 1-120 days in most cases, purchasers' subscriptions will remain irrevocable and will earn interest at money market rates, which are lower than the anticipated return on the partnershi's mortgage investment portfolio.

     During the nine months period ending September 30, 1999, interest totalling $1,568 was credited to partners in applicant status. As mortgage investments were made and partners were transferred to regular status to begin sharing in income from mortgage investments secured by deeds of trust, the interest credited was either paid to the investors or transferred to partners' capital along with the original investment.


B. Term of the Partnership

     The term of the partnership is approximately 40 years, unless terminated sooner, as provided. The normal provisions do not allow for capital withdrawal for the first five years. Early withdrawal is subject to the penalty provision set forth in (E) below. Thereafter, investors have the right to withdraw over a five-year period, or longer.

C. Election to Receive Monthly, Quarterly or Annual Distributions

     At subscription, investors elect either to receive monthly, quarterly or annual distributions of earnings, or to allow earnings to compound. Subject to certain limitations, a compounding investor may subsequently change his election, but an investor's election to take cash distributions is irrevocable.

D. Profits and Losses

     Profits and losses are allocated among the limited partners according to their respective capital accounts after 1% is allocated to the general partners.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 1999 (unaudited)


E. Liquidity, Capital Withdrawals and Early Withdrawals

     There are substantial restrictions on transferability of units and accordingly an investment in the partnership is non-liquid. Limited partners have no right to withdraw from the partnership or to obtain the return of their capital account for at least one year from the date of purchase of units. In order to provide a certain degree of liquidity to the limited partners, after a one-year period, Limited partners may withdraw all or part of their capital account from the partnership in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given, subject to a 10% early withdrawal penalty. The 10% penalty is applicable to the amount withdrawn early and will be deducted from the limited partners' capital account.

     After five years from the date of purchase of the units, limited partners have the right to withdraw from the partnership on an installment basis, generally this is done over a five year period in twenty (20) quarterly installments. Once a limited partner has been in the partnership for the minimum five year period, no penalty will be imposed if withdrawal is made in twenty
(20) quarterly installments or longer. Notwithstanding the five-year (or longer) withdrawal period, the general partners may liquidate all or part of a limited partner's capital account in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given. This withdrawal is subject to a 10% early withdrawal penalty applicable to any sums withdrawn prior to the time when such sums could have been withdrawn without penalty.

     The partnership will not establish a reserve from which to fund withdrawals and, accordingly, the partnership's capacity to return a limited partne's capital is restricted to the availability of partnership cash flow.

F. Guaranteed Interest Rate For Offering Period

     During the period commencing with the day a limited partner is admitted to the partnership and ending 3 months after the offering termination date, the general partners shall guarantee an earnings rate equal to the greater of actual earnings from mortgage operations or 2% above The Weighted Average cost of Funds Index for the Eleventh District Savings Institutions (Savings & Loan & Thrift Institutions) as computed by the Federal Home Loan Bank of San Francisco on a monthly basis, up to a maximum interest rate of 12%. To date, actual realization exceeded the guaranteed amount for each month.

NOTE 5- LEGAL PROCEEDINGS

The partnership is not a defendant in any legal actions.

NOTE 6 - NOTE PAYABLE - BANK LINE OF CREDIT

     The partnership has a bank line of credit expiring September 30, 2000, of up to $9,000,000 at .25% over prime secured by its mortgage investment portfolio. The note payable balance was $4,452,000 at September 30, 1999, and the interest rate was 8.50%, (8.25% prime plus .25%).

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 1999 (unaudited)

NOTE 7 - INVESTMENT IN LIMITED LIABILITY CORPORATION

     As a result of acquiring real property through foreclosure, the partnership has contributed its interest (principally land) to a limited liability corporation (LLC), which is owned 100% by the partnership. The LCC will complete the construction and sell the property. The Partnership expects to realize a profit from the venture.

NOTE 8 - INCOME TAXES

     The following reflects a reconciliation from net assets (partner' capital) reflected in the financial statements to the tax basis of those net assets:

                                                             Sept. 30,
                                                                1999
                                                           ---------------

Net assets - Partners' capital per financial statements       $33,845,577
Unamortized syndication costs                                     380,665
Allowance for doubtful accounts                                   799,607
Formation loans receivable                                      1,965,413
                                                           ---------------
Net assets tax basis                                          $36,991,262
                                                           ===============

     In 1998 and 1997, approximately 61% of taxable income was allocated to tax exempt organizations, i.e., retirement plans. Such plans do not have to file income tax returns unless their "unrelated business income" exceeds $1,000. Applicable amounts become taxable when distribution is made to participants.

NOTE 9 - FAIR VALUE OF FINANCIAL INVESTMENTS

     The following methods and assumptions were used to estimate the fair value of financial instruments:

     (a) Cash and Cash Equivalents. The carrying amount equals fair value. All amounts, including interest bearing, are subject to immediate withdrawal.

     (b) The carrying value of mortgage investments (see note 2(c) is $37,428,246. The fair value of these investments of $35,317,050 is estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made. The applicable amount of the allowance for doubtful accounts along with accrued interest and advances related thereto should also be considered in evaluating the fair value versus the carrying value.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 1999 (unaudited)


NOTE 10- ASSET CONCENTRATIONS AND CHARACTERISTICS

     The mortgage investments are secured by recorded deeds of trust. At September 30, 1999, there were 56 mortgage investments outstanding with the following characteristics:

Number of mortgage investments outstanding                                    56
Total mortgage investments outstanding                               $37,428,246

Average mortgage investment outstanding                                 $668,362
Average mortgage investment as percent of total                            1.79%
Average mortgage investment as percent of partners' capital                1.97%

Largest mortgage investment outstanding                               $2,600,000
Largest mortgage investment as percent of total                            6.95%
Largest mortgage investment as percent of partners' capital                7.68%

Number of counties where security is located (all California)                 12
Largest percentage of mortgage investments in one county                  28.30%
Average mortgage investment to appraised value of security at
   time mortgage investment was consumated                                61.09%

Number of mortgage investments in foreclosure status                           0
Amount of mortgage investments in foreclosure                                 $0

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 1999 (unaudited)


     The following categories of mortgage investments are pertinent at September 30, 1999:

                                                       September 30
                                                      ----------------
                                                           1999
                                                      ----------------

First trust deeds                                         $21,539,375
Second trust deeds                                         15,888,871
  Total mortgage investments                               37,428,246
Prior liens due other lenders                              27,747,834
                                                      ----------------
  Total debt                                              $65,176,080
                                                      ================

Appraised property value at time of loan                 $106,683,182
                                                      ================

Total investments as a percent of appraised value              61.09%
                                                      ================

Investments by type of property

Owner occupied homes                                       $9,840,088
Non-owner occupied homes                                    9,011,873
Apartments                                                  2,466,030
Commercial                                                 11,240,255
Land                                                        4,870,000
                                                      ----------------
                                                          $37,428,246
                                                      ================

     The interest rates on the mortgage investments range from 8.00% to 14.50% at September 30, 1999.

     Scheduled maturity dates of mortgage investments as of September 30, 1999 are as follows:

                         Year Ending
                         December 31,
                      -------------------
                             1999                                   $7,557,325
                             2000                                   11,775,549
                             2001                                   13,750,272
                             2002                                      430,372
                             2003                                      419,997
                          Thereafter                                 3,494,731
                                                                ---------------
                                                                   $37,428,246
                                                                ===============

     The scheduled maturities for 1999 include approximately $975,675 in eight mortgage investments which were past maturity at September 30, 1999. The interest payments on four mortgage investments were more than 90 days late.

     The cash balance at September 30, 1999, of $1,038,226 was in one bank with interest bearing balances totalling $765,870. The balance exceeded FDIC insurance limits (up to $100,000 per bank) by $938,226. This bank is the same financial institution that has provided the partnership with the $9,000,000 limit line of credit. At September 30, 1999, draw down against this facility was $4,452,000 and the interest payment was current.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                              FINANCIAL STATEMENTS
                                DECEMBER 31, 1998
                         (With Auditor's Report Thereon)

                                PARODI & CROPPER
                          CERTIFIED PUBLIC ACCOUNTANTS
                       3658 Mount Diablo Blvd., Suite #205
                               Lafayette CA 94549
                                 (925) 284-3590




                          INDEPENDENT AUDITOR'S REPORT


THE PARTNERS
REDWOOD MORTGAGE INVESTORS VIII

     We have audited the financial statements and related schedules of REDWOOD MORTGAGE INVESTORS VIII (A California Limited Partnership) listed in Item 8 on form 10-K including balance sheets as of December 31, 1998 and 1997 and the statements of income, changes in partners' capital and cash flows for the three years ended December 31,1998. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of REDWOOD MORTGAGE INVESTORS VIII as of December 31, 1998 and 1997, and the results of its operations and cash flows for the three years ended December 31, 1998, in conformity with generally accepted accounting principles. Further, it is our opinion that the schedules referred to above present fairly the information set forth therein in compliance with the applicable accounting regulations of the Securities and Exchange Commission.



                              /s/ Parodi & Cropper
                                PARODI & CROPPER





Lafayette, California
March 3, 1999

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                                 BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                                     ASSETS


                                                        1998               1997
                                                  ---------------- -------------

Cash                                                     $528,688       $663,159
                                                  ---------------- -------------

Accounts receivable:
  Mortgage investments, secured by deeds of trust      31,905,958     25,304,989
  Accrued interest on mortgage investments                459,418        341,976
  Advances on mortgage investments                        211,145        205,804
  Accounts receivables, unsecured                          48,849         62,844
                                                  ---------------- -------------
                                                       32,625,370     25,915,613

  Less allowance for doubtful accounts                    414,073        257,500
                                                  ---------------- -------------
                                                       32,211,297     25,658,113
                                                  ---------------- -------------

Real estate owned, acquired through foreclosure,
 held for sale                                             66,000         70,138
Investment in limited liability corporation, at
  cost which approximates market                          304,139        251,139
Organization costs, less accumulated amortization
  of $12,500 and $10,625, respectively                          0          1,875
Due from related companies                                      0          2,999
Prepaid expense-deferred loan fee                          11,835         10,151
                                                  ---------------- -------------

                                                      $33,121,959    $26,657,574
                                                  ================ =============



See accompanying notes to financial statements

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                                 BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                        LIABILITIES AND PARTNERS' CAPITAL

                                                          1998            1997
                                                        ----------    ----------

Liabilities:
  Accounts payable and accrued expenses                     $2,500        $3,355
  Note payable - bank line of credit                     5,947,000     5,640,000
  Deferred interest income                                 124,805        83,066

                                                        ----------    ----------
                                                         6,074,305     5,726,421
                                                        ----------    ----------



Partners' Capital:
     Limited partners' capital, subject to redemption
          Net of unallocated syndication costs of $353,875
          (note 4E): and $431,994 for 1998 and 1997,
           respectively:and formation loan receivable
           of $1,640,904 and $1,386,693 for 1998 and
           1997, respectively                           27,025,331    20,914,721

     General partners' capital, net of unallocated
      syndication costs of $3,574 and $4,364 for
      1998 and  1997, respectively                          22,323        16,432
                                                      ------------    ----------

            Total partners' capital                     27,047,654    20,931,153
                                                     -------------    ----------

            Total liabilities and partners' capital    $33,121,959   $26,657,574
                                                     =============    ==========


See accompanying notes to financial statements.

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                                         STATEMENTS OF INCOME
                                              FOR THE THREE YEARS ENDED DECEMBER 31, 1998


                                                                  YEARS ENDED DECEMBER 31,
                                                      -------------------------------------------------

                                                          1998              1997             1996
                                                      --------------    -------------    --------------
Revenues:
  Interest on mortgage investments                       $3,376,293       $2,613,008        $1,718,208
  Interest on bank deposits                                   8,946            9,487             4,083
  Late charges                                               19,384            6,432             3,847
  Miscellaneous                                               1,398              530               497
                                                      --------------    -------------    --------------
                                                          3,406,021        2,629,457         1,726,635
                                                      --------------    -------------    --------------

Expenses:
  Mortgage servicing fees                                   295,052          189,692           155,912
  Interest on note payable - bank                           513,566          340,633           188,638
  Amortization of loan origination fees                      11,415           16,819            11,999
  Provision for doubtful accounts and losses on
  real estate acquired through foreclosure                  162,969          139,804            55,383
  Asset management fee - general partner                     31,651           24,966            17,053
  Amortization of organization costs                          1,875            2,500             2,500
  Clerical costs through Redwood Mortgage                    67,453           54,549            38,799
  Professional services                                      27,462           36,717            17,687
  Printing, supplies and postage                              7,089            9,584             1,192
  Other                                                       8,907            5,673             3,947
                                                                        -------------    --------------
                                                      --------------
                                                          1,127,439          820,937           493,110
                                                      --------------    -------------    --------------

Income before interest credited to partners in            2,278,582        1,808,520         1,233,525

Interest credited to partners in applicant status             4,454            9,562             2,618
                                                      --------------    -------------    --------------

Net Income                                               $2,274,128       $1,798,958        $1,230,907
                                                      ==============    =============    ==============

Net income:  To general partners(1%)                        $22,741          $17,990           $12,309
             To limited partners (99%)                    2,251,387        1,780,968         1,218,598
                                                      --------------
                                                                        -------------    --------------
Total - net income                                       $2,274,128       $1,798,958        $1,230,907
                                                      ==============    =============    ==============

Net income per $1,000 invested by limited
 partners for entire period:
-where income is reinvested and compounded                      $84              $84              $ 84
                                                      ==============    =============    ==============

-where partner receives income in monthly                       $81              $81              $ 81
distributions
                                                      ==============    =============    ==============


See accompanying notes to financial statements.

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                              STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                                              FOR THE THREE YEARS ENDED DECEMBER 31, 1998

                                                                  PARTNERS' CAPITAL
                                           -----------------------------------------------------------------
                                                              LIMITED PARTNERS' CAPITAL
                                           -----------------------------------------------------------------
                                                        Capital
                                    Partners In         Account        Unallocated         Formation
                                     Applicant          Limited        Syndication           Loan
                                       Status           Partners          Costs           Receivable           Total
                                    -------------    --------------- ----------------    --------------    --------------

Balances at December 31, 1995                $ 0        $11,784,937       $(322,677)        $(775,229)       $10,687,031


Contributions on application           4,172,718                  0                0                 0                 0
Formation loan increases                       0                  0                0         (314,996)         (314,996)
Formation Loan payments                        0                  0                0             8,961             8,961
Interest  credited  to partners in         2,618                  0                0                 0                 0

Upon admission to
partnership:
    Interest withdrawn                     (863)                  0                0                 0                 0
    Transfers to partners'
       capital                       (3,863,536)          3,859,312                0                 0         3,859,312

Net Income                                     0          1,218,598                0                 0         1,218,598
Syndication costs incurred                     0                  0        (212,542)                 0         (212,542)
Allocation of syndication costs                0          (116,523)          116,523                 0                 0
Partners' withdrawals                          0          (553,027)                0                 0         (553,027)
Early withdrawal penalties                     0           (12,108)            4,506             7,558              (44)
                                    -------------    ---------------    -------------    --------------    --------------

Balances at December 31, 1996            310,937         16,181,189        (414,190)        (1,073,706)        14,693,293


Contributions on application           5,251,969                  0                0                  0                 0
Formation loan increases                       0                  0                0          (420,510)         (420,510)
Formation loan payments                        0                  0                0             98,999            98,999
Interest  credited  to partners in         9,562                  0                0                  0                 0

Upon admission to partnership:
    Interest withdrawn                   (1,849)                  0                0                  0                 0
    Transfers to partners'
       capital                       (5,570,619)          5,565,372                0                  0         5,565,372

Net income                                     0          1,780,968                0                  0         1,780,968
Syndication costs incurred                     0                  0        (188,517)                  0         (188,517)
Allocation of syndication costs                0          (166,023)          166,023                  0                 0
Partners' withdrawals                          0          (614,837)                0                  0         (614,837)
Early withdrawal penalties                     0           (13,261)            4,690              8,524              (47)
                                    -------------    ---------------    -------------    ---------------    --------------

                                                                  PARTNERS' CAPITAL
                                           -----------------------------------------------------------------
                                                              LIMITED PARTNERS' CAPITAL
                                           -----------------------------------------------------------------
                                                   Capital Account
                                    Partners In   Limited Partners     Unallocated         Formation
                                     Applicant                         Syndication            Loan
                                       Status                             Costs            Receivable           Total
                                    ------------- ------------------ ----------------    ---------------    --------------

Balances at December 31, 1997                 $0        $22,733,408       $(431,994)       $(1,386,693)       $20,914,721


Contributions on application           5,105,559                  0                0                  0                 0
Formation loan increases                       0                  0                0          (403,518)         (403,518)
Formation Loan payments                        0                  0                0            133,580           133,580
Interest credited to partners in
    applicant status                       4,454                  0                0                  0                 0

Upon admission to Partnership:
    Interest withdrawn                   (1,553)                  0                0                  0                 0
    Transfers to partners'
       capital                       (5,108,460)          5,103,359                0                  0         5,103,359

Net income                                     0          2,251,387                0                  0         2,251,387
Syndication costs incurred                     0                  0        (126,453)                  0         (126,453)
Allocation of syndication costs                0          (196,317)          196,317                  0                 0
Partners' withdrawals                          0          (847,661)                0                  0         (847,661)
Early withdrawal penalties                     0           (24,066)            8,255             15,727              (84)
                                    -------------    ---------------    -------------    ---------------    --------------

Balances at December 31, 1998                 $0        $29,020,110       $(353,875)       $(1,640,904)       $27,025,331
                                    =============    ===============    =============    ===============    ==============

See accompanying notes to financial statements

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                              STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                                              FOR THE THREE YEARS ENDED DECEMBER 31, 1998

                                                                       PARTNERS' CAPITAL
                                              ---------------------------------------------------------------------
                                                                   GENERAL PARTNERS' CAPITAL
                                              ---------------------------------------------------------------------

                                                 Capital          Unallocated                           Total
                                                 Account          Syndication          Total          Partners'
                                                 General             Costs                             Capital
                                                Partners
                                             ----------------    ---------------    ------------    ---------------

Balances at December 31, 1995                        $11,325           $(3,258)          $8,067        $10,695,098

Contributions on application                               0                  0               0                  0
Formation loan increases                                   0                  0               0          (314,996)
Formation loan payments                                                                                      8,961
Interest credited to partners in

Upon admission to partnership:
    Interest withdrawn                                     0                  0               0                  0
    Transfers to partners' capital                     4,224                  0           4,224          3,863,536

Net Income                                            12,309                  0          12,309          1,230,907
Syndication costs incurred                                 0            (2,147)         (2,147)          (214,689)
Allocation of syndication costs                      (1,177)              1,177               0                  0
Partners' withdrawals                               (11,132)                  0        (11,132)          (564,159)
Early withdrawal penalties                                 0                 44              44                  0
                                             ----------------    ---------------    ------------    ---------------

Balances at December 31, 1996                         15,549            (4,184)          11,365         14,704,658

Contributions on Application                               0                  0               0                  0
Formation Loan increases                                   0                  0               0          (420,510)
Formation Loan payments                                    0                  0               0             98,999
Interest credited to partners in
   applicant status                                        0                  0               0                  0

Upon admission to partnership:
    Interest withdrawn                                     0                  0               0                  0
    Transfers to Partners' capital                     5,247                  0           5,247          5,570,619

Net Income                                            17,990                  0          17,990          1,798,958
Syndication costs incurred                                 0            (1,904)         (1,904)          (190,421)
Allocation of syndication costs                      (1,677)              1,677               0                  0
Partners' withdrawals                               (16,313)                  0        (16,313)          (631,150)
Early withdrawal penalties                                 0                 47              47                  0
                                             ----------------    ---------------    ------------    ---------------

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                              STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                                              FOR THE THREE YEARS ENDED DECEMBER 31, 1998

                                                                       PARTNERS' CAPITAL
                                              ---------------------------------------------------------------------
                                                                   GENERAL PARTNERS' CAPITAL
                                              ---------------------------------------------------------------------

                                                 Capital          Unallocated                           Total
                                                 Account          Syndication          Total          Partners'
                                                 General             Costs                             Capital
                                                Partners
                                             ----------------    ---------------    ------------    ---------------

Balances at December 31, 1997                        $20,796           $(4,364)         $16,432        $20,931,153

Contributions on application                               0                  0               0                  0
Formation loan increases                                   0                  0               0          (403,518)
Formation loan payments                                    0                  0               0            133,580
Interest credited to partners in
    applicant status                                       0                  0               0                  0

Upon admission to partnership:
    Interest withdrawn                                     0                  0               0                  0
    Transfers to partners' capital                     5,101                  0           5,101          5,108,460

Net Income                                            22,741                  0          22,741          2,274,128
Syndication costs incurred                                 0            (1,277)         (1,277)          (127,730)
Allocation of syndication costs                      (1,983)              1,983               0                  0
Partners' withdrawals                               (20,758)                  0        (20,758)          (868,419)
Early withdrawal penalties                                 0                 84              84                  0
                                             ----------------    ---------------    ------------    ---------------

Balances at December 31, 1998                        $25,897           $(3,574)         $22,323        $27,047,654
                                             ================    ===============    ============    ===============

See accompanying notes to financial statements

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                                       STATEMENTS OF CASH FLOWS
                                              FOR THE THREE YEARS ENDED DECEMBER 31, 1998

                                                      1998               1997               1996
                                                  --------------     --------------    ---------------
Cash flows from operating activities:
  Net income                                         $2,274,128         $1,798,958         $1,230,907
Adjustments to reconcile net income to net
    cash provided by operating activities
    Amortization of organization costs                    1,875              2,500              2,500
    Provision for doubtful accounts.                    156,573            139,804             78,651
    Provision for losses (gains) on real estate
        held for sale                                     6,396                  0           (23,268)
    Increase (decrease) in accounts payable               (855)           (17,270)             16,615
    (Increase) in accrued interest & advances         (122,783)          (342,571)           (83,477)
    (Increase) decrease in amount due from
        related companies                                 2,999            (2,688)              2,738
    (Increase) decrease in deferred loan fee            (1,684)             10,569            (3,002)
     Increase (decrease ) in deferred interest    --------------     --------------    ---------------
        income                                           41,739          (134,414)            217,480
                                                  --------------     --------------    ---------------

      Net cash provided by operating activities       2,358,388          1,454,888          1,439,144
                                                  --------------     --------------    ---------------

Cash flows from investing activities:

    Principal collected on mortgage
         investments                                 14,262,838         10,279,337          9,019,190
    Mortgage investments made                      (20,863,807)       (19,941,336)       (13,148,944)
    Disposition of real estate held for sale                  0                  0            299,154
    Additions to real estate held for sale              (2,258)            (3,254)                  0
    Additions to limited liability corporation         (53,000)           (60,000)                  0
    Accounts receivables, unsecured -              -------------     --------------    ---------------
        (disbursements) receipts                         13,995             12,490            (4,018)
                                                  --------------     --------------    ---------------
      Net cash used in investing activities         (6,642,232)        (9,712,763)        (3,834,618)
                                                  --------------     --------------    ---------------

Cash flows from financing activities

   Increase (decrease) in note payable-bank             307,000          4,140,000          (410,000)
   Contributions by partner applicants                5,105,559          5,251,969          4,172,718
   Interest credited to partners in applicant
       status                                             4,454              9,562              2,618
   Interest withdrawn by partners in applicant
      status                                            (1,553)            (1,849)              (863)
   Partners withdrawals                               (868,419)          (631,150)          (564,159)
   Syndication costs incurred                         (127,730)          (190,421)          (214,689)
   Formation loan increases                           (403,518)          (420,510)          (314,996)
   Formation loan collections                           133,580             98,999              8,961
                                                  --------------    ---------------    --------------
   Net cash provided by financing activities          4,149,373          8,256,600          2,679,590
                                                  --------------     --------------    ---------------
   Net increase (decrease) in cash and cash
      equivalents                                     (134,471)            (1,275)            284,116

Cash - beginning of period                              663,159            664,434            380,318
                                                  --------------     --------------    ---------------

Cash - end of period                                   $528,688           $663,159           $664,434
                                                  ==============     ==============    ===============

See accompanying notes to financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998

NOTE 1 - ORGANIZATION AND GENERAL

     Redwood Mortgage Investors VIII, (the "partnership") is a California limited partnership, of which the general partners are D. Russell Burwell, Michael R. Burwell and Gymno Corporation, a California corporation owned and operated by the individual general partners. The partnership was organized to engage in business as a mortgage lender for the primary purpose of making mortgage Investments secured by deeds of trust on California real estate. Mortgage investments are being arranged and serviced by Redwood Mortgage Corp., an affiliate of the general partners. At December 31, 1998, the partnership was in the offering stage, wherein contributed capital totalled $25,590,135 in limited partner contributions of an approved aggregate offering of $45,000,000, in units of $100 each (255,902).

     A minimum of 2,500 units ($250,000) and a maximum of 150,000 units ($15,000,000) were initially offered through qualified broker-dealers. This initial offering was closed in October, 1996. In December 1996, the partnership commenced a second offering of an additional 300,000 units ($30,000,000). As mortgage investments are identified, partners are transferred from applicant status to admitted partners participating in mortgage investment operations. Each month's income is distributed to partners based upon their proportionate share of partners capital. Some partners have elected to withdraw income on a monthly, quarterly or annual basis.

     A. Sales Commissions - Formation Loan Sales commissions are not paid directly by the Partnership out of the offering proceeds. Instead, the partnership loans to Redwood Mortgage, an affiliate of the general partners, amounts to pay all sales commissions and amounts payable in connection with unsolicited orders. This loan is referred to as the "formation loan". It is unsecured and non-interest bearing.

     The formation loan relating to the initial $15,000,000 offering totalled $1,074,840, which was 7.2% of limited partners' contributions of $14,932,017 (under the limit of 9.1% relative to the initial offering). It is to be repaid, without interest, in ten annual installments of principal, which commenced on January 1, 1997, following the year the initial offering closed, which was in 1996.

     The formation loan relating to the second offering ($30,000,000) totalled $839,413 at December 31, 1998, which was 7.9% of the limited partners contributions of $10,658,118. Sales commissions range from 0% (units sold by general partners) to 9% of gross proceeds. The partnership anticipates that the sales commissions will approximate 7.6% based on the assumption that 65% of investors will elect to reinvest earnings, thus generating 9% commissions. The principal balance of the formation loan will increase as additional sales of units are made each year. The amount of the annual installment payment to be made by Redwood Mortgage Corp., during the offering stage, will be determined at annual installments of one-tenth of the principal balance of the formation loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year with the first such payment beginning December 31, 1997. Upon completion of the offering, the balance will be repaid in ten equal annual installments.

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                                     NOTES TO FINANCIAL STATEMENTS
                                                           DECEMBER 31, 1998

The following summarizes formation loan transactions to December 31, 1998:

                                                 Initial             Subsequent              Total
                                               Offering of          Offering of
                                               $15,000,000          $30,000,000
                                              --------------       ---------------      ----------------

Limited partner contributions                   $14,932,017           $10,685,117           $25,590,134
                                              ==============       ===============      ================

Formation loan made                              $1,074,840               839,413             1,914,253
Payments to date                                  (198,316)              (43,223)             (241,539)
Early withdrawal penalties applied                 (31,810)                     0              (31,810)
                                              --------------       ---------------      ----------------

Balance December 31, 1998                          $844,714              $796,190            $1,640,904
                                              ==============       ===============      ================

Percent loaned of partners' contributions              7.2%                  7.9%                  7.5%
                                              ==============       ===============      ================

     The formation loan, which is receivable from Redwood Mortgage Corp., an affiliate of the general partners, has been deducted from limited partners' capital in the balance sheet. As amounts are collected from Redwood Mortgage Corp., the deduction from capital will be reduced.

     B. Other Organizational and Offering Expenses Organizational and offering expenses, other than sales commissions, (including printing costs, attorney and accountant fees, registration and filing fees and other costs), will be paid by the partnership.

     Through December 31, 1998, organization costs of $12,500 and syndication costs of $988,761 had been incurred by the partnership with the following distribution:

                                        Syndication    Organization
                                           Costs           Costs        Total
                                        ------------   ------------   ----------
Costs incurred                           $988,761        $12,500      $1,001,261
Early withdrawal penalties applied       (17,790)              0        (17,790)
Allocated and amortized to date         (613,522)       (12,500)       (626,022)
                                        ------------   ------------   ----------

December 31, 1998 balance                $357,449              0        $357,449
                                        ============   ============   ==========

     Organization and syndication costs attributable to the initial offering ($15,000,000) were limited to the lesser of 10% of the gross proceeds or $600,000 with any excess being paid by the general partners. Applicable gross proceeds were $14,932,017. Related expenditures totalled $582,365 ($569,865 syndication costs plus $12,500 organization expense) or 3.90%.

     As of December 31, 1998, syndication costs attributable to the subsequent offering ($30,000,000) totalled $418,896, (3.93% of contributions), with the costs of the offering document being greater at the initial stages. The syndication costs payable by the partnership are estimated to be $1,200,000 if the maximum is sold (4% of $30,000,000). The general partners will pay any syndication expenses (excluding selling commissions) in excess of ten percent of the gross proceeds or $1,200,000.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.   Accrual Basis

     Revenues and expenses are accounted for on the accrual basis of accounting wherein income is recognized as earned and expenses are recognized as incurred. Once a Mortgage Investment is categorized as impaired, interest is no longer accrued thereon.

B.  Management Estimates

     In preparing the financial statements, management is required to make estimates based on the information available that affect the reported amounts of assets and liabilities as of the balance sheet date and revenues and expenses for the related periods. Such estimates relate principally to the determination of the allowance for doubtful accounts, including the valuation of impaired mortgage investments, and the valuation of real estate acquired through foreclosure. Actual results could differ significantly from these estimates.

C.  Mortgage Investments, Secured by Deeds of Trust

     The partnership has both the intent and ability to hold the mortgage investments to maturity, i.e., held for long-term investment. They are therefore valued at cost for financial statement purposes with interest thereon being accrued by the simple interest method.

     Financial Accounting Standards Board Statements (SFAS) 114 and 118 (effective January 1, 1995) provide that if the probable ultimate recovery of the carrying amount of a mortgage investment, with due consideration for the fair value of collateral, is less than the recorded investment and related amounts due and the impairment is considered to be other than temporary, the carrying amount of the investment (cost) shall be reduced to the present value of future cash flows. The adoption of these statements did not have a material effect on the financial statements of the partnership because that was the valuation method previously used on impaired loans.

     At December 31, 1998, 1997, and 1996, there were no mortgage investments categorized as impaired by the partnership. Had there been a computed amount for the reduction in carrying values of impaired loans, the reduction would have been included in the allowance for doubtful accounts.

     As presented in Note 10 to the financial statements, the average mortgage investment to appraised value of security at the time the losses were consummated was 59.50%. When a loan is valued for impairment purposes, an updating is made in the valuation of collateral security. However, such a low loan to value ratio has the tendency to minimize reductions for impairment.

D.  Cash and Cash Equivalents

     For purposes of the statements of cash flows, cash and cash equivalents include interest bearing and non-interest bearing bank deposits.

E.  Real Estate Owned, Held for Sale

     Real estate owned, held for sale, includes real estate acquired through foreclosure and is stated at the lower of the recorded investment in the property, net of any senior indebtedness, or at the property's estimated fair value, less estimated costs to sell. At December 31, 1998, there was one such piece of property with costs totaling $77,396 less a reduction of $11,396 to arrive at the net fair value of $66,000.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998

     Effective January 1, 1996, the partnership adopted the provisions of Statement No 121 (SFAS 121) of the Financial Accounting Standards Board, "Accounting for the impairment of long lived Assets and for long lived assets to be disposed of". The adoption of SFAS 121 did not have a material impact on the partnership's financial position because the methods indicated were essentially those previously used by the partnership.

F.  Investment in Limited Liability Corporation (see Note 7)

     The partnership carries its investment in a limited liability corporation as investment in real estate, which is at the lower of costs or fair value, less estimated costs to sell.

G.  Income Taxes

     No provision for federal and state income taxes is made in the financial statements since income taxes are the obligation of the partners if and when income taxes apply.

H.  Organization and Syndication Costs

     The partnership bears its own organization and syndication costs (other than certain sales commissions and fees described above) including legal and accounting expenses, printing costs, selling expenses, and filing fees. Organizational costs have been capitalized and will be amortized over a five year period. Syndication costs are charged against partners' capital and are being allocated to individual partners consistent with the partnership agreement.

I.  Allowance for Doubtful Accounts

     Mortgage  investments and the related accrued interest,  fees, and advances are analyzed on a continuous basis for recoverability. Delinquencies are identified and followed as part of the mortgage investment system. A provision is made for doubtful accounts to adjust the allowance for doubtful accounts to an amount considered by management to be adequate, with due consideration to collateral values, to provide for unrecoverable accounts receivable, including impaired mortgage investments, unspecified mortgage investments, accrued interest and advances on mortgage investments, and other accounts receivable (unsecured). The composition of the allowance for doubtful accounts as of December 31, 1998, and 1997 was as follows:

                                                        December 31,
                                               -------------------------------
                                                     1998            1997
                                               ---------------    ------------

Impaired mortgage investments                           $0              $0
Unspecified mortgage investments                   370,073         213,500
Amounts receivable, unsecured                       44,000          44,000
                                               ---------------    ------------
                                                  $414,073        $257,500
                                               ===============    ============

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998

J.  Net Income Per $1,000 Invested

     Amounts reflected in the statements of income as net income per $1,000 invested by limited partners for the entire period are actual amounts allocated to limited partners who have their investment throughout the period and have elected to either leave their earnings to compound or have elected to receive monthly distributions of their net income. Individual income is allocated each month based on the limited partners' pro rata share of partners' capital. Because the net income percentage varies from month to month, amounts per $1,000 will vary for those individuals who made or withdrew investments during the period, or select other options. However, the net income per $1,000 average invested has approximated those reflected for those whose investments and options have remained constant.

NOTE 3 - GENERAL PARTNERS AND RELATED PARTIES

     The following are commissions and/or fees which are paid to the general partners and/or related parties.

A.  Mortgage Brokerage Commissions

     For fees in connection with the review, selection, evaluation, negotiation and extension of partnership mortgage investments in an amount up to 12% of the mortgage investments until 6 months after the termination date of the offering. Thereafter, mortgage investment brokerage commissions will be limited to an amount not to exceed 4% of the total partnership assets per year. The mortgage investment brokerage commissions are paid by the borrowers, and thus, not an expense of the partnership. In 1998 and 1997, mortgage investment brokerage commissions paid by the borrowers were $604,836 and $837,399, respecively.

B.  Mortgage Servicing Fees

     Monthly mortgage servicing fees of up to 1/8 of 1% (1.5% annual) of the unpaid principal, is paid to Redwood Mortgage, or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located. Mortgage servicing fees of $295,052, $189,692, and $155,912 were incurred for years 1998, 1997, and 1996 respectively.

C.  Asset Management Fee

     The general partners receive monthly fees for managing the partnership's mortgage investment portfolio and operations up to 1/32 of 1% of the "net asset value" (3/8 of 1% annual). Management fees of $31,651, $24,966, and $17,053 were incurred for years 1998, 1997, and 1996, respectively.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998
                                 D. Other Fees

     The partnership agreement provides for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to parties related to the general partners.

E.  Income and Losses

     All income will be credited or charged to partners in relation to their respective partnership interests. The partnership interest of the general partners (combined) shall be a total of 1%.

F.  Operating Expenses

     The general partners or their affiliate (Redwood Mortgage Corp.) are reimbursed by the partnership for all operating expenses actually incurred by them on behalf of the partnership, including without limitation, out-of-pocket general and administration expenses of the partnership, accounting and audit fees, legal fees and expenses, postage and preparation of reports to limited partners. Such reimbursements are reflected as expenses in the statement of income.

     The general partners collectively or severally were to contribute 1/10 of 1% in cash contributions as proceeds from the offering are admitted to limited partner capital. As of December 31, 1998 a General Partner, GYMNO Corporation, had contributed $25,588, as capital in accordance with Section 4.02(a) of the Partnership Agreement.

NOTE 4 - OTHER PARTNERSHIP PROVISIONS

A.  Applicant Status

     Subscription funds received from purchasers of units are not admitted to the partnership until appropriate lending opportunities are available. During the period prior to the time of admission, which is anticipated to be between 1-120 days in most cases, purchasers' subscriptions will remain irrevocable and will earn interest at money market rates, which are lower than the anticipated return on the partnership's mortgage investment portfolio.

     During the periods ending December 31, 1998, 1997, and 1996, interest totalling $4,454, $9,562 and $2,618 respectively, was credited to partners in applicant status. As mortgage investments were made and partners were transferred to regular status to begin sharing in income from mortgage investments secured by deeds of trust, the interest credited was either paid to the investors or transferred to partners' capital along with the original investment.

B.  Term of the Partnership

     The term of the partnership is approximately 40 years, unless sooner terminated as provided. The provisions provide for no capital withdrawal for the first five years, subject to the penalty provision set forth in (E) below. Thereafter, investors have the right to withdraw over a five-year period, or longer.

C.  Election to Receive Monthly, Quarterly or Annual Distributions

     Upon subscriptions, investors elect either to receive monthly, quarterly or annual distributions of earnings allocations, or to allow earnings to compound. Subject to certain limitations, a compounding investor may subsequently change his election, but an investor's election to have cash distributions is irrevocable.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998

D.  Profits and Losses

     Profits and losses are allocated among the limited partners according to their respective capital accounts after 1% is allocated to the general partners.

E.  Liquidity, Capital Withdrawals and Early Withdrawals

     There are substantial restrictions on transferability of units and accordingly an investment in the Partnership is illiquid. Limited partners have no right to withdraw from the partnership or to obtain the return of their capital account for at least one year from the date of purchase of units. In order to provide a certain degree of liquidity to the limited partners after the one-year period, Limited PARTNERS may withdraw all or part of their Capital accounts from the partnership in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given, subject to a 10% early withdrawal penalty. The 10% penalty is applicable to the amount withdrawn as stated in the notice of withdrawal and will be deducted from the capital account and the balance distributed in four quarterly installments. Withdrawal after the one-year holding period and before the five-year holding period will be permitted only upon the terms set forth in the partnership agreement.

     Limited partners will also have the right after five years from the date of purchase of the units to withdraw from the partnership on an installment basis, generally over a five year period in twenty (20) quarterly installments or longer. Once this five year period expires, no penalty will be imposed if withdrawal is made in twenty (20) quarterly installments or longer.
Notwithstanding the five-year (or longer) withdrawal period, the general partners will liquidate all or part of a limited partner's capital account in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given, subject to a 10% early withdrawal penalty applicable to any sums withdrawn prior to the time when such sums could have been withdrawn pursuant to the five-year (or longer) withdrawal period.

     The partnership will not establish a reserve from which to fund withdrawals and, accordingly, the partnership's capacity to return a limited partner's capital is restricted to the availability of partnership cash flow.

F.  Guaranteed Interest Rate For Offering Period

     During the period commencing with the day a limited partner is admitted to the partnership and ending 3 months after the offering termination date, the general partners shall guarantee an earnings rate equal to the greater of actual earnings from mortgage operations or 2% above The Weighted Average cost of Funds Index for the Eleventh District Savings Institutions (Savings & Loan & Thrift Institutions) as computed by the Federal Home Loan Bank of San Francisco on a monthly basis, up to a maximum interest rate of 12%. To date, actual realization exceeded the guaranteed amount for each month.

NOTE 5 - LEGAL PROCEEDINGS

The partnership is not a defendant in any legal actions.

NOTE 6 - NOTE PAYABLE - BANK LINE OF CREDIT

     The partnership has a bank line of credit expiring September 30, 2000, of up to $8,000,000 at .5% over prime secured by its mortgage investment portfolio. The note payable balances were $5,947,000 and $5,640,000 at December 31, 1998 and 1997, respectively, and the interest rate was 8.25% at December 31, 1998, (7.75% prime plus .50%).

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998

NOTE 7 - INVESTMENT IN LIMITED LIABILITY CORPORATION

     As a result of acquiring real property through foreclosure, the partnership has contributed its interest (principally land) to a limited liability corporation, which is owned 100% by the partnership, will complete the construction and sell the property. The partnership expects to realize a profit from the venture.

NOTE 8 - INCOME TAXES

     The following reflects a reconciliation from net assets (partners' capital) reflected in the financial statements to the tax basis of those net assets:

                                                             December 31,
                                                    ----------------------------
                                                        1998            1997
                                                    ------------    ------------
Net assets - Partners' capital per financial
statements                                          $27,047,654      $20,931,153
Unamortized syndication costs                           357,449          436,358
Allowance for doubtful accounts                         414,073          257,500
Formation loans receivable                            1,640,904        1,386,693
                                                     -----------    ------------
Net assets tax basis                                $29,460,080      $23,011,704
                                                    ============    ============

     In 1998 and 1997, approximately 61% of taxable income was allocated to tax exempt organizations, i.e., retirement plans. Such plans do not have to file income tax returns unless their "unrelated business income" exceeds $1,000. Applicable amounts become taxable when distribution is made to participants.

NOTE 9 - FAIR VALUE OF FINANCIAL INVESTMENTS

     The following methods and assumptions were used to estimate the fair value of financial instruments:

     (a) Cash and Cash Equivalents The carrying amount equals fair value. All amounts, including interest bearing, are subject to immediate withdrawal.

     (b) The carrying value of mortgage investments (see note 2(c) is $31,905,958. The fair value of these investments of $32,231,632 is estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made. The applicable amount of the allowance for doubtful accounts along with accrued interest and advances related thereto should also be considered in evaluating the fair value versus the carrying value.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998

NOTE 10 - ASSET CONCENTRATIONS AND CHARACTERISTICS

     The mortgage investments are secured by recorded deeds of trust. At December 31, 1998, there were 55 mortgage investments outstanding with the following characteristics:

Number of mortgage investments outstanding                                    55
Total mortgage investments outstanding                               $31,905,958

Average mortgage investment outstanding                                 $580,108
Average mortgage investment as percent of total                            1.82%
Average mortgage investment as percent of partners' capital                2.14%

Largest mortgage investment outstanding                                2,600,000
Largest mortgage investment as percent of total                            8.15%
Largest mortgage investment as percent of Partners' Capital                9.61%

Number of counties where security is located (all California)                 11
Largest percentage of mortgage investments in one county                  32.65%
Average mortgage investment to appraised value of security at
     time loan was consummated                                             9.50%

Number of Mortgage investments in foreclosure status                           0
Amount of Mortgage investments in foreclosure                                  0

     The following categories of mortgage investments are pertinent at December 31, 1998 and 1997:

                                                          December 31,
                                            ------------------------------------
                                                 1998                1997
                                            ----------------    ----------------

First trust deeds                                $22,349,185         $17,103,865
Second trust deeds                                 8,469,460           8,163,624
Third trust Deeds                                  1,087,313              37,500
                                            ----------------    ----------------
  Total mortgage investments                      31,905,958          25,304,989
Prior liens due other lenders                     26,411,096          24,224,566
                                            ----------------
  Total debt                                     $58,317,054         $49,529,555
                                            ================    ================

Appraised property value at time of loan         $98,011,150         $88,714,541
                                            ================    ================

Total investments as a percent of appraisals          59.50%              55.83%
                                            ================    ================

Investments by type of property

Owner occupied homes                              $6,450,199          $2,445,423
Non-owner occupied homes                           8,789,445           5,318,722
Apartments                                         3,256,602           5,982,649
Commercial                                        13,409,712          11,558,195
                                            ----------------    ----------------
                                                 $31,905,958         $25,304,989
                                            ================    ================

     The interest rates on the mortgage investments range from 8.00% to 14.00% at December 31, 1998.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998

     Scheduled maturity dates of mortgage investments as of December 31, 1998 are as follows:

                         Year Ending
                         December 31,
                      -------------------


                             1999                        $11,815,481
                             2000                          9,576,318
                             2001                          5,540,542
                             2002                          1,515,906
                             2003                          1,336,291
                          Thereafter                       2,121,420
                                                ---------------------
                                                         $31,905,958
                                                =====================


     The scheduled maturities for 1999 include approximately $265,376 in mortgage investments which are past maturity at December 31, 1998. Interest payment on only one of these loans was delinquent.



     The cash balance at December 31, 1998 of $528,688 was in one bank with interest bearing balances totalling $492,951. The balances exceeded FDIC insurance limits (up to $100,000 per bank) by $428,688. This bank is the same financial institution that has provided the partnership with the $8,000,000 limit line of credit. At December 31, 1998, draw down against this facility was $5,947,000. As and when deposits in the partnership's bank accounts increase significantly beyond the insured limit, the funds are either placed on new mortgage investments or used to pay-down on the line of credit balance.

                                GYMNO CORPORATION
                          INTERIM FINANCIAL STATEMENTS



     In the opinion of the management of Gymno Corporation, a California corporation (Gymno), all adjustments necessary for a fair statement of financial position for the interim period presented herein have been made. All such adjustments are of a normal, recurring nature. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. However, management of Gymno believes that the disclosures contained herein are adequate to make the information presented not misleading. It is suggested that this unaudited balance sheet be read in conjunction with the corresponding audited balance sheet and the notes thereto included elsewhere in this prospectus.

                                GYMNO CORPORATION
                                 BALANCE SHEETS
                            AS OF SEPTEMBER 30, 1999
                                   (Unaudited)


                                                                ASSETS

                                                               September 30,
                                                                    1999
                                                              -----------------
Cash and equivalents                                                      $815
Deferred income tax benefits                                               120
                                                              -----------------

          Total current assets                                             935
                                                              -----------------

Investment in partnerships, at net equity:
     Redwood Mortgage Investors IV                                       7,500
     Redwood Mortgage Investors V                                        5,000
     Redwood Mortgage Investors VI                                       9,773
     Redwood Mortgage Investors VII                                     12,098
     Redwood Mortgage Investors VIII                                    31,760
                                                              -----------------
                                                                        66,131

                                                              -----------------

                                                                       $67,066
                                                              =================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Accounts payable - stockholders                                    $436
     Accrued income taxes                                                  0
     Loan from Redwood Mortgage at 8% interest                        10,781
                                                              ---------------

          Total current liabilities                                   11,217
                                                              ---------------

Stockholders' equity:
     Common stock at stated value:
       Authorized 1,000,000 shares of no par value
         issued and outstanding 500 shares                             5,000
     Paid-in surplus                                                   7,500
     Retained earnings                                                43,349
                                                              ---------------

         Total stockholders' equity                                   55,849
                                                              ---------------

                                                                     $67,066
                                                              ===============


See accompanying notes to balance sheets.

                                GYMNO CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1999
                                   (unaudited)

     NOTE 1 - ORGANIZATION GYMNO Corporation (the Company) was formed in July, 1986 by D. Russell Burwell and Michael R. Burwell, each owning 250 shares, for the purpose of serving as corporate general partners of California limited partnerships, (presently Redwood Mortgage Investors I, II, III, IV, V, VI, VII and VIII) which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.

     As corporate general partner, the company receives management fees and/or a small percentage of income for its services which are performed by the stockholders. In addition, the company receives reconveyance fees.

     The company has also acquired limited partnership interests in Redwood Mortgage Investors VII. The company receives investment income from such limited partnership interests.

     NOTE 2 - SUMMARY OF ACCOUNTING POLICIES The accompanying financial statements were prepared on the accrual basis of accounting wherein revenue is recognized when earned and expenses are recognized when incurred.

     Earnings per share, included in the statements of income, were calculated by dividing net income by the weighted average of common stock shares outstanding during the period. There is only one class of shares (common stock) and there are no provisions or agreements which could dilute earnings per share.

                                GYMNO CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE NINE MONTH PERIOD ENDING SEPTEMBER 30, 1999
                                   (unaudited)


NOTE 3 - INCOME TAXES

     The following reflects the estimated income taxes for the period ending September 30, 1999:


                                                 NINE MONTHS ENDED
                                                SEPTEMBER 30, 1999

                                               CALIF        FED
                                               --------     --------- --


Income before provision for income
    taxes                                       $6,374        $6,374
Nondeductible expenses                               0             0
State Tax deduction:
         Prior fiscal year tax                       0         (953)
    Taxable income differential-
                                               --------     ---------
partnerships                                     2,019         2,019
                                               --------     ---------

Taxable income                                   8,393         7,440
                                               --------     ---------

Tax rate (California $800 minimum)               8.84%           15%
                                               --------     ---------

Income tax thereon                                $800        $1,116

Change in deferred income tax benefit                0            23
                                               --------     ---------

Income Tax expense                                $800        $1,139
                                               ========     =========

Above tax liability                                800         1,116

Estimated tax payments                             800         1,116
                                               --------     ---------

Income tax liability                                $0            $0
                                               ========     =========

Total liability                                     $0            $0
                                               ========     =========
                                                            =========


     California income taxes were determined at the greater of 8.84% of taxable income or the minimum tax ($800) and Federal income taxes were determined at the applicable Federal rate (15%).

     Deferred income taxes are based on timing differences in deductions for California income taxes which are deductible in the year after they apply (i.e.
- fiscal year 1998 taxes are deductible in 1999). At September 30, 1999 there were deferred income tax benefits of $120 relating to the $800 California Franchise Tax deductible for the current period.

                        CAPORICCI, CROPPER & LARSON, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                         1575 TREAT BOULEVARD, SUITE 208
                         WALNUT CREEK, CALIFORNIA 94598

                                 (925) 932-3860
                               FAX (925) 932-3862


                          INDEPENDENT AUDITORS' REPORT


BOARD OF DIRECTORS
GYMNO CORPORATION

     We have audited the accompanying balance sheets of GYMNO Corporation as of December 31, 1998, and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of GYMNO Corporation as of December 31, 1998, and 1997 in conformity with generally accepted accounting principles.


                      /S/ Caporicci, Cropper & Larson, LLP
                        CAPORICCI, CROPPER & LARSON, LLP



Walnut Creek,C alifornia
March 11, 1999

                                GYMNO CORPORATION
                                 BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997


                                     ASSETS


                                                       1998               1997
                                                  -------------    -------------
Cash and equivalents                                   $427            $1,338
Deferred income tax benefits                            143               136
                                                  -------------    -------------

          Total current assets                          570             1,474
                                                  -------------    -------------

Investment in partnerships, at net equity:
     Redwood Mortgage Investors IV                    7,500             7,500
     Redwood Mortgage Investors V                     5,000             5,000
     Redwood Mortgage Investors VI                    9,773             9,773
     Redwood Mortgage Investors VII                  12,248            12,448
     Redwood Mortgage Investors VIII                 25,589            20,488
                                                   ------------    -------------

                                                     60,110            55,209
                                                   ------------    -------------

                                                    $60,680           $56,683
                                                   ============    =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Accounts payable - Stockholders                   $436              $436
     Accrued income taxes                               232               382
     Loan from Redwood Mortgage at 8% interest        8,598             9,138
                                                   -------------   -------------

          Total current liabilities                   9,266             9,956
                                                   -------------   -------------

Stockholders' Equity:
     Common stock at stated value:
       Authorized 1,000,000 shares of no par value
         issued and outstanding 500 shares            5,000             5,000
     Paid-in surplus                                  7,500             7,500
     Retained earnings                               38,914            34,227
                                                   -------------   -------------

         Total stockholders' equity                  51,414            46,727
                                                   -------------   -------------

                                                    $60,680           $56,683
                                                   =============   =============


See accompanying notes to balance sheets.

                                GYMNO CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

     NOTE 1 - ORGANIZATION GYMNO Corporation (the Company) was formed in July, 1986 by D. Russell Burwell and Michael R. Burwell, each owning 250 shares, for the purpose of serving as corporate General Partner of California limited partnerships, (presently Redwood Mortgage Investors I, II, III, IV, V, VI, VII and VIII) which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.

     As corporate General Partner, the Company receives management fees and/or a small percentage of income for its services which are performed by the stockholders. In addition, the company receives reconveyance fees.

     The Company has also acquired limited partnership interests in Redwood Mortgage Investors VII. The Company receives investment income from such limited partnership interests.

     NOTE 2 - SUMMARY OF ACCOUNTING POLICIES The accompanying financial statements were prepared on the accrual basis of accounting wherein revenue is recognized when earned and expenses are recognized when incurred.

                                GYMNO CORPORATION
                             NOTES TO BALANCE SHEETS
                            DECEMBER 31,1998 AND 1997



     NOTE 3 - INCOME TAXES The following reflects the income taxes for the periods ending December 31, 1998 and 1997:


                                             YEAR ENDED              YEAR ENDED
                                            DECEMBER 31,            DECEMBER 31,
                                                1998                    1997
                                               CALIF      FED      CALIF     FED
                                              -------   -------  -------  ------


Income before provision for income
    taxes                                    $7,120    $7,120    $7,945    7,945
Nondeductible expenses                            0         0         6        6
State Tax deduction:
         Prior fiscal year tax                    0     (863)         0    (800)
    Taxable income differential-
                                             -------   -------  -------  -------
partnerships                                  3,655     3,655     1,811    1,811
                                             -------   -------  -------  -------

Taxable income                               10,775     9,912     9,762    8,962
                                             -------   -------  -------  -------

Tax rate (California $800 minimum)            8.84%       15%     8.84%      15%
                                             -------   -------  -------  -------

Income tax thereon                             $953    $1,487      $863   $1,344

Change in deferred income tax benefit             0       (7)         0     (16)
                                             -------   -------  -------  -------

Income Tax expense                             $953    $1,480      $863   $1,328
                                             =======   =======  =======  =======

Above tax liability                             953     1,487       863    1,344

Estimated tax payments                          864     1,344       800    1,025
                                             -------   -------  --------  ------

Income tax liability                            $89      $143       $63     $319
                                             =======   =======  ========  ======

Total liability                                $232                $382
                                             =======            ========


     California income taxes were determined at the greater of 8.84% of taxable income or the minimum tax ($800) and Federal income taxes were determined at the applicable Federal rate (15%).

     Deferred income taxes are based on timing differences in deductions for California income taxes which are deductible in the year after they apply (i.e.
- fiscal year 1998 taxes are deductible in 1999). At December 31, 1998 there was a deferred income tax benefit of $143 relating to the $953 California Franchise Tax deductible in the following year.

                             REDWOOD MORTGAGE CORP.
                           (A California Corporation)
                                 BALANCE SHEETS
                           SEPTEMBER 30, 1999 AND 1998
                         (with auditor's report thereon)

                        CAPORICCI, CROPPER & LARSON, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                         1575 TREAT BOULEVARD, SUITE 208
                         WALNUT CREEK, CALIFORNIA 94598

                                 (925) 932-3860
                               FAX (925) 932-3862


                          INDEPENDENT AUDITORS' REPORT




BOARD OF DIRECTORS
REDWOOD MORTGAGE CORP.


     We have audited the accompanying balance sheets of Redwood Mortgage Corp. as of September 30, 1999 and 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management. We believe that our audit provided a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Redwood Mortgage Corp. as of September 30, 1999 and 1998, in conformity with generally accepted accounting principles.



                      /s/ Caporicci, Cropper & Larson, LLP
                        CAPORICCI, CROPPER & LARSON, LLP











Walnut Creek, California
December 2, 1999

                             REDWOOD MORTGAGE CORP.
                                 BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998


                                     ASSETS

                                                       1999              1998
                                                  -------------     ------------
Cash and equivalents                                  $444,980          $249,559

Accounts receivable:
     Due from affiliate                                 83,354            95,354
     Advances and deposits                              16,845            16,133
     Income taxes refundable                            32,905                 0

Prepaid Expenses                                         8,901            13,351

Furniture, equipment and leasehold improvements,
     net of accumulated depreciation and amortization
     of $209,270 and $189,108 respectively              54,457            46,432

Investment in partnerships                           1,034,841           749,234
Deferred costs of mortgage related rights            1,853,025         1,566,574

          Total assets                              $3,529,308        $2,736,637
                                                   ============     ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY


Accounts payable and accrued liabilities                $8,885           $28,666
Due to parent company, Redwood Group, Ltd.              28,039            28,039
Pension/profit sharing liability                        36,608            33,893
Advance from partnerships                            2,166,328         1,845,891
Deferred income taxex                                  542,445           347,601
                                                   -------------    ------------

          Total liabilities                          2,782,305         2,284,090
                                                   -------------    ------------

Stockholder's equity:
     Common stock, wholly owned by Redwood Group,
          Ltd, at stated value (1,000 shares
          outstanding)                                   4,000             4,000
     Retained earning                                  743,003           448,547
                                                   ------------    -------------

          Total stockholder's equity                   747,003           452,547
                                                   ------------    -------------

          Total liabilities and stockholder's
          equity                                    $3,529,308        $2,736,637
                                                   ============    =============


See accompanying notes to financial statements.

                             REDWOOD MORTGAGE CORP.
                             NOTES TO BALANCE SHEETS
                           SEPTEMBER 30, 1999 AND 1998


NOTE 1 - ORGANIZATION

     Redwood Mortgage Corp., formerly Redwood Home Loan Co. (the Company), is a wholly-owned subsidiary of Redwood Group, Ltd., which is owned by D. Russell Burwell, and related parties. D. Russell Burwell, Michael R. Burwell, and Gymno Corporation (owned by the Burwells) are General Partners in eight limited partnerships which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate. In addition, another related Company is General Partner in a ninth limited partnership.

     The Company maintains "trust accounts" to service mortgage investments made principally by the aforementioned nine limited partnerships. As a real estate broker licensed with the State of California, the Company arranges loans with various maturities, all of which are secured by trust deeds. At September 30, 1999, the Company was servicing a portfolio totaling $71,073,468.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     - Accrual Basis The accompanying financial statements were prepared on the accrual basis of accounting wherein revenue is recognized when earned and expenses are recognized when incurred. The company files its income tax returns on the cash basis of accounting. A provision for income taxes is provided for deferred taxes resulting from differences in the timing of reporting revenue and expense items for accrual cash basis. The principal difference is the tax on deferred costs of mortgage related rights.

     - Use of Estimates In preparing the financial statements, management is required to make estimates based on the information available that affect the reported amounts of assets and liabilities as of the balance sheet date and revenue and expenses for the related periods. Such estimates relate principally to lives assigned to furniture and equipment and to the period of recoverability of deferred costs of mortgage related rights. Actual results could differ from these estimates.

     - Mortgage Servicing Rights Consistent with statement of Financial Accounting Standards No 122 (FASB 122), the company has recognized as an asset rights to service loans of the limited partnerships mentioned above. Such rights result in significant revenue including mortgage servicing fees and loan commissions (See note 3). The costs of these rights include fees paid to broker-dealers to raise capital for the partnerships. Such costs are being allocated over ten years on a straight line basis.

     - Cash and Cash Equivalents Cash and cash equivalents represent cash and short term, highly liquid investments with original maturities of three months or less. The company had only "cash" accounts at September 30, 1999 and 1998.

     - Furniture, Equipment and Leasehold Improvements, Net Furniture, equipment and leasehold improvements are stated at cost less depreciation and amortization computed primarily on a straight line basis over estimated useful lines of 5 to 7 years.

     - Income Taxes Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred taxes for expected future tax consequences of differences in timing of stating expenses and/or revenues. Expected future events are considered other than changes in the tax law or rates.

     - Investments in Partnerships Investments in partnership are accounted for using the equity method. Accordingly, the investment is carried at cost, adjusted for the company's share of the partnerships' income or losses.

     NOTE 3 - INCOME FROM MORTGAGE RIGHTS OF LIMITED PARTNERSHIPS

     The following are commissions and/or fees derived by the company from related mortgage services.

                             REDWOOD MORTGAGE CORP.
                             NOTES TO BALANCE SHEETS
                           SEPTEMBER 30, 1999 AND 1998



     A. Mortgage Brokerage Commissions For fees in connection with the review, selection, evaluation, negotiation and extension of partnership mortgage investments in an amount up to 12% of the mortgage investments until 6 months after the termination date of an offering. Only 1 of the 9 limited partnerships is in the offering stage. Thereafter, mortgage investments brokerage commissions are limited to an amount not to exceed 4% of the total partnership assets per year. The mortgage investment brokerage commissions are paid by the borrowers, and thus, not an expense of the partnerships.

     B. Mortgage Service Fees Monthly mortgage service fees of up to 1/8 of 1% (1.5% annual) of the unpaid principal, are paid to Redwood Mortgage Corp., or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located.

     C. Other Fees The Partnership Agreements provide for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to Redwood Mortgage Corp.

     D. Clerical Fees The Company is reimbursed for expenses and clerical costs associated with accounting and related services incurred on behalf of the limited partnerships.

     NOTE 4 - ADVANCES FROM PARTNERSHIPS

     The Company has financed the payment of costs of mortgage related rights, which were paid primarily to broker-dealers to raise investment capital for the limited partnerships, which invest in mortgages secured by deeds of trust. The advances are from the limited partnerships and are non-interest bearing and are being paid over a number of years from revenue generated from the partnerships.

     NOTE 5 -- INCOME TAXES

     Significant components of the provision for income taxes are as follows:

                                                  Fiscal year ended September 30
                                                    1999                  1998
                                           ---------------      ----------------

              Current:
              Federal                                  $ -               $ 1,150
              State (minimum $800)                     800                38,765
                                           ---------------      ----------------
                                                       800                39,915
                                           ---------------      ----------------

              Deferred:
              Federal                               55,605                46,721
              State                                139,239              (26,200)
                                           ---------------      ----------------
                                                   194,844                20,521
                                           ---------------      ----------------
              Total                               $195,644               $60,436
                                           ===============      ================

              Income before tax provision         $490,100              $137,987
                                           ---------------      ----------------

                             REDWOOD MORTGAGE CORP.
                             NOTES TO BALANCE SHEETS
                           SEPTEMBER 30, 1999 AND 1998

     Deferred income taxes are provided at 8.84% for California, and 34% for Federal purposes. There are net operating loss carryforwards to fiscal year September 30, 2000 of $708,408 Federal and $122,192 California. The timing in utilization if the California net operating loss affects the effective rates since only 50% of the loss is carried forward for five years rather than the 100% and fifteen years allowed for Federal purposes.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes.

     Significant components of the company's deferred tax liabilities are as follows:

                                                           As of September 30,
                                                          1999             1998
                                                    -------------   ------------
Timing Differences
------------------------------------------------
Deferred costs of mortgage related rights              $1,853,025     $1,566,574
Income (loss) on investments in partnerships               97,403      (371,021)
Other assets and liabilities, net                           6,569         10,238
                                                    -------------   ------------
        Subtotal:                                       1,956,997      1,205,791

Less California net operating loss carryforward         (122,192)              -
                                                    -------------   ------------
        Base for California deferred tax               $1,834,805     $1,205,791
                                                    =============   ============

California deferred tax @8.84%                           $162,197       $106,592
                                                    =============   ============

Above timing differences                               $1,956,997     $1,205,791
Less California deferred taxes                          (162,197)      (106,592)
Plus - California tax timing differences                   31,984              -
Less Federal net operating loss carryforward            (708,408)      (390,348)
                                                    -------------   ------------
        Base for Federal deferred tax                  $1,118,376       $708,851
                                                    =============   ============

Federal deferred tax @34%                                $380,218       $241,009
California deferred tax (above)                           162,197        106,592
                                                    -------------   ------------
        Deferred tax liability                           $542,445       $347,601
                                                    =============   ============
        Increase for the year                            $194,844        $20,521
                                                    =============   ============

NOTE 6 - INVESTMENT IN PARTNERSHIPS

     The company had investments in partnerships carried at equity in net assets as follows:

                                                  As of September 30,
                                          --------------------------------------
Partnerships (all December 31, year ends)    1999         1998          1997
----------------------------------------  -----------  -----------  ------------


Redwood Mortgage Investors IV                  $414        1,243         2,071
Norfolk Associates                        1,034,427      747,991       220,870
Lockbrae Road Apartments                      -             -          225,600
                                          -----------  -----------  ------------

                                         $1,034,841     $749,234      $478,541
                                          ===========  ===========  ============


     A loss of $371,021 was realized in 1998 on the disposition of the investment in Lockbrae Road Apartments, and a gain was realized in 1999 of $97,403 on Norfolk Associates, which sold the property in fiscal year 1999. The investment in Norfolk Associates will be converted to cash equivalents in late 1999 upon dissolution of the partnership.

     Redwood Mortgage Investors IV is one of the limited partnerships with investments in mortgages. The company is liquidating its position therein.

                            PRIOR PERFORMANCE TABLES

     The prior performance tables as referenced in the prior performance summary of the prospectus present information on programs previously sponsored by the general partners.

     The purpose of the tables is to provide information on the performance of these partnerships to assist prospective investors in evaluating the experience of the general partners as sponsors of such partnerships. While none of the information represents activities of an entity whose investment objectives and criteria are identical to the partnership, in the opinion of the general partners, all of the partnerships included in the tables had investment objectives which were similar to those of the partnership. Factors considered in making such determination included the type of investments, expected benefits from investment and structure of the programs. Each of such prior programs had the following objectives: (i) annual distributions of cash or credits to a partner's capital account for additional loans; and (ii) preservation of the partnership's capital. Redwood Mortgage Investors VI, Redwood Mortgage Investors VII and the partnership differ from the prior programs in that they will amortize organizational costs over a five (5) year period instead of a ten (10) year period and will invest in a greater percentage of first deeds of trust. In addition, the partnership's loan servicing fees may be slightly higher and interest earned on the loans made by the partnership will differ due to economic considerations and other factors at the present time. Accordingly, such prior programs differed in certain respects from the partnership, and inclusion of these tables does not imply that investors of the partnership will experience results comparable to those experienced in the partnerships referred to in the tables.

The tables consist of:

Table I                        Experience in Raising and Investing Funds.

Table II                       Compensation to General Partners and Affiliates.

Table III                      Operating Results of Prior Limited Partnerships.

Table V                        Payment of Mortgage Investments.

     Persons who purchase interests in the partnership will not thereby acquire any ownership interest in any of the partnerships to which these tables relate. The inclusion of the following tables in the prospectus does not imply that the partnership will make investments comparable to those reflected in the tables with respect to cash flow, income tax consequences available to investors, or other factors, nor does it imply that they will experience returns, if any, comparable to those experienced by investors in the partnerships referred to below.

     The general partners have sponsored only two (2) other public programs registered with the Securities and Exchange Commission. Therefore, the following tables include information about prior non-public programs whose investment objectives are similar to those of the partnership. These partnerships were offered without registration under the Securities Act of 1933 in reliance upon the intrastate offering exemption from the registration requirements thereunder and/or the exemption for transactions not involving a public offering.

     Additional information regarding the description of open mortgage investments of prior limited partnerships is provided in Table VI in Part II of this registration statement. The partnership will furnish without charge to each person to whom this prospectus is delivered, upon request, a copy of Table VI.

                        DEFINITIONS AND GLOSSARY OF TERMS

     The following terms used in the tables have the following meanings:

     "Cash Generated From Operations" shall mean excess or deficiency of operating cash receipts over operating cash expenditures.

     "GAAP" shall mean generally accepted accounting principles.

     "Months To Invest 90% Of Amount Available For Investment" shall mean the time period from commencement of the offering to date of close of escrow of initial loans.


     The following is a brief description of the tables:

     TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

     Table I summarizes, as a percentage basis, all funds through December 31, 1998, for partnerships which completed funding after January 1, 1989.

     TABLE II - COMPENSATION TO GENERAL PARTNERS AND AFFILIATES

     Table II summarizes the compensation paid the general partners and affiliates by those partnerships which completed funding after January 1, 1989.

     TABLE III - OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

     Table III summarizes the annual operating results from January 1, 1984, through September 30, 1999 for prior limited partnerships that the general partners have organized.

     TABLE V - PAYMENT OF MORTGAGE INVESTMENTS

     Table V presents information on the payment of the partnerships' mortgages within the three (3) years ending September 30, 1999.

     About one-third of the loans held by the partnerships are fractionalized loans and held as undivided interests with other partnerships and third parties. The information presented in Table V as to fractionalized loans represents only that partnership's interest in a certain loan.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                            (AS OF DECEMBER 31, 1998)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                     RMI VII
                                                               --------------
Dollar Amount Offered                                            $12,000,000
Dollar Amount Raised                                             $11,998,359
Percentage of Amount Raised                                          100.00%
Less Offering Expenses:
     Organization Expense                                              3.55%
Percentage Available for Investment
       Net of Offering Expenses                                       96.45%
     Mortgage Investments Funded from Offering Proceeds
       Secured by Deeds of Trust                                      86.85%
     Formation Loan                                                    7.62%
     Selling Commissions Paid to Non-Affiliates                        1.00%
     Selling Commissions Paid to Affiliates                                0
     Mortgage Investments Commitments                                      0
     Mortgage Investment Application or Mortgage
         Investment Processing Fees                                        0
     Funds Available for Future Commitments                                0
     Reserve                                                           0.98%
                                                               --------------
Total                                                                 96.45%
                                                               ==============




Date Offering Commenced                                             10/20/89
Length of Offering                                                 36 months
     Months to Commit 90% of Amount
     Available for Investment
     (Measured from Beginning of.
     Offering)                                                     38 months

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                            (AS OF DECEMBER 31, 1998)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)~


                                                                        RMI VI
                                                                ---------------
Dollar Amount Offered                                              $12,000,000
Dollar Amount Raised                                                $9,772,594
Percentage of Amount Raised                                            100.00%
Less Offering Expenses:
     Organization Expense                                                2.63%
     Selling Commissions Paid to Non-Affiliates                          1.00%
     Selling Commissions Paid to Affiliates                                  0
Percentage Available for Investment
       Net of Offering Expenses                                         96.37%
     Mortgage Investments Funded from Offering
       Proceeds Secured by Deeds of Trust                               86.04%
     Formation Loan                                                      6.27%
     Mortgage Investment Commitments                                         0
     Mortgage Investment Application or Mortgage Investment
       Processing Fees                                                       0
     Funds Available for Future
       Commitments                                                       1.06%
     Reserve                                                             3.00%
                                                                ---------------
Total                                                                   96.37%
                                                                ===============





Date Offering Commenced                                            09/03/87
Length of Offering                                                24 months
Months to Commit 90% of Amount Available for
     Investment(Measured from Beginning of Offering)              25 months

                                    TABLE II
                 COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                           (AS OF SEPTEMBER 30, 1999)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS)

                                                                   RMI VII
                                                            --------------------
Date Offering Commenced                                                 10/20/89
Dollar Amount Raised                                                 $11,998,359
Amount Paid to General Partners and Affiliates from:
       Offering Proceeds                                                       0
       Selling Commissions                                                     0
       Loan Application or Loan
         Processing Fees                                                       0
       Reimbursement of Expenses, at Cost                                 86,082
       Acquisition Fees                                                        0
       Advisory Fees                                                           0
       Other                                                                   0
Loan Points, Processing and Other Fees Paid by the Borrowers
    to Affiliates:
          Points (1)                                                  $1,967,495
          Processing Fees (1)                                             54,948
          Other (1)                                                        8,024
Dollar Amount of Cash Generated from Operations Before Deducting from:
       Payments to General Partners and Affiliates:                  $13,360,058
Amount Paid to General Partners and Affiliates from Operations:
       Partnership Management Fees                                       $80,636
       Earnings Distribution                                              77,089
       Mortgage Servicing Fee                                            620,702
     Late Charges                                                              0
       Reimbursement of Expenses, at Cost                                242,398
     Prepayment Fee                                                            0



     (1) These sums were paid by borrowers of partnership funds, and were not expenses of the partnership.

                                    TABLE II
                 COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                           (AS OF SEPTEMBER 30, 1999)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                    RMI VI
                                                              ------------------
Date Offering Commenced                                                  9/03/87
Dollar Amount Raised                                                 $ 9,772,594
Amount Paid to General Partners and Affiliates from:
       Offering Proceeds                                                       0
       Selling Commissions                                                     0
       Loan Application or Loan Processing Fees                                0
       Reimbursement of Expenses, at Cost                                103,708
       Acquisition Fees                                                        0
       Advisory Fees                                                           0
       Other                                                                   0
Loan Points, Processing and Other Fees Paid by the Borrowers to
     Points (1)                                                       $1,529,056
     Processing Fees (1)                                                  61,737
     Other (1)                                                             8,380
Dollar Amount of Cash Generated from Operations Before Deducting
  Payments to General Partners and Affiliates:                       $14,766,457
Amount Paid to General Partners and Affiliates from Operations:
     Partnership Management Fees                                         $88,979
     Earnings Fee                                                         87,298
     Mortgage Servicing Fee                                              710,886
     Reimbursement of Expenses, at Cost                                  286,311



     (1) These sums were paid by borrowers of partnership funds, and were not expenses of the partnerships.

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VII
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                       1989              1990             1991
                                                                ------------     -------------    -------------
                                                   5 days in December 1989

Gross Revenues                                                       $1,682          $238,949         $759,828
Less: General Partners' Mgmt Fee                                          0             4,795            7,506
  Mortgage Servicing Fee                                                  0            14,172           42,177
  Administrative Expenses                                               191             5,304           36,595
  Provision for Uncollected Accts                                         0             3,000           19,398
  Amortization of Organization and Syndication Costs                      3               773              894
  Offering Period Interest Expense to Limited Partners                1,241            14,616           23,114
  Interest Expense                                                        0                 0                0
                                                                ------------     -------------    -------------
Net Income (GAAP Basis) dist. to Limited Partners                      $247          $196,289         $630,144
                                                                ------------     -------------    -------------
Sources of Funds - Net Income                                          $247          $196,289         $630,144
Reduction in Assets                                                       0                 0                0
Increase in Liabilities                                              28,696                 0           13,531
Early Withdrawal Penalties Applied to Synd. Costs                         0                 0              370
Increase in Applicant's Deposit                                     163,632            27,290          134,278
Increase in Partners' Capital                                       135,743         2,866,189        4,957,724
                                                                ------------     -------------    -------------
Cash generated from Operations                                     $328,318        $3,089,768       $5,736,047
Use of Funds-Increase in Assets                                     287,117         2,720,557        5,549,077
Reduction in Liabilities                                                  0            27,876                0
Decrease in Applicant's Deposit                                           0                 0                0
Offering Period Interest Expense to Limited Partners                    188             5,094            9,379
  Investment Income Pd to LP's                                           52            58,001          228,039
  Return of Capital to LP's                                               0                 0           10,893
                                                                ------------     -------------    -------------
Net Increase (Decrease) in Cash                                     $40,961          $278,240        $(61,341)
Cash at the beginning of the year                                         0            40,961          319,201
Cash at the end of the year                                          40,961           319,201          257,860
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $1.46           $108.02          $102.02
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                           $1.46           $102.99           $97.51
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $0.38         $35.41(1)        $39.22(1)
  Capital (1)                                                             0                 0            $1.87
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      $9.10           $119.03          $109.67
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                       $8.33           $113.40          $104.83


NOTES:
(1)  Based upon year's average capital balances.

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VII
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                      1992              1993             1994
                                                              -------------     -------------    -------------

Gross Revenues                                                  $1,468,593        $1,711,092       $1,489,882
Less: General Partners' Mgmt Fee                                    14,202            16,735           10,008
  Mortgage Servicing Fee                                            53,628            58,802                0
  Administrative Expenses                                           95,526           152,782           78,822
  Provision for Uncollected Accts                                  125,618           235,423          335,955
  Amortization of Organization and Syndication Costs                 2,016             2,016            2,016
  Offering Period Interest Expense to Limited Partners              13,361                 0                0
  Interest Expense                                                  68,226           119,351          135,790
                                                              -------------     -------------    -------------
Net Income (GAAP Basis) dist. to Limited Partners               $1,096,016        $1,125,983         $927,291
                                                              -------------     -------------    -------------
Sources of Funds - Net Income                                   $1,096,016        $1,125,983         $927,291
Reduction in Assets                                                      0           883,182                0
Increase in Liabilities                                          1,999,649                 0          956,846
Early Withdrawal Penalties Applied to Synd. Costs                    1,173             7,195           10,635
Increase in Applicant's Deposit                                          0                 0                0
Increase in Partners' Capital                                    4,091,481                 0                0
                                                              -------------     -------------    -------------
Cash generated from Operations                                  $7,188,319        $2,016,360       $1,894,772
Use of Funds-Increase in Assets                                  6,239,730               -0-        1,316,184
Reduction in Liabilities                                                 0         1,032,580                0
Decrease in Applicant's Deposit                                    310,539                 0                0
Offering Period Interest Expense to Limited Partners                 5,202                 0                0
  Investment Income Pd to LP's                                     360,641           339,746          263,206
  Return of Capital to LP's                                        456,787           230,004          340,011
                                                              -------------     -------------    -------------
Net Increase (Decrease) in Cash                                $ (184,580)         $ 414,030        $(24,629)
Cash at the beginning of the year                                  257,860            73,280          487,310
Cash at the end of the year                                         73,280           487,310          462,681
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                       $93.03            $80.06           $62.85
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                         $89.27            $77.76           $61.09
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                        $42.48            $26.43           $19.61
  Capital (1)                                                       $53.80            $17.89           $25.34
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                           $100.70            $92.76           $76.88
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                     $96.64            $89.52           $74.67


NOTES:
(1)  Based upon year's average capital balances.

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VII
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                      1995              1996         1997
                                                              -------------    --------------    -------------

Gross Revenues                                                  $1,483,881        $1,580,501       $1,623,863
Less: General Partners' Mgmt Fee                                         0                 0                0
  Mortgage Servicing Fee                                            33,394            97,268           83,559
  Administrative Expenses                                           66,371            76,875           80,614
  Provision for Uncollected Accts                                  306,779           419,437          434,495
  Amortization of Organization and Syndication Costs                 2,016               368                0
  Offering Period Interest Expense to Limited Partners                   0                 0                0
  Interest Expense                                                 163,361           127,454          198,316
                                                              -------------    --------------    -------------
Net Income (GAAP Basis) dist. to Limited Partners                 $911,960          $859,099         $826,879
                                                                               --------------    -------------
                                                              -------------
Sources of Funds - Net Income                                     $911,960          $859,099          826,879
Reduction in Assets                                                      0         1,110,429                0
Increase in Liabilities                                             63,206                 0        1,081,907
Early Withdrawal Penalties Applied to Synd. Costs                    3,344                 0                0
Increase in Applicant's Deposit                                          0                 0                0
Increase in Partners' Capital -collection on Formation
  Loan                                                                   0                 0           87,888
                                                                               --------------    -------------
                                                              -------------
Cash generated from Operations                                    $978,510        $1,969,528       $1,996,674
Use of Funds-Increase in Assets                                    471,434                 0          610,362
Reduction in Liabilities                                                 0           670,402                0
Decrease in Applicant's Deposit                                          0                 0                0
Offering Period Interest Expense to Limited Partners                     0                 0                0
  Investment Income Pd to LP's                                     270,760           336,341          407,648
  Return of Capital to LP's                                        184,157           722,536        1,212,916
                                                              -------------    --------------    -------------
Net Increase (Decrease) in Cash                                    $52,159          $240,249       $(234,252)
Cash at the beginning of the year                                  462,681           514,840          755,089
Cash at the end of the year                                        514,840           755,089          520,837
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                       $60.01            $60.22           $61.02
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                         $58.43            $58.62           $59.38
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                        $19.69            $23.66           $30.01
  Capital (1)                                                       $13.39            $50.83           $89.28
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                            $65.75            $63.24           $75.49
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                     $64.01            $61.86           $73.81


NOTES:
(1)      Based upon year's initial capital balances

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                     RMI VII
                           (AS OF SEPTEMBER 30, 1999)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                          1998           9/30/99
                                                 -------------     -------------

Gross Revenues                                      $1,657,728        $1,344,059
Less: General Partners' Mgmt Fee                        16,141            11,249
  Mortgage Servicing Fee                               128,493           109,209
  Administrative Expenses                               72,602            58,234
  Provision for Uncollected Accts                      423,054           313,483
  Amortization of Organization and
      Syndication Costs                                      0                 0
  Offering Period Interest Expense to
      Limited Partners                                       0                 0
  Interest Expense                                     170,867           172,455
                                                 -------------     -------------
Net Income (GAAP Basis) dist. to Limited
  Partners                                            $846,571          $679,429
                                                 -------------     -------------
Sources of Funds - Net Income                         $846,571          $679,429
Reduction in Assets                                  1,227,571         2,171,891
Increase in Liabilities                                      0                 0
Early Withdrawal Penalties Applied to Synd. Costs            0                 0
Increase in Applicant's Deposit                              0                 0
Increase in Partners' Capital -collection on
     Formation Loan                                     87,888            65,916
                                                 -------------     -------------
Cash generated from Operations                      $2,162,030        $2,917,236
Use of Funds-Increase in Assets                              0                 0
Reduction in Liabilities                               356,024         1,604,402
Decrease in Applicant's Deposit                              0                 0
Offering Period Interest Expense to Limited
     Partners                                                0                 0
  Investment Income Pd to LP's                         464,824           368,858
  Return of Capital to LP's                          1,400,475         1,065,932
                                                 -------------     -------------
Net Increase (Decrease) in Cash                      $(59,293)        $(121,956)
Cash at the beginning of the year                      520,837           461,544
Cash at the end of the year                            461,544           339,588
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)           $66.95            $57.51
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)             $64.98            $56.09
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                            $36.09            $30.87
  Capital (1)                                          $108.74            $89.21
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                $95.60               N/A
Federal Income Tax Results for $1,000 Invested for a
  Distributions                                         $93.29               N/A


NOTES:
(1)  Based upon year's initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VI
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                      1987           1988(2)              1989
                                                              -------------    --------------    --------------

Gross Revenues                                                     $35,485          $600,194        $1,284,180
Less: General Partners' Mgmt Fee                                       833            15,726                 0
  Mortgage Servicing Fee                                             2,659            46,393            90,434
  Administrative Expenses                                              494            19,837            53,083
  Provision for Uncollected Accts                                        0                 0            50,631
  Amortization of Organization and Syndication Costs                   102             2,196             2,952
  Offering Period Interest Expense to Limited Partners               8,072            44,871            18,976
  Interest Expense                                                       0                 0           108,883
                                                              -------------    --------------    --------------
Net Income (GAAP Basis) dist. to Limited Partners                 $ 23,325          $471,171          $959,221
                                                                               --------------    --------------
                                                              -------------
Sources of Funds - Net Income                                     $ 23,325          $471,171          $959,221
Reduction in Assets                                                      0                 0                 0
Increase in Liabilities                                             44,060                 0         1,580,600
Early Withdrawal Penalties Applied to Synd. Costs                        0                 0                 0
Increase in Applicant's Deposit                                  1,114,238                 0                 0
Increase in Partners' Capital                                    1,158,336         5,811,540         2,537,274
                                                                               --------------    --------------
                                                              -------------
Cash generated from Operations                                  $2,339,959        $6,282,711        $5,077,095
Use of Funds-Increase in Assets                                  1,342,112         5,836,269         4,438,494
Reduction in Liabilities                                                 0            37,472                 0
Decrease in Applicant's Deposit                                          0           567,520           546,718
Offering Period Interest Expense to Limited Partners                 1,585            16,691             9,802
  Investment Income Pd to LP's                                       7,864           144,038           326,195
  Return of Capital to LP's                                              0                 0             8,369
                                                              -------------    --------------    --------------
Net Increase (Decrease) in Cash                                   $988,398        $(319,279)        $(252,483)
Cash at the beginning of the year                                        0           988,398           669,119
Cash at the end of the year                                        988,398           669,119           416,636
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                       $24.33           $101.64           $100.56
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                         $20.78            $97.18            $96.18
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                     $18.41(1)         $29.19(1)         $44.76(1)
  Capital (1)                                                            0                 0             $1.15
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                            $26.07           $109.34           $107.58
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                     $22.50           $104.50           $102.92


NOTES:
(1)  Based upon year's average capital balances
(2)  The offering terminated in September, 1989.

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VI
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                      1990              1991              1992
                                                              -------------    --------------    --------------

Gross Revenues                                                  $1,527,697        $1,587,354        $1,661,779
Less: General Partners' Mgmt Fee                                     3,496            14,489            15,287
  Mortgage Servicing Fee                                           105,405            54,390            79,326
  Administrative Expenses                                          113,610            76,692            93,282
  Provision for Uncollected Accts                                   13,687           174,290           266,786
  Amortization of Organization and Syndication Costs                 3,167             3,167             3,166
  Offering Period Interest Expense to Limited Partners                   0                 0                 0
  Interest Expense                                                 154,187           142,442           145,395
                                                              -------------    --------------    --------------
Net Income (GAAP Basis) dist. to Limited Partners               $1,134,145        $1,121,884        $1,058,537
                                                                               --------------    --------------
                                                              -------------
Sources of Funds - Net Income                                   $1,134,145        $1,121,884        $1,058,537
Reduction in Assets                                                      0                 0                 0
Increase in Liabilities                                                  0                 0         1,401,613
Early Withdrawal Penalties Applied to Synd. Costs                    3,813             1,345             5,518
Increase in Applicant's Deposit                                          0                 0                 0
Increase in Partners' Capital                                            0                 0                 0
                                                                               --------------    --------------
                                                              -------------
Cash generated from Operations                                  $1,137,958        $1,123,229        $2,465,668
Use of Funds-Increase in Assets                                    500,209           380,888         2,073,362
Reduction in Liabilities                                           232,193           293,099                 0
Decrease in Applicant's Deposit                                          0                 0                 0
Offering Period Interest Expense to Limited Partners                     0                 0                 0
  Investment Income Pd to LP's                                     375,864           341,505           323,037
  Return of Capital to LP's                                        100,628            41,254           232,370
                                                              -------------    --------------    --------------
Net Increase (Decrease) in Cash                                  $(70,936)           $66,483        $(163,101)
Cash at the beginning of the year                                  416,636           345,700           412,183
Cash at the end of the year                                        345,700           412,183           249,082
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                      $100.09            $93.40            $82.87
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                         $95.75            $89.62            $79.88
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                        $36.01            $30.74            $27.26
  Capital (1)                                                        $9.64             $3.71            $19.61
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                           $108.29            $99.00            $91.00
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                    $103.60            $95.00            $87.71


NOTES:
(1)  Based upon year's initial capital balances
(2)  The offering terminated in September, 1989.

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VI
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                      1993              1994              1995
                                                              -------------    --------------    --------------

Gross Revenues                                                  $1,713,378        $1,391,088        $1,277,782
Less: General Partners' Mgmt Fee                                    15,523             8,942                 0
  Mortgage Servicing Fee                                            94,306                 0            42,056
  Administrative Expenses                                          123,473            59,346            59,656
  Provision for Uncollected Accts                                  420,583           472,967           344,807
  Amortization of Organization and Syndication Costs                     0                 0                 0
  Offering Period Interest Expense to Limited Partners                   0                 0                 0
  Interest Expense                                                 161,705           185,131           212,915
                                                              -------------    --------------    --------------
Net Income (GAAP Basis) dist. to Limited Partners                 $897,788          $664,702          $618,348
                                                                               --------------    --------------
                                                              -------------
Sources of Funds - Net Income                                     $897,788          $664,702          $618,348
Reduction in Assets                                                676,847            18,749           749,375
Increase in Liabilities                                                  0           374,511                 0
Early Withdrawal Penalties Applied to Synd. Costs                    3,700                 0                 0
Increase in Applicant's Deposit                                          0                 0                 0
Increase in Partners' Capital                                            0                 0                 0
                                                                               --------------    --------------
                                                              -------------
Cash generated from Operations                                  $1,578,335        $1,057,962        $1,367,723
Use of Funds-Increase in Assets                                          0                 0                 0
Reduction in Liabilities                                           498,663                 0           335,500
Decrease in Applicant's Deposit                                          0                 0                 0
Offering Period Interest Expense to Limited Partners                     0                 0                 0
  Investment Income Pd to LP's                                     377,712           303,014           303,098
  Return of Capital to LP's                                        528,737           729,449           892,953
                                                              -------------    --------------    --------------
Net Increase (Decrease) in Cash                                   $173,223           $25,499        $(163,828)
Cash at the beginning of the year                                  249,082           422,305           447,804
Cash at the end of the year                                        422,305           447,804           283,976
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                       $72.01            $54.95            $53.03
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                         $69.74            $53.62            $51.79
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                        $30.57            $24.53            $25.29
  Capital (1)                                                       $42.79            $59.06            $74.51
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                            $92.72            $49.87            $59.39
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                     $89.90            $48.66            $58.00


NOTES:
(1)  Based upon year's average capital balances
(2)  The offering terminated in September, 1989.

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VI
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                      1996              1997              1998
                                                              -------------     -------------    --------------

Gross Revenues                                                  $1,167,859        $1,036,596          $871,861
Less: General Partners' Mgmt Fee                                         0                 0             6,640
  Mortgage Servicing Fee                                            44,565            39,918            70,630
  Administrative Expenses                                           64,273            65,813            58,862
  Provision for Uncollected Accts                                  312,684           268,101           180,054
  Amortization of Organization and Syndication Costs                     0                 0                 0
  Offering Period Interest Expense to Limited Partners                   0                 0                 0
  Interest Expense                                                 158,175           133,577            43,170
                                                              -------------     -------------    --------------
Net Income (GAAP Basis) dist. to Limited Partners                 $588,162          $529,187          $512,505
                                                                                -------------    --------------
                                                              -------------
Sources of Funds - Net Income                                     $588,162          $529,187          $512,505
Reduction in Assets                                              1,278,214         1,763,235         1,159,329
Increase in Liabilities                                                  0                 0                 0
Early Withdrawal Penalties Applied to Synd. Costs                        0                 0                 0
Increase in Applicant's Deposit                                          0                 0                 0
Increase in Partners' Capital - Collection of Formation                  0            62,328            59,521
                                                              -------------     -------------    --------------
Cash generated from Operations                                  $1,866,376        $2,354,750        $1,731,355
Use of Funds-Increase in Assets                                          0                 0                 0
Reduction in Liabilities                                           491,978           649,124           466,778
Decrease in Applicant's Deposit                                          0                 0                 0
Offering Period Interest Expense to Limited Partners                     0                 0                 0
  Investment Income Pd to LP's                                     294,678           257,670           235,837
  Return of Capital to LP's                                      1,183,099         1,297,410         1,060,108
                                                              -------------     -------------    --------------
Net Increase (Decrease) in Cash                                 $(103,379)          $150,546         $(31,368)
Cash at the beginning of the year                                  283,976           180,597           331,143
Cash at the end of the year                                         80,597           331,143           299,775
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                       $53.50            $52.88            $56.32
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                         $52.23            $51.64            $54.91
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                        $25.83            $24.79            $25.01
  Capital (1)                                                      $103.72           $124.81           $112.40
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                            $50.71            $30.48            $75.41
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                     $49.72            $29.89            $73.53

NOTES:
(1)  Based upon year's initial capital balances
(2)  The offering terminated in September, 1989.

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                     RMI VI
                           (AS OF SEPTEMBER 30, 1999)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                   9/30/99
                                                              -------------

Gross Revenues                                                    $611,204
Less: General Partners' Mgmt Fee                                     8,043
  Mortgage Servicing Fee                                            40,804
  Administrative Expenses                                           43,478
  Provision for Uncollected Accts                                  111,762
  Amortization of Organization and Syndication Costs                     0
  Offering Period Interest Expense to Limited Partners                   0
  Interest Expense                                                  14,713
                                                              -------------
Net Income (GAAP Basis) dist. to Limited Partners                 $392,404
                                                              -------------
Sources of Funds - Net Income                                     $392,404
Reduction in Assets                                                975,041
Increase in Liabilities                                                  0
Early Withdrawal Penalties Applied to Synd. Costs                        0
Increase in Applicant's Deposit                                          0
Increase in Partners' Capital - Collection of Formation
                                                              -------------
Cash generated from Operations                                  $1,367,445
Use of Funds-Increase in Assets                                          0
Reduction in Liabilities                                           433,131
Decrease in Applicant's Deposit                                          0
Offering Period Interest Expense to Limited Partners                     0
  Investment Income Pd to LP's                                     162,088
  Return of Capital to LP's                                        697,866
                                                              -------------
Net Increase (Decrease) in Cash                                    $74,360
Cash at the beginning of the year                                  299,775
Cash at the end of the year                                        374,135
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                       $46.21
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                         $45.29
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                        $18.61
  Capital (1)                                                       $80.15
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                               N/A
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                        N/A

NOTES:
(1)  Based upon year's initial capital balances
(2)  The offering terminated in September, 1989.

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                 RMI V
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                      1986              1987              1988
                                                              -------------    --------------    --------------
                                                            (1 month only)

Gross Revenues                                                     $20,794          $460,522          $627,223
Less: General Partners' Mgmt Fee                                       342             7,922             5,260
  Mortgage Servicing Fee                                             1,052            40,010            50,274
  Administrative Expenses                                              753            16,702            44,802
  Provision for Uncollected Accts                                    1,740                 0            22,119
  Amortization of Organization and Syndication Costs                   271               502               606
  Offering Period Interest Expense to Limited Partners               7,114            23,135                 0
  Interest Expense                                                       0                 0                 0
                                                              -------------    --------------    --------------
Net Income (GAAP Basis) dist. to Limited Partners                   $9,522          $372,251          $504,162
                                                                               --------------    --------------
                                                              -------------
Sources of Funds - Net Income                                       $9,522          $372,251          $504,162
Reduction in Assets                                                      0                 0                 0
Increase in Liabilities                                              7,815                 0                 0
Early Withdrawal Penalties Applied to Synd. Costs                        0                 0                 0
Increase in Applicant's Deposit                                    515,356                 0                 0
Increase in Partners' Capital                                    1,369,469         3,540,065                 0
                                                                               --------------    --------------
                                                              -------------
Cash generated from Operations                                  $1,902,162        $3,912,316          $504,162
Use of Funds-Increase in Assets                                  1,743,843         2,842,678           566,387
Reduction in Liabilities                                                 0             5,169               834
Decrease in Applicant's Deposit                                          0           515,356                 0
Offering Period Interest Expense to Limited Partners                 1,790             9,119                 0
  Investment Income Pd to LP's                                       2,962           137,682           178,902
  Return of Capital to LP's                                              0                 0                 0
                                                              -------------    --------------    --------------
Net Increase (Decrease) in Cash                                   $153,567          $402,312        $(241,961)
Cash at the beginning of the year                                        0           153,567           555,879
Cash at the end of the year                                        153,567           555,879           313,918
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $110              $101               $95
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                           $106               $96               $91
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $26               $39               $35
  Capital (1)                                                            0                 0                 0
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                              $114              $103               $97
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                       $109               $99               $93


NOTES:
(1)  Based upon year's initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                 RMI V
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                      1989              1990              1991
                                                              -------------    --------------    --------------

Gross Revenues                                                    $755,856          $775,058          $745,102
Less: General Partners' Mgmt Fee                                     9,395             7,323             7,487
  Mortgage Servicing Fee                                            47,501            57,395            29,117
  Administrative Expenses                                           46,129            46,319            67,569
  Provision for Uncollected Accts                                   63,984            51,770            61,411
  Amortization of Organization and Syndication Costs                   631               631               631
  Offering Period Interest Expense to Limited Partners                   0                 0                 0
  Interest Expense                                                  61,600            67,569            24,462
                                                              -------------    --------------    --------------
Net Income (GAAP Basis) dist. to Limited Partners                 $526,616          $544,051          $554,425
                                                                               --------------    --------------
                                                              -------------
Sources of Funds - Net Income                                     $526,616          $544,051          $554,425
Reduction in Assets                                                      0           591,879            36,728
Increase in Liabilities                                            808,466                 0                 0
Early Withdrawal Penalties Applied to Synd. Costs                        0             8,003             4,658
Increase in Applicant's Deposit                                          0                 0                 0
Increase in Partners' Capital                                            0                 0                 0
                                                                               --------------    --------------
                                                              -------------
Cash generated from Operations                                  $1,335,082        $1,143,933         $ 595,811
Use of Funds-Increase in Assets                                  1,272,177                 0                 0
Reduction in Liabilities                                                 0           586,933            17,593
Decrease in Applicant's Deposit                                          0                 0                 0
Offering Period Interest Expense to Limited Partners                     0                 0                 0
  Investment Income Pd to LP's                                     178,180           191,970           172,259
  Return of Capital to LP's                                         78,120           283,253           170,711
                                                              -------------    --------------    --------------
Net Increase (Decrease) in Cash                                 $(193,395)           $81,777          $235,248
Cash at the beginning of the year                                  313,918           120,523           202,300
Cash at the end of the year                                        120,523           202,300           437,548
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $93               $94               $94
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                            $89               $91               $90
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $33               $34               $30
  Capital (1)                                                          $14               $49               $29
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                              $107              $106               $99
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                       $102              $101               $95


NOTES:
(1)  Based upon year's initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                 RMI V
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                      1992              1993              1994
                                                              -------------    --------------    --------------

Gross Revenues                                                    $840,592          $826,774          $557,036
Less: General Partners' Mgmt Fee                                    14,746            12,084             2,333
  Mortgage Servicing Fee                                            42,526            42,609                 0
  Administrative Expenses                                           59,495            80,006            39,594
  Provision for Uncollected Accts                                  114,162           141,059           140,499
  Amortization of Organization and Syndication Costs                   631               631               629
  Offering Period Interest Expense to Limited Partners                   0                 0                 0
  Interest Expense                                                  68,662            79,848            79,951
                                                              -------------    --------------    --------------
Net Income (GAAP Basis) dist. to Limited Partners                 $540,370          $470,537          $294,030
                                                                               --------------    --------------
                                                              -------------
Sources of Funds - Net Income                                     $540,370          $470,537          $294,030
Reduction in Assets                                                      0           554,553           418,962
Increase in Liabilities                                            945,442                 0             9,731
Early Withdrawal Penalties Applied to Synd. Costs                    1,833             1,617               634
Increase in Applicant's Deposit                                          0                 0                 0
Increase in Partners' Capital                                            0                 0                 0
                                                                               --------------    --------------
                                                              -------------
Cash generated from Operations                                  $1,487,645        $1,026,707          $723,357
Use of Funds-Increase in Assets                                  1,389,730                 0                 0
Reduction in Liabilities                                                 0            62,234                 0
Decrease in Applicant's Deposit                                          0                 0                 0
Offering Period Interest Expense to Limited Partners                     0                 0                 0
  Investment Income Pd to LP's                                     179,048           233,928           139,550
  Return of Capital to LP's                                       $280,929          $546,248          $640,685
                                                              -------------    --------------    --------------
Net Increase (Decrease) in Cash                                 $(362,062)          $184,297         $(56,878)
Cash at the beginning of the year                                  437,548            75,486           259,783
Cash at the end of the year                                         75,486           259,783           202,905
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $89               $77               $50
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                            $85               $75               $49
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $30               $38               $24
  Capital (1)                                                          $47               $89              $110
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                               $97               $93               $10
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                        $93               $90               $10


NOTES:
(1)  Based upon year's initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                 RMI V
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                      1995              1996                1997
                                                              -------------    --------------    ----------------

Gross Revenues                                                    $567,540          $419,823            $320,600
Less: General Partners' Mgmt Fee                                         0                 0                   0
  Mortgage Servicing Fee                                                 0                 0                   0
  Administrative Expenses                                           30,593            31,312              30,085
  Provision for Uncollected Accts                                  182,162            91,880              56,504
  Amortization of Organization and Syndication Costs                   627               741                   0
  Offering Period Interest Expense to Limited Partners                   0                 0                   0
  Interest Expense                                                  95,941            77,789              53,466
                                                              -------------    --------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                 $258,217          $218,101            $180,545
                                                                               --------------    ----------------
                                                              -------------
Sources of Funds - Net Income                                     $258,217          $218,101            $180,545
Reduction in Assets                                                464,011         1,003,642           1,278,194
Increase in Liabilities                                                  0                 0                   0
Early Withdrawal Penalties Applied to Synd. Costs                        0                 0                   0
Increase in Applicant's Deposit                                          0                 0                   0
Increase in Partners' Capital                                            0                 0              27,954
                                                                               --------------
                                                              -------------                      ----------------
Cash generated from Operations                                    $722,228        $1,221,743          $1,486,693
Use of Funds-Increase in Assets                                          0                 0                   0
Reduction in Liabilities                                            69,000           337,607             627,326
Decrease in Applicant's Deposit                                          0                 0                   0
Offering Period Interest Expense to Limited Partners                     0                 0                   0
  Investment Income Pd to LP's                                     124,329           101,335              82,504
  Return of Capital to LP's                                        689,307           701,283             792,784
                                                              -------------    --------------
                                                                                                 ----------------
Net Increase (Decrease) in Cash                                 $(160,408)           $81,518           $(15,921)
Cash at the beginning of the year                                  202,905            42,497             124,015
Cash at the end of the year                                         42,497           124,015             108,094
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $50               $48                 $46
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                            $49               $47                 $45
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $23               $21                 $20
  Capital (1)                                                         $130              $147                $191
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                               $51               $48                 $58
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                        $50               $47                 $57


NOTES:
(1)  Based upon year's initial capital balances

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                      RMI V
                           (AS OF SEPTEMBER 30, 1999)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                         1998           9/30/99
                                                 -------------    --------------

Gross Revenues                                        $494,109          $239,234
Less: General Partners' Mgmt Fee                             0                 0
  Mortgage Servicing Fee                                     0                 0
  Administrative Expenses                               25,844            20,059
  Provision for Uncollected Accts                      303,397            89,791
  Amortization of Organization and Syndication
    Costs                                                    0                 0
  Offering Period Interest Expense to Limited
    Partners                                                 0                 0
  Interest Expense                                       7,454            13,505
                                                 -------------    --------------
Net Income (GAAP Basis) dist. to Limited Partners     $157,414          $115,879
                                                 -------------    --------------
Sources of Funds - Net Income                         $157,414          $115,879
Reduction in Assets                                    337,030            34,160
Increase in Liabilities                                      0           167,047
Early Withdrawal Penalties Applied to Synd. Costs            0                 0
Increase in Applicant's Deposit                              0                 0
Increase in Partners' Capital                                0                 0
                                                  -------------    -------------
Cash generated from Operations                        $494,444          $317,086
Use of Funds-Increase in Assets                              0                 0
Reduction in Liabilities                                11,807                 0
Decrease in Applicant's Deposit                              0                 0
Offering Period Interest Expense to Limited Partners         0                 0
  Investment Income Pd to LP's                          77,341            54,077
  Return of Capital to LP's                            376,931           246,993
                                                  ------------    --------------

Net Increase (Decrease) in Cash                        $28,365           $16,016
Cash at the beginning of the year                      108,094           136,459
Cash at the end of the year                            136,459           152,475
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)              $47               $37
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                $46               $37
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                               $22               $17
  Capital (1)                                             $108               $78
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                   $92               N/A
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                            $90               N/A


NOTES:
(1)  Based upon year's initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI IV
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                      1985              1986                1987
                                                              -------------    --------------    ----------------

Gross Revenues                                                    $236,437          $870,719          $1,104,423
Less: General Partners' Mgmt Fee                                     5,253            21,185              30,732
  Mortgage Servicing Fee                                            11,375            44,077              93,423
  Administrative Expenses                                            3,384            49,905              66,321
  Provision for Uncollected Accts                                    7,441            22,830             (5,457)
  Amortization of Organization and Syndication Costs                 3,510            13,429               3,953
  Offering Period Interest Expense to Limited Partners              22,680            43,310                   0
  Interest Expense                                                       0            35,242              94,461
                                                              -------------    --------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                $ 182,794         $ 640,741           $ 820,990
                                                                               --------------    ----------------
                                                              -------------
Sources of Funds - Net Income                                    $ 182,794         $ 640,741           $ 820,990
Reduction in Assets                                                      0                 0             559,202
Increase in Liabilities                                              7,669         1,012,556                   0
Early Withdrawal Penalties Applied to Synd. Costs                        0                 0                   0
Increase in Applicant's Deposit                                    605,351                 0                   0
Increase in Partners' Capital                                    3,323,145         4,238,412                   0
                                                                               --------------    ----------------
                                                              -------------
Cash generated from Operations                                  $4,118,959        $5,891,709          $1,380,192
Use of Funds-Increase in Assets                                  3,327,257         5,131,576                   0
Reduction in Liabilities                                                 0                 0             277,205
Decrease in Applicant's Deposit                                          0           605,351                   0
Offering Period Interest Expense to Limited Partners                20,118            45,713                   0
  Investment Income Pd to LP's                                      73,959           279,521             322,880
  Return of Capital to LP's                                              0                 0                   0
                                                              -------------    --------------    ----------------
Net Increase (Decrease) in Cash                                   $697,625        $(170,452)            $780,107
Cash at the beginning of the year                                        0           697,625             527,173
Cash at the end of the year                                        697,625           527,173           1,307,280
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $137              $120                $101
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                           $126              $114                 $97
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $28               $88                 $41
  Capital (1)                                                            0                 0                   0
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                              $138              $122                $104
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                       $128              $116                $100


NOTES:
(1)  Based upon year's initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI IV
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                      1988              1989                1990
                                                              -------------    --------------    ----------------

Gross Revenues                                                  $1,129,031        $1,211,845          $1,277,106
Less: General Partners' Mgmt Fee                                    29,706            34,382              23,258
  Mortgage Servicing Fee                                            88,759            75,527              86,746
  Administrative Expenses                                           63,560            60,693              73,780
  Provision for Uncollected Accts                                   53,594            76,840              31,384
  Amortization of Organization and Syndication Costs                   405             1,974               1,975
  Offering Period Interest Expense to Limited Partners                   0                 0                   0
  Interest Expense                                                  85,230           121,043             160,574
                                                              -------------    --------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                 $807,777          $841,386            $899,389
                                                                               --------------    ----------------
                                                              -------------
Sources of Funds - Net Income                                     $807,777           841,386            $899,389
Reduction in Assets                                                      0                 0                   0
Increase in Liabilities                                                  0           506,746             567,797
Early Withdrawal Penalties Applied to Synd. Costs                        0                 0                   0
Increase in Applicant's Deposit                                          0                 0                   0
Increase in Partners' Capital                                            0                 0                   0
                                                                               --------------    ----------------
                                                              -------------
Cash generated from Operations                                    $807,777        $1,348,132          $1,467,186
Use of Funds-Increase in Assets                                  1,346,774         1,282,363             826,609
Reduction in Liabilities                                           136,669                 0                   0
Decrease in Applicant's Deposit                                          0                 0                   0
Offering Period Interest Expense to Limited Partners                     0                 0                   0
  Investment Income Pd to LP's                                     290,113           259,531             293,775
  Return of Capital to LP's                                              0               353              94,721
                                                              -------------    --------------    ----------------
Net Increase (Decrease) in Cash                                $ (965,779)        $(194,115)            $252,081
Cash at the beginning of the year                                1,307,280           341,501             147,386
Cash at the end of the year                                        341,501           147,386             399,467
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $92               $93                 $94
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                            $91               $89                 $90
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $35               $29                 $31
  Capital (1)                                                            0                 0                 $10
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                               $94              $101                 $94
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                        $90               $97                 $90


NOTES:
(1)  Based upon year's initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI IV
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                      1991              1992                1993
                                                              -------------    --------------    ----------------

Gross Revenues                                                  $1,261,526        $1,329,074          $1,186,369
Less: General Partners' Mgmt Fee                                    12,644             6,306              12,315
  Mortgage Servicing Fee                                                 0            44,638              71,037
  Administrative Expenses                                           90,490            70,546              62,545
  Provision for Uncollected Accts                                  165,786           295,550             367,250
  Amortization of Organization and Syndication Costs                 1,975             1,975               1,975
  Offering Period Interest Expense to Limited Partners                   0                 0                   0
  Interest Expense                                                 118,355           122,990                   0
                                                              -------------    --------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                 $872,276          $787,069            $671,247
                                                                               --------------    ----------------
                                                              -------------
Sources of Funds - Net Income                                     $872,276          $787,069            $671,247
Reduction in Assets                                                      0         1,548,510             607,766
Increase in Liabilities                                              3,732                 0                   0
Early Withdrawal Penalties Applied to Synd. Costs                    2,329               958                 118
Increase in Applicant's Deposit                                          0                 0                   0
Increase in Partners' Capital                                            0                 0                   0
                                                                               --------------    ----------------
                                                              -------------
Cash generated from Operations                                    $878,337        $2,336,537          $1,279,131
Use of Funds-Increase in Assets                                    103,300                 0                   0
Reduction in Liabilities                                                 0         1,670,953               9,828
Decrease in Applicant's Deposit                                          0                 0                   0
Offering Period Interest Expense to Limited Partners                     0                 0                   0
  Investment Income Pd to LP's                                     327,082           331,750             292,590
  Return of Capital to LP's                                        454,911           613,524             742,194
                                                              -------------    --------------    ----------------
Net Increase (Decrease) in Cash                                   $(6,956)        $(279,690)            $234,519
Cash at the beginning of the year                                  399,467           392,511             112,822
Cash at the end of the year                                        392,511           112,821             347,341
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $87               $79                 $68
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                            $84               $76                 $66
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $33               $33                 $30
  Capital (1)                                                          $45               $61                 $75
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                               $87               $90                 $82
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                        $83               $87                 $79


NOTES:
(1)  Based upon year's initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI IV
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                      1994              1995                1996
                                                              -------------    --------------    ----------------

Gross Revenues                                                    $994,076        $1,016,152            $954,899
Less: General Partners' Mgmt Fee                                    11,687            10,959              10,309
  Mortgage Servicing Fee                                            88,072            73,032              46,809
  Administrative Expenses                                           56,734            54,789              57,868
  Provision for Uncollected Accts                                  243,856           189,026             218,317
  Amortization of Organization and Syndication Costs                 1,975             1,241                   0
  Offering Period Interest Expense to Limited Partners                   0                 0                   0
  Interest Expense                                                   9,585           139,708             123,308
                                                              -------------    --------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                 $582,167          $547,397            $498,288
                                                                               --------------    ----------------
                                                              -------------
Sources of Funds - Net Income                                     $582,167          $547,397            $498,288
Reduction in Assets                                                      0                 0           1,016,682
Increase in Liabilities                                          1,111,875           396,156                   0
Early Withdrawal Penalties Applied to Synd. Costs                    1,400                 0                   0
Increase in Applicant's Deposit                                          0                 0                   0
Increase in Partners' Capital                                            0                 0                   0
                                                                               --------------    ----------------
                                                              -------------
Cash generated from Operations                                  $1,695,442          $943,553          $1,514,970
Use of Funds-Increase in Assets                                    520,319            74,528                   0
Reduction in Liabilities                                                 0                 0             309,097
Decrease in Applicant's Deposit                                          0                 0                   0
Offering Period Interest Expense to Limited Partners                     0                 0                   0
  Investment Income Pd to LP's                                     261,074           233,353             212,280
  Return of Capital to LP's                                        907,454           864,922             728,553
                                                              -------------    --------------    ----------------
Net Increase (Decrease) in Cash                                     $6,595        $(229,250)            $265,040
Cash at the beginning of the year                                  347,341           353,936             124,686
Cash at the end of the year                                        353,936           124,686             389,726
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $62               $63                 $61
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                            $60               $61                 $60
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $27               $26                 $25
  Capital (1)                                                          $95               $97                 $87
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                               $44               $67                 $62
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                        $43               $66                 $60


NOTES:
(1)  Based upon year's initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI IV
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                      1997              1998             9/30/99
                                                           ----------------    --------------    ----------------

Gross Revenues                                                    $947,233          $913,462            $703,764
Less: General Partners' Mgmt Fee                                     9,803             9,303               6,670
  Mortgage Servicing Fee                                            53,475            69,550              53,217
  Administrative Expenses                                           47,083            42,769              33,565
  Provision for Uncollected Accts                                  237,122           200,712             141,918
  Amortization of Organization and Syndication Costs                     0                 0                   0
  Offering Period Interest Expense to Limited Partners                   0                 0                   0
  Interest Expense                                                 127,795           114,274              93,606
                                                            ----------------    --------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                 $471,955          $476,854            $374,788
                                                            ----------------    --------------    ----------------
Sources of Funds - Net Income                                     $471,955          $476,854            $374,788
Reduction in Assets                                                      0           378,202             805,697
Increase in Liabilities                                            297,222            15,717                   0
Early Withdrawal Penalties Applied to Synd. Costs                        0                 0                   0
Increase in Applicant's Deposit                                          0                 0                   0
Increase in Partners' Capital                                            0                 0                   0
                                                            --------------      --------------     ----------------
Cash generated from Operations                                    $769,177          $870,773          $1,180,485
Use of Funds-Increase in Assets                                     48,154                 0                   0
Reduction in Liabilities                                                 0                 0             665,717
Decrease in Applicant's Deposit                                          0                 0                   0
Offering Period Interest Expense to Limited Partners                     0                 0                   0
  Investment Income Pd to LP's                                     208,313           221,641             171,759
  Return of Capital to LP's                                        647,257           667,647             414,432
                                                           ----------------    --------------    ----------------

Net Increase (Decrease) in Cash                                 $(134,547)         $(18,515)           $(71,423)
Cash at the beginning of the year                                  389,726           255,179             236,664
Cash at the end of the year                                        255,179           236,664             165,241
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $61               $65                 $53
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                            $60               $63                 $52
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $26               $29                 $24
  Capital (1)                                                          $81               $88                 $58
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                               $85               $79                 N/A
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
Distributions                                                          $83               $76                 N/A


NOTES:
(1)  Based upon year's initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                      1984              1985                1986
                                                              -------------    --------------    ----------------

Gross Revenues                                                    $121,765          $215,150            $200,934
Less: General Partners' Mgmt Fee                                     5,878            11,488              12,240
  Mortgage Servicing Fee                                             5,384             9,421              12,118
  Administrative Expenses                                            4,001             7,368              16,210
  Provision for Uncollected Accts                                    1,228            10,420               7,612
  Amortization of Organization and Syndication Costs                   789             1,051               1,051
  Offering Period Interest Expense to Limited Partners               4,501                 0                   0
                                                              -------------    --------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                  $99,984          $175,402            $151,703
                                                              -------------    --------------    ----------------
Sources of Funds - Net Income                                      $99,984          $175,402            $151,703
Decrease in Assets                                                       0                 0              73,219
Increase in Liabilities                                             15,080                 0                 914
Increase in Applicant's Deposit                                          0                 0                   0
Increase in Partners' Capital                                    1,429,624                 0                   0
                                                                               --------------    ----------------
                                                              -------------
Cash generated from Operations                                  $1,544,688          $175,402            $225,836
Use of Funds-Increase in Assets                                  1,476,990            47,801                   0
Decrease in Liabilities                                                  0            14,848                   0
Decrease in Applicant's Deposit                                          0                 0                   0
Offering Period Interest Expense to Limited Partners                     0                 0                   0
  Investment Income Pd to LP's                                      40,333            77,652              58,391
  Return of Capital to LP's                                              0                 0                   0
                                                              -------------    --------------    ----------------
Net Increase (Decrease) in Cash                                    $27,365           $35,101            $167,445
Cash at the beginning of the year                                        0            27,365              62,466
Cash at the end of the year                                         27,365            62,466             229,911
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $123              $119                 $97
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                           $121              $114                 $93
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $27               $52                 $37
  Capital (1)                                                            0                 0                   0
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                              $124              $120                 $96
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                       $121              $113                 $92


NOTES:
(1)  Based upon year's initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                      1987              1988                1989
                                                              -------------    --------------    ----------------

Gross Revenues                                                    $165,951          $190,856            $211,062
Less: General Partners' Mgmt Fee                                     1,050                 0               3,408
  Mortgage Servicing Fee                                             3,989             8,678              11,179
  Administrative Expenses                                           14,664            16,186              16,281
  Provision for Uncollected Accts                                   13,886            22,486              30,612
  Amortization of Organization and Syndication Costs                   462               578                 990
  Offering Period Interest Expense to Limited Partners                   0                 0                   0
                                                              -------------    --------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                 $131,900          $142,928            $148,592
                                                              --------------   --------------    ----------------
Sources of Funds - Net Income                                     $131,900          $142,928            $148,592
Decrease in Assets                                                  48,139                 0                   0
Increase in Liabilities                                              2,656             1,580                   0
Increase in Applicant's Deposit                                          0                 0                   0
Increase in Partners' Capital                                            0                 0                   0
                                                              --------------   --------------    ----------------
Cash generated from Operations                                    $182,695          $144,508            $148,592
Use of Funds-Increase in Assets                                          0           290,071               5,767
Decrease in Liabilities                                                  0                 0               4,532
Decrease in Applicant's Deposit                                          0                 0                   0
Offering Period Interest Expense to Limited Partners                     0                 0                   0
  Investment Income Pd to LP's                                      53,836            61,267              94,559
  Return of Capital to LP's                                              0                 0             116,362
                                                              -------------    --------------    ----------------
Net Increase (Decrease) in Cash                                   $128,859        $(206,830)           $(72,628)
Cash at the beginning of the year                                  229,911           358,770             151,940
Cash at the end of the year                                        358,770           151,940              79,312
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $78               $81                 $83
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                            $76               $78                 $80
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $32               $35                 $51
  Capital (1)                                                            0                 0                 $63
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                               $79               $82                 $83
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                        $76               $79                 $80


NOTES:
(1)  Based upon year's initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                      1990              1991                1992
                                                              -------------    --------------    ----------------

Gross Revenues                                                    $196,540          $169,921            $177,555
Less: General Partners' Mgmt Fee                                    12,833            11,454               7,915
  Mortgage Servicing Fee                                             9,561             8,008               9,842
  Administrative Expenses                                           12,596            12,399              22,371
  Provision for Uncollected Accts                                    5,828             4,040               9,977
  Amortization of Organization and Syndication Costs                     0                 0                   0
  Offering Period Interest Expense to Limited Partners                   0                 0                 $57
                                                              -------------    --------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                 $155,722          $134,020            $127,393
                                                              --------------   --------------    ----------------
Sources of Funds - Net Income                                     $155,722          $134,020            $127,393
Decrease in Assets                                                 124,828           229,739                   0
Increase in Liabilities                                                  0               735                 764
Increase in Applicant's Deposit                                          0                 0              80,000
Increase in Partners' Capital                                            0                 0             345,151
                                                              --------------   --------------     ---------------
Cash generated from Operations                                    $280,550          $364,494            $553,308
Use of Funds-Increase in Assets                                          0                 0             206,184
Decrease in Liabilities                                              1,279                 0                   0
Decrease in Applicant's Deposit                                          0                 0                   0
Offering Period Interest Expense to Limited Partners                     0                 0                   0
  Investment Income Pd to LP's                                     123,195            96,512              84,590
  Return of Capital to LP's                                        219,305           238,846             230,697
                                                              -------------    --------------    ----------------
Net Increase (Decrease) in Cash                                  $(63,229)           $29,136             $31,837
Cash at the beginning of the year                                   79,312            16,083              45,219
Cash at the end of the year                                         16,083            45,219              77,056
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $94               $90                 $88
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                            $90               $87                 $85
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $69               $61                 $61
  Capital (1)                                                         $123              $150                $166
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                               $98              $111                 $97
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                       $107               $93                 $94


NOTES:
(1)  Based upon year's initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                      1993              1994                1995
                                                              -------------    --------------    ----------------

Gross Revenues                                                    $236,762          $165,126            $166,111
Less: General Partners' Mgmt Fee                                     2,993             6,065               6,399
  Mortgage Servicing Fee                                            11,917            12,068              11,267
  Administrative Expenses                                           23,634            15,883              16,954
  Provision for Uncollected Accts                                   66,633               683                  43
  Amortization of Organization and Syndication Costs                     0                 0                   0
  Offering Period Interest Expense to Limited Partners                $242              $396                 $54
                                                              -------------    --------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                 $131,343          $130,031            $131,394
                                                              --------------   --------------    ----------------
Sources of Funds - Net Income                                     $131,343          $130,031            $131,394
Decrease in Assets                                                 128,311               -0-                   0
Increase in Liabilities                                                  0             3,818                 324
Increase in Applicant's Deposit                                     10,000                 0                   0
Increase in Partners' Capital                                      110,242           290,396              25,054
                                                              --------------   --------------     ---------------
Cash generated from Operations                                    $379,896          $424,245            $156,772
Use of Funds-Increase in Assets                                          0           192,646              67,506
Decrease in Liabilities                                              1,099                 0                   0
Decrease in Applicant's Deposit                                          0            90,000                   0
Offering Period Interest Expense to Limited Partners                   173               283                  54
  Investment Income Pd to LP's                                      85,197            77,734              81,250
  Return of Capital to LP's                                        236,366           129,391              65,478
                                                              -------------    --------------    ----------------
Net Increase (Decrease) in Cash                                    $57,061         $(65,809)           $(57,516)
Cash at the beginning of the year                                   77,056           134,117              68,308
Cash at the end of the year                                        134,117            68,308              10,792
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $82               $80                 $77
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                            $79               $77                 $74
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $55               $53                 $48
  Capital (1)                                                         $153               $88                 $39
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                              $116               $81                 $71
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                       $112               $79                 $69


NOTES:
(1)  Based upon year's initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                      1996              1997                1998
                                                              -------------     -------------    ----------------

Gross Revenues                                                    $166,395          $168,046            $183,854
Less: General Partners' Mgmt Fee                                     2,191             2,229               2,222
  Mortgage Servicing Fee                                            14,696             7,791              13,433
  Administrative Expenses                                           14,270            13,950              14,983
  Provision for Uncollected Accts                                    8,279            20,790              29,519
  Amortization of Organization and Syndication Costs                     0                 0                   0
  Offering Period Interest Expense to Limited Partners                   0                 0                   0
                                                              -------------     -------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                 $126,959          $123,286            $123,697
                                                                                -------------    ----------------
                                                              -------------
Sources of Funds - Net Income                                     $126,959          $123,286            $123,697
Decrease in Assets                                                 134,161            56,244                   0
Increase in Liabilities                                              2,458                 0               5,310
Increase in Applicant's Deposit                                          0                 0                   0
Increase in Partners' Capital                                       70,000             4,812               4,812
                                                              -------------     -------------    ----------------
Cash generated from Operations                                    $333,578          $184,342            $133,819
Use of Funds-Increase in Assets                                          0                 0             165,523
Decrease in Liabilities                                                  0             6,724                   0
Decrease in Applicant's Deposit                                          0                 0                   0
Offering Period Interest Expense to Limited Partners                     0                 0                   0
  Investment Income Pd to LP's                                      79,413            79,219              78,559
  Return of Capital to LP's                                         30,874            46,854              48,389
                                                              -------------
                                                                                -------------    ----------------
Net Increase (Decrease) in Cash                                   $223,291           $51,545          $(158,652)
Cash at the beginning of the year                                   10,792           234,083             285,628
Cash at the end of the year                                        234,083           285,628             126,976
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $72               $70                 $71
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                            $70               $68                 $69
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $47               $45                 $45
  Capital (1)                                                          $18               $27                 $28
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                               $57               $80                 $65
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                        $56               $78                 $65


NOTES:
(1)  Based upon year's initial capital balances


                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                     RMI III
                           (AS OF SEPTEMBER 30, 1999)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                   9/30/99
                                                              -------------

Gross Revenues                                                    $142,392
Less: General Partners' Mgmt Fee                                     1,661
  Mortgage Servicing Fee                                            10,454
  Administrative Expenses                                           11,941
  Provision for Uncollected Accts                                   23,447
  Amortization of Organization and Syndication Costs                     0
  Offering Period Interest Expense to Limited Partners                   0
                                                              -------------
Net Income (GAAP Basis) dist. to Limited Partners                  $94,889
                                                              -------------
Sources of Funds - Net Income                                      $94,889
Decrease in Assets                                                       0
Increase in Liabilities                                                  0
Increase in Applicant's Deposit                                          0
Increase in Partners' Capital                                            0
                                                              -------------
Cash generated from Operations                                     $94,889
Use of Funds-Increase in Assets                                     30,572
Decrease in Liabilities                                              5,310
Decrease in Applicant's Deposit                                          0
Offering Period Interest Expense to Limited Partners                     0
  Investment Income Pd to LP's                                      59,813
  Return of Capital to LP's                                         74,683
                                                              -------------
Net Increase (Decrease) in Cash                                  $(75,489)
Cash at the beginning of the year                                  126,976
Cash at the end of the year                                         51,487
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $54
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                            $53
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $34
  Capital (1)                                                          $42
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                               N/A
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                        N/A


NOTES:
(1)  Based upon year's initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                      1984              1985                1986
                                                              -------------    --------------    ----------------

Gross Revenues                                                    $207,656          $218,404            $210,308
Less: General Partners' Mgmt Fee                                    13,621            14,712              15,480
  Mortgage Servicing Fee                                             9,591            11,334              13,950
  Administrative Expenses                                            6,089             7,500              13,922
  Provision for Uncollected Accts                                    8,282            12,056               4,132
  Amortization of Organization and Syndication Costs                   755               831                 584
  Offering Period Interest Expense to Limited Partners                 211                 0                   0
                                                              -------------    --------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                 $169,107          $171,971            $162,240
                                                                               --------------    ----------------
                                                              -------------
Sources of Funds - Net Income                                     $169,107          $171,971            $162,240
Decrease in Assets                                                       0                 0                   0
Increase in Liabilities                                                  0               217                   0
Increase in Applicant's Deposit                                          0                 0                   0
Increase in Partners' Capital                                      116,982            10,320                   0
                                                                               --------------    ----------------
                                                              -------------
Cash generated from Operations                                    $286,089          $182,508            $162,240
Use of Funds-Increase in Assets                                    221,005            44,365              10,802
Decrease in Liabilities                                              1,277                 0                 340
Decrease in Applicant's Deposit                                    113,968                 0                   0
Offering Period Interest Expense to Limited Partners                     0                 0                   0
  Investment Income Pd to LP's                                      65,285            75,311              50,444
  Return of Capital to LP's                                              0                 0              70,043
                                                              -------------    --------------    ----------------
Net Increase (Decrease) in Cash                                 $(115,446)           $62,832             $30,612
Cash at the beginning of the year                                  177,223            61,777             124,609
Cash at the end of the year                                         61,777           124,609             155,221
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $130              $122                $109
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                           $123              $116                $104
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $54               $53                 $33
  Capital (1)                                                            0                 0                 $46
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                              $130              $122                $109
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                       $123              $116                $104


NOTES:
(1)  Based upon year's initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                      1987              1988                1989
                                                              -------------    --------------    ----------------

Gross Revenues                                                    $208,807          $232,361            $190,156
Less: General Partners' Mgmt Fee                                    16,238            16,619              14,306
  Mortgage Servicing Fee                                            16,558            17,876              10,740
  Administrative Expenses                                           16,116            16,759              10,208
  Provision for Uncollected Accts                                        0            19,946               4,666
  Amortization of Organization and Syndication Costs                     0               -0-                 -0-
  Offering Period Interest Expense to Limited Partners                   0               -0-                 -0-
                                                              -------------    --------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                 $159,895          $161,161            $150,236
                                                                               --------------    ----------------
                                                              -------------
Sources of Funds - Net Income                                     $159,895          $161,161            $150,236
Decrease in Assets                                                  55,985                 0             258,519
Increase in Liabilities                                                  0             6,421                   0
Increase in Applicant's Deposit                                          0                 0                   0
Increase in Partners' Capital                                            0                 0                   0
                                                                               --------------    ----------------
                                                              -------------
Cash generated from Operations                                    $215,880          $167,582            $408,755
Use of Funds-Increase in Assets                                          0           123,504                   0
Decrease in Liabilities                                              8,607                 0               7,854
Decrease in Applicant's Deposit                                          0                 0                   0
Offering Period Interest Expense to Limited Partners                     0                 0                   0
  Investment Income Pd to LP's                                      45,516            66,746              70,915
  Return of Capital to LP's                                            -0-           264,015             327,020
                                                              -------------    --------------    ----------------
Net Increase (Decrease) in Cash                                   $161,757        $(286,683)              $2,966
Cash at the beginning of the year                                  155,221           316,978              30,295
Cash at the end of the year                                        316,978            30,295              33,261
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $100              $100                $109
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                            $97               $96                $104
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $29               $40                 $47
  Capital (1)                                                           $0              $156                $215
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                              $102              $115                $109
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                        $97              $110                $106


NOTES:
(1)  Based upon year's initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                      1990              1991                1992
                                                              -------------    --------------    ----------------

Gross Revenues                                                    $131,811           $93,683             $92,678
Less: General Partners' Mgmt Fee                                    11,221                 0                   0
  Mortgage Servicing Fee                                             5,395                 0               2,156
  Administrative Expenses                                           10,146            10,950              12,948
  Provision for Uncollected Accts                                    5,434            57,690              16,886
  Amortization of Organization and Syndication Costs                     0                 0                   0
  Offering Period Interest Expense to Limited Partners                   0                 0                   0
                                                              -------------    --------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                  $99,615           $25,043             $60,688
                                                                               --------------    ----------------
                                                              -------------
Sources of Funds - Net Income                                      $99,615           $25,043             $60,688
Decrease in Assets                                                  58,107            69,363                   0
Increase in Liabilities                                                  0            11,604                   0
Increase in Applicant's Deposit                                          0                 0                   0
Increase in Partners' Capital                                            0                 0                   0
                                                                               --------------    ----------------
                                                              -------------
Cash generated from Operations                                    $157,722          $106,010             $60,688
Use of Funds-Increase in Assets                                          0                 0              11,908
Decrease in Liabilities                                                845                 0               9,935
Decrease in Applicant's Deposit                                          0                 0                   0
Offering Period Interest Expense to Limited Partners                     0                 0                   0
  Investment Income Pd to LP's                                      40,172            27,856               5,765
  Return of Capital to LP's                                        130,796            54,362              66,267
                                                              -------------    --------------    ----------------
Net Increase (Decrease) in Cash                                  $(14,091)           $23,792           $(33,187)
Cash at the beginning of the year                                   33,261            19,170              42,962
Cash at the end of the year                                         19,170            42,962               9,775
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $83               $20                 $53
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                            $80               $20                 $53
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $32               $23                  $5
  Capital (1)                                                         $103               $45                 $58
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                               $88               $15                 $67
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                        $85               $16                 $67


NOTES:
(1)  Based upon year's initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                      1993              1994                1995
                                                              -------------    --------------    ----------------

Gross Revenues                                                    $130,958          $102,122            $100,734
Less: General Partners' Mgmt Fee                                     1,523             3,533               9,858
  Mortgage Servicing Fee                                             8,626             7,131               6,124
  Administrative Expenses                                           10,950            14,130              10,232
  Provision for Uncollected Accts                                   68,644            33,851              27,874
  Amortization of Organization and Syndication Costs                     0                 0                   0
  Offering Period Interest Expense to Limited Partners                   0                 0                   0
                                                              -------------    --------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                  $41,215           $43,477             $46,646
                                                                               --------------    ----------------
                                                              -------------
Sources of Funds - Net Income                                      $41,215           $43,477             $46,646
Decrease in Assets                                                 213,667                 0             121,620
Increase in Liabilities                                                  0               535               4,723
Increase in Applicant's Deposit                                          0                 0                   0
Increase in Partners' Capital                                            0                 0                   0
                                                                               --------------    ----------------
                                                              -------------
Cash generated from Operations                                    $254,882           $44,012            $172,989
Use of Funds-Increase in Assets                                          0            99,062                   0
Decrease in Liabilities                                                355                 0                   0
Decrease in Applicant's Deposit                                          0                 0                   0
Offering Period Interest Expense to Limited Partners                     0                 0                   0
  Investment Income Pd to LP's                                      16,423            19,630              21,689
  Return of Capital to LP's                                         78,361            87,614             100,673
                                                              -------------    --------------    ----------------
Net Increase (Decrease) in Cash                                   $159,743        $(162,294)             $50,627
Cash at the beginning of the year                                    9,775           169,518               7,224
Cash at the end of the year                                        169,518             7,224              57,851
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $37               $41                 $48
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                            $37               $41                 $47
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $15               $18                 $21
  Capital (1)                                                          $69               $81                 $99
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                              $100              $(6)                 $77
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                        $98              $(6)                 $75


NOTES:
(1)  Based upon year's initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                      1996              1997               1998
                                                           ----------------     -------------    ---------------

Gross Revenues                                                    $100,382           $88,149            $76,313
Less: General Partners' Mgmt Fee                                     3,061             2,841              2,606
  Mortgage Servicing Fee                                            18,314             4,577              4,441
  Administrative Expenses                                           10,597             9,811              9,401
  Provision for Uncollected Accts                                   20,670            17,950              6,171
  Amortization of Organization and Syndication Costs                     0                 0                  0
  Offering Period Interest Expense to Limited Partners                   0                 0                  0
                                                           ----------------     -------------    ---------------
Net Income (GAAP Basis) dist. to Limited Partners                  $47,740           $52,970            $53,694
                                                                                -------------    ---------------
                                                           ----------------
Sources of Funds - Net Income                                      $47,740           $52,970            $53,694
Decrease in Assets                                                 168,233                 0             58,220
Increase in Liabilities                                                  0                 0                  0
Increase in Applicant's Deposit                                          0                 0                  0
Increase in Partners' Capital                                            0                 0                  0
                                                           ----------------     -------------    ---------------
Cash generated from Operations                                    $215,973           $52,970           $111,914
Use of Funds-Increase in Assets                                          0            15,540                  0
Decrease in Liabilities                                              6,572            14,830              2,958
Decrease in Applicant's Deposit                                          0                 0                  0
Offering Period Interest Expense to Limited Partners                     0                 0                  0
  Investment Income Pd to LP's                                      21,264            23,690             32,004
  Return of Capital to LP's                                         89,158            97,517            107,897
                                                           ----------------
                                                                                -------------    ---------------
Net Increase (Decrease) in Cash                                    $98,979         $(98,607)          $(30,945)
Cash at the beginning of the year                                   57,851           156,830             58,223
Cash at the end of the year                                        156,830            58,223             27,278
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $53               $63                $70
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                            $51               $62                $68
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $23               $27                $40
  Capital (1)                                                          $95              $111               $134
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                               $49               $75                $31
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                        $48               $73                $30


NOTES:
(1)  Based upon year's initial capital balances

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                     RMI II
                           (AS OF SEPTEMBER 30, 1999)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                   9/30/99
                                                           ----------------

Gross Revenues                                                     $49,531
Less: General Partners' Mgmt Fee                                     1,739
  Mortgage Servicing Fee                                             3,191
  Administrative Expenses                                            8,196
  Provision for Uncollected Accts                                      391
  Amortization of Organization and Syndication Costs                     0
  Offering Period Interest Expense to Limited Partners                   0
                                                           ----------------
Net Income (GAAP Basis) dist. to Limited Partners                  $36,014
                                                           ----------------
Sources of Funds - Net Income                                      $36,014
Decrease in Assets                                                 178,578
Increase in Liabilities                                                  0
Increase in Applicant's Deposit                                          0
Increase in Partners' Capital                                            0
                                                           ----------------
Cash generated from Operations                                    $214,592
Use of Funds-Increase in Assets                                          0
Decrease in Liabilities                                                  0
Decrease in Applicant's Deposit                                          0
Offering Period Interest Expense to Limited Partners                     0
  Investment Income Pd to LP's                                      33,963
  Return of Capital to LP's                                         79,983
                                                           ----------------
Net Increase (Decrease) in Cash                                   $100,646
Cash at the beginning of the year                                   27,278
Cash at the end of the year                                        127,924
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $52
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                            $51
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $47
  Capital (1)                                                         $111
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                               N/A
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                        N/A


NOTES:
(1)  Based upon year's initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                      1984              1985                1986
                                                              -------------    --------------    ----------------

Gross Revenues                                                    $188,289          $205,116            $206,710
Less: General Partners' Mgmt Fee                                     1,539             1,434               1,491
  Mortgage Servicing Fee                                            10,735            11,808              13,240
  Administrative Expenses                                            2,734             8,476              15,253
  Provision for Uncollected Accts                                   22,278            51,508              15,498
  Amortization of Organization and Syndication Costs                     0                 0                   0
  Offering Period Interest Expense to Limited Partners                   0                 0                   0
                                                              -------------    --------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                 $151,003          $131,890            $161,228
                                                                               --------------    ----------------
                                                              -------------
Sources of Funds - Net Income                                     $151,003          $131,890            $161,228
Decrease in Assets                                                       0                 0                   0
Increase in Liabilities                                                  0               591               4,677
Increase in Applicant's Deposit                                          0                 0                   0
Increase in Partners' Capital                                            0                 0                   0
                                                                               --------------    ----------------
                                                              -------------
Cash generated from Operations                                    $151,003          $132,481            $165,905
Use of Funds-Increase in Assets                                    209,076             8,249              42,076
Decrease in Liabilities                                                952                 0                   0
Decrease in Applicant's Deposit                                          0                 0                   0
Offering Period Interest Expense to Limited Partners                     0                 0                   0
  Investment Income Pd to LP's                                       2,205            15,746              14,701
  Return of Capital to LP's                                         53,363           100,073              76,449
                                                              -------------    --------------    ----------------
Net Increase (Decrease) in Cash                                 $(114,593)            $8,413             $32,679
Cash at the beginning of the year                                  187,939            73,346              81,759
Cash at the end of the year                                         73,346            81,759             114,438
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $107               $87                $105
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                            $2               $10                  $9
  Capital (1)                                                          $37               $65                 $49
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                              $107               $87                $105



NOTES:
(1)  Based upon year's initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                      1987              1988                1989
                                                              -------------    --------------    ----------------

Gross Revenues                                                    $207,133          $217,668            $209,477
Less: General Partners' Mgmt Fee                                     9,278            12,359              12,504
  Mortgage Servicing Fee                                            13,099            14,742              12,654
  Administrative Expenses                                           15,674            15,015              12,971
  Provision for Uncollected Accts                                   16,734            23,499               7,993
  Amortization of Organization and Syndication Costs                     0                 0                   0
  Offering Period Interest Expense to Limited Partners                   0                 0                   0
                                                              -------------    --------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                 $152,348          $152,053            $163,355
                                                                               --------------    ----------------
                                                              -------------
Sources of Funds - Net Income                                     $152,348          $152,053            $163,355
Decrease in Assets                                                  34,814                 0                   0
Increase in Liabilities                                                  0             4,608                   0
Increase in Applicant's Deposit                                          0                 0                   0
Increase in Partners' Capital                                            0                 0                   0
                                                                               --------------    ----------------
                                                              -------------
Cash generated from Operations                                    $187,162          $156,661            $163,355
Use of Funds-Increase in Assets                                          0            85,795              86,738
Decrease in Liabilities                                              1,142                 0               6,916
Decrease in Applicant's Deposit                                          0                 0                   0
Offering Period Interest Expense to Limited Partners                     0                 0                   0
  Investment Income Pd to LP's                                      16,331            25,710              37,745
  Return of Capital to LP's                                        112,317           113,029             119,469
                                                              -------------    --------------    ----------------
Net Increase (Decrease) in Cash                                    $57,372         $(67,873)           $(87,513)
Cash at the beginning of the year                                  114,438           171,810             103,937
Cash at the end of the year                                        171,810           103,937              16,424
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $96               $95                $101
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $10               $16                 $23
  Capital (1)                                                          $69               $69                 $72
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                               $96               $95                $101



NOTES:
(1)  Based upon year's initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                      1990              1991                1992
                                                              -------------    --------------    ----------------

Gross Revenues                                                    $187,920          $152,401            $143,619
Less: General Partners' Mgmt Fee                                    12,398            11,129                   0
  Mortgage Servicing Fee                                            10,551                 0               3,562
  Administrative Expenses                                           10,999            12,481              20,051
  Provision for Uncollected Accts                                    5,681            56,012              52,860
  Amortization of Organization and Syndication Costs                     0                 0                   0
  Offering Period Interest Expense to Limited Partners                   0                 0                   0
                                                              -------------    --------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                 $148,291           $72,779             $67,146
                                                                               --------------    ----------------
                                                              -------------
Sources of Funds - Net Income                                     $148,291           $72,779             $67,146
Decrease in Assets                                                 226,219                 0                   0
Increase in Liabilities                                                  0            11,215                   0
Increase in Applicant's Deposit                                          0                 0                   0
Increase in Partners' Capital                                            0                 0                   0
                                                                               --------------    ----------------
                                                              -------------
Cash generated from Operations                                    $374,510           $83,994             $67,146
Use of Funds-Increase in Assets                                          0           $67,263             $51,385
Decrease in Liabilities                                              2,500                 0              10,129
Decrease in Applicant's Deposit                                          0                 0                   0
Offering Period Interest Expense to Limited Partners                     0                 0                   0
  Investment Income Pd to LP's                                      51,260            25,014               7,600
  Return of Capital to LP's                                        149,425            93,506              66,017
                                                              -------------    --------------    ----------------
Net Increase (Decrease) in Cash                                   $171,325        $(101,789)           $(67,985)
Cash at the beginning of the year                                   16,424           187,749              85,960
Cash at the end of the year                                        187,749        85,960                  17,975
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $92               $45                 $43
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $31               $15                  $5
  Capital (1)                                                          $90               $58                 $42
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                               $98               $40                 $77



NOTES:
(1)  Based upon year's initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                      1993              1994                1995
                                                              -------------    --------------    ----------------

Gross Revenues                                                    $214,168          $151,237            $153,757
Less: General Partners' Mgmt Fee                                     1,942             3,819               5,597
  Mortgage Servicing Fee                                            12,231             9,961               9,579
  Administrative Expenses                                           31,039            23,433              11,724
  Provision for Uncollected Accts                                   96,493            37,822              48,471
  Amortization of Organization and Syndication Costs                     0                 0                   0
  Offering Period Interest Expense to Limited Partners                   0                 0                   0
                                                              -------------    --------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                  $72,463           $76,202             $78,386
                                                                               --------------    ----------------
                                                              -------------
Sources of Funds - Net Income                                      $72,463           $76,202             $78,386
Decrease in Assets                                                 207,128                 0              41,320
Increase in Liabilities                                              9,332                 0                  16
Increase in Applicant's Deposit                                          0                 0                   0
Increase in Partners' Capital                                            0                 0                   0
                                                                               --------------    ----------------
                                                              -------------
Cash generated from Operations                                    $288,923           $76,202            $119,722
Use of Funds-Increase in Assets                                          0            75,654                   0
Decrease in Liabilities                                                  0             9,152                   0
Decrease in Applicant's Deposit                                          0                 0                   0
Offering Period Interest Expense to Limited Partners                     0                 0                   0
  Investment Income Pd to LP's                                      18,867            28,658              28,580
  Return of Capital to LP's                                         78,090            69,512             124,513
                                                              -------------    --------------    ----------------
Net Increase (Decrease) in Cash                                   $191,966        $(106,774)           $(33,371)
Cash at the beginning of the year                                   17,975           209,941             103,167
Cash at the end of the year                                        209,941           103,167              69,796
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $47               $50                 $53
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $12               $19                 $19
  Capital (1)                                                          $50               $45                 $82
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                                $9             $(18)                 $80



NOTES:
(1)  Based upon year's initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                      1996              1997                1998
                                                           ----------------     -------------    ----------------

Gross Revenues                                                    $135,273          $130,974            $120,561
Less: General Partners' Mgmt Fee                                    10,686             3,431               3,266
  Mortgage Servicing Fee                                            24,133             7,499               7,744
  Administrative Expenses                                           12,170            12,038              11,378
  Provision for Uncollected Accts                                    8,845            20,435               7,456
  Amortization of Organization and Syndication Costs                     0                 0                   0
  Offering Period Interest Expense to Limited Partners                   0                 0                   0
                                                           ----------------     -------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                  $79,439           $87,571             $90,717
                                                                                -------------    ----------------
                                                           ----------------
Sources of Funds - Net Income                                      $79,439           $87,571             $90,717
Decrease in Assets                                                 208,623                 0              35,187
Increase in Liabilities                                             23,127                 0                   0
Increase in Applicant's Deposit                                          0                 0                   0
Increase in Partners' Capital                                            0                 0                   0
                                                           ----------------     -------------    ----------------
Cash generated from Operations                                    $311,189           $87,571            $125,904
Use of Funds-Increase in Assets                                          0           140,251                   0
Decrease in Liabilities                                                  0            24,992                   0
Decrease in Applicant's Deposit                                          0                 0                   0
Offering Period Interest Expense to Limited Partners                     0                 0                   0
  Investment Income Pd to LP's                                      25,439            29,816              25,859
  Return of Capital to LP's                                        101,605           130,035             101,698
                                                           ----------------
                                                                                -------------    ----------------
Net Increase (Decrease) in Cash                                   $184,145        $(237,523)            $(1,653)
Cash at the beginning of the year                                   69,796           253,941              16,418
Cash at the end of the year                                        253,941            16,418              14,765
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $56               $65                 $71
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $18               $21                 $20
  Capital (1)                                                          $71               $93                 $77
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                               $31               $68                 $67



NOTES:
(1)  Based upon year's initial capital balances

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                       RMI
                           (AS OF SEPTEMBER 30, 1999)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                  09/30/99
                                                           ----------------

Gross Revenues                                                     $89,526
Less: General Partners' Mgmt Fee                                     2,364
  Mortgage Servicing Fee                                             6,704
  Administrative Expenses                                            9,663
  Provision for Uncollected Accts                                    5,295
  Amortization of Organization and Syndication Costs                     0
  Offering Period Interest Expense to Limited Partners                   0
                                                           ----------------
Net Income (GAAP Basis) dist. to Limited Partners                  $65,500
                                                           ----------------
Sources of Funds - Net Income                                      $65,500
Decrease in Assets                                                 131,455
Increase in Liabilities                                                  0
Increase in Applicant's Deposit                                          0
Increase in Partners' Capital                                            0
                                                           ----------------
Cash generated from Operations                                    $196,955
Use of Funds-Increase in Assets                                          0
Decrease in Liabilities                                                  0
Decrease in Applicant's Deposit                                          0
Offering Period Interest Expense to Limited Partners                     0
  Investment Income Pd to LP's                                      31,252
  Return of Capital to LP's                                        105,168
                                                           ----------------
Net Increase (Decrease) in Cash                                    $60,535
Cash at the beginning of the year                                   14,765
Cash at the end of the year                                         75,300
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $52
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $24
  Capital (1)                                                          $82
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                               N/A



NOTES:
(1)  Based upon year's initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                             1984             1985              1986
                                                                     -------------    -------------     -------------

Gross Revenues                                                           $592,783         $567,307          $515,812
Less: General Partners' Mgmt Fee                                           28,027            5,366             5,336
  Mortgage Servicing Fee                                                   28,169           33,756            42,630
  Administrative Expenses                                                  28,900           34,833            58,759
  Provision for Uncollected Accts                                          77,966          155,408           171,844
  Amortization of Organization and Syndication Costs                        2,123            1,132             1,877
  Offering Period Interest Expense to Limited Partners                      3,529            2,997             1,849
                                                                     -------------    -------------     -------------
Net Income (GAAP Basis) dist. to Limited Partners                        $424,069         $333,815          $233,518
                                                                                      -------------     -------------
                                                                     -------------
Sources of Funds - Net Income                                            $424,069         $333,815          $233,518
Decrease in Assets                                                        274,181          873,340           919,823
Increase in Liabilities                                                     1,323            3,129             6,384
Increase in Applicant's Deposit                                            42,433                0                 0
Increase in Partners' Capital                                             233,005          228,018           223,959
                                                                                      -------------     -------------
                                                                     -------------
Cash generated from Operations                                           $975,011       $1,438,302        $1,383,684
Use of Funds-Increase in Assets                                                 0                0                 0
Decrease in Liabilities                                                         0                0                 0
Decrease in Applicant's Deposit                                                 0           44,725            15,712
Offering Period Interest Expense to Limited Partners                            0                0                 0
  Investment Income Pd to LP's                                             95,851          123,166           125,074
  Return of Capital to LP's                                               969,496        1,521,375         1,171,920
                                                                     -------------    -------------     -------------
Net Increase (Decrease) in Cash                                         $(90,336)       $(250,964)           $70,979
Cash at the beginning of the year                                         432,118          341,782            90,818
Cash at the end of the year                                               341,782           90,818           161,797
Income & Distr. Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                      $59              $47               $32
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                       $128             $122              $108
Cash Distr. to Investors for $1,000 Invested:CMI
  (Original Portfolio)
    Income (1)                                                                $13              $18               $23
    Capital (1)                                                              $130             $224              $216
  CMI  II (New Portfolio of CMI)
    Income (1)                                                                  0                0                 0
    Capital (1)                                                                 0                0                 0
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)                    $59              $47               $32
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI                                                                      $130             $123              $110


NOTES:
(1)  Based upon year's initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984

                                                              TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                             1987             1988              1989
                                                                    --------------    -------------     -------------

Gross Revenues                                                           $454,722         $327,040          $355,951
Less: General Partners' Mgmt Fee                                            6,884            7,631             8,223
  Mortgage Servicing Fee                                                   26,258           25,206             9,007
  Administrative Expenses                                                  45,785           40,102            27,002
  Provision for Uncollected Accts                                         140,639           75,443           170,176
  Amortization of Organization and Syndication Costs                          800              793                 0
  Offering Period Interest Expense to Limited Partners                        255                0                 0
                                                                    --------------    -------------     -------------
Net Income (GAAP Basis) dist. to Limited Partners                        $234,101         $177,865          $141,543
                                                                                      -------------     -------------
                                                                    --------------
Sources of Funds - Net Income                                            $234,101         $177,865          $141,543
Decrease in Assets                                                        977,963          963,036           423,042
Increase in Liabilities                                                         0            4,680                 0
Increase in Applicant's Deposit                                                 0                0                 0
Increase in Partners' Capital                                              70,223                1                 0
                                                                                      -------------     -------------
                                                                    --------------
Cash generated from Operations                                         $1,282,287       $1,145,582          $564,585
Use of Funds-Increase in Assets                                                 0                0                 0
Decrease in Liabilities                                                     9,039                0             6,543
Decrease in Applicant's Deposit                                            56,068                0                 0
Offering Period Interest Expense to Limited Partners                            0                0                 0
  Investment Income Pd to LP's                                             50,657           59,413            33,471
  Return of Capital to LP's                                             1,249,210          765,486           604,010
                                                                    --------------    -------------     -------------
Net Increase (Decrease) in Cash                                         $(82,687)         $320,683         $(79,439)
Cash at the beginning of the year                                         161,797           79,110           399,793
Cash at the end of the year                                                79,110          399,793           320,354
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                      $37              $28               $18
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                       $100              $98               $92
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                                $12              $17               $10
    Capital (1)                                                              $292             $243              $243
  CMI  II (New Portfolio of CMI)
    Income (1)                                                                  0               $6                $9
    Capital (1)                                                                 0               $6               $21
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)                    $37              $28               $19
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI                                                                      $102             $101               $96


NOTES:
(1)  Based upon year's initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                             1990             1991              1992
                                                                    --------------    -------------     -------------

Gross Revenues                                                           $294,299         $310,196          $279,365
Less: General Partners' Mgmt Fee                                            9,821           18,751            17,149
  Mortgage Servicing Fee                                                   12,034           18,904            21,171
  Administrative Expenses                                                  22,840           23,084            24,763
  Provision for Uncollected Accts                                         129,980           80,123            32,831
  Amortization of Organization and Syndication Costs                            0                0                 0
  Offering Period Interest Expense to Limited Partners                          0                0                 0
                                                                    --------------    -------------     -------------
Net Income (GAAP Basis) dist. to Limited Partners                        $119,624         $169,334          $183,451
                                                                                      -------------     -------------
                                                                    --------------
Sources of Funds - Net Income                                            $119,624         $169,334          $183,451
Decrease in Assets                                                        287,077          298,408                 0
Increase in Liabilities                                                         0           14,202                 0
Increase in Applicant's Deposit                                                 0                0                 0
Increase in Partners' Capital                                                   0                0                 0
                                                                                      -------------     -------------
                                                                    --------------
Cash generated from Operations                                           $406,701         $481,944          $183,451
Use of Funds-Increase in Assets                                                 0                0            74,593
Decrease in Liabilities                                                     1,718                0             2,981
Decrease in Applicant's Deposit                                                 0                0                 0
Offering Period Interest Expense to Limited Partners                            0                0                 0
  Investment Income Pd to LP's                                             28,704           46,573            48,497
  Return of Capital to LP's                                               477,549          356,864           259,493
                                                                    --------------    -------------     -------------
Net Increase (Decrease) in Cash                                        $(101,270)          $78,507        $(202,113)
Cash at the beginning of the year                                         320,354          219,084           297,591
Cash at the end of the year                                               219,084          297,591            95,478
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                       $7              $58               $82
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                        $93              $81               $82
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                                 $3              $18               $18
    Capital (1)                                                              $249             $204              $142
  CMI  II (New Portfolio of CMI)
    Income (1)                                                                $20              $18               $22
    Capital (1)                                                               $20              $63               $81
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)                     $7             $105               $75
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI                                                                      $100             $101               $75


NOTES:
(1)  Based upon year's initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                             1993             1994              1995
                                                                    --------------    -------------     -------------

Gross Revenues                                                           $258,338         $204,608          $210,590
Less: General Partners' Mgmt Fee                                           16,318           15,274            14,180
  Mortgage Servicing Fee                                                   18,665           12,451            18,193
  Administrative Expenses                                                  17,943           16,687            14,485
  Provision for Uncollected Accts                                          72,551           74,215            69,692
  Amortization of Organization and Syndication Costs                            0                0                 0
  Offering Period Interest Expense to Limited Partners                          0                0                 0
                                                                    --------------    -------------     -------------
Net Income (GAAP Basis) dist. to Limited Partners                        $132,861         $ 85,981           $94 040
                                                                                      -------------     -------------
                                                                    --------------
Sources of Funds - Net Income                                            $132,861          $85,981           $94,040
Decrease in Assets                                                        220,577          140,444            29,224
Increase in Liabilities                                                         0                0                 0
Increase in Applicant's Deposit                                                 0                0                 0
Increase in Partners' Capital                                                   0                0                 0
                                                                                      -------------     -------------
                                                                    --------------
Cash generated from Operations                                           $353,438         $226,425          $123,264
Use of Funds-Increase in Assets                                                 0                0                 0
Decrease in Liabilities                                                     2,954            2,600                 0
Decrease in Applicant's Deposit                                                 0                0                 0
Offering Period Interest Expense to Limited Partners                            0                0                 0
  Investment Income Pd to LP's                                             37,370           26,841            33,554
  Return of Capital to LP's                                               235,477          188,064           214,560
                                                                    --------------    -------------     -------------
Net Increase (Decrease) in Cash                                           $77,637           $8,920        $(124,850)
Cash at the beginning of the year                                          95,478          173,115           182,035
Cash at the end of the year                                               173,115          182,035            57,185
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                      $61              $42               $50
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                        $61              $42               $50
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                                $18              $17               $24
    Capital (1)                                                              $138             $122              $137
  CMI  II (New Portfolio of CMI)
    Income (1)                                                                $14              $10               $12
    Capital (1)                                                               $77              $64               $89
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)                    $23              $53               $93
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI                                                                       $23              $53               $93


NOTES:
(1)  Based upon year's initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                      (AS OF SEPTEMBER 30, 1999)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                             1996             1997              1998
                                                                 -----------------    -------------     -------------

Gross Revenues                                                           $193,218         $180,117          $171,863
Less: General Partners' Mgmt Fee                                           13,117           12,229            11,244
  Mortgage Servicing Fee                                                   18,050           14,935            15,048
  Administrative Expenses                                                  14,341           14,182            13,269
  Provision for Uncollected Accts                                          49,281           32,877            20,736
  Amortization of Organization and Syndication Costs                            0                0                 0
  Offering Period Interest Expense to Limited Partners                          0                0                 0
                                                                 -----------------    -------------     -------------
Net Income (GAAP Basis) dist. to Limited Partners                         $98,429         $105,894          $111,566
                                                                                      -------------     -------------
                                                                 -----------------
Sources of Funds - Net Income                                             $98,429         $105,894          $111,566
Decrease in Assets                                                        143,063          204,288            15,743
Increase in Liabilities                                                     3,900                0            11,503
Increase in Applicant's Deposit                                                 0                0                 0
Increase in Partners' Capital                                                   0                0                 0
                                                                 -----------------    -------------     -------------
Cash generated from Operations                                           $245,392         $310,182           138,812
Use of Funds-Increase in Assets                                                 0                0                 0
Decrease in Liabilities                                                         0            3,738                 0
Decrease in Applicant's Deposit                                                 0                0                 0
Offering Period Interest Expense to Limited Partners                            0                0                 0
  Investment Income Pd to LP's                                             28,260           33,904            31,596
  Return of Capital to LP's                                               189,391          206,685           176,327
                                                                 -----------------
                                                                                      -------------     -------------
Net Increase (Decrease) in Cash                                           $27,741          $65,855         $(69,111)
Cash at the beginning of the year                                          57,185           84,926           150,781
Cash at the end of the year                                                84,926          150,781            81,670
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                      $57              $66               $76
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                        $57              $66               $76
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                                $21              $20               $19
    Capital (1)                                                              $149             $169              $120
  CMI  II (New Portfolio of CMI)
    Income (1)                                                                $12              $21               $21
    Capital (1)                                                               $74              $93              $111
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)                    $84              $76               $93
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI)

NOTES:
(1)  Based upon year's initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                               CMI (CONSOLIDATED)
                           (AS OF SEPTEMBER 30, 1999)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                       09/30/99
                                                                    ------------

Gross Revenues                                                          $132,901
Less: General Partners' Mgmt Fee                                           8,024
  Mortgage Servicing Fee                                                  11,889
  Administrative Expenses                                                 11,020
  Provision for Uncollected Accts                                         12,564
  Amortization of Organization and Syndication Costs                           0
  Offering Period Interest Expense to Limited Partners                         0
                                                                    ------------
Net Income (GAAP Basis) dist. to Limited Partners                        $89,404
                                                                    ------------
Sources of Funds - Net Income                                            $89,404
Decrease in Assets                                                             0
Increase in Liabilities                                                        0
Increase in Applicant's Deposit                                                0
Increase in Partners' Capital                                                  0
                                                                    ------------
Cash generated from Operations                                           $89,404
Use of Funds-Increase in Assets                                           32,013
Decrease in Liabilities                                                   11,696
Decrease in Applicant's Deposit                                                0
Offering Period Interest Expense to Limited Partners                           0
  Investment Income Pd to LP's                                            18,683
  Return of Capital to LP's                                              103,565
                                                                    ------------
Net Increase (Decrease) in Cash                                        $(76,553)
Cash at the beginning of the year                                         81,670
Cash at the end of the year                                                5,117
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                     $63
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                       $63
Cash Distribution to Investors for $1,000 Invested:  CMI
 (Original Portfolio)
    Income (1)                                                               $13
    Capital (1)                                                              $62
  CMI  II (New Portfolio of CMI)
    Income (1)                                                               $13
    Capital (1)                                                              $78
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)                   N/A
  Ordinary Income from Operations CMI II (New Portfolio of CMI               N/A
NOTES:
(1)  Based upon year's initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                  CORPORATE MORTGAGE INVESTORS I & II
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1999

SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------------------------------------
                                                             MORTGAGE
                                            CLOSED         INVESTMENT           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
Alameda                   11/29/94        03/13/97          60,000.00           13,896.74           73,896.74
Amador                    02/23/96        06/03/97          45,000.00            5,047.64           50,047.64
Santa Clara               04/26/94        11/05/97          87,500.00           31,938.26          119,438.26
San Mateo                 02/28/97        12/29/97          35,000.00            3,097.18           38,097.18
San Francisco             07/28/95        05/31/98         145,000.00           24,789.91          169,789.91
Ventura                   12/05/96        06/25/98          65,000.00           43,030.90          108,030.90
Alameda                   09/29/88        10/26/98          74,600.00           64,089.87          138,689.87
Ventura                   12/05/96        05/17/99          52,000.00           15,030.78           67,030.78
Ventura                   12/05/96        07/19/99          65,000.00           22,157.23           87,157.23

--------------------------------------------------------------------------------------------------------------
MULTIPLE 5+ UNITS (county)
--------------------------------------------------------------------------------------------------------------
                                                             MORTGAGE
                                            CLOSED         INVESTMENT           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------
COMMERCIAL (county)
--------------------------------------------------------------------------------------------------------------
                                                             MORTGAGE
                                            CLOSED         INVESTMENT           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
Santa Clara               01/31/94        10/01/96         100,000.00           20,044.97          120,044.97
Contra Costa              06/21/88        04/07/97          54,600.00           28,890.31           83,490.31
San Francisco             08/24/94        06/30/97          87,500.00           27,241.68          114,741.68
Santa Barbara             05/10/94        10/31/97         100,000.00           39,560.36          139,560.36
San Mateo                 12/02/97        08/19/98         150,000.00            9,358.83          159,358.83
San Mateo                 02/02/96        10/02/98         175,000.00           51,682.83          226,682.83

--------------------------------------------------------------------------------------------------------------

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS I
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1999

SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------------------------------------
                                                             MORTGAGE
                                            CLOSED         INVESTMENT           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
Sacramento                03/13/92        10/31/97          13,812.08          -11,914.86            1,897.22
Ventura                   12/05/96        02/13/98          65,000.00            1,913.40           66,913.40
Ventura                   12/05/96        02/13/98          65,000.00           13,110.67           78,110.67
Ventura                   12/05/96        02/13/98          65,000.00            4,922.69           69,922.69
San Mateo                 02/16/94        02/25/98          75,000.00           31,129.95          106,129.95
Contra Costa              08/30/93        03/02/99          29,502.78           23,776.64           53,279.42
Santa Clara               12/31/91        02/18/99          54,000.00          -30,585.00           23,415.00
Stanislaus                12/31/96        06/23/99         100,000.00           30,493.33          130,493.33
Contra Costa              10/23/85        07/19/99           5,958.05           23,479.72           29,437.77


--------------------------------------------------------------------------------------------------------------
MULTIPLE 5+ UNITS (county)
--------------------------------------------------------------------------------------------------------------
                                                             MORTGAGE
                                            CLOSED         INVESTMENT           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------
COMMERCIAL (county)
--------------------------------------------------------------------------------------------------------------
                                                             MORTGAGE
                                            CLOSED         INVESTMENT           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
San Mateo                 03/31/96        10/02/98          15,000.00            6,118.14           21,118.14
San Mateo                 05/30/97        10/15/98         100,000.00           14,693.80          114,693.80
Santa Clara               12/31/92        06/01/99          54,500.00            47002.52          101,502.52

--------------------------------------------------------------------------------------------------------------

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS II
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1999

SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------------------------------------
                                                             MORTGAGE
                                            CLOSED         INVESTMENT           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
Marin                     01/23/87        12/13/96          50,500.01            6,277.71           56,777.72
Santa Clara               02/11/94        06/06/97          88,000.00           19,621.27          107,621.27
Sacramento                03/12/97        10/31/97          13,760.71          -12,627.29            1,133.42
Ventura                   12/05/96        02/13/98          65,000.00           12,082.39           77,082.39
Ventura                   12/05/96        02/13/98          65,000.00           13,599.29           78,599.29
San Mateo                 02/16/94        02/25/98          50,000.00           10,376.65           60,376.65


--------------------------------------------------------------------------------------------------------------
MULTIPLE 5+ UNITS (county)
--------------------------------------------------------------------------------------------------------------
                                                             MORTGAGE
                                            CLOSED         INVESTMENT           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
Alameda                   06/01/92        05/13/98         100,000.00           87,651.58          187,651.58


--------------------------------------------------------------------------------------------------------------
COMMERCIAL (county)
--------------------------------------------------------------------------------------------------------------
                                                             MORTGAGE
                                            CLOSED         INVESTMENT           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
Alameda                   01/12/94        12/02/96          30,000.00            7,553.14           37,553.14
Santa Barbara             05/10/94        10/31/97          50,000.00           19,780.28           69,780.28
Stanislaus                12/31/96        06/23/99         100,000.00           30,493.33          130,493.33


--------------------------------------------------------------------------------------------------------------

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS III
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1999

SINGLE FAMILY 1-4 UNITS (county)
 ------------------------------------------------------------------------------------------------------------
                                                            MORTGAGE
                                            CLOSED         INVESTMENT          INTEREST/            PROCEEDS
 PROPERTY                   FUNDED              ON             AMOUNT          LATE/MISC             TO DATE
 ------------------------------------------------------------------------------------------------------------
 Alameda                  11/29/94        05/19/97          60,000.00          15,662.20           75,662.20
 Alameda                  11/03/94        07/10/97          73,000.00          19,586.80           92,586.80
 Alameda                  09/02/92        07/15/97         100,000.00          57,227.60          157,227.60
 San Mateo                08/16/94        11/14/97          75,000.00          28,380.54          103,380.54
 Ventura                  12/05/96        03/03/98          65,000.00          10,539.20           75,539.20
 San Mateo                02/01/98        12/31/98          30,000.00           3,111.01           33,111.01
 Santa Clara              12/31/91        02/18/99          83,619.72         -47,253.20           36,366.52
 Ventura                  12/05/96        07/26/99          65,000.00          22,471.54           87,471.54

 ------------------------------------------------------------------------------------------------------------
MULTIPLE 5+ UNITS (county)
 ------------------------------------------------------------------------------------------------------------
                                                            MORTGAGE
                                            CLOSED        INVESTMENT           INTEREST/            PROCEEDS
 PROPERTY                  FUNDED               ON            AMOUNT           LATE/MISC             TO DATE
 ------------------------------------------------------------------------------------------------------------
 Alameda                 06/01/92         05/13/98         60,000.00           52,592.89          112,592.89
 Alameda                 11/09/83         09/03/99         17,524.36           28,623.51           46,147.87

 ------------------------------------------------------------------------------------------------------------
COMMERCIAL (county)
 ------------------------------------------------------------------------------------------------------------
                                                             MORTGAGE
                                            CLOSED         INVESTMENT          INTEREST/            PROCEEDS
 PROPERTY                   FUNDED              ON             AMOUNT          LATE/MISC             TO DATE
 ------------------------------------------------------------------------------------------------------------
 San Francisco            08/24/94        06/30/97          87,500.00          27,241.69          114,741.69
 San Mateo                03/31/98        08/19/98          60,000.00           3,289.28           63,289.28
 San Mateo                10/18/96        11/18/98         100,000.00          25,160.00          125,160.00
 Stanislaus               12/20/94        06/23/99         141,964.18         155,813.06          297,777.24

 ------------------------------------------------------------------------------------------------------------

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS IV
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1999

SINGLE FAMILY 1-4 UNITS (county)
-------------------------------------------------------------------------------------------------------------
                                                            MORTGAGE
                                            CLOSED        INVESTMENT           INTEREST/            PROCEEDS
PROPERTY                   FUNDED               ON            AMOUNT           LATE/MISC             TO DATE
-------------------------------------------------------------------------------------------------------------
Alameda                  09/02/92         07/15/97         78,750.00           45,066.81          123,816.81
San Mateo                03/20/90         08/29/97         80,000.00           77,498.01          157,498.01
San Francisco            11/06/92         11/04/97         12,266.67            5,240.50           17,507.17
Santa Clara              04/26/94         11/05/97         87,500.00           31,938.26          119,438.26
Alameda                  12/24/91         12/31/97         67,257.75           30,392.45           97,650.20
San Mateo                11/16/87         01/19/98         40,000.00           54,832.78           94,832.78
San Mateo                10/16/92         04/01/98         76,760.00           70,117.71          146,877.71
Alameda                  07/07/86         05/19/98         27,850.00           46,154.10           74,004.10
San Mateo                05/21/91         07/02/98        120,000.00          123,436.63          243,436.63
Contra Costa             04/10/97         02/04/99         12,500.00            2,616.39           15,116.39
San Mateo                08/29/97         05/26/99         15,282.02            2,264.56           17,546.58
Contra Costa             10/23/85         07/19/99         34,041.95           64,122.55           98,164.50
Ventura                  12/05/96         09/03/99         65,000.00           23,677.32           88,677.32

-------------------------------------------------------------------------------------------------------------
MULTIPLE 5+ UNITS (county)
-------------------------------------------------------------------------------------------------------------
                                                             MORTGAGE
                                             CLOSED        INVESTMENT           INTEREST/           PROCEEDS
PROPERTY                    FUNDED               ON            AMOUNT           LATE/MISC            TO DATE
-------------------------------------------------------------------------------------------------------------
Alameda                   03/13/97         05/01/98        500,000.00           61,215.28         561,215.28
Alameda                   06/01/92         05/13/98        275,000.00          373,615.12         648,615.12
Sacramento                06/29/90         07/17/98        187,778.06          136,018.43         323,796.49
Sacramento                07/03/95         12/24/98        200,000.00           29,398.68         229,398.68
Contra Costa              12/31/94         02/04/99        175,000.00          105,355.18         280,355.18
Alameda                   12/24/97         06/28/99        690,000.00           98,272.41         788,272.41
Alameda                   04/27/89         06/10/99         65,000.00           78,181.27         143,181.27

-------------------------------------------------------------------------------------------------------------

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS IV
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1999


COMMERCIAL (county)
-------------------------------------------------------------------------------------------------------------
                                                             MORTGAGE
                                            CLOSED         INVESTMENT           INTEREST/           PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC            TO DATE
-------------------------------------------------------------------------------------------------------------
Lake                      01/30/91        10/04/96          16,000.00           13,245.50          29,245.50
Alameda                   12/12/90        03/24/97         201,671.45          271,459.89         473,131.34
San Luis Obispo           03/14/96        05/23/97         200,000.00           30,005.13         230,005.13
Contra Costa              04/26/91        06/23/97         114,952.65          154,302.43         269,255.08
San Mateo                 12/31/90        12/05/97         260,000.00          205,321.34         465,321.34
Santa Clara               09/29/95        12/18/97         300,000.00           79,483.33         379,483.33
Contra Costa              09/29/92        05/04/98         100,000.00           65,297.83         165,297.83
Sonoma                    05/26/93        07/09/98         292,500.00          361,093.01         653,593.01
San Mateo                 12/02/97        08/19/98          90,000.00            7,588.88          97,588.88
San Mateo                 02/02/96        10/02/98         275,000.00           69,864.78         344,864.78
San Mateo                 05/30/97        10/15/98         250,000.00           36,734.50         286,734.50
San Mateo                 08/26/93        03/12/99         133,000.00           52,840.61         185,840.61
Santa Clara               12/31/92        06/01/99          54,500.00           47,002.52         101,502.52
Stanislaus                12/20/94        06/23/99         946,427.86        1,076,196.15       2,022,624.01

-------------------------------------------------------------------------------------------------------------

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS V
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1999

SINGLE FAMILY 1-4 UNITS (county)
------------------------------------------------------------------------------------------------------------
                                                              MORTGAGE
                                             CLOSED         INVESTMENT           INTEREST/         PROCEEDS
PROPERTY                     FUNDED              ON             AMOUNT           LATE/MISC          TO DATE
------------------------------------------------------------------------------------------------------------
Marin                      01/23/87        12/13/96          60,000.00           57,433.82       117,433.82
San Francisco              04/15/93        03/19/97          93,500.00           23,305.54       116,805.54
San Francisco              12/09/94        06/10/97          14,000.00            3,110.57        17,110.57
San Francisco              04/16/91        10/23/97         342,442.77           91,841.37       434,284.14
Sacramento                 03/12/92        10/31/97          27,664.73          -23,852.44         3,812.29
San Mateo                  11/18/92        12/10/97          25,000.00           15,165.60        40,165.60
Alameda                    01/24/92        12/19/97          87,300.00           33,156.31       120,456.31
Santa Clara                12/31/91        02/18/99         228,620.18         -127,741.15       100,879.03

------------------------------------------------------------------------------------------------------------
MULTIPLE 5+ UNITS (county)
------------------------------------------------------------------------------------------------------------
                                                              MORTGAGE
                                             CLOSED         INVESTMENT            INTEREST/        PROCEEDS
PROPERTY                     FUNDED              ON             AMOUNT            LATE/MISC         TO DATE
------------------------------------------------------------------------------------------------------------
Sacramento                 06/29/90        07/17/98         126,555.01            65,224.49      191,779.50

------------------------------------------------------------------------------------------------------------
COMMERCIAL (county)
------------------------------------------------------------------------------------------------------------
                                                               MORTGAGE
                                              CLOSED         INVESTMENT           INTEREST/        PROCEEDS
PROPERTY                      FUNDED              ON             AMOUNT           LATE/MISC         TO DATE
------------------------------------------------------------------------------------------------------------
San Mateo                   08/01/90        01/24/97          50,000.00           42,804.93       92,804.93
Contra Costa                04/26/91        06/23/97         115,032.96          154,302.43      269,335.39
Contra Costa                11/16/93        07/03/97         235,000.00           56,654.84      291,651.84
Sonoma                      07/06/89        08/01/97         100,000.00           91,651.43      191,651.43
Santa Clara                 09/29/95        12/18/97         100,000.00           26,660.60      126,666.60
Contra Costa                09/29/92        05/04/98         100,000.00          128,786.98      228,786.98
San Mateo                   07/15/92        12/08/98         112,500.00           96,554.54      209,054.54
San Francisco               06/17/98        01/08/99         400,000.00           23,314.28      423,314.28
Sonoma                      11/07/94        05/14/99          66,190.41           25,660.80       91,851.21
Stanislaus                  12/20/94        06/23/99         236,606.97          261,799.03      498,406.00

------------------------------------------------------------------------------------------------------------

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS VI
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1999

SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------------------------------------
                                                                MORTGAGE
                                               CLOSED         INVESTMENT             INTEREST/       PROCEEDS
PROPERTY                       FUNDED              ON             AMOUNT             LATE/MISC        TO DATE
--------------------------------------------------------------------------------------------------------------
San Mateo                    07/01/88        10/06/96          22,500.00             21,468.10      43,968.10
San Mateo                    06/29/89        10/11/96          69,396.16            113,467.71     182,863.87
San Mateo                    10/10/96        04/14/97          37,055.61              1,527.25      38,582.86
Alameda                      07/01/90        07/02/97         233,367.46           -127,393.18     105,974.28
Sacramento                   03/13/92        10/31/97          55,307.12            -47,694.39       7,612.73
Alameda                      01/24/92        12/19/97          87,300.00             32,875.31     120,175.31
Alameda                      12/24/91        12/31/97          67,257.75             30,820.92      98,078.67
San Mateo                    10/16/92        04/01/98         115,140.00             50,554.99     165,694.99
El Dorado                    06/24/93        06/19/98         235,000.00            154,808.06     389,808.06
Alameda                      02/23/95        06/23/98         153,320.99             52,892.71     211,213.70
San Mateo                    07/25/88        02/17/99          49,000.00             66,190.49     115,190.49
Contra Costa                 08/30/93        03/02/99          21,635.32             17,572.19      39,207.51
Ventura                      12/05/96        05/17/99          13,000.00              6,491.67      19,491.67
San Mateo                    05/15/96        05/28/99         145,000.00             31,017.05     176,017.05
Ventura                      12/05/96        07/02/99          65,000.00             15,006.13      80,006.13
Solano                       02/11/88        06/14/99          36,000.00             67,213.77     103,213.77
Santa Clara                  12/31/91        02/18/99         285,793.30           -141,804.88     143,988.42
San Francisco                06/29/90        07/21/99         200,000.00            241,041.21     441,041.21
Contra Costa                 02/10/99        09/14/99         335,000.00             20,891.09     355,891.09

--------------------------------------------------------------------------------------------------------------
MULTIPLE 5+ UNITS (county)
-------------------------------------------------------------------------------------------------------------
                                                                MORTGAGE
                                               CLOSED         INVESTMENT            INTEREST/       PROCEEDS
PROPERTY                      FUNDED               ON             AMOUNT            LATE/MISC        TO DATE
-------------------------------------------------------------------------------------------------------------
Sacramento                  08/19/88         07/28/97         509,985.54          -214,554.68     295,430.86
Sacramento                  07/24/97         02/02/98          10,000.00               368.58      10,368.58
Alameda                     03/13/98         05/01/98         350,000.00            15,781.59     365,781.59
Alameda                     06/01/92         05/13/98         275,000.00           241,049.46     516,049.46
Sacramento                  06/29/90         07/17/98          96,559.83            97,106.39     193,666.22
-------------------------------------------------------------------------------------------------------------

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS VI
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1999

COMMERCIAL (county)
-------------------------------------------------------------------------------------------------------------
                                                                MORTGAGE
                                                CLOSED        INVESTMENT            INTEREST/       PROCEEDS
PROPERTY                      FUNDED                ON            AMOUNT            LATE/MISC        TO DATE
-------------------------------------------------------------------------------------------------------------
San Mateo                   08/01/90          01/24/97         50,000.00            42,561.13      92,561.13
Alameda                     12/12/90          03/24/97        210,034.69           283,065.26     493,099.95
Alameda                     11/05/90          03/31/97         78,740.20           105,095.44     183,835.64
Sonoma                      07/06/89          08/01/97        100,000.00            91,374.72     191,374.72
Contra Costa                03/19/91          09/30/97        227,755.59          -186,413.27      41,342.32
Santa Barbara               05/10/94          10/31/97        100,000.00            40,222.70     140,222.70
Santa Clara                 09/29/95          12/18/97        550,000.00            83,866.67     633,866.67
Sonoma                      05/26/93          07/09/98        292,500.00           624,396.12     916,896.12
Alameda                     08/11/88          08/03/98         73,000.00            93,566.06     166,566.06
San Mateo                   02/02/96          10/02/98        150,000.00            31,079.87     181,079.87
San Francisco               06/17/98          01/08/99        700,000.00            40,799.99     740,799.99
Solano                      11/07/94          05/14/99         72,809.59            27,404.49     100,214.08
Santa Clara                 12/31/92          06/01/99        109,000.00            89,992.26     198,992.26
Stanislaus                  12/20/94          06/23/99        567,856.74           625,917.71   1,193,774.45

-------------------------------------------------------------------------------------------------------------

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS VII
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1999

SINGLE FAMILY 1-4 UNITS (county)
---------------------------------------------------------------------------------------------------------------
                                                                MORTGAGE
                                                 CLOSED       INVESTMENT       INTEREST/              PROCEEDS
PROPERTY                     FUNDED                  ON           AMOUNT       LATE/MISC               TO DATE
---------------------------------------------------------------------------------------------------------------
San Mateo                  06/24/92            03/13/97        81,000.00       45,775.04            126,775.04
San Francisco              04/15/93            03/19/97        50,000.00       17,967.50             67,967.50
Alameda                    08/16/91            04/11/97        66,000.00       41,506.43            107,506.43
San Mateo                  10/10/96            04/14/97        29,944.39        1,234.15             31,178.54
San Francisco              07/15/96            05/09/97       320,000.00       20,144.66            340,144.66
Tuolomne                   03/26/93            05/14/97       175,000.00       36,244.52            211,244.52
San Mateo                  08/12/91            05/31/97       108,270.70       71,684.54            179,955.24
San Mateo                  06/19/92            06/18/97        42,500.00       25,030.01             67,030.01
San Mateo                  12/30/90            06/19/97        15,000.00       14,166.94             29,166.94
San Francisco              07/16/91            08/22/97       108,000.00       89,977.37            197,977.37
San Mateo                  03/29/90            08/29/97        63,960.00       61,632.29            125,592.29
San Mateo                  06/10/92            09/05/97       145,000.00       95,692.30            240,692.30
San Francisco              10/09/96            09/12/97       238,000.00       12,930.41            250,730.41
Marin                      05/20/91            09/30/97        63,922.80      100,305.42            164,228.22
San Francisco              04/16/91            10/23/97       343,719.78       90,066.64            433,786.42
San Francisco              11/06/92            11/04/97         6,133.33        1,932.57              8,065.90
Alameda                    12/24/91            12/31/97        37,984.50       17,405.28             55,389.78
San Mateo                  11/19/90            06/16/98        91,000.00       94,499.63            185,499.63
El Dorado                  06/24/93            06/19/98       300,000.00      197,627.33            497,627.33
Alameda                    02/23/95            06/23/98       153,320.99       57,892.71            211,213.70
San Mateo                  12/29/87            07/31/98        79,000.00       85,460.44            164,460.44
San Mateo                  09/04/94            08/14/98        60,000.00       26,344.06             86,344.06
Santa Cruz                 09/15/97            10/02/98       107,263.44       11,293.28            118,556.72
San Francisco              09/22/97            11/02/98       210,000.00       37,426.99            247,426.99
San Francisco              09/26/97            11/06/98       323,003.04       32,691.04            355,694.08
San Mateo                  07/07/98            11/25/98       200,000.00        8,900.70            208,900.70
Santa Clara                12/31/91            02/18/99       152,400.85      -76,931.92             75,468.93
Contra Costa               08/30/93            03/02/99       126,861.90      103,048.66            229,910.56
Sonoma                     04/17/92            03/31/99        15,850.00       11,109.80             26,959.80
San Mateo                  08/29/97            05/26/99        12,217.98        2,050.36             14,268.34
Monterey                   02/18/99            06/18/99        75,000.00        2,900.00             77,900.00
Monterey                   06/18/97            06/18/99       687,500.00      125,402.84            812,902.84

---------------------------------------------------------------------------------------------------------------

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS VII
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1999

MULTIPLE 5+ UNITS (county)
--------------------------------------------------------------------------------------------------------------
                                                                MORTGAGE
                                           CLOSED             INVESTMENT          INTEREST/          PROCEEDS
PROPERTY                     FUNDED            ON                 AMOUNT          LATE/MISC           TO DATE
--------------------------------------------------------------------------------------------------------------
San Francisco              02/05/96      12/27/96             883,750.00          50,570.34        934,320.34
San Francisco              07/17/96      02/26/98              84,241.05         147,731.84        231,972.89
Alameda                    03/13/97      05/01/98           1,400,000.00         263,875.12      1,663,875.12
San Mateo                  07/25/89      02/17/99              45,000.00          46,422.67         91,422.67

--------------------------------------------------------------------------------------------------------------
COMMERCIAL (county)
--------------------------------------------------------------------------------------------------------------
                                                                MORTGAGE
                                           CLOSED             INVESTMENT          INTEREST/          PROCEEDS
PROPERTY                     FUNDED            ON                 AMOUNT          LATE/MISC           TO DATE
--------------------------------------------------------------------------------------------------------------
Santa Clara                10/31/94      10/01/96             275,000.00          56,956.67        331,956.67
Alameda                    12/13/91      01/31/97              52,760.73          67,026.76        119,787.49
Alameda                    12/12/90      03/24/97              50,461.02          68,068.88        118,529.90
Santa Cruz                 09/23/94      03/28/97             100,000.00          17,765.69        117,765.69
Alameda                    11/05/90      03/31/97             236,177.62         106,668.62        342,846.24
San Francisco              01/15/97      04/01/97             442,500.00           4,022.19        446,522.19
Contra Costa               04/26/91      06/23/97             182,475.81         246,883.76        429,359.57
San Francisco              04/20/95      09/18/97             200,000.00          56,821.69        256,821.69
Contra Costa               03/19/91      09/30/97             227,957.56        -186,615.23         41,342.33
Santa Clara                03/27/96      10/24/97             400,000.00          54,360.37        454,360.37
Santa Barbara              05/10/94      10/31/97             125,000.00          50,276.97        175,276.97
Santa Clara                09/29/95      12/18/97             700,000.00         169,533.33        869,533.33
San Mateo                  12/02/92      12/31/97              55,000.00          33,308.16         88,308.16
Solano                     11/30/95      01/30/98              60,000.00          10,638.75         70,638.75
Contra Costa               09/29/92      05/04/98             350,000.00         258,375.49        608,375.49
Solano                     09/30/97      06/05/98             480,000.00          42,640.01        522,640.01
Alameda                    04/25/97      07/24/98             560,000.00          81,144.01        641,144.01
San Mateo                  02/02/96      10/02/98             700,000.00         136,866.58        836,866.58
San Mateo                  07/15/92      12/08/98             112,500.00          96,240.02        208,740.02
San Francisco              06/17/98      01/08/99           1,000,000.00          48,102.51      1,048,102.51
San Mateo                  08/26/93      03/12/99             133,000.00          53,554.50        186,554.50
Alameda                    08/18/93      06/09/99              82,500.00          57,105.93        139,605.93
Stanislaus                 12/31/96      06/23/99             950,000.00         289,866.67      1,239,866.67
Stanislaus                 12/20/94      06/23/99             757,144.25         834,559.07      1,591,703.32
San Francisco              01/05/99      08/25/99           1,350,000.00         119,945.50      1,469,945.50
Alameda                    12/19/97      09/24/99             832,820.75         407,458.11      1,240,278.86
Solano                     09/24/98      09/30/99             950,000.00         106,896.15      1,056,896.15

--------------------------------------------------------------------------------------------------------------

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1999

SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------------------------------------
                                                                MORTGAGE
                                           CLOSED             INVESTMENT          INTEREST/          PROCEEDS
PROPERTY                     FUNDED            ON                 AMOUNT          LATE/MISC           TO DATE
--------------------------------------------------------------------------------------------------------------
Marin                      05/11/95      11/06/96              50,000.00           8,446.53         58,446.53
San Mateo                  03/22/94      11/15/96             100,000.00          25,983.46        125,983.46
Alameda                    08/05/94      11/22/96             410,000.00          88,249.87        498,249.87
San Mateo                  04/30/96      12/11/96             453,720.67          25,915.39        479,636.06
San Francisco              03/27/96      03/18/97             125,000.00          14,059.97        139,059.97
San Francisco              04/15/93      03/19/97              70,125.00          22,935.84         93,060.84
San Mateo                  03/09/95      03/27/97              80,000.00          18,925.90         98,952.90
San Mateo                  04/11/96      04/21/97             325,000.00          32,826.90        357,826.90
Sonoma                     03/04/94      04/25/97              93,400.00          27,746.86        121,146.86
Tuolomne                   03/26/93      05/14/97             100,000.00          43,838.58        143,838.58
Santa Clara                06/30/95      06/06/97              44,000.00           9,251.29         53,251.29
Marin                      10/17/95      06/09/97             770,000.00         105,256.69        875,256.69
San Mateo                  08/09/96      06/24/97              65,000.00           6,511.02         71,511.02
Stanislaus                 08/04/95      09/08/97              50,000.00          10,746.68         60,746.68
San Francisco              09/12/95      10/01/97             250,000.00          57,678.67        307,678.67
San Mateo                  08/30/96      10/06/97             445,000.00          44,544.27        489,544.27
San Mateo                  12/29/95      04/23/98             225,000.00          63,849.70        288,849.70
Marin                      05/09/97      05/20/98             120,000.00          13,410.94        133,410.94
Marin                      05/31/96      05/20/98             906,413.85         153,528.25      1,059,941.10
El Dorado                  06/24/93      06/19/98             130,000.00          84,489.35        214,489.35
San Francisco              04/15/97      11/02/98             420,000.00          37,426.99        457,426.99
Marin                      10/31/97      11/03/98           1,274,321.61         136,974.54      1,411,296.15
San Francisco              09/26/97      11/06/98             232,003.04          32,691.04        264,694.08
Mendocino                  06/25/96      11/30/98             125,000.00          36,479.46        161,479.46
Alameda                    06/20/95      02/05/99              66,000.00          30,505.41         96,505.41
Contra Costa               04/10/97      02/04/99              37,500.00           7,849.20         45,349.20
San Francisco              04/28/98      03/24/99             352,000.00          35,465.82        387,465.82
San Francisco              12/15/94      04/22/99             275,000.00          -1,767.18        273,232.82
Monterey                   02/18/99      06/18/99              75,000.00           2,900.00         77,900.00
Monterey                   06/18/97      06/18/99             687,500.00         125,402.84        812,902.84
San Mateo                  10/16/98      09/24/99             201,573.15          12,715.93        214,289.08

--------------------------------------------------------------------------------------------------------------

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1999

MULTIPLE 5+ UNITS (county)
--------------------------------------------------------------------------------------------------------
                                                         MORTGAGE
                                          CLOSED       INVESTMENT          INTEREST/           PROCEEDS
PROPERTY                  FUNDED              ON           AMOUNT          LATE/MISC            TO DATE
--------------------------------------------------------------------------------------------------------
San Francisco           02/05/96        12/27/96       883,750.00          50,570.34         934,320.34
San Francisco           07/17/96        02/26/98     1,014,320.42         147,731.84       1,162,052.26
San Mateo               12/29/95        03/12/98       425,000.00         114,078.49         539,078.49
Alameda                 03/13/97        05/01/98     1,800,000.00         220,374.98       2,020,374.98
San Mateo               09/10/97        08/21/98       945,000.00         103,241.26       1,048,241.26
Contra Costa            12/30/94        02/04/99       525,000.00         209,970.62         734,970.62
San Francisco           08/11/98        06/18/99     1,362,500.00         130,636.73       1,493,136.73
Alameda                 12/04/97        06/28/99       690,000.00         125,676.80         815,676.80
Alameda                 02/04/99        09/23/99       606,598.37          25,526.45         632,124.82
Alameda                 02/04/99        09/23/99       727,500.00          52,753.89         780,253.89
San Joaquin             07/11/95        09/23/99       660,000.00         326,215.96         986,215.96

-------------------------------------------------------------------------------------------------------
COMMERCIAL (county)
---------------------------------------------------------------------------------------------------------
                                                          MORTGAGE
                                           CLOSED       INVESTMENT           INTEREST/          PROCEEDS
PROPERTY                   FUNDED              ON           AMOUNT           LATE/MISC           TO DATE
---------------------------------------------------------------------------------------------------------
Santa Clara              10/31/94        10/01/96       500,000.00          100,224.84        600,224.84
San Luis Obispo          03/14/96        05/23/97       300,000.00           45,007.71        345,007.71
San Mateo                05/26/94        05/30/97       280,000.00           86,457.95        366,457.95
San Francisco            10/28/96        07/17/97       975,000.00           82,881.25      1,057,881.25
San Francisco            01/15/97        07/17/97       745,474.49           32,064.27        777,538.76
San Francisco            04/30/97        07/17/97        50,000.00            1,300.00         51,300.00
San Francisco            04/20/95        09/18/97       400,000.00           55,785.90        455,785.90
San Mateo                08/28/95        10/14/97       750,000.00          210,514.55        960,514.55
Santa Clara              03/27/96        10/24/97       800,000.00          151,285.28        951,285.28
Santa Barbara            05/10/94        10/31/97       425,000.00          167,181.54        592,181.54
San Mateo                06/30/95        12/05/97       130,000.00           45,729.11        175,729.11
Santa Clara              09/29/95        12/18/97     1,050,000.00          278,130.56      1,328,130.56
Alameda                  09/13/95        01/23/98        60,000.00           18,775.03         78,775.03
Solano                   09/30/97        06/05/98       480,000.00           42,640.01        522,640.01
Alameda                  04/25/97        07/24/98     2,100,000.00          304,290.03      2,404,290.03
San Mateo                02/02/96        10/02/98       700,000.00          139,460.58        839,460.58
San Mateo                05/30/97        10/15/98       650,000.00           95,509.70        745,509.70
Santa Cruz               03/31/98        12/21/98       684,000.00           54,758.00        738,758.00
Santa Clara              06/11/98        12/28/98     2,000,000.00          132,000.00      2,132,000.00
San Francisco            06/17/98        01/08/99     1,515,000.00           64,792.61      1,579,792.61
Alameda                  08/18/93        06/09/99        82,500.00           56,379.69        138,879.69
Stanislaus               12/31/96        06/23/99     1,450,000.00          442,153.34      1,892,153.34
San Joaquin              01/01/96        08/06/99       320,000.00           69,177.57        389,177.57
San Francisco            01/05/99        08/25/99     1,350,000.00          119,945.50      1,469,945.50
Alameda                  12/19/97        09/24/99       832,820.75          407,458.11      1,240,278.86
Solano                   09/24/98        09/30/99        95,000.00            5,626.11        100,626.11
---------------------------------------------------------------------------------------------------------

                           SECOND AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                         REDWOOD MORTGAGE INVESTORS VIII
                        A California Limited Partnership

     THIS SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT was made and entered into as of the 14th day of February 2000, by and among D. RUSSELL BURWELL, an individual, MICHAEL R. BURWELL, an individual, GYMNO CORPORATION, a California corporation and REDWOOD MORTGAGE CORP., a California corporation (collectively, the "General Partners"), and such other persons who have become Limited Partners ("Existing Limited Partners") and as may be added pursuant to the terms hereof (the "New Limited Partners") (collectively the "Limited Partners").

                                    RECITALS

     A. On or about October 1993, the General Partners and the Limited Partners entered into an agreement of limited partnership for the Partnership.

     B. In order to increase the Partnership's Capital base and permit the Partnership to further diversify its portfolio, in September, 1996, the General Partners elected to offer an additional 300,000 Units.

     C. On February 7, 2000, Redwood Mortgage Corp., a California corporation ("Redwood Mortgage Corp.") was admitted as a general partner of the Partnership pursuant to Section 12.4(d) of the Partnership Agreement.

     D. In January 2000, the General Partners elected pursuant to Section 3.2 of the Partnership Agreement, to restate the offering price to $1 per Unit and correspondingly increase the number of units offered to 30,000,000. The total offering amount of $30,000,000 has not increased. To the extent necessary, the Capital Accounts of existing Limited Partners will be adjusted to reflect the change in unit price.

     E. Additionally, in January 2000, the General Partners elected to revise their prospectus in order to meet the "Plain English" rules promulgated by the Securities and Exchange Commission ("SEC").

     F. Accordingly, in order to: (i) reflect the addition of Redwood Mortgage Corp. as a general partner; (ii) include the change in offering terms and (iii) to reflect certain other changes in the partnership, the general partners have elected to amend and restate the partnership agreement as set forth herein (the "Partnership Agreement").

                                    ARTICLE 1
                                   DEFINITIONS

     Unless stated otherwise, the terms set forth in this Article I shall, for all purposes of this Agreement, have the meanings as defined herein:

     1.1 "Affiliate" means (a) any person directly or indirectly controlling, controlled by or under common control with another person, (b) any person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person, (c) any officer, director or partner of such person, or (d) if such other person is an officer, director or partner, any company for which such person acts in any such capacity.

     1.2 "Agreement" means this Limited Partnership Agreement, as amended from time to time.

     1.3 "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

     (a) To each Partner's Capital Account there shall be credited, in the event such Partner utilized the services of a Participating Broker Dealer, such Partner's Capital Contribution, or if such Partner acquired his Units through an unsolicited sale, such Partner's Capital Contribution plus the amount of the sales commissions otherwise payable is paid, such Partner's distributive share of Profits and any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Partner and the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any Partnership property distributed to such Partner.

     (b) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated to a Partner and the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

     In the event any interest in the Partnership is transferred in accordance with Section 7.2 of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

     In the event the Gross Asset Values of the Partnership assets are adjusted pursuant to Section 1.9, the Capital Accounts of all Partners shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Partnership recognized gain or loss equal to the amount of such aggregate net adjustment.

     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulation. In the event the General Partners shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the then existing Treasury Regulation, the General Partners may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Article IX hereof upon the dissolution of the Partnership. The General Partners shall adjust the amounts debited or credited to Capital Accounts with respect to (a) any property contributed to the Partnership or distributed to the General Partners, and (b) any liabilities that are secured by such contributed or distributed property or that are assumed by the Partnership or the General Partners, in the event the General Partners shall determine such adjustments are necessary or appropriate pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv) as provided for in
Section 5.4. The General Partners shall make any appropriate modification in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-l(b) as provided for in Sections 5.6 and 12.4(k).

     1.4 "Cash Available for Distribution" means an amount of cash equal to the excess of accrued income from operations and investment of, or the sale or refinancing or other disposition of, Partnership assets during any calendar month over the accrued operating expenses of the Partnership during such month, including any adjustments for bad debt reserves or deductions as the General Partners may deem appropriate, all determined in accordance with generally accepted accounting principles; provided, that such operating expenses shall not include any general overhead expenses of the General Partners not specifically related to, billed to or reimbursable by the Partnership as specified in Sections 10.13 through 10.15.

     1.5 "Code" means the Internal Revenue Code of 1986 and corresponding provisions of subsequent revenue laws.

     1.6 "Continuing Servicing Fee" means an amount equal to approximately (0.25%) of the Limited Partnership's capital account which amount shall be paid to certain participating Broker Dealers payable only in connection with the initial offering of 150,000 Units pursuant to the Prospectus dated May 19, 1993.

     1.7 "Deed of Trust" means the lien or liens created on the real property or properties of the borrower securing the borrower's obligation to the Partnership to repay the Mortgage Investment.

     1.8 "Earnings" means all revenues earned by the Partnership less all expenses incurred by the Partnership.

     1.9 "Fiscal Year" means a year ending December 31st.

     1.10 "First Formation Loan" means a loan to Redwood Mortgage Corp., an affiliate of the General Partners, in connection with the initial offering of 150,000 Units pursuant to the Prospectus dated May 19, 1993, equal to the amount of the sales commissions (excluding any Continuing Servicing Fees) and all amounts payable in connection with any unsolicited sales. Redwood Mortgage Corp. will pay all sales commissions (excluding any Continuing Servicing Fees) and all amounts payable in connection with any unsolicited sales from the First Formation Loan. The First Formation Loan will be unsecured, and will be repaid in ten (10) equal annual installments of principal, without interest commencing on December 31 of the year in which the initial offering terminates.

     1.11 "Formation Loans" means collectively the First and Second Formation Loan.

     1.12 "General Partners" means D. Russell Burwell, Michael R. Burwell, Gymno Corporation, a California corporation, and Redwood Mortgage Corp., a California corporation or any Person substituted in place thereof pursuant to this Agreement. "General Partner" means any one of the General Partners.

     1.13 "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

     (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributed Partner and the Partnership;

     (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partners, as of the following times: (a) the acquisition of an additional interest in the Partnership (other than pursuant to Section 4.2) by any new or existing Partner in exchange for more than a de minimis Capital Contribution;
(b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property other than money, unless all Partners receive simultaneous distributions of undivided interests in the distributed property in proportion to their Interests in the Partnership; and (c) the termination of the Partnership for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; and

     (c) If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (a) or (b) above, such Gross Asset Value shall thereafter be adjusted by the depreciation, amortization or other cost recovery deduction allowable which is taken into account with respect to such asset for purposes of computing Profits and Losses.

     1.14 "Guaranteed Payment for Offering Period" means the payment guaranteed to Limited Partners by the General Partners during the Guaranteed Payment Period. The Guaranteed Payment for Offering Period calculated on a monthly basis, shall be equal to the greater of (i) the Partnership's Earnings or (ii) the interest rate established by the Monthly Weighted Average Cost of Funds for the 11th District Savings Institutions, as announced by the Federal Home Loan Bank of San Francisco during the last week of the preceding month, plus two points, up to a maximum interest rate of 12%. The Weighted Average Cost of Funds is derived from interest paid on savings accounts, Federal Home Loan Bank advances, and other borrowed money adjusted from valuation in the number of days in each month. The adjustment factors are 1.086 for February, 1.024 for 30 day months and 0.981 for 31 day months. As of the date of the Prospectus, the Monthly Weighted Average Funds for the 11th District as announced August 30, 1999, for the period ended July 30, 1999, and in effect until September 30, 1999, is 4.50%. The Guaranteed Payment Period is the period commencing on the day a Limited Partner is admitted to the Partnership and ending three months after the Offering Termination Date. To the extent the return to be paid is in excess of the Partnership's Earnings, the Guaranteed Payment for Offering Period shall be payable by the General Partners out of a Capital Contribution to the Partnership and/or fees payable to the General Partners or Redwood Mortgage Corp. which are lowered or waived.

     1.15 "Limited Partners" means the Initial Limited Partner until it shall withdraw as such, and the purchasers of Units in Redwood Mortgage Investors VIII, who are admitted thereto and whose names are included on the Certificate and Agreement of Limited Partnership of Redwood Mortgage Investors VIII. Reference to a "Limited Partner" shall be to any one of them.

     1.16 "Limited Partnership Interest" means the percentage ownership interest of any Limited Partner in the Partnership determined at any time by dividing a Limited Partner's current Capital Account by the total outstanding Capital Accounts of all Limited Partners.

     1.17 "Majority of the Limited Partners" means Limited Partners holding a majority of the total outstanding Limited Partnership Interests as of the first day of the current calendar month.

     1.18 "Mortgage Investment(s)" or "Loans" means the loan(s) and/or an undivided interest in the loans the Partnership intends to extend to the general public secured by real property deeds of trust.

     1.19 "Net Asset Value" means the Partnership's total assets less its total liabilities.

     1.20 "Partners" means the General Partners and the Limited Partners, collectively. "Partner" means any one of the Partners.

     1.21 "Partnership" means Redwood Mortgage Investors VIII, a California limited partnership, the limited partnership created pursuant to this Agreement.

     1.22 "Partnership Interest" means the percentage ownership interest of each Partner in the partnership as defined in Section 5.1.

     1.23  "Person"  means  any  natural   person,   partnership,   corporation,
unincorporated association or other legal entity.

     1.24 "Profits" and "Losses" mean, for each Fiscal Year or any other period, an amount equal to the Partnership's taxable income or loss for such Fiscal Year or other given period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

     (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.21 shall be added to such taxable income or loss;

     (b) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.21, shall be subtracted from such taxable income or loss.

     (c) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

     (d) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation, amortization or other cost recovery deductions for such Fiscal Year or other period, computed such that if the Gross of an Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of a Fiscal Year or other period, depreciation, amortization or other cost recovery deductions shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deductions for such Fiscal Year or other period bears to such beginning adjusted tax basis; and

     (e) Notwithstanding any other provision of this Section 1.21, any items in the nature of income; or gain or expenses or losses, which are specially allocated, shall not be taken into account in computing Profits or Losses.

     1.25 "Sales Commissions" means the amount of compensation, which may be paid under one of two options, to be paid to Participating Broker Dealers in connection with the sale of Units.

     1.26 "Second Formation Loan" means the loan to Redwood Mortgage Corp., a General Partner, in connection with the second offering of 300,000 Units pursuant to the Prospectuses dated December 4, 1996 and February 28, 2000 equal to the amount of the sales commissions and the amounts payable in connection with unsolicited sales. Redwood Mortgage Corp. will pay all sales commissions and amounts due in connection with unsolicited sales from the Second Formation Loan. The Second Formation Loan will be unsecured, will not bear interest and will be repaid in annual installments.

     1.27 "Units" mean the shares of ownership of the Partnership issued to Limited Partners upon their admission to the Partnership, pursuant to the Partnership's Prospectuses dated February 2, 1993, and December 4, 1996 and February 28, 2000, and any supplements or amendments thereto (the "Prospectus").

                                    ARTICLE 2
                     ORGANIZATION OF THE LIMITED PARTNERSHIP

     2.1 Formation. The parties hereto hereby agree to form a limited partnership, pursuant to the provision of Chapter 3, Title 2, of the California Corporations Code, as in effect on the date hereof, commonly known as the California Revised Limited Partnership Act (the "California Act").

     2.2 Name. The name of the Partnership is REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership.

     2.3 Place of Business. The principal place of business of the Partnership shall be located at 650 El Camino Real, Suite G, Redwood City, California 94063, until changed by designation of the General Partners, with notice to all Limited Partners.

     2.4 Purpose. The primary purpose of this Partnership is to engage in business as a mortgage lender for the primary purpose of making Loans secured by deeds of trust (the "Loans") on California real estate.

     2.5 Substitution of Limited Partner. A Limited Partner may assign all or a portion of his Partnership Interest and substitute another person in his place as a Limited Partner only in compliance with the terms and conditions of Section 7.2.

     2.6 Certificate of Limited Partnership. The General Partners shall duly execute and file with the Office of the Secretary of State of the State of California, a Certificate of Limited Partnership pursuant to the provisions of
Section 15621 of the California Corporations Code. Thereafter, the General Partners shall execute and cause to be filed Certificates of Amendment of the Certificate of Limited Partnership whenever required by the California Act or this Agreement. At the discretion of the General Partners, a certified copy of the Certificate of Limited Partnership may also be filed in the Office of the Recorder of any county in which the Partnership shall have a place of business or in which real property to which it holds title shall be situated.

     2.7 Term. The Partnership shall be formed and its term shall commence as of the date on which this Limited Partnership Agreement is executed and the Certificate of Limited Partnership referred to in Section 2.6 is filed with the Office of the Secretary of State, and shall continue until December 31, 2032, unless earlier terminated pursuant to the provisions of this Agreement or by operation of law.

     2.8 Power of Attorney. Each of the Limited Partners irrevocably constitutes and appoints the General Partners, and each of them, any one of them acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

     (a) This Agreement, the Certificate of Limited Partnership and any amendments or conciliation thereof required under the laws of the State of California;

     (b) Any certificates, instruments and documents, including, without limitation, Fictitious Business Name Statements, as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business; and

     (c) Any documents which may be required to effect the continuation of the Partnership, the admission of an additional or substituted Partner, or the dissolution and termination of the Partnership.

     Each Limited Partner hereby agrees to execute and deliver to the General Partners within five (5) days after receipt of the General Partners' written request therefore, such other and further statements of interest and holdings, designations, and further statements of interest and holdings, designations, powers of attorney and other instruments that the General Partners deem necessary to comply with any laws, rules or regulations relating to the Partnership's activities.

     2.9 Nature of Power of Attorney. The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable, and survives the death of the undersigned or the delivery of an assignment by the undersigned of a Limited Partnership Interest; provided, that where the assignee thereof has been approved by the General Partners for admission to the Partnership as a substituted Limited Partner, the Power of Attorney survives the delivery of such assignment for the sole purpose of enabling the General Partners to execute, acknowledge and file any instrument necessary to effect such substitution.

                                    ARTICLE 3
                              THE GENERAL PARTNERS

     3.1 Authority of the General Partners. The General Partners shall have all of the rights and powers of a partner in a general partnership, except as otherwise provided herein.

     3.2 General Management Authority of the General Partners. Except as expressly provided herein, the General Partners shall have sole and complete charge of the affairs of the Partnership and shall operate its business for the benefit of all Partners. Each of the General Partners, acting alone or together, shall have the authority to act on behalf of the Partnership as to any matter for which the action or consent of the General Partners is required or permitted. Without limitation upon the generality of the foregoing, the General Partners shall have the specific authority:

     (a) To expend Partnership funds in furtherance of the business of the Partnership and to acquire and deal with assets upon such terms as they deem advisable, from affiliates and other persons;

     (b) To determine the terms of the offering of Units, including the right to increase the size of the offering or offer additional securities, the amount for discounts allowable or commissions to be paid and the manner of complying with applicable law;

     (c) To employ, at the expense of the Partnership, such agents, employees, independent contractors, attorneys and accountants as they deem reasonable and necessary;

     (d) To effect necessary insurance for the proper protection of the Partnership, the General Partners or Limited
Partners;

     (e) To pay, collect, compromise, arbitrate, or otherwise adjust any and all claims or demands against the
Partnership;

     (f) To bind the Partnership in all transactions involving the Partnership's property or business affairs, including the execution of all loan documents and the sale of notes and to change the Partnership's investment objectives, notwithstanding any other provision of this Agreement; provided, however, the General Partners may not, without the consent of a Majority of the Limited Partners, sell or exchange all or substantially all of the Partnership's assets, as those terms are defined in Section 9.1;

     (g) To amend this Agreement with respect to the matters described in Subsections 12.4(a) through (k) below;

     (h) To determine the accounting method or methods to be used by the Partnership, which methods may be changed at any time by written notice to all Limited Partners;

     (i) To open accounts in the name of the Partnership in one or more banks, savings and loan associations or other financial institutions, and to deposit Partnership funds therein, subject to withdrawal upon the signature of the General Partners or any person authorized by them;

     (j) To borrow funds for the purpose of making Loans, provided that the amount of borrowed funds does not exceed fifty percent (50%) of the Partnership's Loan portfolio and in connection with such borrowings, to pledge or hypothecate all or a portion of the assets of the Partnership as security for such loans; and

     (k) To invest the reserve funds of the Partnership in cash, bank accounts, certificates of deposits, money market accounts, short-term bankers acceptances, publicly traded bond funds or any other liquid assets.

     3.3 Limitations. Without a written consent of or ratification by all Limited Partners, the General Partners shall have no authority to do any act prohibited by law; or to admit a person as a Limited Partner other than in accordance with the terms of this Agreement.

     3.4 No Personal Liability. The General Partners shall have no personal liability for the original invested capital or any Limited Partner or to repay the Partnership any portion or all of any negative balance in their capital accounts, except as otherwise provided in Article 4.

     3.5 Compensation to General Partners. The General Partners shall be entitled to be compensated and reimbursed for expenses incurred in performing its management functions in accordance with the provisions of Article 10 thereof, and may receive compensation from parties other than the Partnership.

     3.6 Fiduciary Duty. The General Partners shall have the fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, and they shall not employ such funds or assets in any manner except for the exclusive benefit of the Partnership.

     3.7 Allocation of Time to Partnership Business. The General Partners shall not be required to devote full time to the affairs of the Partnership, but shall devote whatever time, effort and skill they deem to be reasonably necessary for the conduct of the Partnership's business. The General Partners may engage in any other businesses or activities, including businesses related to or competitive with the Partnership.

     3.8 Assignment by a General Partner. A General Partner's interest in income, losses and distributions of the Partnership shall be assignable at the discretion of a General Partner, which, if made, may be converted, at a General Partner's option, into a limited partnership interest to the extent of the assignment.

     3.9 Partnership Interest of General Partners. The General Partners shall be allocated a total of one percent (1%) of all items of Partnership income, gains, losses, deductions and credits as described in Section 5.1, which shall be shared equally among them.

     3.10 Removal of General Partners. A General Partner may be removed upon the following conditions:

     (a) By written consent of a majority of the Limited Partners. Limited Partners may exercise such right by presenting to the General Partner a notice, with their acknowledged signatures thereon, to the effect that the General Partner is removed; the notice shall set forth the grounds for removal and the date on which removal is become effective;

     (b) Concurrently with such notice or within thirty (30) days thereafter by notice similarly given, a majority of the Limited Partners may also designate a successor as General Partner;

     (c) Substitution of a new General Partner, if any, shall be effective upon written acceptance of the duties and responsibilities of a General Partner by the new General Partner. Upon effective substitution of a new General Partner, this Agreement shall remain in full force and effect, except for the change in the General Partner, and business of the Partnership shall be continued by the new General Partner. The new General Partner shall thereupon execute, file and record an amendment to the Certificate of Limited Partnership in the manner required by law.

     (d) Failure of the Limited Partners giving notice of removal to designate a new General Partner within the time specified herein or failure of the new General Partner so designated to execute written acceptance of the duties and responsibilities of a General Partner hereunder within ten (10) days after such designation shall dissolve and terminate the Partnership, unless the business of the Partnership is continued by the remaining General Partners, if any.

     In the event that all of the General Partners are removed, no other General Partners are elected, the Partnership is liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, the debt on the Formation Loan shall be forgiven by the Partnership and Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loan.

     3.11 Commingling of Funds. The funds of the Partnership shall not be commingled with funds of any other person or entity.

     3.12 Right to Rely on General Partners. Any person dealing with the Partnership may rely (without duty of further inquiry) upon a certificate signed by the General Partners as to:

     (a) The identity of any General Partner or Limited Partner;

     (b) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by a General Partner or which are in any further manner germane to the affairs of the Partnership;

     (c) The persons who are authorized to execute and deliver any instrument or document of the Partnership; or

     (d) Any act or failure to act by the Partnership or any other matter whatsoever involving the Partnership or any Partner.

     3.13 Sole and Absolute Discretion. Except as otherwise provided in this Agreement, all actions which any General Partner may take and all determinations which any General Partner may take and all determinations which any General Partners may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such General Partner.

     3.14 Merger or Reorganization of the General Partners. The following is not prohibited and will not cause a dissolution of the Partnership: (a) a merger or reorganization of the General Partners or the transfer of the ownership interest of the General Partners; and (b) the assumption of the rights and duties of the General Partners by the transferee of the rights and duties of the General Partners by the transferee entity so long as such transferee is an affiliate under the control of the General Partners.

     3.15 Dissenting Limited Partners' Rights. If the Partnership participates in any acquisition of the Partnership by another entity, any combination of the Partnership with another entity through a merger or consolidation, or any conversion of the Partnership into another form of business entity (such as a corporation) that requires the approval of the outstanding limited partnership interest, the result of which would cause the other entity to issue securities to the Limited Partners, then each Limited Partner who does not approve of such reorganization (the "Dissenting Limited Partner") may require the Partnership to purchase for cash, at its fair market value, the interest of the Dissenting Limited Partner in the Partnership in accordance with Section 15679.2 of the California Corporations Code. The Partnership, however, may itself convert to another form of business entity (such as a corporation, trust or association) if the conversion will not result in a significant adverse change in (i) the voting rights of the Limited Partners, (ii) the termination date of the Partnership (currently, December 31, 2032, unless terminated earlier in accordance with the Partnership Agreement), (iii) the compensation payable to the General Partners or their Affiliates, or (iv) the Partnership's investment objectives.

     The General Partners will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the Partnership; the tax consequences (from the standpoint of the Limited Partners) of the conversion of the Partnership to another form of business entity and of an investment in a limited partnership as compared to an investment in the type of business entity into which the Partnership would be converted; the historic and projected operating results of the Partnership's Loans, and the then-current value and marketability of the Partnership's Loans. In general, the General Partners would consider any material limitation on the voting rights of the Limited Partners or any substantial increase in the compensation payable to the General Partners or their Affiliates to be a significant adverse change in the listed provisions.

     3.16 Exculpation and Indemnification. The General Partners shall have no liability whatsoever to the Partnership or to any Limited Partner, so long as a General Partner determined in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, and such loss or liability did not result from the gross negligence or gross misconduct of the General Partner being held harmless. The General Partners or any Partnership employee or agent shall be entitled to be indemnified by the Partnership, at the expense of the Partnership, against any loss or liability (including attorneys' fees, which shall be paid as incurred) resulting from assertion of any claim or legal proceeding relating to the activities of the Partnership, including claims, or legal proceedings brought by a third party or by Limited Partners, on their own behalf or as a Partnership derivative suit, so long as the party to be indemnified determined in good faith that the course of conduct which gave rise to such claim or proceeding was in the best interests of the Partnership and such course of conduct did not constitute gross negligence or gross misconduct; provided, however, any such indemnification shall only be recoverable out of the assets of the Partnership and not from Limited Partners. Nothing herein shall prohibit the Partnership from paying in whole or in part the premiums or other charge for any type of indemnity insurance by which the General Partners or other agents or employees of the Partnership are indemnified or insured against liability or loss arising out of their actual or asserted misfeasance or nonfeasance in the performance of their duties or out of any actual or asserted wrongful act against the Partnership including, but not limited to judgments, fines, settlements and expenses incurred in the defense of actions, proceedings and appeals therefrom. Notwithstanding the foregoing, neither the General Partners nor their affiliates shall be indemnified for any liability imposed by judgment (including costs and attorneys' fees) arising from or out of a violation of state or federal securities laws associated with the offer and sale of Units offered hereby. However, indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations and for expenses incurred in successfully defending such lawsuits provided that (a) a court either approves indemnification of litigation costs if the General Partners are successful in defending the action; or (b) the settlement and indemnification is specifically approved by the court of law which shall have been advised as to the current position of the Securities and Exchange Commission (as to any claim involving allegations that the Securities Act of 1933 was violated) and California Commissioner of Corporations or the applicable state authority (as to any claim involving allegations that the applicable state's securities laws were violated).

                                    ARTICLE 4
                   CAPITAL CONTRIBUTIONS; THE LIMITED PARTNERS

     4.1 Capital Contribution by General Partners. The General Partners, collectively, shall contribute to the Partnership an amount in cash equal to 1/10 of 1% of the aggregate capital contributions of the Limited Partners.

     4.2 Other Contributions.

     (a) Capital Contribution by Initial Limited Partner. The Initial Limited Partner made a cash capital contribution to the Partnership of $1,000. Upon the admission of additional Limited Partners to the Partnership pursuant to Section 4.2(b) of this Agreement, the Partnership promptly refunded to the Initial Limited Partner its $1,000 capital contribution and upon receipt of such sum the Initial Limited Partner was withdrawn from the Partnership as its Initial Limited Partner.

     (b) Capital Contributions of Existing Limited Partners. The Existing Limited Partners have contributed in the aggregate to the capital of the Partnership an amount equal to $18,893,383.13 as of November 30, 1999.

     (c) Capital Contributions of New Limited Partners. The New Limited Partners shall contribute to the capital of the Partnership an amount equal to one dollar ($1) for each Unit subscribed for by each such New Limited Partners, with a minimum subscription of two thousand (2000) Units per Limited Partner (including subscriptions from entities of which such limited partner is the sole beneficial owner). The total additional capital contributions of the New Limited Partners will not exceed $30,000,000.

     (d) Escrow Account. No escrow account will be established and all proceeds from the sale of Units will be remitted directly to the Partnership.

     Subscription Agreements shall be accepted or rejected within 30 days of their receipt. All subscription monies deposited by persons whose subscriptions are rejected shall be returned to such subscribers forthwith after such rejection without interest. The public offering of Units shall terminate one year from the effective date of the Prospectus unless fully subscribed at an earlier date or terminated on an earlier date by the General Partners, or unless extended by the General Partners for additional one year periods.

     (e) Subscription Account. Subscriptions received after the activation of the Partnership will be deposited into a subscription account at a federally insured commercial bank or other depository and invested in short-term certificates of deposit, a money market or other liquid asset account. Prospective investors whose subscriptions are accepted will be admitted into the Partnership only when their subscription funds are required by the Partnership to fund a Loan, or the Formation Loan, to create appropriate reserves or to pay organizational expenses or other proper Partnership purposes. During the period prior to admittance of investors as Limited Partners, proceeds from the sale of Units are irrevocable, and will be held by the General Partners for the account of Limited Partners in the subscription account. Investors' funds will be transferred from the subscription account into the Partnership on a first-in, first-out basis. Upon admission to the Partnership, subscription funds will be released to the Partnership and Units will be issued at the rate of $1 per unit or fraction thereof. Interest earned on subscription funds while in the subscription account will be returned to the subscriber, or if the subscriber elects to compound earnings, the amount equal to such interest will be added to his investment in the Partnership, and the number of Units actually issued shall be increased accordingly. In the event only a portion of a subscribing Limited Partner's funds are required, then all funds invested by such subscribing Limited Partners at the same time shall be transferred. Any subscription funds remaining in the subscription account after the expiration of one (1) year from the date any such subscription funds were first received by the General Partners shall be returned to the subscriber.

     (f) Admission of Limited Partners. Subscribers shall be admitted as Limited Partners when their subscription funds are required by the Partnership to fund a Loan, or the Formation Loan, to create appropriate reserves or to pay organizational expenses, as described in the Prospectus. Subscriptions shall be accepted or rejected by the General Partners on behalf of the Partnership within 30 days of their receipt. Rejected subscriptions and monies shall be returned to subscribers forthwith.

     The Partnership shall amend Schedule A to the Limited Partnership Agreement from time to time to effect the substitution of substituted Limited Partners in the case of assignments, where the assignee does not become a substituted Limited Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following acceptance of the assignment by the General Partners.

     No person  shall be admitted as a Limited  Partner who has not executed and filed with the Partnership the subscription form specified in the Prospectus used in connection with the public offering, together with such other documents and instruments as the General Partners may deem necessary or desirable to effect such admission, including, but not limited to, the execution, acknowledgment and delivery to the General Partners of a power of attorney in form and substance as described in Section 2.8 hereof.

     (g) Names, Addresses, Date of Admissions, and Contributions of Limited Partners. The names, addresses, date of admissions and Capital Contributions of the Limited Partners shall be set forth in Schedule A attached hereto, as amended from time to time, and incorporated herein by reference.

     4.3 Election to Receive Monthly, Quarterly or Annual Cash Distributions. Upon subscription for Units, a subscribing Limited Partner must elect whether to receive monthly, quarterly or annual cash distributions from the Partnership or to have earnings retained in his capital account that will increase it in lieu of receiving periodic cash distributions. If the Limited Partner initially elects to receive monthly, quarterly or annual distributions, such election, once made, is irrevocable. However, a Limited Partner may change his election regarding whether he wants to receive such distributions on a monthly, quarterly or annual basis. If the Limited Partner initially elects to have earnings retained in his capital account in lieu of cash distributions, he may after three (3) years, change his election and receive monthly, quarterly or annual cash distributions. Earnings allocable to Limited Partners who elect to have earnings retained in their capital account will have earnings retained by the Partnership to be used for making further Loans or for other proper Partnership purposes. The Earnings from such further Loans will be allocated among all Partners; however, Limited Partners who elect to have earnings retained in their capital account will be credited with an increasingly larger proportionate share of such Earnings than Limited Partners who receive monthly, quarterly or annual distributions since Limited Partners' Capital Accounts who elect to have earnings retained in their capital accounts will increase over time. Annual distributions will be made after the calendar year. In order to provide greater flexibility to investors, the Partnership is going to register with the Securities and Exchange Commission a dividend reinvestment plan. The dividend reinvestment plan will be on substantially the same terms as described herein with respect to the ability to receive monthly, quarterly or annual distributions or to reinvest earnings. However, it will give Investors a greater degree of flexibility of moving from one option to another throughout the term of their investment in the Partnership. It is anticipated that the dividend reinvestment plan will be filed in the first half of 2000 and take effect immediately. Until the effectiveness of the dividend reinvestment plan is final, the foregoing elect to receive cash distributions or reinvested earnings will remain in place.

     4.4 Interest. No interest shall be paid on, or in respect of, any contribution to Partnership Capital by any Partner, nor shall any Partner have the right to demand or receive cash or other property in return for the Partner's Capital Contribution.

     4.5 Loans. Any Partner or Affiliate of a Partner may, with the written consent of the General Partners, lend or advance money to the Partnership. If the General Partners or, with the written consent of the General Partners, any Limited Partner shall make any loans to the Partnership or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Partnership, but shall be a debt due from the Partnership. The amount of any such loan or advance by a lending Partner or an Affiliate of a Partner shall be repayable out of the Partnership's cash and shall bear interest at a rate of not in excess of the greater of (i) the prime rate established, from time to time, by any major bank selected by the General Partners for loans to the bank's most creditworthy commercial borrowers, plus 5% per annum, or (ii) the maximum rate permitted by law. None of the Partners or their Affiliates shall be obligated to make any loan or advance to the Partnership.

     4.6 No Participation in Management. Except as expressly provided herein, the Limited Partners shall take no part in the conduct or control of the Partnership business and shall have no right or authority to act for or bind the Partnership.

     4.7 Rights and Powers of Limited Partners. In addition to the matters described in Section 3.10 above, the Limited Partners shall have the right to vote upon and take any of the following actions upon the approval of a Majority of the Limited Partners, without the concurrence of the General Partners.

     (a) Dissolution and termination of the Partnership prior to the expiration of the term of the Partnership as stated in Section 2.7 above

     (b) Amendment of this  Agreement,  subject to the  limitations set forth in
Section 12.4;

     (c) Disapproval of the sale of all or substantially all the assets of the Partnership (as defined in Subsection 9.1(c) below); or

     (d) Removal of the General Partners and election of a successor, in the manner and subject to the conditions described in Section 3.10 above.

     Except as expressly set forth above or otherwise provided for in this Agreement, the Limited Partners shall have no other rights as set forth in the California Act.

     4.8 Meetings. The General Partners, or Limited Partners representing ten percent (10%) of the outstanding Limited Partnership Interests, may call a meeting of the Partnership and, if desired, propose an amendment to this Agreement to be considered at such meeting. If Limited Partners representing the requisite Limited Partnership Interests present to the General Partners a statement requesting a Partnership meeting, the General Partners shall fix a date for such meeting and shall, within twenty (20) days after receipt of such statement, notify all of the Limited Partners of the date of such meeting and the purpose for which it has been called. Unless otherwise specified, all meetings of the Partnership shall be held at 2:00 P.M. at the office of the Partnership, upon not less than ten (10) and not more than sixty (60) days written notice. At any meeting of the Partnership, Limited Partners may vote in person or by proxy. A majority of the Limited Partners, present in person or by proxy, shall constitute a quorum at any Partnership meeting. Any question relating to the Partnership which may be considered and acted upon by the Limited Partners hereunder may be considered and acted upon by vote at a Partnership meeting, and any consent required to be in writing shall be deemed given by a vote by written ballot. Except as expressly provided above, additional meeting and voting procedures shall be in conformity with Section 15637 of the California Corporations Code, as amended.

     4.9 Limited Liability of Limited Partners. Units are non-assessable, and no Limited Partner shall be personally liable for any of the expenses, liabilities, or obligations of the Partnership or for any of the losses thereof beyond the amount of such Limited Partners' capital contribution to the Partnership and such Limited Partners' share of any undistributed net income and gains of the Partnership, provided, that any return of capital to Limited Partners (plus interest at the legal rate on any such amount from the date of its return) will remain liable for the payment of Partnership debts existing on the date of such return of capital; and, provided further, that such Limited Partner shall be obligated upon demand by the General Partners to pay the Partnership cash equal to the amount of any deficit remaining in his Capital Account upon winding up and termination of the Partnership.

     4.10 Representation of Partnership. Each of the Limited Partners hereby acknowledges and agrees that the attorneys representing the Partnership and the General Partners and their Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Limited Partners in any respect at any time. Each of the Limited Partners further acknowledges and agrees that such attorneys shall have no obligation to furnish the Limited Partners with any information or documents obtained, received or created in connection with the representation of the Partnership, the General Partners and/or their Affiliates.

                                    ARTICLE 5
                     PROFITS AND LOSSES; CASH DISTRIBUTIONS

     5.1 Income and Losses. All Income and Losses of the Partnership shall be credited to and charged against the Partners in proportion to their respective "Partnership Interests", as hereafter defined. The Partnership Interest of the General Partners shall at all times be a total of one percent (1%), to be shared equally among them and the Partnership Interest of the Limited Partners collectively shall be ninety-nine percent (99%), which shall be allocated among them according to their respective Limited Partnership Interests. Income and Losses realized by the Partnership during any month shall be allocated to the Partners as of the close of business on the last day of each calendar month, in accordance with their respective Limited Partnership Interests and in proportion to the number of days during such month that they owned such Limited Partnership Interests, without regard to Income and Losses realized with respect to time periods within such month.

     5.2 Cash Earnings. Earnings as of the close of business on the last day of each calendar month shall be allocated among the Partners in the same proportion as Income and Losses as described in Section 5.1 above. Earnings allocable to those Limited Partners who elect to receive cash distributions as described below shall be distributed to them in cash as soon as practicable after the end of each calendar month. The General Partners' allocable share of Earnings shall also be distributed concurrently with cash distributions to Limited Partners. Earnings allocable to those Limited Partners who elected to receive additional Units shall be retained by the Partnership and credited to their respective Capital Accounts as of the first day of the succeeding calendar month. Earnings to Limited Partners shall be distributed only to those Limited Partners who elect in writing, upon their initial subscription for the purchase of Units or after three (3) years to receive such distributions during the term of the Partnership. Each Limited Partner's decision whether to receive such distributions shall be irrevocable, except as set forth in paragraph 4.3 above.

     5.3 Cash Distributions Upon Termination. Upon dissolution and termination of the Partnership, Cash Available for Distribution shall thereafter be distributed to Partners in accordance with the provisions of Section 9.3 below.

     5.4 Special Allocation Rules.

     (a) For purposes of this Agreement, a loss or allocation (or item thereof) is attributable to non-recourse debt which is secured by Partnership property to the extent of the excess of the outstanding principal balance of such debt (excluding any portion of such principal balance which would not be treated as an amount realized under Internal Revenue Code Section 1001 and Paragraph (a) of
Section 1.1001-2 if such debt were foreclosed upon over the adjusted basis of such property. This excess is herein defined as "Minimum Gain (whether taxable as capital gain or as ordinary income) as more explicitly set forth in Treasury Regulation T.704 l(b)(4)(iv)(c). Notwithstanding any other provision of Article V, the allocation of loss or deduction (or item thereof, attributable to non-recourse debt which is secured by Partnership property will be allowed only to the extent that such allocation does not cause the sum of the deficit capital account balances of the Limited Partners receiving such allocations to exceed the minimum gain determined at the end of the Partnership able year to which the allocations relate. The balance of such losses shall be allocated to the General Partners. Any Limited Partner with a deficit capital account balance resulting in whole or in part from allocations of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Partnership property shall, to the extent possible, be allocated income or gain (or item thereof) in an amount not less than the minimum gain at a time no later than the time at which the minimum gain is reduced below the sum if such deficit capital account balances. This section is intended and shall be interpreted to comply with the requirements of Treasury Regulation Section 1.704-l(b)(4)(iv)(e).

     (b) In the event any Limited Partner receives any adjustments, allocations or distributions, not covered by Section 75.4(a), so as to result in a deficit capital account, items of Partnership income and gain shall be specially allocated to such Limited Partners in an amount and manner sufficient to eliminate the deficit balances in their Capital Accounts created by such adjustments, allocations or distributions as quickly as possible. This Section shall operate a qualified income offset as utilized in Treasury Regulation
Section 1.704-1(b)(23)(ii)(d).

     (c) Syndication expenses for any fiscal year or other period shall be specially allocated to the Limited Partners in proportion to their Units, provided that if additional Limited Partners are admitted to the Partnership on different dates, all Syndication Expenses shall be divided among the Persons who own Units from time to time so that, to the extent possible, the cumulative Syndication Expenses allocated with respect to each Unit at any time is the same amount. In the event the General Partners shall determine that such result is not likely to be achieved through future allocations of Syndication Expenses, the General Partners may allocate a portion of Net Income or Losses so as to achieve the same effect on the Capital Accounts of the Unit Holders, notwithstanding any other provision of this Agreement.

     (d) For purposes of determining the Net Income, Net Losses, or any other items allocable to any period, Net Income, Net Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partners using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

     (e) Notwithstanding Section 5.1 and 5.2 hereof, (i) Net Losses allocable to the period prior to the admission of any additional Limited Partners pursuant to
Section 4.2(b) and (e) hereof shall be allocated 99% to the General Partners and 1% to the Initial Limited Partner and Net Income during that same period, if any, shall be allocated to the General Partners, and (ii) Profits or Losses allocable to the period commencing with the admission of any additional such Limited Partners and all subsequent periods shall be allocated pursuant to
Section 5.1.

     (f) Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Net Income or Net Losses, as the case may be, for the year.

     (g) The General Partners may adopt any procedure or convention they deem reasonable to account for unsolicited investments made by Limited Partners and the payment of a portion of the Formation Loan to such Partners' Capital Account.

     5.5 704(c) Allocations. In accordance with Code 704(c) and the Treasury Regulations thereunder income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial fair market value.

     Any elections or other decisions relating to such allocations shall be made by the General Partners in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.5 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

     5.6 Intent of Allocations. It is the intent of the Partnership that this Agreement comply with the safe harbor test set out in Treasury Regulation Sections 1.704-1(b)(2)(ii)(D) and 1.704-l(b)(4)(iv)(D) and the requirements of those Sections, including the qualified income offset and minimum gain chargeback, which are hereby incorporated by reference. If, for whatever reasons, the Partnership is advised by counsel or its accountants that the allocation provisions of this Agreement are unlikely to be respected for federal income tax purposes, the General Partners are granted the authority to amend the allocation provisions of this Agreement, to the minimum extent deemed necessary by counsel or its accountants to effect the plan of Allocations and Distributions provided in this Agreement. The General Partners shall have the discretion to adopt and revise rules, conventions and procedures as it believes appropriate with respect to the admission of Limited Partners to reflect Partners' interests in the Partnership at the close of the years.

     5.7 Guaranteed Payment for Offering Period. The Limited Partners shall receive a guaranteed payment from the Earnings of the Partnership during the Guaranteed Payment Period. The Guaranteed Payment for Offering Period, calculated on a monthly basis, shall be equal to the greater of (i) the Partnership's Earnings or (ii) the interest rate established by the Monthly Weighted Average Cost of Funds for the 11th District Savings Institutions, as announced by the Federal Home Loan Bank of San Francisco during the last week of the preceding month, plus two points, up to a maximum interest rate of 12%. The Weighted Average Cost of Funds is derived from the interest paid on savings accounts, Federal Home Loan Bank advances, and other borrowed money adjusted for valuation in the number of days in each month. The adjustment factors are 1.086 for February, 1.024 for 30 day months and 0.981 for 31 day months. As of the date of the Prospectus the Monthly Weighted Average Cost of Funds for the 11th District as announced August 30, 1999, for the period ended May 30, 1999, and in effect until September 30, 1999, is 4.50%. The Guaranteed Payment Period is the period commencing on the day a Limited Partner is admitted to the Partnership and ending three months after the Offering Termination Date. To the extent the interest rate to be paid is in excess of the Partnership's Earnings, the Guaranteed Payment for Offering Period shall be payable by the General Partners out of a Capital Contribution, to the Partnership and/or fees payable to the General Partners or Redwood Mortgage Corp. which are lowered or waived.

     Amounts paid pursuant to this Section 5.7 are intended to constitute guaranteed payments within the meaning of I.R.C. Code Section 707(c) and shall not be treated as distributions for purposes of computing the recipient's Capital Accounts. In the event the Partnership is unable to make any payments required to be made pursuant to this Section 5.7, the General Partners shall promptly make additional Capital Contributions sufficient to enable the Partnership to make such payments on a timely basis; provided however, that the General Partners shall not be obligated to make such Capital Contribution if such amounts would be subject to claims of creditors such that the guaranteed payments would not be available to be made to the Limited Partners. In such event, the General Partners shall pay the interest out of its fees as set forth above.

                                    ARTICLE 6
                     BOOKS AND RECORDS, REPORTS AND RETURNS

     6.1 Books and Records. The General Partners shall cause the Partnership to keep the following:

     (a) Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Partnership.

     (b) A current list setting forth the full name and last known business or residence address of each Partner which shall be listed in alphabetical order and stating his respective Capital Contribution to the Partnership and share in Profits and Losses.

     (c) A copy of the Certificate of Limited Partnership and all amendments thereto.

     (d) Copies of the Partnership's federal, state and local income tax returns and reports, if any, for the six (6) most recent years.

     (e) Copies of this Agreement, including all amendments thereto, and the financial statements of the Partnership for the three (3) most recent years.

     All such books and records shall be maintained at the Partnership's principal place of business and shall be available for inspection and copying by, and at the sole expense of, any Partner, or any Partner's duly authorized representatives, during reasonable business hours.

     6.2 Annual Statements. The General Partners shall cause to be prepared at least annually, at Partnership expense, financial statements prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm. The financial statements will include a balance sheet, statements of income or loss, partners' equity, and changes in financial position. The General Partners shall have prepared at least annually, at Partnership expense: (i) a statement of Cash Flow; (ii) Partnership information necessary in the preparation of the Limited Partners' federal and state income tax returns; (iii) a report of the business of the Partnership; (iv) a statement as to the compensation received by the General Partners and their Affiliates, during the year from the Partnership which shall set forth the services rendered or to be rendered by the General Partners and their Affiliates and the amount of fees received; and (v) a report identifying distributions from (a) Earnings of that year, (b) Earnings of prior years, (c) Working Capital Reserves and other sources, and (d) a report on the costs reimbursed to the General Partners, which allocation shall be verified by independent public accountants in accordance with generally accepted auditing standards. Copies of the financial statements and reports shall be distributed to each Limited Partner within 120 days after the close of each taxable year of the Partnership; provided, however, all Partnership information necessary in the preparation of the Limited Partners' federal income tax returns shall be distributed to each Limited Partner not later than 90 days after the close of each fiscal year of the Partnership.

     6.3 Semi-Annual Report. Until the Partnership is registered under Section 12(g) of the Securities Exchange Act of 1934, the General Partners shall have prepared, at Partnership expense, a semi-annual report covering the first six months of each fiscal year, commencing with the six-month period ending after the Initial Closing Date, and containing unaudited financial statements (balance sheet, statement of income or loss and statement of Cash Flow) and a statement of other pertinent information regarding the Partnership and its activities during the six-month period. Copies of this report shall be distributed to each Limited Partner within 60 days after the close of the six-month period.

     6.4 Quarterly Reports. The General Partners shall cause to be prepared quarterly, at Partnership Expense: (i) a statement of the compensation received by the General Partners and Affiliates during the quarter from the Partnership, which statement shall set forth the services rendered by the General Partners and Affiliates and the amount of fees received, and (ii) other relevant information. Copies of the statements shall be distributed to each Limited Partner within 60 days after the end of each quarterly period. The information required by Form 10-Q (if required to be filed with the Securities and Exchange Commission) will be supplied to each Limited Partner within 60 days of each quarterly period. If the Partnership is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, the General Partners shall cause to be prepared, at Partnership expense, a quarterly report for each of the first three quarters in each fiscal year containing unaudited financial statements (consisting of a balance sheet, a statement of income or loss and a statement of Cash Flow) and a statement of other pertinent information regarding the Partnership and its activities during the period covered by the report. Copies of the statements and other pertinent information shall be distributed to each Limited Partner within 60 days after the close of the quarter covered by the report of the Partnership. The quarterly financial statements shall be accompanied by the report thereon, if any, of the independent accountants engaged by the Partnership or, if there is no such report, the certificate of the General Partners that the financial statements were prepared without audit from the books and records of the Partnership. Copies of the financial statements, if any, filed with the Securities and Exchange Commission shall be distributed to each Limited Partner within 60 days after the close of the quarterly period covered by the report of the Partnership.

     6.5 Filings. The General Partners, at Partnership expense, shall cause the income tax returns for the Partnership to be prepared and timely filed with the appropriate authorities. The General Partners, at Partnership expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations. The reports shall be prepared by the accounting or reporting basis required by the regulatory bodies. Any Limited Partner shall be provided with a copy of any of the reports upon request without expense to him. The General Partners, at Partnership expense, shall file, with the securities administrators for the various states in which this Partnership is registered, as required by such states, a copy of each report referred to this Article VI.

     6.6 Suitability Requirements. The General Partners, at Partnership expense, shall maintain for a period of at least four years a record of the information obtained to indicate that a Limited Partner complies with the suitability standards set forth in the Prospectus.

     6.7 Fiscal Matters.

     (a) Fiscal Year. The Partnership shall adopt a fiscal year beginning on the first day of January of each year and ending on the last day of December; provided, however, that the General Partners in their sole discretion may, subject to approval by the Internal Revenue Service and the applicable state taxing authorities at any time without the approval of the Limited Partners change the Partnership's fiscal year to a period to be determined by the General Partners.

     (b) Method of Accounting. The accrual method of accounting shall be used for both income tax purposes and financial reporting purposes.

     (c) Adjustment of Tax Basis. Upon the transfer of an interest in the Partnership, the Partnership may, at the sole discretion of the General Partners, elect pursuant to Section 754 of the Internal Revenue Code of 1986, as amended, to adjust the basis of the Partnership property as allowed by Sections 734(b) and 743(b) thereof.

     6.8 Tax Matters Partner. In the event the Partnership is subject to administrative or judicial proceedings for the assessment or collection of deficiencies for federal taxes for the refund of overpayments of federal taxes arising out of a Partner's distributive share of profits, Michael R. Burwell, for so long as he is a General Partner, shall act as the Tax-Matters Partner ("TMP") and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6232 of the Code and the Treasury Regulations thereunder. The Partners agree to perform all acts necessary under Section 6231 of the Code and Treasury Regulations thereunder to designate Michael R. Burwell as the TMP.

                                    ARTICLE 7
                        TRANSFER OF PARTNERSHIP INTERESTS

     7.1 Interest of General Partners. A successor or additional General Partner may be admitted to the Partnership as follows:

     (a) With the consent of all General Partners and a Majority of the Limited Partners, any General Partner may at any time designate one or more Persons to be successors to such General Partner or to be additional General Partners, in each case with such participation in such General Partner's Partnership Interest as they may agree upon, provided that the Limited Partnership Interests shall not affected thereby; provided, however, that the foregoing shall be subject to the provisions of Section 9.1(d) below, which shall be controlling in any situation to which such provisions are applicable.

     (b) Upon any sale or transfer of a General Partner's Partnership Interest, the successor General Partner shall succeed to all the powers, rights, duties and obligations of the assigning General Partner hereunder, and the assigning General Partner shall thereupon be irrevocably released and discharged from any further liabilities or obligations of or to the Partnership or the Limited Partners accruing after the date of such transfer. The sale, assignment or transfer of all or any portion of the outstanding stock of a corporate General Partner, or of any interest therein, or an assignment of a General Partner's Partnership Interest for security purposes only, shall not be deemed to be a sale or transfer of such General Partner's Partnership interest subject to the provisions of this Section 7.1.

     (c) In the event that all or any one of the initial General Partners are removed by the vote of a majority of Limited Partners and a successor or additional General Partner(s) is designated pursuant to Section 3.10, prior to a Person's admission as a successor or additional General Partner pursuant to this
Section 7.1, such Person shall execute in writing (i) acknowledging that Redwood Mortgage Corp., a General Partner, has been repaying the Formation Loans, which are discussed in Section 10.9, with the proceeds it receives from loan brokerage commissions on Loans, fees received from the early withdrawal penalties and fees for other services paid by the Partnership, and (ii) agreeing that if such successor or additional General Partner(s) begins using the services of another mortgage loan broker or loan servicing agent, then Redwood Mortgage Corp. shall immediately be released from all further obligations under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, prorated according to the days elapsed).

     7.2 Transfer of Limited Partnership Interest. No assignee of the whole or any portion of a Limited Partnership Interest in the Partnership shall have the right to become a substituted Limited Partner in place of his assignor, unless the following conditions are first met.

     (a) The assignor shall designate such intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the General Partners;

     (b) The written consent of the General Partners to such substitution shall be obtained, which consent shall not be unreasonably withheld, but which, in any event, shall not be given if the General Partners determine that such sale or transfer may jeopardize the continued ability of the Partnership to qualify as a "partnership" for federal income tax purposes or that such sale or transfer may violate any applicable securities laws (including any investment suitability standards);

     (c) The assignor and assignee named therein shall execute and acknowledge such other instruments as the General Partners may deem necessary to effectuate such substitution, including, but not limited to, a power of attorney with provisions more fully described in Sections 2.8 and 2.9 above;

     (d) The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

     (e) Such assignee shall pay or, at the election of the General Partners, obligate himself to pay all reasonable expenses connected with such substitution, including but not limited to reasonable attorneys' fees associated therewith; and

     The Partnership has received, if required by the General Partners, a legal opinion satisfactory to the General Partners that such transfer will not violate the registration provisions of the Securities Act of 1933, as amended, which opinion shall be furnished at the Limited Partner's expense.

     7.3 Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Limited Partnership Interests, and any proposed sale, assignment or transfer in violation of same to void ab initio.

     (a) No Limited Partner shall make any transfer or assignment of all or any part of his Limited Partnership Interest if said transfer or assignment would, when considered with all other transfers during the same applicable twelve month period, cause a termination of the Partnership for federal or California state income tax purposes.

     (b) Instruments evidencing a Limited Partnership Interest shall bear and be subject to legend conditions in substantially the following forms:

     IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OR CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

     (c) No Limited Partner shall make any transfer or assignment of all or any of his Limited Partnership Interest if the General Partners determine such transfer or assignment would result in the Partnership being classified as a "publicly traded partnership" with the meaning of Section 7704(b) of the Code or any regulations or rules promulgated thereunder.

                                    ARTICLE 8
                           WITHDRAWAL FROM PARTNERSHIP

     8.1 Withdrawal by Limited Partners. No Limited Partner shall have the right to withdraw from the Partnership, receive cash distributions or otherwise obtain the return of all or any portion of his Capital Account balance for a period of one year after such Limited Partner's initial purchase of Units, except for monthly, quarterly or annual distributions of Cash Available for Distribution, if any, to which such Limited Partner may be entitled pursuant to Section 5.2 above. Withdrawal after a minimum one year holding period and before the five year holding period as set forth below shall be permitted in accordance with subsection (a) below. Additionally, as set forth below in subsection (g) there shall be a limited right of withdrawal upon the death of a Limited Partner. If a Limited Partner elects to withdraw either after the one (1) year holding period or the five (5) year withholding period or his heirs elect to withdraw after his death, he will continue to receive distributions or have those Earnings compounded depending upon his initial election, based upon the balance of his capital account during the withdrawal period. Limited Partners may also withdraw after a five year holding period in accordance with subsection b(i) and (ii). A Limited Partner may withdraw or partially withdraw from the Partnership upon the following terms:

     (a) A Limited Partner who desires to withdraw from the Partnership after the expiration of the above referenced one year period shall give written notice of withdrawal ("Notice of Withdrawal") to the General Partners, which Notice of Withdrawal shall state the sum or percentage interests to be withdrawn. Subject to the provisions of subsections (e) and (f) below, such Limited Partner may liquidate part or all of his entire Capital Account in four equal quarterly installments beginning the quarter following the quarter in which the Notice of Withdrawal is given, provided that such notice was received thirty (30) days prior to the end of the quarter. An early withdrawal under this subsection (a) shall be subject to a 10% early withdrawal penalty applicable to the sum withdrawn as stated in the Notice of Withdrawal. The 10% penalty shall be subject to and payable upon the terms set forth in subsection (c) below.

     (b) A Limited Partner who desires to withdraw from the Partnership after the expiration of the above referenced five year period shall give written notice of withdrawal ("Notice of Withdrawal") to the General Partners, and subject to the provisions of subsections (e) and (f) below such Limited Partner's Capital Account shall be liquidated as follows:

     (i) Except as provided in subsection (b)(ii) below, the Limited Partner's Capital Account shall be liquidated in twenty (20) equal quarterly installments each equal to 5% of the total Capital Account beginning the calendar quarter following the quarter in which the Notice of Withdrawal is given, provided that such notice is received thirty (30) days prior to the end of the preceding quarter. Upon approval by the General Partners, the Limited Partner's Capital Account may be liquidated upon similar terms over a period longer than twenty
(20) equal quarterly installments.

     (ii) Notwithstanding subsection (b)(i) above, any Limited Partner may liquidate part or all of his entire outstanding Capital Account in four equal quarterly installments beginning of the calendar quarter following the preceding quarter in which Notice of Withdrawal is given, provided that such notice was received thirty (30) days prior to the end of the preceding quarter. An early withdrawal under this subsection 8.1(b)(ii) shall be subject to a 10% early withdrawal penalty applicable to any sums prior to the time when such sums could have been withdrawn pursuant to the withdrawal provisions set forth in subsection (a)(i) above.

     (c) The 10% early withdrawal penalty will be deducted pro rata from the Limited Partner's Capital Account. The 10% early withdrawal penalty will be received by the Partnership, and a portion of the sums collected as such early withdrawal penalty shall be applied by the Partnership toward the next installment(s) of principal under the Formation Loan owed to the Partnership by Redwood Mortgage Corp., a General Partner and any successor firm, as described in Section 10.9 below. This portion shall be determined by the ratio between the initial amount of the Formation Loan and the total amount of the organizational and syndication costs incurred by the Partnership in this offering of Units. The balance of such early withdrawal penalties shall be retained by the Partnership for its own account. After the Formation Loan has been paid, the 10% early withdrawal penalty will be used to pay the Continuing Servicing Fee, as set forth in Section 10.13 below. The balance of such early withdrawal penalties shall be retained by the Partnership for its own account.

     (d) Commencing with the end of the calendar month in which such Notice of Withdrawal is given, and continuing on or before the twentieth day after the end of each month thereafter, any Cash Available for Distribution allocable to the Capital Account (or portion thereof) with respect to which Notice of Withdrawal has been given shall also be distributed in cash to the withdrawing Limited Partner in the manner provided in Section 5.2 above.

     (e) During the liquidation period described in subsections 8.1(a) and (b), the Capital Account of a withdrawing Limited Partner shall remain subject to adjustment as described in Section 1.3 above. Any reduction in said Capital Account by reason of an allocation of Losses, if any, shall reduce all subsequent liquidation payments proportionately. In no event shall any Limited Partner receive cash distributions upon withdrawal from the Partnership if the effect of such distribution would be to create a deficit in such Limited Partner's Capital Account.

     (f) Payments to withdrawing Limited Partners shall at all times be subject to the availability of sufficient cash flow generated in the ordinary course of the Partnership's business, and the Partnership shall not be required to liquidate outstanding Loans prior to their maturity dates for the purposes of meeting the withdrawal requests of Limited Partners. For this purpose, cash flow is considered to be available only after all current Partnership expenses have been paid (including compensation to the General Partners and Affiliates) and adequate provision has been made for the payment of all monthly or annual cash distributions on a pro rata basis which must be paid to Limited Partners who elected to receive such distributions upon subscription for Units pursuant to
Section 4.3 or who changed their initial election to compound Earnings as set forth in Section 4.3. Furthermore, no more than 20% of the total Limited
Partners' Capital Accounts outstanding for the beginning of any calendar year shall be liquidated during any calendar year. If Notices of Withdrawal in excess of these limitations are received by the General Partners, the priority of distributions among Limited Partners shall be determined as follows: first, to those Limited Partners withdrawing Capital Accounts according to the 20 quarter or longer installment liquidation period described under subsection (b)(i) above, then to ERISA plan Limited Partners withdrawing Capital Accounts under subsection (b)(ii) above, then to all other Limited Partners withdrawing Capital Accounts under subsection (b)(ii) above, then to Administrators withdrawing Capital Accounts under subsection (g) below, and finally to all other Limited Partners withdrawing Capital Accounts under subsection (a) above.

     (g) Upon the death of a Limited Partner, a Limited Partner's heirs or executors may, subject to certain conditions as set forth herein, liquidate all or a part of the deceased Limited Partner's investment without penalty. An executor, heir or other administrator of the Limited Partner's estate (for ease of reference the "Administrator") shall give written notice of withdrawal ("Notice of Withdrawal") to the General Partners within 6 months of the Limited Partner's date of death. The total amount available to be liquidated in any one year shall be limited to $50,000. The liquidation of the Limited Partner's capital account in any one year shall be made in four equal quarterly installments beginning the calendar quarter following the quarter in which time the Notice of Withdrawal is received. Due to the complex nature of administering a decedent's estate, the General Partners reserve the right and discretion to request any and all information they deem necessary and relevant in determining the date of death, the name of the beneficiaries and/or any other matters they deem relevant. The General Partners retain the discretion to refuse or to delay the liquidation of a deceased Limited Partner's investment unless or until the General Partners have received all such information they deem relevant. The liquidation of a Limited Partner's capital account pursuant to this subsection is subject to the provisions of subsections 8.1(d), (e) and (f) above.

     8.2 Retirement by General Partners. Any one or all of the General Partners may withdraw ("retire") from the Partnership upon not less than six (6) months written notice of the same to all Limited Partners. Any retiring General Partner shall not be liable for any debts, obligations or other responsibilities of the Partnership or this Agreement arising after the effective date of such retirement.

     8.3 Payment to Terminated General Partner. If the business of the Partnership is continued as provided in Section 9.1(d) or 9.1(e) below upon the removal, retirement, death, insanity, dissolution, or bankruptcy of a General Partner, then the Partnership shall pay to such General Partner, or his/its estate, a sum equal to such General Partner's outstanding Capital Account as of the date of such removal, retirement, death, insanity, dissolution or bankruptcy, payable in cash within thirty (30) days after such date. If the business of the Partnership is not so continued, then such General Partner shall receive from the Partnership such sums as he may be entitled to receive in the course of terminating the Partnership and winding up its affairs, as provided in
Section 9.3 below.

                                    ARTICLE 9
           DISSOLUTION OF THIS PARTNERSHIP; MERGER OF THE PARTNERSHIP

     9.1 Events Causing Dissolution. The Partnership shall dissolve upon occurrence of the earlier of the following events:

     (a)  Expiration  of the term of the  Partnership  as stated in Section  2.7 above.

     (b) The affirmative vote of a majority of the Limited Partners.

     (c) The sale of all or substantially all of the Partnership's assets; provided, for purposes of this Agreement the term "substantially all of the Partnership's assets" shall mean assets comprising not less than seventy percent (70%) of the aggregate fair market value of the Partnership's total assets as of the time of sale.

     (d) The retirement, death, insanity, dissolution or bankruptcy of a General Partner unless, within ninety (90) days after any such event (i) the remaining General Partners, if any, elect to continue the business of the Partnership, or
(ii) if there are no remaining General Partners, all of the Limited Partners agree to continue the business of the Partnership and to the appointment of a successor General Partner who executes a written acceptance of the duties and responsibilities of a General Partner hereunder.

     (e) The removal of a General Partner, unless within ninety (90) days after the effective date of such removal (i) the remaining General Partners, if any, elect to continue the business of the Partnership, or (ii) if there are no remaining General Partners, a successor General Partner is approved by a majority of the Limited Partners as provided in Section 3.7 above, which successor executes a written acceptance as provided therein and elects to continue the business of the Partnership.

     (f) Any other event causing the dissolution of the Partnership under the laws of the State of California.

     9.2 Winding Up and Termination. Upon the occurrence of an event of dissolution, the Partnership shall immediately be terminated, but shall continue until its affairs have been wound up. Upon dissolution of the Partnership, unless the business of the Partnership is continued as provided above, the General Partners will wind up the Partnership's affairs as follows:

     (a) No new Loans shall be made or purchased;

     (b) Except as may be agreed upon by a majority of the Limited Partners in connection with a merger or consolidation described in Sections 9.5, 9.6 or 9.7, the General Partners shall liquidate the assets of the Partnership as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties or by servicing the Partnership's outstanding Loans in accordance with their terms; provided, however, the General Partners shall liquidate all Partnership assets for the best price reasonably obtainable in order to completely wind up the Partnership's affairs within five (5) years after the date of dissolution;

     (c) Except as may be agreed upon by a majority of the Limited Partners in connection with a merger or consolidation described in Sections 9.5, 9.6 or 9.7, all sums of cash held by the Partnership as of the date of dissolution, together with all sums of cash received by the Partnership during the winding up process from any source whatsoever, shall be distributed in accordance with Section 9.3 below.

     9.3 Order of Distribution of Assets. In the event of dissolution as provided in Section 9.1 above, the cash of the Partnership shall be distributed as follows:

     (a) All of the Partnership's debts and liabilities to persons other than Partners shall be paid and discharged;

     (b) All of the Partnership's debts and liabilities to Partners shall be paid and discharged;

     (c) The balance of the cash of the Partnership shall be distributed to the Partners in proportion to their respective outstanding Capital Accounts.

     Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution, and if the Partnership assets remaining after the payment or discharge of the debts and liabilities of the Partnership is insufficient to return the Capital
Contribution of each Limited Partner, such Limited Partner shall have no recourse against the General Partners or any other Limited Partner. The winding-up of the affairs of the Partnership and the distribution of its assets shall be conducted exclusively by the General Partners. It is hereby authorized to do any and all acts and things authorized by law for these purposes. In the event of insolvency, dissolution, bankruptcy or resignation of all of the General Partners or removal of the General Partners by the Limited Partners, the winding up of the affairs of the Partnership and the distribution of its assets shall be conducted by such person or entity as may be selected by a vote of a majority of the outstanding Units, which person or entity is hereby authorized to do any and all acts and things authorized by law for such purposes.

     9.4 Compliance With Timing Requirements of Regulations. In the event the Partnership is "liquidated" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Article 9 (if such liquidation constitutes a dissolution of the Partnership) or Article 5 hereof (if it does not) to the General Partners and Limited Partners who have positive Capital Accounts in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2) and (b) if the General Partners' Capital Accounts have a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), such General Partners shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3);

     9.5 Merger or Consolidation of the Partnership. The Partnership's business may be merged or consolidated with one or more limited partnerships that are Affiliates of the Partnership, provided the approval of the required percentage in interest of Partners is obtained pursuant to Section 9.6. Any such merger or consolidation may be effected by way of a sale of the assets of, or units in, the Partnership or purchase of the assets of, or units in, another limited partnership(s), or by any other method approved pursuant to Section 9.6. In any such merger or consolidation, the Partnership may be either a disappearing or surviving entity.

     9.6 Vote Required. The principal terms of any merger or consolidation described in Section 9.5 must be approved by the General Partners and by the affirmative vote of a Majority of the Limited Partners.

     9.7 Sections Not Exclusive. Sections 9.5 and 9.6 shall not be interpreted as setting forth the exclusive means of merging or consolidating the Partnership in the event that the California Revised Limited Partnership Act, or any successor statute, is amended to provide a statutory method by which the Partnership may be merged or consolidated.

                                   ARTICLE 10
                      TRANSACTIONS BETWEEN THE PARTNERSHIP,
                       THE GENERAL PARTNERS AND AFFILIATES

     10.1 Loan Brokerage Commissions. The Partnership will enter into Loan transactions where the borrower has employed and agreed to compensate the General Partners or an Affiliate of the General Partners to act as a broker in arranging the loan. The exact amount of the Loan Brokerage Commissions are negotiated with prospective borrowers on a case by case basis. It is estimated that such commissions will be approximately three percent (3%) to six percent (6%) of the principal amount of each Loan made during that year. The Loan Brokerage Commissions shall be capped at 4% of the Partnership's total assets per year.

     10.2 Loan Servicing Fees. A General Partner or an Affiliate of a General Partner may act as servicing agent with respect to all Loans, and in consideration for such collection efforts he/it shall be entitled to receive a monthly servicing fee up to one-eighth of one percent (.125%) of the total unpaid principal balance of each Loan serviced, or such higher amount as shall be customary and reasonable between unrelated Persons in the geographical area where the property securing the Loan is located. The General Partners or an Affiliate may lower such fee for any period of time and thereafter raise it up to the limit set forth above.

     10.3 Escrow and Other Loan Processing Fees. The General Partners or an Affiliate of a General Partner may act as escrow agent for Loans made by the Partnership, and may also provide certain document preparation, notarial and credit investigation services, for which services the General Partners shall be entitled to receive such fees as are permitted by law and as are generally prevailing in the geographical area where the property securing the Loan is located.

     10.4 Asset Management Fee. The General Partners shall receive a monthly fee for managing the Partnership's Loan portfolio and general business operations in an amount up to 1/32 of one percent (.03125%) of the total "net asset value" of all Partnership assets (as hereafter defined), payable on the first day of each calendar month until the Partnership is finally wound up and terminated. "Net asset value" shall mean total Partner's capital, determined in accordance with generally accepted accounting principles as of the last day of the preceding calendar month. The General Partners, in their discretion, may lower such fee for any period of time and thereafter raise it up to the limit set forth above.

     10.5 Reconveyance Fees. The General Partners may receive a fee from a borrower for reconveyance of a property upon full payment of a loan in an amount as is generally prevailing in the geographical area where the property is located.

     10.6 Assumption Fees. A General Partner or an Affiliate of the General Partners may receive a fee payable by a borrower for assuming a Loan in an amount equal to a percentage of the Loan or a set fee.

     10.7  Extension  Fee. A General  Partner  or an  Affiliate  of the  General
Partners may receive a fee payable by a borrower for extending the Loan period in an amount equal to a percentage of the loan.

     10.8 Prepayment and Late Fees. Any prepayment and late fees collected by a General Partner or an Affiliate of the General Partners in connection with Loans shall be paid to the Partnership.

     10.9 Formation Loans to Redwood Mortgage Corp. The Partnership may lend to Redwood Mortgage Corp., a sum not to exceed 10% of the total amount of Capital Contributions to the Partnership by the Limited Partners, the proceeds of which shall be used solely for the purpose of paying selling commissions and all amounts payable in connection with unsolicited orders received by the General Partners. The Formation Loans shall be unsecured and shall be evidenced by a non-interest bearing promissory note executed by Redwood Mortgage Corp. in favor of the Partnership. The First Formation Loan is being repaid in ten (10) equal annual installments of principal without interest, commencing on December 31, 1996. As of September 30, 1999, the total aggregate amount of the First Formation Loan equaled $1,074,840 of which $311,682 had been repaid by Redwood Mortgage Corp. The Second Formation Loan will be repaid as follows: Upon the commencement of this offering, Redwood Mortgage Corp. shall make annual installments of one-tenth of the principal balance of the Formation loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year. As of September 30, 1999, the Partnership had loaned $1,306,185 to Redwood Mortgage Corp. of which $103,930 had been repaid. The principal balance of the Second Formation Loan will increase as additional sales of Units are made each year. The amount of the annual installment payment to be made by Redwood Mortgage Corp. during the offering stage, will be determined by the principal balance of the Second Formation Loan on December 31 of each year. Upon the completion of this offering the balance of the Second Formation Loan will be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year this offering terminates. Redwood Mortgage Corp. at its option may prepay all or any part of the Formation Loans. Redwood Mortgage Corp. will repay the Formation Loans principally from loan brokerage commissions earned on Loans, early withdrawal penalties and other fees paid by the Partnership. Since Redwood Mortgage Corp. will use the proceeds from loan brokerage commissions on Loans to repay the Formation Loans and, with respect to the initial offering of 150,000 Units, for the continued payment of the Continuing Servicing Fees, if all or any one of the initial General Partners is removed as a General Partner by the vote thereafter designated, and if such successor or additional General Partner(s) begins using any other loan brokerage firm for the placement of Loans, Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, pro rated according to the days elapsed and for the continued payment of the Continuing Servicing Fees with respect to the initial offering of 150,000 Units.) In addition, if all of the General Partners are removed, no successor General Partners are elected, the Partnership is liquidated and Redwood Mortgage Corp. is no longer receiving any payments for services rendered, the debt on the Formation Loans shall be forgiven and Redwood Mortgage Corp. will be immediately released from any further obligations under the Formation Loans or Continuing Servicing Fees with respect to the initial offering of 150,000 Units.

     10.10 Sale of Loans and Loans Made to General Partners or Affiliates. The Partnership may sell existing Loans to the General Partners or their Affiliates, but only so long as the Partnership receives net sales proceeds from such sales in an amount equal to the total unpaid balance of principal, accrued interest and other charges owing under such Loan, or the fair market value of such Loan, whichever is greater. Notwithstanding the foregoing, the General Partners shall be under no obligation to purchase any Loan from the Partnership or to guarantee any payments under any Loan. Generally, Loans will not be made to the General Partners or their Affiliates. However, the Partnership may make the Formation Loans to Redwood Mortgage Corp. and may in certain limited circumstances, loan funds to Affiliates to purchase real estate owned by the Partnership as a result of foreclosure.

     10.11  Purchase  of  Loans  from  General   Partners  or  Affiliates.   The
Partnership may purchase existing Loans from the General Partners or Affiliates, provided that the following conditions are met:

     (a) At the time of purchase the borrower shall not be in default under the Loan;

     (b) No brokerage commissions or other compensation by way of premiums or discounts shall be paid to the General Partners or their Affiliates by reason of such purchase; and

     (c) If such Loan was held by the seller for more than 180 days, the seller shall retain a ten percent (10%) interest in such Loan.

     10.12 Interest. Redwood Mortgage Corp. shall be entitled to keep interest if any, earned on the Loans between the date of deposit of borrower's funds into Redwood Mortgage Corp.'s trust account and date of payment of such funds by Redwood Mortgage Corp.

     10.13 Sales Commissions.

     (a) The Units are being offered to the public on a best efforts basis through the Participating Broker-Dealers. The Participating Broker-Dealers may receive commissions as follows: at the rate of either (5%) or (9%) (depending upon the investor's election to receive cash distributions or to compound earnings and acquire additional Units in the Partnership) of the Gross Proceeds on all of their sales. In no event will the total of all compensation payable to Participating Broker Dealers, including sales commissions, expense reimbursements, sales seminars and/or due diligence expenses exceed ten percent (10%) of the program proceeds received plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules. Further, in no event shall any individual Participating Broker Dealer receive total compensation including sales commissions, expense reimbursements, sales seminar or expense reimbursement exceed (10%) of the gross proceeds of their sales plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules (the "Compensation Limitation").In the event the Partnership receives any unsolicited orders directly from an investor who did not utilize the services of a Participating Broker Dealer, Redwood Mortgage Corp. through the Formation Loans will pay to the Partnership an amount equal to the amount of the sales commissions otherwise attributable to a sale of a Unit through a Participating Broker Dealer. The Partnership will in turn credit such amounts received from Redwood Mortgage Corp. to the account of the Investor who placed the unsolicited order. All unsolicited orders will be handled only by the General Partners.

     Sales commissions will not be paid by the Partnership out of the offering proceeds. All sales commissions will be paid by Redwood Mortgage Corp., which will also act as the mortgage loan broker for all Loans as set forth in Section
10.7 above. With respect to the initial offering of 150,000 Units, the Continuing Servicing Fee will be paid by Redwood Mortgage Corp., but will not be included in the first Formation Loan. The Partnership will loan to Redwood Mortgage Corp. funds in an amount equal to the sales commissions and all amounts payable in connection with unsolicited sales by the General Partners, as a Formation Loan. With respect to the initial offering of 150,000 Units, Redwood Mortgage Corp. will use the proceeds from loan brokerage commissions on Loans to pay the Continuing Servicing Fees, and if all or any one of the initial General Partners is removed as a General Partner by the vote thereafter designated, if such successor or additional General Partner(s) use any other loan brokerage firm for the placement of Loans, Redwood Mortgage Corp. will be immediately released from any further obligation to continue to pay any Continuing Servicing Fees. In addition, if all of the General Partners are removed, no successor General Partners are elected, the Partnership is liquidated and Redwood Mortgage Corp. is no longer receiving any payments for services rendered, Redwood Mortgage Corp. will be immediately released from any further obligation to continue to pay any Continuing Servicing Fee in connection with the initial offering of 150,000 Units. Units may also be offered or sold directly by the General Partners for which they will receive no sales commissions. The Partnership shall reimburse Participating Broker-Dealers for bona fide due diligence expenses in an amount up to (.5%) of the Gross Proceeds.

     (b) Sales by Registered Investment Advisors. The General Partners may accept unsolicited orders received directly from Investors if an Investor utilizes the services of a registered investment advisor. A registered investment advisor is an investment professional retained by a Limited Partner to advise him regarding all of his assets, not just an investment in the Partnership. Registered investment advisors are paid by the Investor based upon the total amount of the Investor's assets being managed by the registered investment advisor.

     If an investor utilizes the services of a registered investment advisor, Redwood Mortgage Corp. will pay to the Partnership an amount equal to the sales commission otherwise attributable to a sale of Units through a participating broker dealer. The Partnership will in turn credit such amounts received by Redwood Mortgage Corp. to the account of the Investor who placed the unsolicited order.

     If an Investor acquires units directly through the services of a registered investment advisor, the Investor will have the election to authorize the Partnership to pay the registered investment advisor an estimated quarterly amount of no more than 2% annually of his capital account that would otherwise be paid as periodic cash distributors or compounded as earnings. For ease of reference, we refer to these as "Client Fees." The payment of Client Fees will be paid from those amounts that would otherwise be distributable to you or compounded in your capital account. The payment of Client Fees is noncumulative and subject to the availability of sufficient earnings in your capital account. In no event will any such Client Fees be paid to us as sales commissions or other compensation. The Partnership is merely agreeing as an administrative convenience to pay the registered investment advisor a portion of those amounts that would be paid to you.

     All registered investment advisors will be required to represent and warrant to the Partnership, that among other things, the investment in the units is suitable for the Investor, that he has informed the Investor of all pertinent facts relating to the liquidating and marketability of the units, and that if he is affiliated with a NASD registered broker or dealer, that all Client Fees received by him in connection with any transactions with the Partnership will be run through the books and records of the NASD member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules.

     10.14 Reimbursement of Organizational Expenses. The General Partners may be reimbursed for, or the Partnership may pay directly, all expenses in connection with the organization or offering of the Units including, without limitation, attorneys' fees, accounting fees, printing costs and other selling expenses (other than underwriting commissions) in an amount equal to the lesser of ten percent (10%) of the gross proceeds of the Offering or $1,200,000. The General Partners may, at their election, any offering and organization expenses in excess of this amount.

     10.15 Reimbursement. The Partnership shall reimburse the General Partners or their Affiliates for the actual cost to the General Partners or their Affiliates (or pay directly), the cost of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partners or their Affiliates. The Partnership shall also pay or reimburse the General Partners or their Affiliates for the cost of administrative services necessary to the prudent operation of the Partnership, provided that such reimbursement will be at the lower of (A) the actual cost to the General Partners or their Affiliates of providing such services, or (B) 90% of the amount the Partnership would be required to pay to non affiliated persons rendering similar services in the same or comparable geographical location. The cost of administrative services as used in this subsection shall mean the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services, or other method of allocation acceptable to the program's independent certified public accountant.

     10.16 Non-reimbursable Expenses. The General Partners will pay and will not be reimbursed by the Partnership for any general or administrative overhead incurred by the General Partners in connection with the administration of the Partnership which is not directly attributable to services authorized by Sections 10.15 or 10.17.

     10.17 Operating Expenses. Subject to Sections 10.14 and 10.15 and 10.16 all expenses of the Partnership shall be billed directly to and paid by the Partnership which may include, but are not limited to: (i) all salaries, compensation, travel expenses and fringe benefits of personnel employed by the Partnership and involved in the business of the Partnership. including persons who may also be employees of the General Partners or Affiliates of the General Partners, but excluding control persons of either the General Partners or Affiliates of the General Partners, (ii) all costs of borrowed money, taxes and assessments on Partnership properties foreclosed upon and other taxes applicable to the Partnership, (iii) legal, audit, accounting, and brokerage fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership, (v) fees and expenses paid to leasing agents, consultants, real estate brokers, insurance brokers, and other agents, (vi) costs and expenses of foreclosures, insurance premiums, real estate brokerage and leasing commissions and of maintenance of such property, (vii) the cost of insurance as required in connection with the business of the Partnership, (viii) expenses of organizing, revising, amending, modifying or terminating the Partnership, (ix) expenses in connection with Distributions made by the Partnership, and communications, bookkeeping and clerical work necessary in maintaining relations with the Limited Partners and outside parties, including the cost of printing and mailing to such persons certificates for Units and reports of meetings of the Partnership, and of preparation of proxy statements and solicitations of proxies in connection therewith, (x) expenses in connection with preparing and mailing reports required to be furnished to the Limited Partners for investor, tax reporting or other purposes, or other reports to the Limited Partners which the General Partners deem to be in the best interests of the Partnership, (xi) costs of any accounting, statistical or bookkeeping equipment and services necessary for the maintenance of the books and records of the Partnership including, but not limited to, computer services and time, (xii) the cost of preparation and dissemination of the information relating to potential sale, refinancing or other disposition of Partnership property, (xiii) costs incurred in connection with any litigation in which the Partnership is involved, as well as in the examination, investigation or other proceedings conducted by any regulatory agency with jurisdiction over the Partnership including legal and accounting fees incurred in connection therewith. (xiv) costs of any computer services used for or by the Partnership, (xv) expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers. For the purposes of Sections 10.17(i), a control person is someone holding a 5% or greater equity interest in the General Partners or affiliate or a person having the power to direct or cause the direction of the General Partners or Affiliate, whether through the ownership of voting securities, by contract or otherwise.

     10.18 Deferral of Fees and Expense Reimbursement. The General Partners may defer payment of any fee or expense reimbursement provided for herein. The amount so deferred shall be treated as a non-interest bearing debt of the Partnership and shall be paid from any source of funds available to the Partnership, including cash available for Distribution prior to the distributions to Limited Partners provided for in Article 5.

     10.19 Payment upon Termination. Upon the occurrence of a terminating event specified in Article 9 of the termination of an affiliate's agreement, any portion of any reimbursement or interest in the Partnership payable according to the provisions of this Agreement if accrued, but not yet paid, shall be paid by the Partnership to the General Partners or Affiliates in cash, within thirty
(30) days of the terminating event or termination date set forth in the written notice of termination.

                                   ARTICLE 11
                                   ARBITRATION

     11.1 Arbitration. As between the parties hereto, all questions as to rights and obligations arising under the terms of this Agreement are subject to arbitration, including any question concerning any right or duty under the Securities Act of 1933, the Securities Exchange Act of 1934 and the securities laws of any state in which Units are offered, and such arbitration shall be governed by the rules of the American Arbitration Association.

     11.2 Demand for Arbitration. If a dispute should arise under this Agreement, any Partner may within 60 days make a demand for arbitration by filing a demand in writing for the other.

     11.3 Appointment of Arbitrators. The parties may agree upon one arbitrator, but in the event that they cannot agree, there shall be three, one named in writing by each of the parties within five (5) days after demand for arbitration is given and a third chosen by the two appointed. Should either party refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) are empowered by both parties to proceed ex parte.

     11.4 Hearing. Arbitration shall take place in San Mateo, California, and the hearing before the arbitrator(s) of the matter to be arbitrated shall be at the time and place within said city as is selected by the arbitrator(s). The arbitrator(s) shall select such time and place promptly after his (or their) appointment and shall give written notice thereof to each party at least sixty
(60) days prior to the date so fixed. At the hearing any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrator(s). Said arbitrator(s) shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

     11.5 Arbitration Award. If there is only one arbitrator, his decision shall be binding and conclusive on the parties, and if there are three arbitrators the decision of any two shall be binding and conclusive. The submission of a dispute to the arbitrator(s) and the rendering of his (or their) decision shall be a condition precedent to any right of legal action on the dispute. A judgment confirming the award of the arbitrator(s) may be rendered by any Court having Jurisdiction; or such Court may vacate, modify, or correct the award in accordance with the prevailing sections of California State Law.

     11.6 New Arbitrators. If three arbitrators are selected under the foregoing procedure but two of the three fail to reach an Agreement in the determination of the matter in question, the matter shall be decided by three new arbitrators who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two of the three arbitrators selected.

     11.7 Costs of Arbitration. The costs of such arbitration shall be borne by the losing party or in such proportions as the arbitrators shall determine.

                                   ARTICLE 12
                                  MISCELLANEOUS

     12.1 Covenant to Sign Documents. Without limiting the power granted by Sections 2.8 and 2.9, each Partner covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Partnership and to achieve its purposes, including, without limitation, the Certificate of Limited Partnership and all amendments thereto, and all such filings, records or publications necessary or appropriate laws of any jurisdiction in which the Partnership shall conduct its business.

     12.2 Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Partner may desire or may be required to give any other Partners shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid. Notices to Limited Partners shall be addressed to the Limited Partners at the last address shown on the Partnership records. Notices to the General Partners or to the Partnership shall be delivered to the Partnership's principal place of business, as set forth in Section 2.3 above or as hereafter charged as provided herein. Notice to any General Partner shall constitute notice to all General Partners.

     12.3 Right to Engage in Competing Business. Nothing contained herein shall preclude any Partner from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Partners, without participation by the other Partners, and without liability to them or any of them. Each Limited Partner waives any right he may have against the General Partners for capitalizing on information received as a consequence of the General Partners management of the affairs of this Partnership.

     12.4 Amendment. This Agreement is subject to amendment by the affirmative vote of a Majority of the Limited Partners in accordance with Section 4.5; provided, however, that no such amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Partner or materially change any Partner's interest in Profits, Losses, Partnership assets, distributions, management rights or voting rights, except as agreed by that Partner. In addition, and notwithstanding anything to the contrary contained in this Agreement the General Partners shall have the right to amend this Agreement, without the vote or consent of any of the Limited Partnership, when:

     (a) There is a change in the name of the Partnership or the amount of the contribution of any Limited Partner;

     (b) A Person is substituted as a Limited Partner;

     (c) An Additional Limited Partner is admitted;

     (d) A Person is admitted as a successor or additional General Partner in accordance with the terms of this Agreement;

     (e) A General Partner retires, dies, files a petition in bankruptcy, becomes insane or is removed, and the Partnership business is continued by a remaining or replacement General Partner;

     (f) There is a change in the character of the business of the Partnership;

     (g) There is a change in the time as stated in the Agreement for the dissolution of the Partnership, or the return of a Partnership contribution;

     (h) To cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

     (i) To delete or add any provision of this Agreement required to be so deleted or added by the Staff of the Securities and Exchange Commission or by a State "Blue Sky" Administrator or similar official, which addition or deletion is deemed by the Administrator or official to be for the benefit or protection of the Limited Partners;

     (j) To elect for the Partnership to be governed by any successor California statute governing limited partnerships; and

     (k) To modify provisions of this Agreement as noted in Sections 1.3 and 5.6 to cause this Agreement to comply with Treasury Regulation Section 1.704-1(b).

     The General Partners shall notify the Limited Partners within a reasonable time of the adoption of any such amendment.

     12.5 Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

     12.6 Waiver. No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other.

     12.7 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     12.8 Application of California law; Venue. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of California and the appropriate Courts in the County of San Mateo, State of California shall be the appropriate forum for any litigation arising hereunder.

     12.9 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

     12.10 Number and Gender. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

     12.11 Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by a General Partner on behalf of the Limited Partners as their attorney-in-fact.

     12.13 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to any property of the Partnership.

     12.14 Defined Terms. All terms used in this Agreement which are defined in the Prospectus of Redwood Mortgage Investors VIII, dated February 28, 2000 shall have the meanings assigned to them in said Prospectus, unless this Agreement shall provide for a specific definition in Article 2.

     12.15 Assignability. Each and all of the covenants, terms, provisions and arguments herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the requirements of Article 7.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hand the day and year first above written.

GENERAL PARTNERS:


                       ---------------------------------------------------------
                       D. Russell Burwell


                       ---------------------------------------------------------
                       Michael R. Burwell


                           GYMNO CORPORATION
                           A California Corporation

                           By:
                               -------------------------------------------------
                               D. Russell Burwell, President

                           REDWOOD MORTGAGE CORP.

                               It: ___________________________________

LIMITED PARTNERS:
                           By:   Gymno Corporation,
                                 (General Partner and Attorney-in-Fact)

                           By:
                                ------------------------------------------------
                                D. Russell Burwell, President

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

                         REDWOOD MORTGAGE INVESTORS VIII
                        A California Limited Partnership

     The undersigned hereby applies to become a limited partner in REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership (the "partnership"), and subscribes to purchase the number of units specified herein in accordance with the terms and conditions of the limited partnership agreement attached as Exhibit A to the prospectus dated February 28, 2000.

     1. Representations and Warranties. The undersigned represents and warrants to the partnership and its general partners as follows:

     (a) I have received, read and understand the prospectus dated February 17, 2000, and in making this investment I am relying only on the information provided therein. I have not relied on any statements or representations inconsistent with those contained in the prospectus.

     (b) I, or the fiduciary account for which I am purchasing, meet the applicable suitability standards and financial requirements set forth in the prospectus under "INVESTOR SUITABILITY STANDARDS" as they pertain to the state of my primary residence and domicile.

     (c) I am aware that this subscription may be rejected in whole or in part by the general partners in their sole and absolute discretion; that my investment, if accepted, is subject to certain risks described in part in "RISKS AND OTHER FACTORS" set forth in the prospectus; and that there will be no public market for units, and accordingly, it may not be possible for me to readily liquidate my investment in the partnership.

     (d) I have been informed by the participating broker-dealer firm specified herein, if any, of all pertinent facts relating to the lack of liquidity or marketability of this investment. I understand that units may not be sold or otherwise disposed of without the prior written consent of the general partners, which consent may be granted or withheld in their sole discretion, that any transfer is subject to numerous other restrictions described in the prospectus and in the limited partnership agreement, and that if I am a resident of California or if the transfer occurs in California, any such transfer is also subject to the prior written consent of the California Commissioner of Corporations. I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can provide for my current needs and possible personal contingencies, or if I am the trustee of a retirement trust, that the limited liquidity of the units will not cause difficulty in meeting the trust's obligations to make distributions to plan participants in a timely manner.

     (e) I am of the age of majority (as established in the state in which I am domiciled) if I am an individual, and in any event, I have full power, capacity, and authority to enter into a contractual relationship with the partnership. If acting in a representative or fiduciary capacity for a corporation, partnership or trust, or as a custodian or agent for any person or entity, I have full power or authority to enter into this subscription agreement in such capacity and on behalf of such corporation, partnership, trust, person or entity.

     (f) By virtue of my own investment acumen and experience or financial advice from my independent advisors (other than a person receiving commissions by reason of my purchase of units), I am capable of evaluating the risks and merits of an investment in the partnership.

     (g) I am buying the units solely for my own account, or for the account of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.

     (h) I acknowledge and agree that counsel representing the partnership, the general partners and their affiliates does not represent me and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing me or any of the limited partners in any respect.

     (i) If I am buying the units in a fiduciary capacity or as a custodian for the account of another person or entity, I have been directed by that person or entity to purchase the unit(s), and such person or entity is aware of my purchase of units on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in the partnership.

     By making these representations, the subscriber has not waived any right of action available under applicable federal or state securities laws.

     2. Power of Attorney. The undersigned hereby irrevocably constitutes and appoints the general partners, and each of them, either one acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

     (a) The limited partnership agreement and any amendments thereto or cancellations thereof required under the laws of the State of California;

     (b) Any other instruments, and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the partnership is doing or intends to do business; and

     (c) Any documents which may be required to effect the continuation of the partnership, the admission of an additional or substituted limited partner, or the dissolution and termination of the partnership.

     The power of attorney granted above is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death or incapacity of the undersigned or, if the undersigned is a corporation, partnership, trust or association, the dissolution or termination thereof. The power of attorney shall also survive the delivery of an assignment of units by a limited partner; provided, that where the assignee thereof has been approved by the general partners for admission to the partnership as a substituted limited partner, such power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the general partners to execute, acknowledge, file and record any instrument necessary to effect such substitution.

     3. Acceptance. This subscription agreement will be accepted or rejected by a general partner within thirty (30) days of its receipt by the partnership. Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase the number of units specified herein, for the purchase price of $1 per unit. The general partners will return a countersigned copy of this subscription agreement to accepted subscribers, which copy (together with my canceled check) will be evidence of my purchase of units.

     4. Payment of Subscription Price. The full purchase price for units is $1 per unit, payable in cash concurrently with delivery of this subscription agreement. I understand that my subscription funds will be held by the general partners, until my funds are needed by the partnership to fund a mortgage investment or for other proper partnership purposes, and only then will I actually be admitted to the partnership. In the interim, my subscription funds will earn interest at passbook savings accounts rates. If I elect to receive monthly, quarterly or annual cash distributions, then such interest will be returned to me after I am admitted to the partnership. If I elect to allow my share of partnership income to be paid in the form of additional units that will be reinvested by the partnership, then such interest will be invested in the partnership in which case I understand that the number of units I initially subscribed for will be increased accordingly. If I initially elect to receive additional units and reinvest my share of partnership income, I may after three
(3) years change my election and receive monthly, quarterly or annual cash distributions. I understand that if I initially elect to receive monthly, quarterly or annual cash distributions, my election to receive cash distributions is irrevocable. However, I understand that I may change whether I receive such distributions on a monthly, quarterly or annual basis.

     5. THE UNDERSIGNED AGREES TO INDEMNIFY AND HOLD REDWOOD MORTGAGE INVESTORS VIII, A CALIFORNIA LIMITED PARTNERSHIP, AND ITS GENERAL PARTNERS AND OTHER AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, AND DAMAGES, INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS' FEES WHICH SHALL BE PAID AS INCURRED) WHICH ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

     6. Signature. The undersigned represents that: (a) I have read the foregoing and that all the information provided by me is accurate and complete; and (b) I will notify the general partners immediately of any material adverse change in any of the information set forth herein which occurs prior to the acceptance of my subscription.

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                        SUBSCRIPTION AGREEMENT

                                               PLEASE READ THIS AGREEMENT BEFORE SIGNING

-------------------------------------------------------------------------------------------------------------------------------

Type Of Ownership: (check one)

      1.   [  ]  SINGLE PERSON (I)                             *12.   [  ]  INDIVIDUAL RETIREMENT ACCOUNT (IRA)
                                                                            (Investor and Trust Custodian must sign)
      2.   [  ]  MARRIED PERSON-SEPARATE PROPERTY (I-2)
                                                               *13.   [  ]  IRA/SEP (SEP)
     *3.   [  ]  COMMUNITY PROPERTY (COM)                                   (Investor and Trust Custodian must sign)


     *4.   [  ]  TENANTS IN COMMON (T)                         *14.   [  ]  ROLLOVER IRA (ROI)
                 (All parties must sign)                                    (Investor and Trust Custodian must sign)

     *5.   [  ]  JOINT TENANTS WITH RIGHTS OF                   15.   [  ]  KEOGH (H.R.10) (K)
                 SURVIVORSHIP (J)                                           (Custodian signature required)
                 (All parties must sign)

      6.   [  ]  CORPORATION (C):                               16.   [  ]  PARTNERSHIP (P)
                 (Authorized party must sign)                               (Authorized Party must sign)

      7.   [  ]  TRUST (TR)                                     17.   [  ]  NON-PROFIT ORGANIZATION (NP)
                 (Trustee signature required)                               (Authorized Party must sign)
                 [  ] Taxable
                                                                18.   [  ]  CUSTODIAN (CU)
      8.   [  ]  PENSION PLAN (PP)                                          (Custodian signature required)
                 (Trustee signature required)
                                                                19.   [  ]  CUSTODIAN/UGMA (UGM)
      9.   [  ]  PROFIT SHARING PLAN (PSP)                                  (Custodian signature required)
                 (Trustee signature required)
                                                                20.   [  ]  OTHER (Explain)
    *10.   [  ]  ROTH IRA (RRA)
                                                                            ----------------------------------------------------
                 (Investor and Trust Custodian must sign)

                                                                            ----------------------------------------------------
    *11.   [  ]  Rollover ROTH IRA (RRI)
                 (Investor and Trust Custodian must sign)
                                                                            ----------------------------------------------------


*  Two or more signatures required. Complete Sections 1 through 6 where applicable.

-------------------------------------------------------------------------------------------------------------------------------

1.  INVESTOR NAME     Type or print your name(s) exactly as it should appear in
    AND ADDRESS       the account records of the partnership. Complete this
                      section for all trusts other than IRA/Keogh or other qualified plans. If IRA/Keogh or qualified plan,
                      Section 2 must also be completed. All checks and correspondence will go to this address unless another address is listed in Sections 2 or 5 below.


                      ----------------------------------------------------------
                      Individual Name


                      ----------------------------------------------------------
                      (Additional Name(s) if held in joint tenancy, community
                       property, tenants-in-common)


                      ----------------------------------------------------------
                      Street Address

                      ------------------------------------- ---------- ---------
                      City                                  State       Zip Code


                      -----------------------         --------------------------
                      Daytime Phone Number                   Home Phone Number


                      -----------------------         --------------------------
                      Taxpayer ID#                    Social Security #

                     A social security number or taxpayer identification number is required for each individual investor. (For IRAs, Keoghs
                     (HR10) and qualified plans, the taxpayer identification number is your plan or account tax or employer identification number. For most individual taxpayers, it is your social security number. NOTE: If the units are to be held in more than one name, only one number will be used and will be that of the first person listed).

2.  TRUST COMPANY    Name of Trust Company,
    REGISTRATION     Custodian or Administrator:

                     -----------------------------------------------------------
                     Please print here the exact name of Trust Company, Custodian or Administrator

                     -----------------------------------------------------------
                     Address

                     --------------------------------- ------------- -----------
                     City                                 State         Zip Code

                     -------------------------------------    ------------------
                     Taxpayer ID#                                 Tax Year End

                     -----------------------------------------------------------

                                    SIGNATURE:

                               (X)  --------------------------------------------
                                    (Trust Company, Custodian or Administrator)

3. INVESTMENT                  Number of units to be purchased
                                                                ----------------
   Minimum subscription is
   2,000 units at $1 per       Amount of payment enclosed
   unit ($2,000), with                                     ---------------------
   additional investments
   of any amount.

                         Make check payable to "Redwood Mortgage Investors VIII"

                         If the investor has elected to compound his share of monthly, quarterly or annual income (see 4 below), then the interest earned on subscription funds until admission to the partnership will be invested in additional units on behalf of the investor; therefore, the actual number of units to be issued to the investor upon admission to the partnership will be increased.

         Check one:  [  ] Initial Investment          [  ] Additional Investment

4. DISTRIBUTIONS         Does the investor wish to have his income compounded
                         and reinvested?

                     [  ] YES                         [  ] NO

                     If "NO", income shall be distributed:

                     [  ] Monthly          [  ] Quarterly          [  ] Annually

                     The election to compound income may only be changed after three (3) years.

5. SPECIAL ADDRESS FOR
   CASH DISTRIBUTIONS     ------------------------------------------------------
   (If the same as in     Name
   2, please disregard)   ------------------------------------------------------
                          Address
                          ------------------------------------------------------
                          City                            State         Zip Code
                          ------------------------------------------------------
                          Account Number

                          If cash distributions are to be sent to a money market or other account at an address other than that listed, please enter that account number and address here. All other communications will be mailed to the investor's registered address of record under Sections 1 or 2, or to the alternate address listed in
                          Section 5 above. In no event will the partnership or its affiliates be responsible for any adverse consequences of direct deposits.

6. SIGNATURES             IN WITNESS WHEREOF, the undersigned has executed below
                          this      day of 20     , at
                              ------         -----    --------------------------

                          Investor's primary residence is in
                                                            --------------------
                       (X)
                          ------------------------------------------------------
                          (Investor Signature and Title)
                       (X)
                          ------------------------------------------------------
                          (Investor Signature and Title)
                       (X)
                          ------------------------------------------------------
                          (Investor Signature and Title)

7. BROKER-DEALER DATA    The undersigned  broker-dealer  hereby certifies that
   (To be completed      (i) a copy of the prospectus,  as amended and/or
   by selling            supplemented  to date, has been  delivered to the above
   broker-dealer)        investor;  and (ii) that the appropriate suitability
                         determination as set forth in the prospectus has been made and that the appropriate records are being maintained.

                      (X)
                         -------------------------------------------------------
                     Broker-Dealer Authorized Signature (Required on all orders)

                     Broker-Dealer Name:
                                        ----------------------------------------
                     Street Address:
                                    --------------------------------------------
                     City, State, Zip Code:
                                           -------------------------------------

                     Registered Representative
                     Name (Last, First):
                                       -----------------------------------------
                     Street Address:
                                    --------------------------------------------
                     City, State, Zip Code
                                         ---------------------------------------
                     Phone No.:
                               -------------------------------------------------

                     The registered representative, by signing below, certifies that he has reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs and any other information known by the selling broker dealer, that investment in the units is suitable for the investor and that suitability records are being maintained; and that he has informed the investor of all pertinent facts relating to the liquidity and marketability of the units.

                     Registered Representative's Signature:

                  (X)
                     -----------------------------------------------------------

8. ACCEPTANCE                           This subscription accepted
   This  subscription  will not be
   an  effective  agreement  until      REDWOOD MORTGAGE INVESTORS VIII,
   it or a facsimile  is signed by      A California Limited Partnership
   a general  partner  of  Redwood      P.O. Box 5096
   Mortgage   Investors   VIII,  a      Redwood City, California  94063
   California limited partnership       (650) 365-5341


                      By:
                         -----------------------------------
                     (Office Use Only)
                     Account #:
                               -------------------------------------------------
                     Investor Check Date:
                                         ---------------------------------------
                     Check Amount:
                                  ----------------------------------------------
                     Check #:
                             ---------------------------------------------------
                     Entered By:                      Checked By:
                                ---------------------           ----------------
                     Date Entered:
                                  ----------------------------------------------

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

                        REDWOOD MORTGAGE INVESTORS VIII,
                        A California Limited Partnership

                                UNSOLICITED SALES

     The undersigned hereby applies to become a limited partner in REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership (the "partnership"), and subscribes to purchase the number of units specified herein in accordance with the terms and conditions of the limited partnership agreement attached as Exhibit A to the prospectus dated February 28, 2000.

     1. Representations and Warranties. The undersigned represents and warrants to the partnership and its general partners as follows:

     (a) I have received, read and understand the prospectus dated February 17, 2000, and in making this investment I am relying only on the information provided therein. I have not relied on any statements or representations inconsistent with those contained in the prospectus.

     (b) I, or the fiduciary account for which I am purchasing, meet the applicable suitability standards and financial requirements set forth in the prospectus under "INVESTOR SUITABILITY STANDARDS" as they pertain to the state of my primary residence and domicile.

     (c) I am aware that this subscription may be rejected in whole or in part by the general partners in their sole and absolute discretion; that my investment, if accepted, is subject to certain risks described in part in "RISKS AND OTHER FACTORS" set forth in the prospectus; and that there will be no public market for units, and accordingly, it may not be possible for me to readily liquidate my investment in the partnership.

     (d) I have been informed by the registered investment advisor ("advisor") or participating broker-dealer firm specified herein, if any, of all pertinent facts relating to the lack of liquidity or marketability of this investment. I understand that units may not be sold or otherwise disposed of without the prior written consent of the general partners, which consent may be granted or withheld in their sole discretion, that any transfer is subject to numerous other restrictions described in the prospectus and in the limited partnership agreement, and that if I am a resident of California or if the transfer occurs in California, any such transfer is also subject to the prior written consent of the California Commissioner of Corporations. I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can provide for my current needs and possible personal contingencies, or if I am the trustee of a retirement trust, that the limited liquidity of the units will not cause difficulty in meeting the trust's obligations to make distributions to plan participants in a timely manner.

     (e) I am of the age of majority (as established in the state in which I am domiciled) if I am an individual, and in any event, I have full power, capacity, and authority to enter into a contractual relationship with the partnership. If acting in a representative or fiduciary capacity for a corporation, partnership or trust, or as a custodian, or agent for any person or entity. I have full power or authority to enter into this subscription agreement in such capacity and on behalf of such corporation, partnership, trust, person or entity;

     (f) By virtue of my own investment acumen and experience or financial advice from my independent advisors (other than a person receiving commissions by reason of my purchase of units), I am capable of evaluating the risks and merits of an investment in the partnership.

     (g) I am buying the units solely for my own account, or for the account of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.

     (h) I acknowledge and agree that counsel representing the partnership, the general partners and their affiliates does not represent me and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing me or any of the limited partners in any respect.

     (i) If I am buying the units in a fiduciary capacity or as a custodian for the account of another person or entity, I have been directed by that person or entity to purchase the unit(s), and such person or entity is aware of my purchase of units on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in the partnership.

     (j) If I have used the services of an advisor in connection with my acquisition of units, I understand that I may, but am not obligated to, authorize the partnership to pay any client fees owing to my advisor based upon the outstanding balance in my capital account and payable from cash distributions payable to me either in the form of cash or units. I further understand and acknowledge that if I elect to have such client fees paid through the partnership I will receive less cash or units, as applicable, from distributions than an investor who does not pay such client fees or does not pay such client fees through the partnership. Further, I understand and acknowledge, that the partnership and the general partners are merely, as an administrative convenience, making such payments of client fees to the advisor, and shall have no liability as a result thereof.

     (k) If I authorize the partnership to pay any client fees pursuant to the terms of the authorization to make payments of client fees (the "authorization") I understand and acknowledge that neither the partnership nor the general partners shall have any liability for disbursement. The undersigned further acknowledges that all cash distributions by the partnership are noncumulative and thus the obligation to pay client fees pursuant to the terms of the authorization is noncumulative. Further, the undersigned understands that the general partners are in no way guaranteeing that there will be sufficient cash flow for cash distributions or that such distribution will be sufficient to make the payments authorized by the authorization. In the event of insufficient cash distributions, the general partners and the partnership shall have no liability to the undersigned or their registered investment advisor.

     By making these representations, the subscriber has not waived any right of action available under applicable federal or state securities laws.

     2. Power of Attorney. The undersigned hereby irrevocably constitutes and appoints the general partners, and each of them, either one acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

     (a) The limited partnership agreement and any amendments thereto or cancellations thereof required under the laws of the State of California;

     (b) Any other instruments, and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the partnership is doing or intends to do business; and

     (c) Any documents which may be required to effect the continuation of the partnership, the admission of an additional or substituted limited partner, or the dissolution and termination of the partnership.

     The power of attorney granted above is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death or incapacity of the undersigned or, if the undersigned is a corporation, partnership, trust or association, the dissolution or termination thereof. The power of attorney shall also survive the delivery of an assignment of units by a limited partner; provided, that where the assignee thereof has been approved by the general partners for admission to the partnership as a substituted limited partner, such power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the general partners to execute, acknowledge, file and record any instrument necessary to effect such substitution.

     3. Acceptance. This subscription agreement will be accepted or rejected by a general partner within thirty (30) days of its receipt by the partnership. Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase the number of units specified herein, for the purchase price of $1 per unit. The general partners will return a countersigned copy of this subscription agreement to accepted subscribers, which copy (together with my canceled check) will be evidence of my purchase of units.

     4. Payment of Subscription Price. The full purchase price for units is $1 per unit, payable in cash concurrently with delivery of this subscription agreement. I understand that my subscription funds will be held by the general partners until my funds are needed by the partnership to fund a mortgage investment or for other proper partnership purposes, and only then will I actually be admitted to the partnership. In the interim, my subscription funds will earn interest at passbook savings accounts rates. If I elect to receive monthly, quarterly or annual cash distributions, then such interest will be returned to me after I am admitted to the partnership. If I elect to allow my share of partnership income to be paid in the form of additional units that will be reinvested by the partnership, then such interest will be invested in the partnership in which case I understand that the number of units I initially subscribed for will be increased accordingly. If I initially elect to receive additional units and reinvest my share of partnership income, I may after three
(3) years change my election and receive monthly, quarterly or annual cash distributions. I understand that if I initially elect to receive monthly, quarterly or annual cash distributions, my election to receive cash distributions is irrevocable. However, I understand that I may change whether I receive such distributions on a monthly, quarterly or annual basis.

     5. THE UNDERSIGNED AGREES TO INDEMNIFY AND HOLD REDWOOD MORTGAGE INVESTORS VIII, A CALIFORNIA LIMITED PARTNERSHIP, AND ITS GENERAL PARTNERS AND OTHER AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, AND DAMAGES, INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS' FEES WHICH SHALL BE PAID AS INCURRED WHICH ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

     6. Signature. The undersigned represents that: (a) I have read the foregoing and that all the information provided by me is accurate and complete; and (b) I will notify the general partners immediately of any material adverse change in any of the information set forth herein which occurs prior to the acceptance of my subscription.

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                        SUBSCRIPTION AGREEMENT

                                               PLEASE READ THIS AGREEMENT BEFORE SIGNING

-------------------------------------------------------------------------------------------------------------------------------

Type Of Ownership: (check one)

      1.   [  ]  SINGLE PERSON (I)                             *12.   [  ]  INDIVIDUAL RETIREMENT ACCOUNT (IRA)
                                                                            (Investor and Trust Custodian must sign)
      2.   [  ]  MARRIED PERSON-SEPARATE PROPERTY (I-2)
                                                               *13.   [  ]  IRA/SEP (SEP)
     *3.   [  ]  COMMUNITY PROPERTY (COM)                                   (Investor and Trust Custodian must sign)


     *4.   [  ]  TENANTS IN COMMON (T)                         *14.   [  ]  ROLLOVER IRA (ROI)
                 (All parties must sign)                                    (Investor and Trust Custodian must sign)

     *5.   [  ]  JOINT TENANTS WITH RIGHTS OF                   15.   [  ]  KEOGH (H.R.10) (K)
                 SURVIVORSHIP (J)                                           (Custodian signature required)
                 (All parties must sign)

      6.   [  ]  CORPORATION (C):                               16.   [  ]  PARTNERSHIP (P)
                 (Authorized party must sign)                               (Authorized Party must sign)

      7.   [  ]  TRUST (TR)                                     17.   [  ]  NON-PROFIT ORGANIZATION (NP)
                 (Trustee signature required)                               (Authorized Party must sign)
                 [  ] Taxable
                                                                18.   [  ]  CUSTODIAN (CU)
      8.   [  ]  PENSION PLAN (PP)                                          (Custodian signature required)
                 (Trustee signature required)
                                                                19.   [  ]  CUSTODIAN/UGMA (UGM)
      9.   [  ]  PROFIT SHARING PLAN (PSP)                                  (Custodian signature required)
                 (Trustee signature required)
                                                                20.   [  ]  OTHER (Explain)
    *10.   [  ]  ROTH IRA (RRA)
                                                                            ----------------------------------------------------
                 (Investor and Trust Custodian must sign)

                                                                            ----------------------------------------------------
    *11.   [  ]  Rollover ROTH IRA (RRI)
                 (Investor and Trust Custodian must sign)
                                                                            ----------------------------------------------------


*  Two or more signatures required. Complete Sections 1 through 6 where applicable.

-------------------------------------------------------------------------------------------------------------------------------

1.  INVESTOR NAME     Type or print your name(s) exactly as it should appear in
    AND ADDRESS       the account records of the partnership. Complete this
                      section for all trusts other than IRA/Keogh or other qualified plans. If IRA/Keogh or qualified plan,
                      Section 2 must also be completed. All checks and correspondence will go to this address unless another address is listed in Sections 2 or 5 below.


                      ----------------------------------------------------------
                      Individual Name


                      ----------------------------------------------------------
                      (Additional Name(s) if held in joint tenancy, community
                       property, tenants-in-common)


                      ----------------------------------------------------------
                      Street Address

                      ------------------------------------- ---------- ---------
                      City                                  State       Zip Code


                      -----------------------         --------------------------
                      Daytime Phone Number                   Home Phone Number


                      -----------------------         --------------------------
                      Taxpayer ID#                    Social Security #

                     A social security number or taxpayer identification number is required for each individual investor. (For IRAs, Keoghs
                     (HR10) and qualified plans, the taxpayer identification number is your plan or account tax or employer identification number. For most individual taxpayers, it is your social security number. NOTE: If the units are to be held in more than one name, only one number will be used and will be that of the first person listed).

2.  TRUST COMPANY    Name of Trust Company,
    REGISTRATION     Custodian or Administrator:

                     -----------------------------------------------------------
                     Please print here the exact name of Trust Company, Custodian or Administrator

                     -----------------------------------------------------------
                     Address

                     --------------------------------- ------------- -----------
                     City                                 State         Zip Code

                     -------------------------------------    ------------------
                     Taxpayer ID#                                 Tax Year End

                     -----------------------------------------------------------

                                    SIGNATURE:

                               (X)  --------------------------------------------
                                    (Trust Company, Custodian or Administrator)

3. INVESTMENT                  Number of units to be purchased
                                                                ----------------
   Minimum subscription is
   2,000 units at $1 per       Amount of payment enclosed
   unit ($2,000), with                                     ---------------------
   additional investments
   of any amount.

                         Make check payable to "Redwood Mortgage Investors VIII"

                         If the investor has elected to compound his share of monthly, quarterly or annual income (see 4 below), then the interest earned on subscription funds until admission to the partnership will be invested in additional units on behalf of the investor; therefore, the actual number of units to be issued to the investor upon admission to the partnership will be increased.

         Check one:  [  ] Initial Investment          [  ] Additional Investment

4. DISTRIBUTIONS         Does the investor wish to have his income compounded
                         and reinvested?

                     [  ] YES                         [  ] NO

                     If "NO", income shall be distributed:

                     [  ] Monthly          [  ] Quarterly          [  ] Annually

                     The election to compound income may only be changed after three (3) years.

5. SPECIAL ADDRESS FOR
   CASH DISTRIBUTIONS     ------------------------------------------------------
   (If the same as in     Name
   2, please disregard)   ------------------------------------------------------
                          Address
                          ------------------------------------------------------
                          City                            State         Zip Code
                          ------------------------------------------------------
                          Account Number

                          If cash distributions are to be sent to a money market or other account at an address other than that listed, please enter that account number and address here. All other communications will be mailed to the investor's registered address of record under Sections 1 or 2, or to the alternate address listed in
                          Section 5 above. In no event will the partnership or its affiliates be responsible for any adverse consequences of direct deposits.

6. SIGNATURES             IN WITNESS WHEREOF, the undersigned has executed below
                          this      day of 20     , at
                              ------         -----    --------------------------

                          Investor's primary residence is in
                                                            --------------------
                       (X)
                          ------------------------------------------------------
                          (Investor Signature and Title)
                       (X)
                          ------------------------------------------------------
                          (Investor Signature and Title)
                       (X)
                          ------------------------------------------------------
                          (Investor Signature and Title)

7.   ADVISOR DATA (To be completed by recommending advisor)

     The undersigned advisor hereby certifies that (i) a copy of the prospectus, as amended and/or supplemented to date, has been delivered to the above investor; and (ii) that the appropriate suitability determination as set forth in the prospectus has been made and that the appropriate records are being maintained.

Advisor:
Last Name First:
                               -------------------------------------------------

Street Address:
                               -------------------------------------------------

City, State, Zip Code:
                               -------------------------------------------------

Broker-Dealer Affiliated?  [  ]YES  [  ]NO  Broker-Dealer Name__________________

     Are you a registered investment advisor ("RIA") under applicable state or federal law? [ ]YES [ ]NO

     The advisor, by signing below, (1) certifies that he has reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs and any other information known by the advisor, that investment in the units is suitable for the investor and that suitability records are being maintained; (2) certifies that if the advisor is affiliated with an NASD firm, that all fees received by him in connection with this transaction will be run through the books and records of the NASD member firm in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules; (3) that he has informed the investor of all pertinent facts relating to the liquidity and marketability of the units; (4) the undersigned agrees and acknowledges that the general partners are relying upon the certification of the undersigned herein with respect to the suitability of the client to purchase limited partnership units in the partnership; (5) that if the undersigned's client has elected to pay client fees from earnings, the undersigned hereby represents and warrants that he is a registered investment advisor under applicable federal and/or state securities laws; (6) that, if applicable, he understands and acknowledges that neither the partnership or the general partners shall have any liability to him with respect to any client fees paid from investors' earnings under the authorization agreement and that the general partners and the partnership in no way guarantee that there will be sufficient cash for distribution to investors and, thus in the case of a signed authorization agreement, sufficient cash for the investor to pay his client fees from earnings; and (7) that, in any dispute between the undersigned and the investor regarding payment of client fees, the partnership and the general partners will respect the wishes of the investor and that the general partners and the partnership will have no liability to the undersigned as a result thereof.

Advisor's Signature
                               -------------------------------------------------

Print or Type Name:
                               -------------------------------------------------

     Please check applicable box. (Only clients of RIAs may elect to have client fees paid, provided such client fees are no more than 2% annually of the RMI VIII assets under management which, for purposes of this subscription agreement is the investor's capital account.):

     [ ] Yes, client fees paid. If client fees are to be paid, a completed authorization to make payments of client fees ("authorization") attached hereto must be completed, signed and returned to the general partners along with this subscription agreement.

     If the investor has elected to receive cash distributions, client fees will be calculated on a monthly basis, based upon the capital account balance of the investor at the end of the month. Such client fees will be paid to the advisor at the same time the investor receives their distributions (either on a monthly, quarterly or annual basis), as set forth in Item 4 above.

     If the Investor has elected to reinvest their earnings in lieu of receiving periodic cash distributions, client fees will be calculated on a monthly basis, based upon the capital account balance of the investor at the end of the month. Such client fees shall be paid to the advisor (please check one):

[  ] Monthly                [  ] Quarterly            [  ] Annually

[  ]  No client fees paid from earnings or distributions

     8. ACCEPTANCE This subscription will not be an effective agreement until it is signed by a general partner of Redwood Mortgage Investors VIII, a California limited partnership

               This subscription accepted
               REDWOOD MORTGAGE INVESTORS VIII, A California Limited Partnership P.O. Box 5096
               Redwood City, California  94063
               (650) 365-5341

                   By:
                     -----------------------------------------------------------

                   (Office Use Only)

                   Account #:
                             ---------------------------------------------------

                   Investor Check Date:
                                       -----------------------------------------

                   Check Amount:
                                ------------------------------------------------

                   Check #:
                           -----------------------------------------------------

                   Entered By:                 Checked By:
                              ---------------               --------------------

                   Date Entered:
                                ------------------------------------------------

--------------------------------------------------------------------------------
                         REDWOOD MORTGAGE INVESTORS VIII
                  AUTHORIZATION TO MAKE PAYMENTS OF CLIENT FEES
    FOR INVESTORS WHO UTILIZE THE SERVICES OF REGISTERED INVESTMENT ADVISORS
--------------------------------------------------------------------------------

     The undersigned limited partner hereby certifies that the undersigned is a limited partner owning units in Redwood Mortgage Investors VIII (the "partnership" or "RMI VIII"). By signing and delivering this authorization to the partnership and the general partners, the undersigned hereby authorizes and directs the partnership to pay to the person or entity set forth below as the payee an estimated annual amount equal to _____% (not more than 2% annually) of the undersigned's capital account ("client fees"). All client fees payable will be calculated on a monthly basis based upon the capital account balance of the investor at the end of the month. If the investor elected to receive periodic cash distributions, such client fees will be paid at the same time the investor receives distributions, either monthly, quarterly or annually. If the investor has elected to reinvest earnings in lieu of receiving periodic cash distributions, such client fees shall be paid to the advisor on either a monthly, quarterly or annual basis as determined by the investor in the completed subscription agreement. The capital accounts of the limited partners who elect to pay client fees through the partnership will be less than the capital accounts of limited partners who do not pay client fees or who do pay client fees through the partnership.

     The undersigned acknowledges and agrees that neither the partnership nor the general partners shall have any liability for disbursements made pursuant to this authorization. The undersigned acknowledges that all periodic cash distributions by the partnership are non-cumulative. Further, the undersigned acknowledges that the general partners are in no way guaranteeing that there will be sufficient cash flow for periodic cash distributions or that such distributions will be sufficient to make the payments authorized by this agreement. In the event of insufficient earnings, the partnership and the general partners shall have no liability to the undersigned or the payee. The undersigned further acknowledges and agrees that the partnership is authorized to comply with this request unless and until this authorization is expressly revoked in writing and terminated by the undersigned limited partner. Any revocation of this authorization shall be effective the quarter after the quarter in which it is received by the partnership.

PAYEE (1)                              LIMITED PARTNER
Please designate whether Advisor or
Broker/Dealer Firm


-----------------------------------    -----------------------------------------
Name of Payee - Please Print           Name of Limited Partner - Please Print

-----------------------------------    -----------------------------------------
Authorized Signature of Payee          Signature of Limited Partner (or Trustee)

-----------------------------------    -----------------------------------------
Firm Name                              Signature of Joint Owner (if applicable)

-----------------------------------    -----------------------------------------
Street Address                         Date of Admission


------------------------------------------------------------
City,                      State,           Zip Code

     Limited partners in RMI VIII (the "partnership") who utilized the services of an advisor may authorize the direct payment by the partnership of a portion of the earnings otherwise distributable to them or otherwise used to acquire additional units by executing this authorization and delivering it to the partnership. Execution of the authorization is at the option of the limited partner and is not required in connection with an investment in the partnership. This authorization is not intended to describe an investment in the partnership or to be used as sales material or in any other manner in connection with the offer or sale of units in the partnership. An offer to sell units of the partnership may only be made by the prospectus. This document is not authorized to be used in any way in connection with the offer or sale of units in the partnership, and unauthorized use of this document is strictly prohibited and may constitute a violation of federal and state securities laws.

        PLEASE INCLUDE DOCUMENT WITH THE COMPLETED SUBSCRIPTION AGREEMENT
[FN]
     If the advisor is affiliated with an NASD broker-dealer firm, all fees received by him in connection with this transaction will be run through the books and records of the NASD member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules.

                  SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
                         COMMISSIONER'S RULE 260.141.11
                       260.141.11 Restriction on Transfer

     (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest

     (1) to the issuer;

     (2) pursuant to the order or process of any court;

     (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

     (4) to the transferor's ancestors, descendants or spouse or any custodian or trustee for the account of the

     (5) to the holders of securities of the same class of the same issuer;

     (6) by way of gift or donation inter vivos or on death;

     (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a

     (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an

     (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of

     (10) by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

     (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

     (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of
Section 25148 is in effect with respect to such qualification;

     (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

     (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

     (15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

     (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. Other Expenses of Issuance and Distribution.

     The expenses payable in connection with the issuance and distribution of the securities being registered are estimated on the maximum offering amount of $30,000,000 to be as follows:

                                                                   Maximum of
                                                                  $ 30,000,000
                                                           ---------------------

SEC Registration Fee                                                  $10,341.81
NASD Registration Fee                                                   3,500.00
California Registration Fee                                             2,500.00
Printing and Engraving Expenses                                       100,000.00
Accounting Fees and Expenses                                           40,000.00
Legal Fees and Expenses                                               200,000.00
Other Blue Sky Filing Fees and Expenses                                20,000.00
Postage                                                                60,000.00
Advertising and Sales                                                    100,000
Sales Literature                                                         120,000
Due Diligence                                                            150,000
Sales Seminars                                                           225,000
Miscellaneous                                                             75,000
                                                           ---------------------

   Total                                                           $1,106,341.81
                                                           =====================


ITEM 31              Sales to Special Parties.

                     Inapplicable

ITEM 32.             Recent Sales of Unregistered Securities.

                     None

ITEM 33              Indemnification of Directors and Officers

     Section 3.16 of the Limited Partnership Agreement provides that the General Partners and their Affiliates shall be indemnified by the Partnership for liability and related expenses (including attorneys fees) incurred in dealing with third parties, excluding matters arising under the Securities Act of 1933, as amended, provided the General Partners or their Affiliates acted in good faith, and provided that the conduct did not constitute gross negligence or gross misconduct.

ITEM 34.             Treatment of Proceeds from Stock Being Registered

                     Inapplicable.

ITEM 35.             Financial Statements and Exhibits.

 (a)         Financial Statements Included in the Prospectus:

1.           Redwood Mortgage Investors VIII:
                     Report of Independent Public Accountant
                     Balance Sheet at December 31, 1998 and 1997 (audited)

2.           Gymno Corporation:
                     Report of Independent Public Accountant
                     Balance Sheet at September 30, 1999 (unaudited), and December 31, 1998 and 1997 (audited)

3.           Redwood Mortgage Corp.:
                     Report of Independent Public Accountant
                     Balance Sheet at December 31, 1999 and 1998 (audited)

(b)          Exhibits:

Exhibit Number

      1.1     Form of Participating Dealer Agreement (2)
      3.1     Limited Partnership Agreement (2)
      3.2     Form of Certificate of Limited Partnership Interest (1)
*     3.3     Certificate of Limited Partnership

      5.1 Opinion of Counsel as to the Legality of the Securities Being Registered (1)
      5.2     Opinion of Counsel as to ERISA Matters (1)

      8.1     Opinion of Counsel on Certain Tax Matters (1)

      10.2    Loan Servicing Agreement (1)

      10.3    (a)  Form of Note secured by Deed of Trust for Construction Loans which provides for principal and interest payments (1)

              (b) Form of Note secured by Deed of Trust for Commercial Loans which provides for interest only payments (1)

              (c) Form of Note secured by Deed of Trust for Commercial Loans which provides for principal and interest

              (d) Form of Note secured by Deed of Trust for Residential Loans which provides for interest only payments (1)

              (e) Form of Note secured by Deed of Trust for Residential Loans which provides for interest and principal

      10.4    (a)  Construction Deed of Trust,  Assignment of Leases and Rents,
                   Security  Agreement and Fixture  Filing to

              (b) Deed of Trust, Assignment of Leases and Rents, and Security Agreement and Fixture Filing to accompany

              (c) Deed of Trust, Assignment of Leases and Rents, and Security Agreement and Fixture Filing to accompany

      10.6         Agreement to Seek a Lender (1)

      24.2         Consent of the Law Offices Landels, Ripley & Diamond, LLP

      24.3         Consent of Parodi & Cropper

      24.4         Consent of Caporicci, Cropper & Larson, LLP

     * Filed under Form SE (1) These exhibits were previously contained in Registrant's Registration Statement filed on Form S-11 with the Commission on September 30, 1996, and are incorporated by reference herein. (2) These exhibits were previously contained in Registrant's Post Effective Amendment No. 1 to the Registration Statement filed on Form S-11 with the Commission on December 4, 1996 and are incorporated by reference herein.

ITEM 36.             Undertaking.

                  THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

     1. To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. That each such post-effective amendment will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendment is filed.

     4. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the terminating of the offering.

     5. To provide the Underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     6. To send to each limited partner at least on an annual basis a detailed statement of any transactions with the general partners or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the general partners or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     7. To provide to the limited partners the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

     8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication for such issue.

     The General Partners also undertake to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of ten percent (10%) or more (cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Limited Partners at least once each quarter after the distribution period of the offering has ended.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post-effective amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Redwood City, State of California, on February 28, 2000.

                                  REDWOOD MORTGAGE INVESTORS VIII
                                  A California Limited Partnership


                                  By:/s/D. Russell Burwell
                                  D. Russell Burwell, General Partner



                                  By:/s/Michael R. Burwell
                                  Michael R. Burwell, General Partner



                                  By: GYMNO CORPORATION
                                  General Partner




                                  By:/s/D. Russell Burwell
                                  D. Russell Burwell, General Partner




                                  By:/s/Michael R. Burwell
                                  Michael R. Burwell, General Partner


                                  By: REDWOOD MORTGAGE CORP.
                                  General Partner




                                  By:/s/D. Russell Burwell
                                  D. Russell Burwell, General Partner



                                  By:/s/Michael R. Burwell
                                  Michael R. Burwell, General Partner

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Registration Statement has been signed by the following persons in the capacities and on the dates indicated


Signature                       Title                                  Date

                          President of Gymno Corporation
                          (Principal Executive Officer);
                          Director of Gymno Corporation
                          President of Redwood Mortgage Corp.
/s/D. Russell Burwell
_____________________                                 __________________________
D. Russell Burwell                                                April 28, 2000

                          Secretary/Treasurer of Gymno
                          Corporation (Principal Financial
                          and Accounting Officer); Director
                          of Gymno Corporation;
                          Secretary/Treasurer of Redwood
                          Mortage Corp.
/s/Michael R. Burwell
_____________________                                  _________________________
Michael R. Burwell                                                April 28, 2000




/s/D. Russell Burwell                                 __________________________
_____________________     General Partner                         April 28, 2000
D. Russell Burwell

/s/Michael R. Burwell
_____________________     General Partner              _________________________
Michael R. Burwell                                                April 28, 2000

                                INDEX TO EXHIBITS
                                       to
                          POST EFFECTIVE AMENDMENT #10

EXHIBITS

24.2     Consent of Counsel, McCutchen, Doyle, Brown & Enersen, LLP

24.3     Consent of Independent Auditors, Parodi & Cropper, LLP

24.4     Consent of Independent Auditors, Caporicci, Cropper & Larson, LLP

                                  Exhibit 24.2

                               CONSENT OF COUNSEL

TO REDWOOD MORTGAGE INVESTORS VIII

         We hereby consent to the use in the Registration Statement on Form S-11, and any amendments or supplements of our form of opinions in respect to certain tax and ERISA matters and legality as to the issuance of securities, and to any reference to our firm included in or made part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the Rules and Regulations promulgated thereunder.

/s/ McCutchen, Doyle, Brown & Enersen, LLP

-----------------------------
McCutchen, Doyle, Brown & Enersen, LLP

San Francisco, California
April 28, 2000

                                  Exhibit 24.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO REDWOOD MORTGAGE INVESTORS VIII

         We hereby consent to the use of our reports accompanying the balance sheets of the general partner, GYMNO Corporation and the financial statements of the partnership, Redwood Mortgage Investors VIII, in this prospectus, and any supplements thereto, and Registration Statement filed on Form S-11 for Redwood Mortgage Investors VIII. We also consent to the reference to our firm under the reference "experts" in the prospectus.

/s/Parodi & Cropper

--------------------------------
Parodi & Cropper

(Predecessor firm of Caporicci, Cropper & Larson)
April 28, 2000

                                  Exhibit 24.4

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO REDWOOD MORTGAGE INVESTORS VIII

         We hereby consent to the use of our reports accompanying the balance sheets of the general partner, GYMNO Corporation and the financial statements of the partnership, Redwood Mortgage Investors VIII, in this supplement and Registration Statement filed on Form S-11 for Redwood Mortgage Investors VIII. We also consent to the reference to our firm under the reference "experts" in the prospectus.

/s/ Caporicci, Cropper & Larson, LLP

--------------------------------
Caporicci, Cropper & Larson
April 28, 2000